As filed with the U.S. Securities and Exchange Commission on April 21, 2026

Registration No. 333-292928

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 5
to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILVER BOW MINING CORP.

(Exact name of Registrant as specified in its charter)

British Columbia	1000	98-1858068
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Silver Bow Mining Corp.

1401 Idaho Street

Butte Montana 59701

(406) 718-7593

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

(202) 572-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason K. Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, Colorado 80202 (303) 352-1133	Mark D. Wood, Esq. Elizabeth C. McNichol, Esq. Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, IL 60661-3693 (312) 902-5493

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected to opt out of the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 21, 2026

PRELIMINARY PROSPECTUS

4,347,828 Common Shares

This is the initial public offering of the common shares of Silver Bow Mining Corp (the “Company”, “we”, “us”, “our” or “Silver Bow Mining”). We are offering 4,347,828 common shares (the “common shares”) based on an assumed offering price of $11.50 per common share, being the midpoint of the estimated price range, and an assumed total initial public offering of $50,000,022.

Prior to this offering, there has been no public market for our common shares. It is currently estimated that the initial public offering price for our common shares will be between $10 and $13 per share. We have applied to list our common shares on the NYSE American LLC (“NYSE American”). We anticipate that our common shares will be trading on the NYSE American; however, there can be no assurance that such an application for trading will be approved. If we do not meet all of the NYSE American’s initial listing criteria or our application for listing is not otherwise accepted, we will not complete this offering. The offering price may not reflect the market price of our common shares after this offering. Our common shares are not listed or quoted for trading on any exchange or over the counter market.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Implications of Being an Emerging Growth Company” in this prospectus.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page 13 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per common share	Total
Initial public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1)

The underwriters and other broker-dealers will receive compensation for sales of the securities offered hereby at a fixed commission rate consisting of a cash fee equal to 7% of the total gross proceeds of the offering. See “Underwriting” in this prospectus for additional information regarding total underwriter compensation.

This offering is being conducted by Cantor Fitzgerald & Co. (the “representative”), a registered broker-dealer and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), as representative of the underwriters named in the underwriting agreement, including (collectively with the Representative, the “underwriters”). To the extent that the underwriters sell more than 4,347,828 common shares, the underwriters have the option exercisable by the Representative to purchase up to an additional 652,174 shares from us at the initial price to the public per common share, less the underwriting discount, to cover over-allotments, for 30 days after the date of this prospectus. None of the common shares offered are being sold by present security holders of Silver Bow Mining.

In connection with the filing and qualification of the registration statement of Silver Bow Mining on Form S-1 of which this prospectus is a part with the Commission, we are filing a preliminary prospectus (the “Canadian Prospectus”) with the securities regulatory authorities in the provinces of British Columbia and Ontario (the “Canadian Jurisdictions”), for the purposes of qualifying this offering in Canada.

The underwriters expect to deliver the common shares to purchasers on or about          , 2026

Cantor	Research Capital USA Inc.
Joint Bookrunner	Joint Bookrunner

Joseph Gunnar & CO, LLC	Roth Capital Partners	R.F. Lafferty & Co., Inc.

Prospectus dated    , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). You should rely only on the information contained in this prospectus or contained in any prospectus supplement or free writing prospectus filed with the SEC. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus.

This registration statement contains additional pages to be used in connection with the offering of securities in Canada, which we refer to as the “Canadian Prospectus.” The Canadian Prospectus includes this entire prospectus and the pages appearing after this prospectus marked as page C-i through C-27, including a “Certificate of the Company” and a “Certificate of the Canadian Underwriters.” Each of the additional pages for the Canadian Prospectus included herein is labeled “Additional Page for Canadian Prospectus.”

For investors outside the United States and Canada: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States and Canada. Persons outside the United States and Canada who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus outside the United States and Canada.

We are Silver Bow Mining Corp., formerly known as Blackjack Silver Corp., a corporation continued under the Business Corporation Act (British Columbia) (the “BCBCA”), which together with our subsidiaries we refer to as “Silver Bow Mining,” the “Company”, “we”, “our”, or “us”.

Unless otherwise specified, all dollar amounts are expressed in United States dollars. All references to “$” refer to United States dollars. All references to “C$” refer to Canadian dollars. All references to “common shares” and “shares” refer to the common shares in our capital stock, unless otherwise indicated.

Silver Bow Mining Corp., the Silver Bow Mining logo and other trademarks or service marks of Silver Bow Mining appearing in this prospectus are the property of Silver Bow Mining or its subsidiaries. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

GLOSSARY OF MINING TERMS

S-K 1300 Definitions

Development Stage Issuer	A “development stage issuer” is an issuer that is engaged in the preparation of mineral reserves for extraction on at least one material property.
Development Stage Property	A “development stage property” is a property that has mineral reserves disclosed, pursuant to this subpart, but no material extraction.
Exploration Stage Issuer	An “exploration stage issuer” is an issuer that has no material property with mineral reserves disclosed.
Exploration Stage Property	An “exploration stage property” is a property that has no mineral reserves disclosed.
Indicated Mineral Resource	An “indicated mineral resource” is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an indicated mineral resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an indicated mineral resource has a lower level of confidence than the level of confidence of a measured mineral resource, an indicated mineral resource may only be converted to a probable mineral reserve
Inferred Mineral Resource	An “inferred mineral resource” is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an inferred mineral resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an inferred mineral resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a mineral reserve.
Measured Mineral Resource	A “measured mineral resource” is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a measured mineral resource is sufficient to allow a qualified person to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a measured mineral resource has a higher level of confidence than the level of confidence of either an indicated mineral resource or an inferred mineral resource, a measured mineral resource may be converted to a proven mineral reserve or to a probable mineral reserve.
Mineral Reserve	A “mineral reserve” is an estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted.
Mineral Resource

A “mineral resource” is a concentration or occurrence of material of economic interest in or on the Earth’s crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A mineral resource is a reasonable estimate of mineralization, taking into account relevant factors such as cut-off grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled.

Modifying Factors

Modifying factors are the factors that a qualified person must apply to indicated and measured mineral resources and then evaluate in order to establish the economic viability of mineral reserves. A qualified person must apply and evaluate modifying factors to convert measured and indicated mineral resources to proven and probable mineral reserves. These factors include, but are not restricted to: Mining; processing; metallurgical; infrastructure; economic; marketing; legal; environmental compliance; environmental remediation, plans, negotiations, or agreements with local individuals or groups; and governmental factors. The number, type and specific characteristics of the modifying factors applied will necessarily be a function of and depend upon the mineral, mine, property, or project.

Probable Mineral Reserve	A “probable mineral reserve” is the economically mineable part of an indicated and, in some cases, a measured mineral resource.

Production Stage Issuer	A “production stage issuer” is an issuer that is engaged in material extraction of mineral reserves on at least one material property.

Production Stage Property	A “production stage property” is a property with material extraction of mineral reserves.

Proven Mineral Reserve	A “proven mineral reserve” is the economically mineable part of a measured mineral resource and can only result from conversion of a measured mineral resource.

ABBREVIATIONS

Abbreviation	Definition
Ag	Silver
Ag-Eq	Silver Equivalent
Ag_opt	Silver ounces per ton
Au	Gold
Au_opt	Gold ounces per ton
BQM	Butte Quartz Monzonite
BSB	consolidated city-county government of Butte-Silver Bow County
C$	Canadian Dollar
CERCLA	Comprehensive Environmental Response, Compensation and Liability Act
Cu	Copper
DEQ	State of Montana Department of Environmental Quality
ft	feet
IVD2	Inverse Distance Squared
LLP	Limited Liability Partnership
NN	Nearest Neighbor
NSR	Net Smelter Return Royalty
OK	Ordinary Kriging
opt	ounce per ton
Pb	Lead
Pb_pct	Lead pounds per conventional ton
RQD	Rock Quality designation
tonne	Metric tonne
Zn	Zinc
Zn_pct	Zinc pounds per conventional ton

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including our financial statements and related notes, before investing in our securities. If any of the following risks materialize, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the price of our securities could decline, and you could lose part or all of your investment.

The information presented in this prospectus assumes (i) an initial public offering price of $11.50 per share, being the midpoint the estimated price range on the cover page of this prospectus and (ii) unless otherwise indicated, that the underwriters do not exercise their option to purchase additional common shares.

Our Company

Business Overview

We were incorporated under the name Blackjack Silver Corp. pursuant to the Business Corporations Act (Ontario) on August 31, 2020. We changed our name to Silver Bow Mining Corp. pursuant to a certificate of amendment effective February 18, 2025. On May 27, 2025, we continued into British Columbia under the provisions of the BCBCA. We are domiciled in British Columbia, Canada and maintain a head office in Butte, Montana. We have no maximum authorized share capital and no par value.

We are a minerals exploration company focused on silver, zinc, gold, lead, and copper targets in Montana. We own approximately 4,193 acres in patented mineral claims in Silver Bow County, Montana, USA. Our primary mineral claim property is called the “Rainbow Block”, which is composed of approximately 878 acres of mineral rights, benefiting from over 100 years of exploration, mining, and metallurgical data. In addition to the Rainbow Block, we have approximately 3,315 acres of mineral rights in Silver Bow County, represented by the Marget Ann Block, the Goldsmith Block, the Great Republic Block, the Travona Block, and the Emma Block.

This is our initial public offering, and no public market currently exists for our common shares. The offering price may not reflect the market price of our stock after this offering. Our common shares are not listed for trading on any exchange or automated quotation system.

We are an exploration stage company, with no history of operations, mining or refining mineral products. There is no assurance that the Rainbow Block will be successfully placed into production, produce minerals in commercial quantities or otherwise generate operating earnings. Our business plan is to continue exploration of the Rainbow Block to move towards completion of a feasibility study, at which point we will make a production determination, if economically and legally viable.

We have submitted an application for listing of our common shares for trading on the NYSE American. We anticipate that our common shares will be traded on the NYSE American; however, there can be no assurance that such an application for trading will be approved. If we do not meet all of the NYSE American’s initial listing criteria or our application for listing is not otherwise accepted, we will not complete this offering.

For further information about us, see “Business” and “Description of Property” in this prospectus.

Contact Information

Our principal executive offices are located at 1401 Idaho Street, Butte, Montana 59701 and our telephone number is (406) 718-7593. Our website is www.silverbowmining.com. The information on our website is not incorporated by reference into this prospectus.

Organizational Structure

We have 4 wholly-owned subsidiaries, SBM Montana LLC (a Delaware limited liability company), SBM Properties LLC (a Montana limited liability company), Ferry Lane Limited (a British Virgin Islands company) and Ferry Lane Management LLC (a Wyoming limited liability company).

The Rainbow Block Property

The Rainbow Block is situated in the historical Butte Mining District (officially known as the Summit Valley Mining District but referred to herein as the Butte Mining District) in Silver Bow County, Montana, USA, in an area characterized by its distinctive topographic setting along the Continental Divide. Strategically located in the northern part of Butte and encompassing portions of Walkerville, the property lies within a region renowned for its rich mining heritage. The historic Alice Pit occupies the north-central portion of the property, while the Berkeley Pit lies directly southeast of the block. Montana Resources LLP operates the active Continental Pit approximately 1.5 miles east of the Rainbow Block, currently producing copper and molybdenum concentrates.

The property comprising the Rainbow Block encompasses 129 patented mining claims totaling approximately 878 acres, located within Sections 6 and 7, Township 3N, Range 7W, and Sections 1, 11 and 12, Township 3N, Range 8W. We control approximately 215 acres of surface rights within the property boundaries, with the remaining surface rights held by various third parties. These patented claims provide secure, perpetual ownership of the mineral rights without annual maintenance requirements typically associated with unpatented claims. Certain of the mineral rights not material to the mineral resource estimate or the Company’s planned exploration have fractional ownership interests which are held by third parties.

The Rainbow Block spans a significant elevation range across three distinct topographic zones. Lower Butte, known locally as “the Flats,” is located within Summit Valley at approximately 5,500 ft above sea level. Upper Butte, commonly called “Uptown,” is situated at approximately 5,700 ft above sea level. The Rainbow Block itself extends upward to elevations of approximately 6,400 ft above sea level.

The mineral rights to the Rainbow Block are held primarily through Ferry Lane Limited, a wholly-owned subsidiary of ours, with some mineral rights being held through SBM Properties LLC.

We own approximately 215 acres of private surface lands in the Rainbow Block which may be utilized for development of the Rainbow Block. A majority of the Rainbow Block surface rights are owned by third parties, but most of these surface rights are not over the identified Mineral Resource and our management believes that the surface rights held by third parties are not important to the exploration or development of the Rainbow Block’s identified Mineral Resource. Only several small portions of the surface rights over the Mineral Resource are held in part by a third party.  We are in the process of identifying the ownership of these parcels for the purpose of acquiring additional private surface land within the claim block.

The Rainbow Block is classified as an exploration stage property under S-K 1300. In 2024, we commissioned an independent technical report for the Rainbow Block to determine a mineral resource estimate covering 42 distinct veins identified to date. The report was prepared pursuant to S-K 1300 and is entitled “Technical Report Summary, Rainbow Block, Butte Mining District, Silver Bow County, Montana, USA” with an effective date of December 31, 2024 and an issue date of May 27, 2025, updated February 3, 2026 (the “Rainbow Block Technical Report”). This assessment, completed by Dahrouge Geological Consulting in compliance with S-K 1300, established an initial Inferred Mineral Resource of 11.48 million tons grading 14.8 opt (507.4 grams / tonne) Ag-Eq, containing metal of 170.0 million ounces Ag-Eq. The property does not currently contain any Measured or Indicated Mineral Resources or any Mineral Reserves as defined by S-K 1300.

For a discussion of the Rainbow Block’s geology, mineralization, exploration history, and mineral resource estimate, see “Description of Property” in this prospectus.

Recent Developments

The Great Republic Block was acquired by the Company on January 23, 2026 through a contract for deed. The acquisition is contiguous with the Goldsmith Block and represents approximately 805 acres of surface lands and approximately 846 acres of mineral rights. The contract for deed features a total purchase price of $4,500,000 at 3% annual interest, structured as an initial $500,000 down payment upon execution, followed by three annual $500,000 installments plus accrued interest in January 2027, 2028, and 2029, and concluding with a balloon payment of the remaining balance plus interest by January 23, 2030. There is no royalty obligation burdening the Great Republic Block. The Company does not consider the Great Republic Block to be a material property.

Additional Information

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, the common shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this document, regardless of the time of delivery of this prospectus or any sale of the common shares. Our business, financial condition, results of operations, and prospects may have changed since the date hereof.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

●	exemption from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We elected to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We may take advantage of these exemptions for up to five years. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), as amended, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Implications of Being a Smaller Reporting Company

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of our most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of our voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act, or the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, for shares of our common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated initial public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under the previous two bullet points was zero or less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

We believe that we are a smaller reporting company, and as such that we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies. These “scaled” disclosure requirements may make our securities less attractive to potential investors, which could make it more difficult for our security holders to sell their securities.

Reverse Stock Split

On January 16, 2026, we completed a reverse stock split of our common shares with a stock split ratio of 1-for-10 (“Reverse Stock Split”). The Reverse Stock Split is intended to allow us to meet the minimum share price requirement of the NYSE American.

Except otherwise indicated, all references to our common shares, share data, per share data and related information depict the effect of the Reverse Stock Split as if it had occurred at the beginning of the earliest period presented. The Reverse Stock Split combined each ten shares of our outstanding common shares into one common share, without any change in the par value per share which will remain no par value, and the Reverse Stock Split correspondingly adjusted, among other things, the number of common shares issuable upon exercise of outstanding options, restricted stock units and warrants and the exercise price of such options, restricted stock units and warrants and shares issuable upon conversion of preferred stock and other convertible securities. No fractional shares will be issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole share.

Summary Risk Factors

We and our business are subject to material risks, which could cause actual results, performance and achievements to differ materially from those anticipated. See the risk factors set forth in the section entitled “Risk Factors” in this prospectus. These risks can be summarized as follows:

Risks Related to our Company

●	Our reliance on a single material property presents development risks that could adversely affect our financial condition.
●	We have no history of mineral production and there can be no guarantee we will achieve mineral production.
●	We are an early stage exploration company which presents additional risks to our success.
●	Our properties are in the exploration stage and there can be no assurance that our mineral properties will result in reserves.
●	As an emerging growth company, our auditor is not required to attest to the effectiveness of our internal controls.
●	We expect that we will be considered a smaller reporting company under the Exchange Act and will be exempt from certain disclosure requirements, which could make our common shares less attractive to potential investors.
●	We believe that we may be a “passive foreign investment company” for the current taxable year which may result in materially adverse United States federal income tax consequences for United States investors.
●	A limited number of our stockholders own a large percentage of our common shares and exercise control over us.
●	We do not currently insure against all the risks and hazards of mineral exploration, development and mining operations.
●	We may enter into joint ventures and partnerships which will expose us to risks related to third-party performance under these agreements.
●	We are subject to risks regarding completing and integrating acquisitions that could adversely affect our business.
●	We are reliant on certain key personnel, the loss of which could have a negative impact on our operations.
●	Certain of our directors and officers may have conflicts of interest due to affiliations with other companies involved in natural resource exploration.
●	We may experience difficulty attracting and retaining qualified management to meet the needs of our anticipated growth, and the failure to manage our growth effectively could have a material adverse effect on our business and financial condition.
●	We are exposed to certain potential risks related to our use of Artificial Intelligence in analyzing and prioritizing our extensive historical archive of drilling and exploration results.

Risks Related to the Mining Industry

●	Mining operations generally involve a high degree of risk and there is no certainty that the expenditures to be made by us towards the exploration and evaluation of silver or other minerals will result in discoveries or production of commercial quantities of silver or other minerals.
●	Equipment failures, natural disasters, severe weather, terrorist acts, acts of war, cyber-attacks or other breaches of network systems or security that affect computer systems within our network could lead to disruptions in our business functions.
●

We do not currently insure that we have good, marketable title to our properties. There are uncertainties as to title matters in the mining industry and any defects in title could cause us to lose rights in our mineral properties and jeopardize our business operations.

●	Title on mineral properties and mining rights involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyance history of many mining properties.
●	We currently have limited surface rights at the Rainbow Block. We will need to acquire additional surface rights in the future to develop and mine the project.

●	The title to our mineral property interests may be challenged.

●	Natural resource properties are largely contractual in nature and there may be instances where we would be forced to take legal action to enforce our contractual rights.
●	The estimation of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.
●	Our business is subject to a number of risks and such occurrences may result in damage to mineral properties or production facilities.

●	Our operations rely on adequate infrastructure and without reliable infrastructure, our capital and operating costs may be affected.

●	We have and may incur additional remediation obligations that could negatively impact our cash flows and results of operations.

Risks Related to our Financial Condition and our Common Shares

●	We have a limited operating history on which to base an evaluation of our business and prospects.
●	We have no operating cash flow, a history of losses and there can be no assurance we will ever achieve profitability.
●	We will require significant additional capital to fund our business plan.
●	Increased costs could affect our financial condition.
●	Investors in this offering will experience immediate and substantial dilution of their investment as a result of this offering.
●	Fluctuations in the price of our common shares.
●	The price of our common shares is likely to be significantly affected by short-term changes in mineral prices or in financial condition or results of operations as reflected in our quarterly earnings reports.
●	No dividends on the common shares have been paid by us to date and there can be no guarantee dividends will be paid in the future.
●	We may choose to raise capital through acquisitions or equity, resulting in dilution to existing shareholders.
●	If we raise additional funds by issuing additional equity securities, such financing may substantially dilute the interests of existing shareholders.

The foregoing is a summary of significant risk factors that we think could cause our actual results to differ materially from expected results. However, there could be additional risk factors besides those listed herein that also could affect us in an adverse manner. You should read the risk factors set forth in the section entitled “Risk Factors” beginning on page 15 of this prospectus.

The Offering

Common Shares offered by us	4,347,828 common shares, based on an assumed public offering price of $11.50 per common share being the midpoint of the estimated price range on the cover page of this prospectus and an assumed initial public offering of $50,000,022.

Common Shares to be outstanding after this offering	28,666,328 common shares (29,318,502 if the underwriters exercise their option to purchase additional shares in full).

Option to purchase additional common shares	We have granted the underwriters the right to purchase up to 652,174 additional common shares to be sold in the offering within 30 days after the closing of the offering.

Use of proceeds

We estimate that the net proceeds to us from the sale of shares of our common shares in this offering will be approximately $45.5 million, assuming an initial offering of 4,347,828 and an initial public offering price of $11.50 per share being the midpoint of the estimated range as set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to fund surface exploration drilling, underground rehabilitation and exploration tunnels, underground drilling, metallurgical test work, environmental baseline studies, NYSE listing fees, salaries, professional fees and general corporate and working capital purposes. See “Use of Proceeds”.

Dividend Policy	We have paid no dividends on the common shares to date and we do not expect to pay dividends on our common shares in the foreseeable future.

Listed and trading symbol	Our common shares are not listed or quoted for trading on any exchange or over the counter market. We have submitted an application for listing of the common shares on the NYSE American. We anticipate that our common shares will be accepted for trading on the NYSE American; however, there can be no assurance that such an application for listing will be approved. If we do not meet all of the NYSE American's initial listing criteria or our application for listing is not otherwise accepted, we will not complete this offering.

Risk Factors

Investment in our securities involves substantial risks. You should read this prospectus carefully, including the section entitled “Risk Factors” and the financial statements and the related notes to those statements included in this prospectus, before investing in our common shares.

Tax Considerations	Please read “Material Federal Income Tax Considerations”.

Underwriter’s Commission

The underwriters and other broker-dealers will receive compensation for sales of the securities offered hereby at a fixed commission rate consisting of a cash fee equal to 7% of the total gross proceeds of the offering. See “Underwriting” in this prospectus.

The number of common shares to be outstanding after this offering is based on an aggregate of 24,318,500 common shares outstanding as of March 31, 2026. The disclosure above does not include:

●	171,228 common shares issuable upon exercise of outstanding warrants at an average weighted exercise price of $4.77 per common share;

●	1,607,500 common shares issuable upon exercise of outstanding options, at a weighted average exercise price of $3.11 per share, of which 1,550,834 shares were vested;

●	143,428 common shares issuable upon settlement of outstanding restricted stock units;

●	1,400,000 common shares issuable upon exercise of an outstanding performance warrant at $3.10 per share; and

●

680,922 common shares reserved for future issuance under our stock option plan, plus any future increases in the number of common shares reserved for issuance under our stock option plan pursuant to evergreen provisions.

Except as otherwise indicated herein, all information in this prospectus, including the number of common shares that will be outstanding after this offering does not include the exercise of the underwriters’ option to purchase additional common shares.

SUMMARY OF CONSOLIDATED FINANCIAL DATA

The following tables set forth a summary of our historical audited consolidated financial data as of and for the fiscal years ended December 31, 2025 and 2024. The historical summary consolidated financial data set forth in the following tables has been derived from our consolidated financial statements included elsewhere in this prospectus. You should read this data together with Silver Bow Mining’s consolidated financial statements and the related notes appearing elsewhere in this prospectus and the information included under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Silver Bow Mining’s historical results are not necessarily indicative of our future results.

Condensed Consolidated Statements of Operations:

(expressed in United States Dollars)

	Year ended December 31,
	2025	2024
Operating loss	10,330,074	5,106,662

Net loss	10,373,939	4,808,639
Net loss per share, basic and diluted	$1.45	$0.33
Deemed dividend on warrant modification	14,261,015	—
Net loss attributable to common stockholders	24,634,954	—

Weighted average shares, basic and diluted	17,004,250	14,477,637

Selected Consolidated Balance Sheet Data

(expressed in United States Dollars)

	December 31,
	2025	2024
Cash and cash equivalents	$10,554,948	$255,630
Total current assets	$10,982,519	$419,887
Total assets	$49,723,155	$38,573,865
Current liabilities	$1,512,225	$4,683,555
Total liabilities	$1,734,918	$5,264,999
Total stockholders’ equity	$47,988,237	$33,308,866
Total liabilities and stockholder’s equity	$49,723,155	$38,573,865

RISK FACTORS

Investing in our common shares involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this prospectus, including the consolidated financial statements and the related notes, before making a decision to buy our common shares. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common shares could decline, and you may lose all or part of your investment.

Risks Related to Our Financial Condition

We have a limited operating history on which to base an evaluation of our business and prospects.

We are an exploration stage company and have no history of revenue producing operations, mining or refining mineral products. We are subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and lack of revenues. There is no assurance that we will be successful in achieving a return on an investment for investors in the common shares and our likelihood of success must be considered in light of our early stage of operations.

There can be no assurance that the Rainbow Block or any other property will be successfully placed into production, produce minerals in commercial quantities or otherwise generate operating earnings. Advancing projects from the exploration stage into development and commercial production requires significant capital and time and will be subject to the successful completion of further technical studies, acquiring required surface rights, permitting requirements and the construction of mines, processing plants, roads and related works and infrastructure. We will continue to incur losses until mining-related operations successfully reach commercial production levels and generate sufficient revenue to fund continuing operations.

We have no operating cash flow, a history of losses and there can be no assurance we will ever achieve profitability.

We have no operating cash flow and a history of losses, and we anticipate having no operating cash flow until one of our contemplated projects comes into production, which may or may not occur. For the financial year ended December 31, 2025, we had a negative operating cash flow of $4,690,492. We have no source of operating cash flow and there can be no assurance that we will ever achieve revenue or profitability. Accordingly, we are dependent on third party financing to continue exploration activities on our properties, maintain capacity and satisfy contractual obligations. The amount and timing of expenditures will depend on a number of factors, including in material part the progress of ongoing exploration, acquisition of necessary surface rights, the results of consultants’ analyses and recommendations, the entering into of any strategic partnerships and the acquisition of additional property interests. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of our properties or require us to sell one or more of our properties. These conditions, including other factors described herein, create a material uncertainty regarding our ability to continue as a going concern.

We will require significant additional capital to fund our business plan.

We plan to focus on exploring for minerals and will use our working capital to carry out such exploration. We have no source of operating cash flow and no assurance that acceptable additional funding will be available to us for the further exploration and development of our projects. It is likely that the development and exploration of our properties will require substantial additional financing after the completion of this initial public offering. Further exploration and development of the Rainbow Block and/or other properties, including property interests acquired by us in the future, may be dependent upon the ability to obtain acceptable financing through equity or debt, and there can be no assurance that it will be able to obtain adequate financing in the future or that the terms of such financing will be acceptable. Failure to obtain such additional financing could result in the delay or indefinite postponement of further exploration and development of our projects and we may become unable to carry out our business objectives.

Increased costs could affect our financial condition.

We anticipate that costs at our projects and properties that we may explore or develop, will frequently be subject to variation from one year to the next due to a number of factors, such as changing grade, metallurgy and revisions to mine plans, if any, in response to the geometries and locations of Mineral Resources. In addition, costs are affected by the price of commodities such as fuel, steel, rubber, and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain locations less profitable. A material increase in costs at any significant location could have a significant effect on our profitability.

Risks Related to our Company

Our reliance on a single material property presents development risks that could adversely affect our financial condition.

The Rainbow Block is our only material property currently being assessed for exploration and, if warranted, development. As a result, unless we acquire additional property interests or seek to assess and develop our other properties, any adverse developments affecting this property would have a material adverse effect upon us and would materially affect our potential mineral production, profitability, financial performance and results of operations. While we may seek to develop our other mining claims or acquire additional mineral properties in accordance with our business objectives, there can be no assurance that we will be able to identify suitable additional mineral properties or, if we do identify suitable properties, that we will have sufficient financial resources to acquire such properties or that such properties will be available on terms acceptable to us, or at all, or that we will be able to successfully develop such properties and bring such properties into commercial production.

There can be no assurance that we will:

●	Identify additional properties or assess and develop our other properties with suitable mineralization or development potential;

●	Secure sufficient financial resources to acquire or develop such properties;

●	Successfully negotiate acquisition terms acceptable to our business needs; or

●	Successfully develop any such properties and bring them into commercial production.

Investors should carefully consider the risks associated with our current reliance on a single material property when evaluating an investment in us.

We have no history of mineral production and there can be no guarantee we will achieve mineral production.

We have no history of commercial mineral production from the Rainbow Block. Our company has not yet demonstrated the ability to develop a mineral property through to commercial production.

The Rainbow Block represents an exploration-stage venture with inherent uncertainties and risks. Though we have identified an Inferred Mineral Resource on the property, this resource cannot be considered a Mineral Reserve under current regulatory standards as economic viability has not yet been demonstrated through appropriate engineering and economic studies. No Measured or Indicated Mineral Resources have been established to date. Quantities and/or grade described in this prospectus should not be interpreted as assurances of a potential resource or reserve, or of potential future mine life or of the profitability of future operations.

Our ability to achieve commercial production is subject to numerous risks and uncertainties, including:

●	The possibility that our exploration programs may not identify commercially viable mineralization

●	Technical challenges in designing and constructing efficient mining and processing facilities

●	Obtaining necessary permits and regulatory approvals

●	Securing adequate financing for development and operational costs

●	Fluctuations in commodity prices that could affect project economics

●	Metallurgical, processing, and recovery challenges that could impact profitability
●	Environmental, social, and infrastructure considerations that could delay or modify development plans

There is no assurance that our planned expenditures on exploration and development will result in the discovery of mineral deposits that can be economically extracted. Even where significant mineralization is identified, numerous technical and economic factors must be resolved before any property can be brought to the production stage. The exploration and development of mineral deposits involves a high degree of financial risk over a significant period of time. Few properties that are explored are ultimately developed into producing mines and there is no assurance that any of our contemplated projects can be mined profitably. Substantial expenditures are required to establish mineral resources and reserves through drilling, to develop metallurgical processes to extract the metal from the ore and in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. The path from exploration to commercial production involves multiple complex stages, each with its own challenges and capital requirements.

Investors should understand that mineral exploration and development is a highly speculative business with a high risk of failure to achieve commercial production, even following the identification of mineral resources. No assurance can be given that any particular level of recovery of minerals will be realized or that any potential quantities and/or grade will ever qualify as a mineral resource or reserve, or that any such mineral resource or reserve will ever qualify as a commercially mineable (or viable) deposit which can be legally and economically exploited.

Where expenditures on a property have not led to the discovery of mineral resources or reserves, incurred expenditures will generally not be recoverable.

Our properties are in the exploration stage and there can be no assurance that our mineral properties will result in reserves.

We have not established that our properties contain any Mineral Reserve according to recognized reserve guidelines, nor can there be any assurance that we will be able to do so. A Mineral Reserve is defined by the SEC in Regulation S-K 1300 as that part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a “reserve” that meets the requirements of Regulation S-K 1300 is extremely remote; in all probability our mineral properties do not contain any “reserves” and any funds that we spend on exploration could be lost. Even if we do eventually discover a Mineral Reserve on our properties, there can be no assurance that it can be developed into producing mines or that we will be able to extract those minerals. Both mineral exploration and development involve a high degree of risk and few mineral properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the mineral deposit to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

We cannot be assured that the Rainbow Block is feasible.

Our future profitability depends largely on the economic feasibility of the projects. We do not have a feasibility study on the Rainbow Block. Before we can make a development and production decision or arrange financing for development and production, if warranted, at the Rainbow Block, we will have to complete a feasibility study that meets the requirements of S-K 1300. The results of any feasibility study may not be as favorable as the results of any prior studies or management assumptions prior to such study. There can be no assurance that mining processes and results including potential production rates, revenue, capital and operating costs including taxes and royalties will not vary unfavorably from the estimates and assumptions included in any such feasibility study.

The development and exploration plans and costs associated with the Rainbow Block may differ from the estimates in the S-K 1300 Report.

The S-K 1300 Report contains estimates of future production, development plans, operating and capital costs, financial returns and other economic and technical estimates relating to the Rainbow Block. These estimates are based on a variety of factors and assumptions, and there can be no assurance that such production, plans, costs or other estimates will be achieved. Actual costs and financial returns may vary significantly from the estimates in the S-K 1300 Report depending on a variety of factors, many of which are not within our control, including, but not limited to: actual ore mined varying from estimates of grade, tonnage, dilution and metallurgical and other characteristics; the price of silver, zinc, gold, lead, and copper, short-term operating revisions to mine plans; equipment failures; industrial accidents; natural phenomena; encountering unusual or unexpected geological conditions; changes in power costs and potential power shortages; exchange rate and commodity price fluctuations; shortages of principal supplies needed for development and operations; labor shortages or strikes; high rates of inflation; civil disobedience, protests and acts of civil unrest or terrorism, applicable taxes and restrictions or regulations imposed by governmental or regulatory authorities or other changes in the regulatory environments. Failure to achieve estimates or material increases in costs could have a material adverse impact on our future cash flows, profitability, results of operations and financial condition.

We do not currently insure against all the risks and hazards of mineral exploration, development and mining operations.

Our business is subject to a number of risks and hazards generally, including adverse environmental conditions, industrial accidents, labor disputes, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment, natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to mineral properties or production facilities, personal injury or death, environmental damage to our properties or the properties of others, delays in the ability to undertake exploration, monetary losses and possible legal liability.

Although we may maintain insurance to protect against certain risks in such amounts as considered to be reasonable, our insurance will not cover all the potential risks associated with our operations. We may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to us or to other companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards which it may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations.

We may enter into joint ventures and partnerships which will expose us to risks related to third-party performance under these agreements.

We may in the future enter into partnerships, option agreements and/or joint ventures as a means of acquiring additional property interests or to fully exploit the exploration and production potential of our assets. The failure of any partner to meet its obligations to us or other third parties, or any disputes with respect to third parties’ respective rights and obligations, could have a material adverse effect on our rights under such agreements. We may also be unable to exert direct influence over strategic decisions made in respect of properties that are subject to the terms of these agreements, which may have a materially adverse impact on the strategic value of the underlying mineral claims. Furthermore, in the event we are unable to meet our obligations or share of costs incurred under agreements to which we are a party, we may have our property interests subject to such agreements reduced as a result or face the termination of such agreements.

We are subject to risks regarding completing and integrating acquisitions that could adversely affect our business.

From time to time, it can be expected that we will examine opportunities to acquire additional exploration and/or mining assets and businesses. Any acquisition that we may choose to complete may be of a significant size, will require significant attention by our management, may change the scale of our business and operations, and may expose us to new geographic, political, operating, financial and geological risks. Our success in its acquisition activities depends upon our ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition, and integrate the acquired operations successfully. Any acquisitions would be accompanied by risks. In the event that we choose to raise debt capital to finance any such acquisitions, our leverage will be increased. If we choose to use equity as consideration for such acquisitions, existing shareholders may suffer dilution. Alternatively, we may choose to finance any such acquisitions with its existing resources, which would result in the depletion of such resources. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions, that we would be able to successfully integrate the acquired business into our pre-existing business or that any such acquisition would not have a material and adverse effect on us.

We are reliant on certain key personnel, the loss of which could have a negative impact on our operations.

Our development will depend on the efforts of key management and other key personnel, including C. Travis Naugle, our CEO and Chairman and Wade Black, our Chief Financial Officer. Loss of any of these people, particularly to competitors, could have a material adverse effect on our business. Further, with respect to the future development of our projects, it may become necessary to attract both international and local personnel for such development. The marketplace for key skilled personnel in our industry is becoming more competitive, which means the cost of hiring, training and retaining such personnel may increase. Factors outside our control, including competition for human capital and the high level of technical expertise and experience required to execute this development, will affect our ability to employ the specific personnel required, primarily personnel with specific mining experience and skills including deep vein mining expertise and heavy equipment operators. Since we are in the exploration stage in relation to our properties and do not have a detailed mine plan at this time, we do not know which areas of expertise we will need and what the labor market in those areas will be by the time we are making a production determination. Due to our relatively small size, the failure to retain or attract a sufficient number of key skilled personnel could have a material adverse effect on our business, results of future operations and financial condition. Moreover, we do not intend to take out ‘key person’ insurance in respect of any directors, officers or other employees.

Certain of our directors and officers may have conflicts of interest due to affiliations with other companies involved in natural resource exploration.

Certain of our directors and officers also serve as directors and/or officers of other companies involved in natural resource exploration and development and consequently there exists the possibility for such directors and officers to be in a position of conflict. Any decision made by any of such directors and officers involving our business must be made in accordance with their duties and obligations to deal fairly and in good faith with a view to the best interests of our business and shareholders.

Our business and our ability to develop our properties is strongly affected by the world market price of silver, zinc, gold, lead and copper.

Our business is strongly affected by the world market price of silver, zinc, gold, lead and copper. Global commodity prices fluctuate widely and are affected by numerous factors beyond our control, including global demand and production levels; political and economic conditions; producer hedging activities; speculative activities; inflation; interest rates; central bank lending, sales and purchases of silver, zinc, gold, lead and copper; the strength of, and confidence in, the U.S. dollar, the currency in which the price of silver, zinc, gold, lead and copper is generally quoted; and currency exchange rates.

The price of metals has fluctuated widely in recent years, and any future sustained commodity price declines could cause continued development of, and commercial production from, our projects to be uneconomic. Depending on the price of commodities, our cash flow from any mining operations may be insufficient to meet our operating needs and capital expenditures, and as a result we could experience losses and/or may curtail or suspend some or all of our exploration, development, construction and mining activities or otherwise revise our mine plans, and exploration, development and construction plans, and could lose our interest in, or be forced to sell, some or all of our properties.

Further, if forced to use significantly lower commodity prices for mineral resource calculations for the Rainbow Block life-of-mine could result in material write-downs in our mining properties and increased amortization, reclamation and closure charges.

In addition to adversely affecting our mineral reserve estimates and our financial condition, declining commodity prices could impact operations by requiring a reassessment of the feasibility of our projects, including Rainbow Block. Such a reassessment may be the result of a management decision or may be required under financing or transactions related to a particular project. Even if such project is ultimately determined to be economically viable, the need to conduct such a reassessment may cause substantial delays or may interrupt operations until the reassessment can be completed.

There are significant uncertainties regarding the price of silver and other commodities and the availability of equity financing for the purposes of mineral exploration and development and these economic trends may limit our ability to develop and/or further explore mineral properties.

There are significant uncertainties regarding the price of silver and the availability of equity financing for the purposes of mineral exploration and development. Our future performance will be largely tied to the operation of Rainbow Block, the development of Rainbow Block, and the commodity and financial markets. Financial markets were volatile throughout 2024 and 2025, and may continue to be volatile, reflecting ongoing concerns about the stability of the global economy and global growth prospects. These economic trends may limit our ability to develop and/or further explore the mineral properties in which we currently, or may in the future, hold an interest. If these increased levels of volatility and market uncertainty continue, our operations and the price of our common shares could be adversely impacted.

We identified material weaknesses in our internal control over financial reporting which are in the process of being remediated, and if we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

Effective internal controls are necessary to provide reliable financial reports and to assist in the effective prevention of fraud. Any inability to provide reliable financial reports or prevent fraud could harm our business. The Sarbanes Oxley Act of 2002 requires, among other things, that we evaluate our systems and processes and test our internal controls over financial reporting to allow management and our independent registered public accounting firm, as applicable, to report on the effectiveness of our internal control over financial reporting.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. During the audit of our financial statements for the year ended 2025, material weaknesses were identified related to the vesting methodology for stock-based compensation expenses and the accounting for cashless warrant exercises.  Upon identification, we recorded adjustments to correct the accounting for these transactions and to ensure appropriate accounting treatment. To remediate this material weakness, we enhanced our internal control framework and controls by revising our accounting policies for stock-based compensation and equity instrument modifications.  These enhancements are intended to improve timely identification and treatment of complex accounting transactions in the future.

We cannot be certain that the measures we have taken to date, and actions we may take in the future, will be sufficient to prevent or avoid potential future material weaknesses, including with regard to the matters previously remediated. Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business or otherwise. Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. As such, investors may lose confidence in the accuracy and completeness of our financial reports, and the market price of our common stock could be adversely affected.

We are dependent upon information technology systems, which are subject to disruption, damage, failure and risks associated with implementation and integration.

We are dependent upon information technology systems in the conduct of our operations. Our information technology systems are subject to disruption, damage or failure from a variety of sources, including, without limitation, computer viruses, security breaches, cyber-attacks, natural disasters and defects in design. Cybersecurity threats, in particular, are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information and the corruption of data. Various measures have been implemented to manage our risks related to information technology systems and network disruptions. However, given the unpredictability of the timing, nature and scope of information technology disruptions, we could potentially be subject to operational delays, the compromising of confidential or otherwise protected information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations.

Our use of artificial intelligence technology to review and prioritize our exploration plans based on our extensive database of historical drilling and exploration results from the Anaconda Copper Company exposes us to certain risks related to use of artificial intelligence that could adversely affect our results of operations.

We utilize proprietary artificial intelligence technology to assist us in our review of our extensive database of historical drilling and exploration results on our properties and to help determine our exploration priorities and plans on our properties. Our use of this artificial intelligence technology could expose us to certain risks related to the technology, including potential reputational or competitive harm, legal liability, and other adverse effects on our business.  We use and expect to increase the use of artificial intelligence in our exploration and planning. These artificial intelligence-related initiatives, whether successful or not, could cause us to incur substantial costs and could result in delays in our exploration planning. Additionally, artificial intelligence algorithms may be flawed and datasets underlying artificial intelligence algorithms may be insufficient or contain inaccurate information. If the artificial intelligence tools integrated into our exploration planning operations produce analyses or recommendations that are or are alleged to be deficient, inaccurate, or flawed, our reputation, business, financial condition, and results of operations may be adversely affected.

Risks Related to the Mining Industry

Mining operations generally involve a high degree of risk and there is no certainty that the expenditures to be made by us towards the exploration and evaluation of silver or other minerals will result in discoveries or production of commercial quantities of silver or other minerals.

Mining operations generally involve a high degree of risk. Our operations are subject to all the hazards and risks normally encountered in the exploration, development and production of silver and other minerals, including unusual and unexpected geologic formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and possible legal liability. The financing, exploration, development and mining of any of our properties is furthermore subject to a number of macroeconomic, legal and social factors, including commodity prices, laws and regulations, political conditions, currency fluctuations, the ability to hire and retain qualified people, the inability to obtain suitable adequate machinery, equipment or labor and obtaining necessary services in jurisdictions in which we operate. Unfavorable changes to these and other factors have the potential to negatively affect our operations and business.

Major expenses may be required to locate and establish mineral reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants, which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect our operations, financial condition and results of operations. It is impossible to ensure that the exploration or development programs planned by us will result in a profitable commercial mining operation. Whether a silver or other precious or base metal or mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as quantity and quality of mineralization and proximity to infrastructure; mineral prices which are highly cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.

There is no certainty that the expenditures to be made by us towards the exploration and evaluation of silver or other minerals will result in discoveries or production of commercial quantities of silver or other minerals. In addition, once in production, mineral reserves are finite and there can be no assurance that we will be able to locate additional reserves as our existing reserves are depleted.

Our business is subject to a number of risks and such occurrences may result in damage to mineral properties or production facilities. Equipment failures, natural disasters including severe weather, terrorist acts, acts of war, cyber-attacks or other breaches of network systems or security that affect computer systems within our network could lead to disruptions in our business functions.

Equipment failures, natural disasters including severe weather, terrorist acts, acts of war, cyber-attacks or other breaches of network systems or security that affect computer systems within our network could disrupt our business functions, including the Company’s exploration and any future production activities. We face exposure to natural disasters and severe weather events, including extreme winter conditions, heavy snowfall, ice storms, flooding from rapid snowmelt, wildfires, and severe thunderstorms, any of which could result in prolonged operational shutdowns, damage to critical infrastructure, restricted access to our properties, and significant remediation costs. The mining industry has become increasingly dependent on digital technologies. We rely on digital technologies to conduct certain exploration and other activities. The mining industry faces various security threats, including cyber-security threats. Such attacks are increasing and include malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions to critical systems, unauthorized release of confidential information and corruption of data. A cyber-attack could negatively impact our operations. A corruption of our financial or operational data or an operational disruption could, among other potential impacts, result in: (i) distraction of management; (ii) damage to our reputation or our relationship with customers, vendors employees and joint venture partners; or (iii) events of noncompliance, which events could lead to regulatory fines or penalties. Any of the foregoing could have a material adverse impact on our reputation, results of operations and financial condition.

Additionally, our business is subject to a number of risks and hazards generally, including adverse environmental conditions or contamination, industrial accidents, labor disputes, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment, natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to mineral properties or production facilities, personal injury or death, environmental damage to our properties or the properties of others, delays in the ability to undertake exploration, monetary losses and possible legal liability.

Title on mineral properties and mining rights involves certain inherent risks due to uncertainties as to title matters, the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyance history of many mining properties.

There are uncertainties as to title matters in the mining industry. Any defects in title could cause us to lose rights in our mineral properties and jeopardize our business operations. Our current title opinion related to the Rainbow Block is limited in scope and does not go back to patent and as a result some titles may be defective.

We will not maintain insurance insuring that we have good, marketable title to our assets. Title to mineral properties and mining rights involves certain inherent risks due to the difficulties in determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyance history of many mining properties. We have, with the assistance of legal counsel, diligently investigated title to our mineral claims to varying degrees depending on the stage of the property and the status of the property within our overall business plan, with the Rainbow Block receiving the most review to date; however, this should not be construed as a guarantee of title. We have not received title opinions in respect of any of our non-material properties. We will continue to diligently investigate and seek to confirm title to mineral concessions which we hold either directly or through equity holding interests in our subsidiaries. We cannot give any assurance that title to properties we acquired individually or through historical share acquisitions will not be impugned and cannot guarantee that we have, will or will acquire good, marketable title to these mining properties. We currently have limited surface rights at the

Rainbow Block Property. We also may not have, or may not be able to obtain, all necessary surface rights to develop a property, including the Rainbow Block Property, or to utilize the surface of a property to extract, store, process or transport minerals. Furthermore, we may lack legal or commercially viable access to and from our properties. Such lack of access may preclude or make more costly our ability to utilize our mineral rights. Failure by us to retain title, the necessary access rights to our properties or the necessary surface rights to our properties could have a material adverse effect on our ability to explore and, if warranted, develop and mine our properties, including the Rainbow Block, which could negatively impact the Company and the value of the common shares.

Third parties also may hold easements, access rights, royalty rights, or other encumbrances on our properties that could pose obstacles to mineral development. Our title reviews do not always review these matters and the current title opinion on the Rainbow Block excludes analysis with respect to surface ownership, easements, rights-of-way, physical encumbrances or encroachments impacting surface rights of the property.

There are risks that title to our properties may be challenged or impugned. All of our properties are located in Montana and may be subject to prior unrecorded agreements, covenants or agreements that may affect our ability to utilize our properties or make more costly our use of our properties. Title to our properties might also be affected by recorded or unrecorded transfers or native land claims. Title to our properties may also be affected by undetected defects. There may be valid challenges to the title of such properties which, if successful, could impair or preclude development and/or operations.

The title to our mineral property interests may be challenged.

There may be challenges to title to the mineral properties in which we hold a material interest. If there are title defects with respect to any properties, we might be required to compensate other persons or perhaps reduce our interest in the affected property. Furthermore, in any such case, the investigation and resolution of these issues would divert our management’s time from ongoing exploration and development programs.

Natural resource properties are largely contractual in nature and there may be instances where we would be forced to take legal action to enforce our contractual rights.

Parties to contracts do not always honor contractual terms and contracts themselves may be subject to interpretation or technical defects. Accordingly, there may be instances where we would be forced to take legal action to enforce our contractual rights. At the Rainbow Block, this would include our leases. Such litigation may be time-consuming and costly and there is no guarantee of success. Any pending proceedings or actions or any decisions determined adversely to us, may have a material and adverse effect on our results of operations, financial condition and the trading price of the common shares.

The estimation of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

Mineral resource estimates will be based upon estimates made by our personnel and independent geologists. These estimates are inherently subject to uncertainty and are based on geological interpretations and inferences drawn from drilling results and sampling analyses and may require revisions based on further exploration or development work. The estimation of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues. Inferred resources are resources for which there has been insufficient exploration to define as an indicated or measured mineral resource and it is uncertain if further exploration will result in upgrading them to an indicated or measured mineral resource category.

The grade of mineralization which may ultimately be mined may differ from that indicated by drilling results and such differences could be material. The quantity and resulting valuation of mineral reserves and mineral resources may also vary depending on, among other things, mineral prices (which may render mineral reserves and mineral resources uneconomic), cut-off grades applied and estimates of future operating costs (which may be inaccurate). Production can be affected by such factors as permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. Any material change in quantity of mineral resources, mineral reserves, grade, or stripping ratio may also affect the economic viability of any project undertaken by us. In addition, there can be no assurance that mineral recoveries in small scale, and/or pilot laboratory tests will be duplicated in a larger scale test under on-site conditions or during production.

There is no certainty that any of the mineral resources identified on any of our properties will be realized, that any mineral resources will ever be upgraded to mineral reserves, that any anticipated level of recovery of minerals will in fact be realized, or that an identified mineral reserve or mineral resource will ever qualify as a commercially mineable (or viable) deposit which can be legally and economically exploited. Until a deposit is actually mined and processed, the quantity of mineral resources and mineral reserves and grades must be considered as estimates only.

Our operations rely on adequate infrastructure and without reliable infrastructure, our capital and operating costs may be affected.

Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants, which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect our operations, financial condition and results of operations.

Geological conditions could lead to delays, increased costs, and quality issues, which could adversely affect results of our operations.

Our operations involve complex processes, which are affected by the mineralogy of the mineral deposits and structural geologic conditions and are subject to related risks. For example, unexpected geological conditions could lead to significant water inflows and flooding at any of our underground exploration sites, which could result in ceasing exploration activities, serious injuries, loss of life, increased operational costs, delays, damage to our mineral deposits and equipment damage. Underground mining exploration also poses the potential risk of mine collapse or ceiling collapse because of the mine geology and the rate and volume of extracted materials, among other potential causes. Any of these occurrences could increase costs and cause delays which could adversely affect our results of operations.

We do not have water rights at the Rainbow Block and as a result, we may not have water available in sufficient quantities to meet our future development and production needs.

We do not currently own any water rights at the Rainbow Block. All historic water rights were either abandoned or deeded to third parties. As such, water may not be available in sufficient quantities to meet our future development or production needs and may not prove sufficient to meet our water supply needs. In addition, necessary water rights may not be granted and/or maintained. Water needed for exploration activities is available for purchase from Butte-Silver Bow Water Utility Division at an existing onsite hydrant. A reduction in our water supply could materially and adversely affect our business, results of operations and financial condition. We have not yet obtained the water rights to support some of our potential development activities and our inability to obtain those rights could prevent us from pursuing those activities.

Our mineral resources described in our most recent S-K 1300 compliant Inferred Mineral Resource Report are only estimates and no assurance can be given that the anticipated tonnages and grades will be achieved, or that the indicated level of recovery will be realized.

We intend to continue exploration on our properties, and we may or may not acquire additional interests in other mineral properties. The search for mineral deposits as a business is extremely risky. We can provide investors with no assurance that exploration on our current properties, or any other property that we may acquire, will establish that any commercially exploitable quantities of mineral deposits exist. Additional potential problems may prevent us from discovering any mineral deposits. These potential problems include unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. If we are unable to establish the presence of viable mineral deposits on our properties, our ability to fund future exploration activities will be impeded, we will not be able to operate profitably, and investors may lose all their investment in our company.

We disclose mineral resources and mineral reserves in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects, or “NI 43-101”, and, in connection with the preparation of this prospectus and following the completion of this offering, are and will be subject to analogous disclosure requirements under S-K 1300 rules, which may result in increased compliance costs.

We have adopted the mining disclosure standards of S-K 1300. We comply with Canadian reporting requirements, and, while the S-K 1300 rules are similar to the NI 43-101 rules in Canada, they are not identical. In connection with the Rainbow Block, we have prepared two separate reports under each reporting regime that are materially similar. Any revisions to, or interpretations of, S-K 1300 or NI 43- 101 could result in us incurring additional costs associated with compliance with those disclosure obligations, both in the U.S. and in Canada.

Risks Related to Government Regulation and Disputes

Our operations are subject to various health and safety laws and regulations and the costs associated with the compliance with such health and safety laws and regulations may be substantial.

Our operations are subject to various health and safety laws and regulations that impose various duties on our operations relating to, among other things, worker safety and obligations in respect of surrounding communities. These laws and regulations also grant the relevant authorities broad powers to, among other things, close unsafe operations and order corrective action relating to health and safety matters. The costs associated with compliance with such health and safety laws and regulations may be substantial and any amendments to such laws and regulations, or more stringent implementation thereof, could cause additional expenditure or impose restrictions on, or suspensions of, our operations. We expect to make significant expenditure to comply with the extensive laws and regulations governing the protection of the environment, waste disposal, worker safety, mine development and protection of endangered and other special status species, and, to the extent reasonably practicable, to create social and economic benefit in the surrounding communities near our mineral properties.

The cost of compliance with changes in governmental regulations has the potential to reduce the profitability of operations.

When we commence development and mining operations, our operations will become subject to extensive federal, state and local laws and regulations governing environmental protection and employee health and safety. Environmental legislation is evolving in a manner that is creating stricter standards, while enforcement, fines and penalties for non-compliance are also increasingly stringent. The cost of compliance with changes in governmental regulations has the potential to reduce the profitability of operations. Further, any failure by us to comply fully with all applicable laws and regulations could have significant adverse effects on us, including the suspension or cessation of operations. All phases of our operations in Montana will be subject to extensive federal and state environmental regulation, including:

The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”);

The Federal Resource Conservation and Recovery Act (“RCRA”);

The Clean Air Act (“CAA”);

The National Environmental Policy Act (“NEPA”);

The Clean Water Act (“CWA”);

The Safe Drinking Water Act (“SDWA”);

The Endangered Species Act (“ESA”);

The Mine Safety and Health Act (“MSHA”);

The National Historic Preservation Act (“NHPA”);

The Montana Comprehensive Environmental Cleanup and Responsibility Act (“CECRA”);

The Montana Metal Mine Reclamation Act (“MMRA”);

The Montana Environmental Policy Act (“MEPA”);

The Montana Water Quality Act (“MWQA”);

The Clean Air Act of Montana (“CAAM”); and

Worker Compensation Laws.

U.S. Federal Laws: The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), and comparable state statutes, impose strict, joint and several liabilities on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites. It is not uncommon for the government to file claims requiring cleanup actions, demands for reimbursement for government-incurred cleanup costs, or natural resource damages, or for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances released into the environment. The RCRA, and comparable state statutes, govern the disposal of solid waste and hazardous waste and authorize the imposition of substantial fines and penalties for noncompliance, as well as requirements for corrective actions. CERCLA, RCRA and comparable state statutes can impose liability for clean-up of sites and disposal of substances found on exploration, mining and processing sites long after activities on such sites have been completed.

The CAA, as amended, restricts the emission of air pollutants from many sources, including mining and processing activities. Our mining operations may produce air emissions, including fugitive dust and other air pollutants from stationary equipment, storage facilities and the use of mobile sources such as trucks and heavy construction equipment, which are subject to review, monitoring and/or control requirements under the CAA and state air quality laws. New facilities may be required to obtain permits before work can begin, and existing facilities may be required to incur capital costs in order to remain in compliance. In addition, permitting rules may impose limitations on our production levels or result in additional capital expenditures in order to comply with the rules.

The NEPA requires federal agencies to integrate environmental considerations into their decision-making processes by evaluating the environmental impacts of their proposed actions, including issuance of permits to mining facilities, and assessing alternatives to those actions. If a proposed action could significantly affect the environment, the agency must prepare a detailed statement known as an EIS. The EPA, other federal agencies, and any interested third parties will review and comment on the scoping of the EIS and the adequacy of and findings set forth in the Draft and Final EIS. This process can cause delays in issuance of required permits or result in changes to a project to mitigate our potential environmental impacts, which can in turn impact the economic feasibility of a proposed project.

The CWA, and comparable state statutes, impose restrictions and controls on the discharge of pollutants into waters of the United States. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the EPA or an analogous state agency. The CWA regulates storm water from mining facilities and requires a storm water discharge permit for certain activities. Such a permit requires the regulated facility to monitor and sample storm water run-off from our operations. The CWA and regulations implemented thereunder also prohibit discharges of dredged and fill materials in wetlands and other waters of the United States unless authorized by an appropriately issued permit. The CWA and comparable state statutes such as CECRA provide for civil, criminal and administrative penalties for unauthorized discharges of pollutants and impose liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release.

The SDWA and the UIC program promulgated thereunder, regulate the drilling and operation of subsurface injection wells. The EPA directly administers the UIC program in some states and in others the responsibility for the program has been delegated to the state. The program requires that a permit be obtained before drilling a disposal or injection well. Violation of these regulations and/or contamination of groundwater by mining related activities may result in fines, penalties, and remediation costs, among other sanctions and liabilities under the SDWA and state laws. In addition, third party claims may be filed by landowners and other parties claiming damages for alternative water supplies, property damages, and bodily injury.

The ESA and comparable state statutes regulate activities that could have an adverse effect on threatened and endangered species, including the habitat and ecosystems upon which they depend. Compliance with ESA requirements can significantly delay, limit, or even prevent the development of projects, including the development of mining claims, and can also result in increased development costs. In addition, the ESA authorizes both civil and criminal penalties for ESA violations and authorizes citizen suits against any person alleged to be in violation of the ESA.

The NHPA protects the presence of historical or archaeological sites on public lands as important public resources. It obliges federal land management agencies to preserve the historic, scientific, commemorative, and cultural values of the archaeological and historic sites and structures on these lands for present and future generations. The law requires that cultural resource surveys be completed on all land prior to disturbance by project activities. Where cultural resources are identified, such resources must be catalogued, and the data adequately recorded by qualified personnel prior to land disturbance. Significant cultural resource finds may require complete avoidance or systematic data recovery and relocation programs.

The MSHA works to prevent death, illness, and injury from mining and promote safe and healthful workplaces for U.S. miners. MSHA carries out the provisions of the Federal Mine Safety and Health Act of 1977 (Mine Act) as amended by the Mine Improvement and New Emergency Response (MINER) Act of 2006. The agency develops and enforces safety and health rules for all U.S. mines regardless of size, number of employees, commodity mined, or method of extraction. MSHA also provides technical, educational and other types of assistance to mine operators. MSHA works cooperatively with industry, labor, and other federal and state agencies to improve safety and health conditions for all miners in the United States. Violation of MSHA regulations may result in fines and other penalties.

State Laws: CECRA is Montana’s state-level, independent CERCLA-type statute, which authorizes the State of Montana to impose strict, joint and several liabilities on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites.

MMRA is Montana’s permitting and regulatory program for hard rock mining and exploration activities. Subject to certain size and disturbance thresholds. MMRA imposes permitting, regulatory, reclamation and bonding requirements for hard rock mining and exploration activities in Montana. MMRA is administered and enforced by the DEQ.

MEPA is similar to NEPA and is administered by the DEQ.

MWQA imposes similar limitations on discharges into state waters and is administered by the DEQ.

CAAM imposes limitations and permitting requirements similar to those of the CAA. Hazardous materials are defined in both acts and in their enabling regulations to include various metals.

There is no assurance that future changes in environmental regulation, if any, will not adversely affect our operations. Environmental hazards may exist on the properties on which we hold interests which are unknown to us at present and which have been caused by previous or existing owners or operators of the properties.

We cannot give any assurances that breaches of environmental laws (whether inadvertent or not) or environmental pollution will not materially and adversely affect our financial condition. There is no assurance that any future changes to environmental regulation, if any, will not adversely affect us.

We may incur significant environmental remediation obligations related to the Butte Priority Soils Operable Unit and Westside Soils Operable Unit which could materially impact our financial condition, results of operations, and cash flows.

Our Rainbow Block property and other properties, located within the Butte Superfund Site in Silver Bow County, Montana, is subject to environmental remediation obligations under the Butte Priority Soils Operable Unit and Westside Soils Operable Unit, pursuant to CERCLA. Based on current assessments and historical agreements, we estimate a remediation obligation of approximately $2,500,000 for the Rainbow Block to address contamination from historical mining activities within the Butte Priority Soils Operable Unit, inclusive of costs under the ARCO Indemnification Agreement (as defined below). Additionally, our other properties in Silver Bow County, including the Marget Ann Block, Goldsmith Block, Great Republic Block, Travona Block, and Emma Block, and a small portion of the Rainbow Block surface rights that are in the Westside Soils Operable Unit may require further remediation estimated at approximately $3,900,000 or greater, subject to future Records of Decision (RODs) by the EPA.

These estimated costs are based on existing data, regulatory requirements, and agreements, such as the Agreement dated July 27, 2004 among our subsidiary, Ferry Lane Limited, Arco Environmental Remediation, LLC (“ARCO”), and Atlantic Richfield Company (see Exhibit 10.6) (the “ARCO Indemnification Agreement”). However, actual costs could be significantly higher due to:

●	Regulatory Changes: The EPA or DEQ may impose stricter standards or additional remediation requirements, particularly as new RODs are issued for the Butte Priority Soils Operable Unit, Westside Soils Operable Unit, or other areas.
●	Unforeseen Contamination: Further exploration or development may reveal additional contamination, increasing costs.
●	Inflation and Delays: Rising remediation costs or extended timelines could exceed current estimates.
●

Liability Disputes: Negotiations or legal challenges with prior owners, third parties including but not limited to other Potentially Responsible Parties identified by EPA under CERCLA, or other regulatory agencies including DEQ under CECRA, could shift additional responsibility to us.

●	Superfund Allocation: As part of the Butte Superfund Site, we may face joint and several liability under CERCLA and CECRA, potentially requiring us to cover costs beyond our proportional share.

On January 21, 2026 the Company entered into a tolling agreement with ARCO which tolled statute of limitations of the claims under the ARCO Indemnification Agreement until October 1, 2028.

Funding these obligations could require substantial capital expenditures, diverting resources from our core exploration and development activities. As an exploration-stage company with no operating revenues, we may lack sufficient liquidity, insurance, or indemnities to cover these costs without raising additional capital. Failure to comply with remediation requirements could result in fines, penalties, operational restrictions, or suspension of our permits, materially impacting our ability to operate. In extreme cases, these obligations could render our properties uneconomical, lead to asset impairments, or limit our ability to secure financing.

Land reclamation requirements for our properties may require us to post bonds or other surety to guarantee the cost of post-reclamation mining, which add significant costs to our operations and delays in our projects.

Although variable depending on location and the governing authority, land reclamation requirements are generally imposed on mining and exploration companies in order to minimize long term effects of land disturbance, and to re-establish pre-mining or other acceptable land uses. Reclamation may include requirements to:

●	control dispersion of potentially deleterious effluents;
●	treat ground and surface water to non-degradation standards; and
●	reasonably re-establish pre-disturbance landforms and vegetation.

In Montana, the DEQ requires that mining operations on lands subject to their regulation obtain an approved plan of operations subject to environmental impact evaluation. Any significant modifications to the plan of operations may require the completion of an environmental assessment or Environmental Impact Statement prior to approval. Mining companies must post a bond or other surety to guarantee the cost of post-mining reclamation. Cash collateral obligations to secure the bonds are typically required and may be increased by the Surety at any point in time up to the face value of the bond. These requirements could add significant additional cost, adversely affect our financial position and delay any mining project undertaken by us. We plan to set up a provision for our reclamation obligations on our properties, as appropriate, but this provision may not be adequate. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected. Our mineral exploration operations are required to be covered by reclamation bonds deemed adequate by regulators to cover these risks. We believe we currently maintain adequate reclamation bonds for our operations.

We are subject to extensive laws and regulations.

Mining activities are subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health and safety, water disposal, toxic substances, explosives, management of natural resources, environmental management and protection, mine safety, dealings with native groups, historic and cultural preservation and other matters. Compliance with such laws and regulations increases the costs of planning, designing, drilling, developing, construction, operating and closing mines and other facilities. Compliance with environmental regulations may require significant capital outlays on behalf of our business and may cause material changes or delays in our intended activities. Any breaches of environmental laws could materially and adversely affect us. Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations, requiring corrective measures or other remedial actions, any of which could result in our incurring significant expenditures. We may be subject to potential legal claims which, if determined adversely to us, could have a material effect on us and/or our financial condition. We may be required to compensate persons suffering loss or damage as a result of any infringement of applicable laws or regulations.

We may also be required to obtain certain other property rights to access, or use, certain of our properties in order to proceed with mining activities. There can be no assurance that all licenses, permits or property rights which we may require for any exploration or development of mining operations will be obtainable on reasonable terms or in a timely manner, or at all, that such terms will not be adversely changed, that required extensions will be granted, or that the issuance of such licenses, permits or property rights will not be challenged by third parties. Delays in obtaining or a failure to obtain such licenses, permits or property rights or extension thereto, challenges to the issuance of such licenses, permits or property rights, whether successful or unsuccessful, changes to the terms of such licenses, permits or property rights, or a failure to comply with the terms of any such licenses, permits or property rights that we have obtained, could have a material adverse effect on us by delaying or preventing or making more expensive exploration, development and/or production.

We face various regulatory risks that could materially affect our business by restricting our ability to implement planned exploration programs.

We submitted an amendment to our current Exploration License with the DEQ in 2025 to expand the scope of permitted exploration activities on the Rainbow Block. If the DEQ denies, significantly modifies, or delays approval of this amendment, it could materially restrict our ability to implement planned exploration programs, access critical areas of the property, or conduct necessary development activities, which would adversely affect our business strategy, financial condition, and exploration timeline.

We are required to conduct environmental remediation activities that could adversely affect our operations.

The Rainbow Block is situated within the Butte Superfund Site where ARCO, as a primary responsible party, is required to conduct environmental remediation activities under the supervision of the United States Environmental Protection Agency, Montana DEQ, and other regulatory agencies. Although these remediation activities typically occur outside our property boundaries, they could nonetheless affect our operations by: (i) imposing access restrictions to certain areas, (ii) creating delays in permitting processes, (iii) requiring additional environmental studies or mitigation measures, or (iv) limiting our operational flexibility through coordination requirements. These factors could potentially delay our exploration and development timeline, increase costs, or require modifications to our planned activities, regardless of our compliance with applicable regulations.

“Superfund” refers to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (CERCLA), a federal statute administered by the U.S. Environmental Protection Agency (EPA). CERCLA provides for the investigation and remediation of sites contaminated with hazardous substances, including heavy metals commonly associated with mining activities such as zinc and silver extraction. Under CERCLA, the EPA may designate certain contaminated sites as priorities for federal cleanup, known as Superfund sites, and place them on the National Priorities List (NPL). Parties that are current or former owners or operators of a site, or that arranged for the disposal or transport of hazardous substances to a site, may be held strictly, jointly, and severally liable for the full cost of investigation and remediation, regardless of fault or legality at the time of disposal. Given the historical use of tailings, smelters, and waste rock storage in the mining industry, legacy mining properties may be subject to potential Superfund liability.

Environmental indemnification for a substantial portion of the Rainbow Block is governed by an agreement dated July 27, 2004 between Ferry Lane Limited, Arco Environmental Remediation, LLC (“ARCO”) and Atlantic Richfield Company (the “ARCO Indemnification Agreement”).

The ARCO Indemnification Agreement establishes two primary indemnification obligations:

●	ARCO’s and Atlantic Richfield Company’s Indemnification to Ferry Lane:

a.	Covers ARCO’s duties and obligations for environmental response actions required by applicable laws; and

b.	Encompasses claims, liabilities, obligations, actions, costs, fines, penalties and associated fees.

●	Ferry Lane’s Indemnification to ARCO:

a.	Covers mining activities on Ferry Lane properties by any entity; and

b.	Extends to Ferry Lane’s use, ownership and development of the properties.

This ARCO Indemnification Agreement forms part of a comprehensive settlement addressing environmental cleanup and remediation requirements at the Silver Bow Creek/Butte Area National Priorities List (NPL) Site. The settlement was negotiated under CERCLA.

We are subject to anti-corruption and anti-bribery laws and liable for any violations of such laws.

Our operations are governed by, and involve interactions with, many levels of the United States and Canadian government. It is required to comply with anti-corruption and anti-bribery laws, including the Canadian Criminal Code, and the Canadian Corruption of Foreign Public Officials Act, as well as similar laws in the countries in which it conducts our business. In recent years, there has been a general increase in both the frequency of enforcement and the severity of penalties under such laws, resulting in greater scrutiny and punishment to companies convicted of violating anti-corruption and anti-bribery laws. Furthermore, a company may be found liable for violations by not only our employees, but also by our contractors and third-party agents. Although we will adopt steps to mitigate such risks, including the implementation of training programs, internal monitoring, reviews and audits, and policies to ensure compliance with such laws, such measures may not always be effective in ensuring that we, our employees, contractors or third-party agents will comply strictly with such laws. If we were subject to an enforcement action or is found to be in violation of such laws, this may result in significant penalties, fines and/or sanctions imposed on us that may result in a material adverse effect on our reputation and results of our operations.

Land reclamation requirements for the properties may be burdensome and expensive.

In order to carry out reclamation obligations imposed on us in connection with our potential development activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. We plan to set up a provision for our reclamation obligations on our properties, as appropriate, but this provision may not be adequate. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

Mineral ores and mineral products, including silver ore and products, contain naturally occurring impurities and toxic substances. Although we have implemented procedures that are designed to identify, isolate and safely remove or reduce such impurities and substances, such procedures require strict adherence and no assurance can be given that employees, contractors or others will not be exposed to or be affected by such impurities and toxic substances, which may subject us to liability. Standard operating procedures may not identify, isolate and safely remove or reduce such substances. Even with careful monitoring and effective control, there is still a risk that the presence of impurities or toxic substances in our products may result in such products being rejected by our customers, penalties being imposed due to such impurities or the products being barred from certain markets. Such incidents could require remedial action and could result in curtailment of operations. Legislation requiring manufacturers, importers and downstream users of chemical substances, including metals and minerals, to establish that the substances can be handled and used without negatively affecting health or the environment may impact our operations and markets. These potential compliance costs, litigation expenses, regulatory delays, remediation expenses and operational costs could negatively affect our financial results.

Climate change and climate change regulations could have an adverse impact on our cost of operations.

Climate change could have an adverse impact on our cost of operations. The potential physical impacts of climate change on our operations are highly uncertain and would be particular to the geographic circumstances in areas in which it operates. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These changes in climate could have an impact on the cost of development of our properties and adversely affect the financial performance of our operations.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business. A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us, our venture partners and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such regulations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in natural resources industry could harm our reputation.

We may be subject to litigation which may materially affect our business.

We have and may in the future become involved in disputes with other parties in the future which may result in litigation. The results of litigation cannot be predicted with certainty. If we are unable to resolve these disputes favorably, it may have a material adverse impact on our ability to carry out our business plan.

New tariffs and duties imposed by certain governments, including the United States or other trade restrictions could have significant repercussions for Canadian businesses, the broader economy, and on our results of operations.

In 2025, the Trump administration announced proposed changes to U.S. international trading policies, including the introduction of a new tariff system. Implementation of certain of these tariffs has since been selectively paused pending negotiations, which remain ongoing.

Any broader “trade war” resulting from the imposition of tariffs could have a significant adverse effect on world trade and the world economy.

The imposition of trade tariffs, particularly those issued by the U.S., or other trade restrictions could have significant repercussions for Canadian and Mexican businesses, and the broader economy. Raw material costs can be impacted by governmental actions, such as tariffs and trade sanctions. For example, the imposition by the U.S. government of tariffs on products imported from certain countries and trade sanctions against certain countries have introduced greater uncertainty with respect to policies affecting trade between the U.S. and other countries and have impacted the cost of certain raw materials.

Additionally, increased costs of goods and services may contribute to inflation. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Overall, trade policy restrictions create financial uncertainty for companies, disrupt trade relationships, and put downward pressure on economic growth.

Risks Related to our Common Shares

There has been no public market for our common shares prior to this offering, and an active market in which investors can resell their shares of our common shares may not develop.

Prior to this offering, there has been no public market for our common shares. We have applied to list our common shares on the NYSE American under the symbol “SBMT”. The closing of this offering is contingent upon the successful listing of our common shares on the NYSE American.

Even if our common shares are approved for listing on the NYSE American, a liquid public market for our common shares may not develop. The initial public offering price for our common shares has been determined by negotiation between us and the underwriters based upon several factors, including prevailing market conditions, our historical performance, estimates of our business potential and earnings prospects, and the market valuations of similar companies. The price at which the common shares are traded after this offering may decline below the initial public offering price, meaning that you may experience a decrease in the value of your common shares regardless of our operating performance or prospects.

We may not be able to satisfy listing requirements of the NYSE American or obtain or maintain a listing of our common shares on the NYSE American.

If our common shares are listed on the NYSE American, we must meet certain financial, liquidity, share price and other criteria to maintain such listing. If we violate the NYSE American’s listing requirements, or if we fail to meet any of the other NYSE American’s listing standards, our common shares may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common shares from the NYSE American may materially impair our shareholders’ ability to buy and sell our common shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common shares. The delisting of our common shares could significantly impair our ability to raise capital and the value of your investment.

Listing our common shares on a securities exchange will increase our regulatory burden.

Although to date we have not been subject to the continuous and timely disclosure requirements of exchange rules, regulations and policies of the NYSE American, we are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial management control systems to manage our obligations as a public company listed on the NYSE American. These areas include corporate governance, corporate controls, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal controls over financial reporting. However, we cannot assure holders of our shares that these and other measures that we might take will be sufficient to allow us to satisfy our obligations as a public company listed on the NYSE American on a timely basis and that we will be able to achieve and maintain compliance with applicable listing requirements. In addition, compliance with reporting and other requirements applicable to public companies listed on the NYSE American will create additional costs for us and will require the time and attention of management. We cannot predict the amount of additional costs that we might incur, the timing of such costs or the effects that management’s attention to these matters will have on our business.

The market price of our common shares may fluctuate, and you could lose all or part of your investment.

After this offering, the market price for our common shares is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common shares may fluctuate significantly in response to several factors, most of which we cannot control, including:

●	the prices of silver and the other commodities we may mine;

●	actual or anticipated variations in our periodic operating results;

●	increases in market interest rates that lead investors of our common shares to demand a higher investment return;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by shareholders;

●	speculation in the media, online forums, or investment community; and

●	our intentions and ability to list our common shares on the NYSE American and our subsequent ability to maintain such listing.

The public offering price of our common shares has been determined by negotiations between us and the underwriters based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. Volatility in the market price of our common shares may prevent investors from being able to sell their common shares at or above the initial public offering price. As a result, you may suffer a loss on your investment.

You will experience immediate and substantial dilution as a result of this offering.

As of December 31, 2025, our net tangible book value was approximately $47.98 million or approximately $1.99 per share. Since the effective price per share of our common shares being offered in this offering is substantially higher than the net tangible book value per share of our common shares, you will suffer substantial dilution with respect to the net tangible book value of the common shares you purchase in this offering. Based on the assumed initial public offering of 4,347,828 common shares and an assumed initial public offering price of $11.50 per share of common shares being sold in this offering, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, our as adjusted net tangible book value per share as of December 31, 2025 would be $3.26 and if you purchase shares of common shares in this offering, you would suffer immediate and substantial dilution of $8.24 per share (or $8.07 per share if the underwriters exercise the over-allotment option the “underwriter’s over-allotment option” in full) with respect to the net tangible book value of the common shares. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

We have broad discretion in how we use the proceeds of this offering and may not use these proceeds effectively, which could affect our results of operations.

We will have considerable discretion in the application of the net proceeds of this offering. We intend to use approximately $45.5 million of the net proceeds from this offering to fund surface exploration drilling, underground rehabilitation and exploration tunnels, underground drilling, metallurgical test work, environmental baseline studies, NYSE listing fees, salaries, professional fees and general corporate and working capital purposes. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see the “Use of Proceeds” section in this prospectus for more information.

No dividends on the common shares have been paid by us to date and we do not anticipate paying any dividends in the foreseeable future.

No dividends on the common shares have been paid by us to date, and we currently intend to retain our future earnings, if any. Accordingly, investors in our securities should not expect to receive a dividend on their investment in the foreseeable future. As a result, capital appreciation, if any, of our common shares will be investors’ sole source of potential gain for the foreseeable future.

We may choose to pursue acquisitions and raise either debt or equity capital, resulting in dilution to existing shareholders.

From time to time, it can be expected that we will examine opportunities to acquire additional exploration and/or mining assets and businesses. Any acquisition that we may choose to complete may be of a significant size, may change the scale of our business and operations, and may expose us to new geographic, political, operating, financial and geological risks. Our success in our acquisition activities depends upon our ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition, and integrate the acquired operations successfully with those of our business. Any acquisitions would be accompanied by risks. In the event that we choose to raise debt capital to finance any such acquisitions, our leverage will be increased. If we choose to use equity as consideration for such acquisitions, existing shareholders may suffer dilution. Alternatively, we may choose to finance any such acquisitions with our existing resources. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

If we raise additional funds by issuing additional equity securities, such financing may substantially dilute the interests of existing shareholders.

Financing our exploration and development plans, and carrying out the development of a mining operation through to production, should feasibility studies show it is recommended, would be capital intensive and we would require additional financing to fund development and exploration programs and potential acquisitions. We cannot predict the size of future issuances of common shares or the issuance of debt instruments or other securities convertible into common shares. Likewise, we cannot predict the effect, if any, that future issuances and sales of our securities will have on the market price of the common shares. If we raise additional funds by issuing additional equity securities, such financing may substantially dilute the interests of existing shareholders. Sales of substantial numbers of common shares, or the availability of such common shares for sale, could adversely affect prevailing market prices for our securities.

There has been no independent valuation of our common shares, which means that our common shares may be worth less than the offering price in the offering.

The per share purchase price in the offering has been determined by us without independent valuation of our common shares. We established the offering price based on management’s estimate of the valuation of common shares. This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of our common shares. Our common shares may have a value significantly less than the offering price, and the shares may never obtain a value equal to or greater than the offering price.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common shares could be negatively affected.

Any trading market for our common shares may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common shares could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our common shares could be negatively affected.

Future issuances of our common shares or securities convertible into, or exercisable or exchangeable for, our common shares, or the expiration of lock-up agreements that restrict the issuance of new common shares or the trading of outstanding common shares, could cause the market price of our common shares to decline and would result in the dilution of your holdings.

Future issuances of our common shares or securities convertible into, or exercisable or exchangeable for, our common shares, or the expiration of lock-up agreements that restrict the issuance of new common shares or the trading of outstanding common shares, could cause the market price of our common shares to decline. We cannot predict the effect, if any, of future issuances of our securities, or the future expirations of lock-up agreements, on the price of our common shares.

In all events, future issuances of our common shares would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur, or the perception that locked-up parties will sell their securities when the lockups expire, could adversely affect the market price of our common shares. In connection with this offering, we will enter into a lock-up agreement that prevents us, subject to certain exceptions, from offering additional shares of capital stock for up to six months after the closing of this offering, as further described in the section titled “Underwriting.” In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our common shares may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our common shares.

Future issuances of debt securities or incurrence of other indebtedness, which would rank senior to our common shares upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common shares for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common shares.

In the future, we may attempt to increase our capital resources by offering debt securities or incurring other indebtedness. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our common shares. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of common shares in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our common shares must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our common shares.

If our common shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The Securities and Exchange Commission, or the SEC, has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. If we do not retain a listing on the NYSE American or another national securities exchange and if the price of our common shares is less than $5.00, our common shares could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common shares, and therefore shareholders may have difficulty selling their shares.

We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies and our shareholders could receive less information than they might expect to receive from more mature public companies.

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”). An emerging growth company may take advantage of reduced disclosure and reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) on the effectiveness of our internal controls over financial reporting;

●	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements, including this prospectus; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of the completion of this offering.

We have taken advantage of the reduced disclosure obligations in the registration statement of which this prospectus is a part and intend to elect to take advantage of other reduced disclosure and reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

As an emerging growth company and a smaller reporting company, our auditor is not required to attest to the effectiveness of our internal controls.

Our independent auditors are not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company and/or a smaller reporting company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting while we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting unless our public float is less than $75 million and we continue as a smaller reporting company. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

We expect that we will be considered a smaller reporting company under the Exchange Act and will be exempt from certain disclosure requirements, which could make our common shares less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act, or the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated initial public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under the previous two bullet points was zero or less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

We believe that we are a smaller reporting company, and as such that we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies. These “scaled” disclosure requirements may make our securities less attractive to potential investors, which could make it more difficult for our securityholders to sell their securities.

We believe that we may be a “passive foreign investment company” for the current taxable year which may result in materially adverse United States federal income tax consequences for United States investors.

We generally will be designated as a “passive foreign investment company” under the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (a “PFIC”) if, for a tax year, (a) 75% or more of our gross income for such year is “passive income” (generally, dividends, interest, rents, royalties, and gains from the disposition of assets producing passive income) or (b) if at least 50% or more of the value of our assets produce, or are held for the production of, passive income, based on the quarterly average of the fair market value of such assets. United States shareholders should be aware that we believe we were classified as a PFIC during our tax year ended December 31, 2024, and based on current business plans and financial expectations, believe that we may be a PFIC for the current and future taxable years. If we are a PFIC for any year during a U.S. Holder’s holding period, then such U.S. Holder generally will be required to treat any gain realized upon a disposition of common shares, or any “excess distribution” received on its common shares, as ordinary income, and to pay an interest charge on a portion of such gain or distribution, unless the shareholder makes a timely and effective “qualified electing fund” election (“QEF Election”) or a “mark-to-market” election with respect to the common shares. A U.S. Holder who makes a QEF Election generally must report on a current basis its share of our net capital gain and ordinary earnings for any year in which we are a PFIC, whether or not we distribute any amount to our shareholders. A U.S. Holder who makes a mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the common shares over the taxpayer’s basis therein. U.S. Holders should be aware that we are not committing to supply U.S. Holders with information that such U.S. Holders require to report under the QEF rules, in the event we are a PFIC and a U.S. Holder wishes to make a QEF Election. Accordingly, U.S. Holders may not be able to make a QEF Election with respect to their common shares. This paragraph is qualified in its entirety by the discussion below under the heading “Certain United States Federal Income Tax Considerations.” Each U.S. Holder should consult its own tax advisors regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares.

We may be deemed to be a controlled foreign corporation.

If a U.S. person is treated as owning (directly, indirectly, or constructively) at least 10% of the value or voting power of our common shares, such person may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group. A United States shareholder of a controlled foreign corporation may be required to report annually and include in its U.S. taxable income its pro rata share of “subpart F income,” “net CFC tested income,” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. We are not committing to assist investors in determining whether we or any of our non-U.S. subsidiaries is treated as a controlled foreign corporation or whether any U.S. Holder is treated as a United States shareholder with respect to any such controlled foreign corporation, or to furnish to any U.S. Holders with the information that may be necessary to comply with the aforementioned reporting and tax paying obligations. A U.S. investor should consult its advisors regarding the potential application of these rules to an investment in our common shares.

A limited number of our stockholders own a large percentage of our common shares and exercise control over us.

As of March 31, 2026, our officers, directors and four largest stockholders, including Crescat Capital, Concept Capital, 2176423 Ontario Ltd. and Bruce Reid hold, directly or indirectly, 9,173,362 common shares, approximately 38% of the issued and outstanding common shares prior to this offering, which will be approximately 33% after this offering (assuming no participation in this offering by any such persons). As a result, these persons have the ability to influence the outcome of matters submitted to the shareholders of Silver Bow Mining for approval, which could include the election and removal of directors, amendments to our corporate governing documents and business combinations. Our interests and those of these persons may at times conflict, and this conflict might be resolved against our interests. The concentration of approximately 33% of the issued and outstanding common shares in the hands of these shareholders after this offering may discourage an unsolicited bid for the common shares, and this may adversely impact the value and trading price of the common shares.

General Risks

Public opinions may change and opposition to mining projects could result in increased operating costs.

Given the emotion, political significance and uncertainty around the environmental consequences of mining on public land, we cannot predict how public opposition could affect legislation and regulation or how this might affect our financial condition, operating performance and ability to compete. Furthermore, even without such current opposition, increased awareness and any adverse publicity in the global marketplace about potential environmental impacts by us or other companies in the mining industry could harm our reputation. A poor reputation in the mining industry directly affects the ability of any mining company to obtain future permits, renew existing permits and/or obtain bonding instruments for the reclamation of mining projects. These impacts may adversely impact the cost, production and financial performance of our operations.

Our relationships with the communities in which we operate are critical to the future success of our existing operations and the construction and development of our projects.

Our relationships with the communities in which we operate are critical to the future success of our existing operations and the construction and development of our projects. In recent years, there has been ongoing and potentially increasing public concern relating to the effects of resource extraction on the natural landscape, communities and the environment. Certain Non-Governmental Organizations (NGOs) who oppose globalization and resource development can be vocal critics of the mining industry and our practices, including the use of cyanide and other hazardous substances in processing activities. In addition, there have been many instances in which local community groups have opposed resource extraction activities, resulting in disruption and delays to the relevant operations. Local communities, the region in which we plan to operate have had a long history of opposing mineral extraction due to proximity to the Butte Superfund Site. Local communities are particularly focused on blocking open pit mining and with preventing groundwater contamination. Adverse publicity generated by such NGOs or others related to the mining industry, or to extractive industries generally, could have an adverse effect on our reputation or financial condition and may impact our relationship with the communities in which it operates. While we seek to operate in a socially responsible manner and we believe we have good relationships with local communities in the region in which we operate, there is no guarantee that our efforts in this respect will mitigate this potential risk. NGOs or local community groups could direct adverse publicity against and/or disrupt our operations in respect of one or more of our properties, despite our successful compliance with social and environmental best practices. Any such actions and the resulting media coverage could have adverse effects on the reputation and financial condition of our business or our relationships with the communities in which it operates, which could have a material adverse effect on our business, financial condition, results of operations, cash flows or prospects.

Our ability to successfully obtain key permits and approvals to explore for, develop and operate mines and to successfully operate in communities around the world will likely depend on our ability to develop, operate and close mines in a manner that is consistent with the creation of social and economic benefits in the surrounding communities, which may or may not be required by law. Mining operations should be designed to minimize the negative impact on such communities and the environment, for example, by modifying mining plans and operations or by relocating those affected to an agreed location. The cost of these measures could increase capital and operating costs and therefore could have an adverse impact upon our financial condition and operations. We seek to promote improvements in health and safety, human rights, environmental performance and community relations. However, our ability to operate could be adversely impacted by accidents or events detrimental (or perceived to be detrimental) to the health, safety and well-being of our employees, human rights, the environment or the communities in which we operate.

FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements. We may, in some cases, use words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “will”, “would”, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to, statements about:

●	our strategies and objectives, both generally and in respect of our specific mineral properties;

●	the timing of decisions regarding the strategy and costs of exploration programs with respect to, and the issuance of the necessary permits and authorizations required for, our exploration programs;

●	the timing and cost of our planned exploration programs, and the timing of the receipt of results therefrom;

●	our future cash requirements;

●	general business and economic conditions;

●	our ability to meet our financial obligations as they come due, including payments required to maintain our mineral property interests;

●	the timing and pricing of proposed financings, if applicable;

●	the anticipated use of the proceeds from this offering and any other financings completed us;

●	the potential for the expansion of the known mineralized zones; and

●	the potential for the amenability of mineralization to respond to proven technologies and methods for recovery of ore.

Although we believe that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Inherent in forward-looking statements are risks and uncertainties beyond our ability to predict or control, including, but not limited to, risks related to our inability to negotiate successfully for the acquisition of interests in exploration and evaluation assets, the determination of applicable governmental agencies not to issue the exploration concessions applied for by us or excessive delay by the applicable governmental agencies in connection with any such issuances, our inability to identify one or more economic deposits on our properties, variations in the nature, quality and quantity of any mineral deposits that may be located, our inability to obtain any necessary permits, consents or authorizations required for our activities, to produce minerals from our properties successfully or profitably, to continue our projected growth, to raise the necessary capital, to complete certain financing transactions, or to be fully able to implement our business strategies, and other risks identified herein under “Risk Factors”.

We caution investors that any forward-looking statements by us are not guarantees of future performance, and that actual results are likely to differ, and may differ materially, from those expressed or implied by forward-looking statements contained in this S-1. Such statements are based on a number of assumptions which may prove incorrect, including, but not limited to, assumptions about:

●	the level and volatility of the prices for precious and base metals, including silver, zinc, gold, lead and copper;
●	general business and economic conditions;

●	the timing of the receipt of regulatory and governmental approvals, permits and authorizations necessary to implement and carry on our planned exploration programs;
●	conditions in the financial markets generally, and with respect to the prospects for junior exploration silver, copper and precious and base metal companies specifically;
●	our ability to secure the necessary consulting, drilling and related services and supplies on favorable terms;
●	our ability to attract and retain key staff, and to retain consultants to provide the specialized information and skills involved in understanding the precious and base metal exploration, mining, processing and marketing businesses;
●	the nature and location of our mineral exploration projects, and the timing of the ability to commence and complete the planned exploration programs;
●	the anticipated terms of the consents, permits and authorizations necessary to carry out the planned exploration programs and our ability to comply with such terms on a cost-effective basis;
●	our ongoing relations with government agencies and regulators and our underlying property vendors/optionees; and
●	that the metallurgy and recovery characteristics of samples from certain of our mineral properties are reflective of the deposit as a whole.

These forward-looking statements are made as of the date hereof and we do not intend and do not assume any obligation, to update these forward-looking statements, except as required by applicable law. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

This list is not exhaustive of the factors that might affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the “Risk Factors” sections of this prospectus. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that could cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by law, we disclaim any obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all of the forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

CAUTIONARY NOTE TO INVESTORS REGARDING ESTIMATES OF MEASURED, INDICATED AND INFERRED RESOURCES

We are subject to the reporting requirements of the Exchange Act. Mineral property disclosures are reported in accordance with S-K 1300 under the Exchange Act.

In the U.S. and in certain other announcements not filed with the SEC, we disclose proven and probable mineral reserves and measured, indicated, and inferred resources, each as defined in S-K 1300. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable mineral reserves; therefore, investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into S-K 1300-compliant reserves. Estimations of inferred resources involve far greater uncertainty as to their existence and economic viability than the estimations of other categories of resources; therefore, it cannot be assumed that all or any part of inferred resources will ever be upgraded to a higher category. Investors are cautioned not to assume that all or any part of inferred resources exist, or that they can be mined legally or economically.

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. We discuss many of these risks in greater detail under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

REVERSE STOCK SPLIT

On January 16, 2026, we completed the Reverse Stock Split with a stock split ratio of 1-for-10. The Reverse Stock Split is intended to allow us to meet the minimum share price requirement of the NYSE American.

Except as otherwise indicated, all references to our common shares, share data, per share data and related information depict the effect of the Reverse Stock Split as if it had occurred at the beginning of the earliest period presented. The Reverse Stock Split combined each ten shares of our outstanding common shares into one common share, without any change in the par value per share which will remain no par value, and the Reverse Stock Split correspondingly adjusted, among other things, the number of common shares issuable upon exercise of outstanding options and warrants and the exercise price of such options and warrants and shares issuable upon conversion of preferred stock and other convertible securities. No fractional shares will be issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split were rounded to the nearest whole share.

DIVIDEND POLICY

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our common shares. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors (the “Board”) and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our Board may deem relevant.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $45.5 million from the sale of the securities offered by us in this offering, based on an assumed initial offering of 4,347,828 common shares and an assumed initial offering price of $11.50 per common share, which is the midpoint of the estimated range of prices as set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

A $1.00 increase (decrease) in the assumed public offering price of $11.50 per common share would increase (decrease) the net proceeds to us from this offering by approximately $4.35 million, assuming that the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Similarly, a 100,000 share increase (decrease) in the number of securities offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us by approximately $1.15 million, based on an assumed initial public offering price of $11.50 per common share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purposes of this offering are to obtain additional capital to support our operations and to facilitate our planned NYSE American listing. We intend to use approximately $45.5 million of the net proceeds from this offering as follows:

Principal Uses	Approximate Use of Net Proceeds of Offering
Surface Exploration Drilling	$2,500,000
Underground Rehabilitation and Exploration Tunnels	$12,000,000
Underground Drilling	$6,000,000
Metallurgical Test Work	$250,000
Environmental Baseline Studies	$250,000
NYSE American listing	$65,000
Salaries	$2,180,000
Professional fees	$1,600,000
General corporate and working capital purposes(1)	$20,655,000
TOTAL	$45,500,000

Notes:

(1)	Funds set aside for working capital may be allocated to corporate expenses, business development, potential future acquisitions, working capital, general administrative expenses and other purposes.

If the underwriter’s over-allotment option is exercised in full, the estimated net proceeds received by the Company from the offering will be approximately $52.5 million (determined after deducting the underwriting discounts and commissions of approximately $4.03 million and estimated expenses of the offering of $1,000,000). The Company expects to use any proceeds received from the exercise of the underwriter’s over-allotment option for further mining and exploration activities, and general corporate and working capital purposes.

Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of those net proceeds. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

Business Objectives and Milestones

Our principal business objectives are described below under the section heading “Business”, which are summarized below.

We are an exploration-stage mineral company focused on the exploration and advancement of silver, zinc, gold, lead and copper mineralization in Silver Bow County, Montana, United States. Our principal business objective is to advance our mineral properties through systematic exploration and technical evaluation in order to assess their potential for future development.

Our primary operational focus is the Rainbow Block, an approximately 878-acre patented mineral property located in the historic Butte Mining District. The Rainbow Block is our only material property under active exploration and development and benefits from extensive historical mining, exploration and metallurgical data. Our near-term exploration strategy is concentrated on mineralized zones located above the current water table, where historical and modern data indicate the potential for significant remaining mineralization.

In 2024, we completed an independent technical report in accordance with National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and in addition a subpart 1300 of Regulation S-K — Disclosure by Registrants Engaged in Mining Operations, which governs disclosure for mining registrants of the SEC (“S-K 1300”), which established an initial Inferred Mineral Resource for the Rainbow Block. This technical work represents a foundational milestone in our exploration program and provides a technical basis for continued exploration, resource expansion and future economic evaluation.

In addition to the Rainbow Block, we have approximately 3,315 acres of mineral rights in Silver Bow County, represented by the Marget Ann Block, the Goldsmith Block, the Great Republic Block, the Travona Block, and the Emma Block. These properties are currently at the exploration stage and are intended to be evaluated as part of longer-term district-scale exploration initiatives, subject to available capital and results obtained at the Rainbow Block.

As an exploration-stage company, we have no history of mineral production and do not currently generate operating revenues. There is no assurance that our exploration activities will result in the discovery of economically recoverable mineral resources or that any of our properties will be developed into a producing mine. Advancement of our business objectives is contingent upon the availability of financing, the results of exploration programs, regulatory approvals and other factors beyond our control.

We expect to accomplish the following business objectives and milestones using the net proceeds of the Offering (excluding any proceeds to the Company from the exercise of the Over-Allotment Option):

Business Objective	Milestone that must occur for Business Objective to be Accomplished	Anticipated Timing to achieve Business Objective	Estimated Cost (US$) (1)
Increasing mineral resource confidence through additional drilling and data analysis	Completion of the Phase 1 surface exploration drilling, underground rehabilitation and exploration tunnels, and underground drilling work programs on the Rainbow Block	Q1 2027	20,500,000
Advancing technical understanding of the mineral resource, including geological and metallurgical studies	Completion of a scoping level metallurgical study	Q1 2027	250,000
Advancing studies on the mineral resource, such as preliminary economic assessments or feasibility-level work as applicable	Completion of mineral resource update, metallurgical, environmental, and engineering studies	Q1 2027	250,000

Note:

(1)	Excluding general corporate expenses.

While we believe that it has the skills and resources necessary to accomplish these business objectives, there is no guarantee that we will be able to do so within the timeframes indicated above, or at all. New or revised directives of various levels of the Canadian and U.S. government and public health authorities in such jurisdictions, the status of labor or equipment availability and the ability to staff facilities, are all factors that could have an adverse impact on our plans. The timing and cost of achieving these objectives will depend on exploration results, market conditions and the availability of capital, and there can be no assurance that these objectives will be achieved within the anticipated timeframes or at all.

We do not currently have sufficient funds to accomplish these business objectives, and achieving all or a significant part of these business objectives is contingent on our completing the offering or otherwise raising additional funds. We intend to spend the funds available to it from the offering as stated above. However, there may be circumstances where, for sound business reasons, a reallocation of the net proceeds may be necessary. The actual amount that we spend in connection with each of the intended uses of proceeds will depend on a number of factors, including those referred to under “Risk Factors”.

DETERMINATION OF OFFERING PRICE

The initial public offering price will be determined by arm’s length negotiations between us and the underwriters. In determining the initial public offering price, we and the underwriters expect to consider a number of factors including:

●	the information set forth in this prospectus and otherwise available to the representatives;
●	our prospects and the history and prospects for the industry in which we compete;
●	an assessment of our management;
●	the general condition of the securities markets at the time of this offering;
●	the recent market prices of, and demand for, publicly traded common shares of generally comparable companies; and
●	other factors deemed relevant by the representatives of the Underwriter and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for the common shares, or that the common shares will trade in the public market at or above the initial public offering price. See “Underwriting” for additional information regarding our arrangement with the underwriters.

CAPITALIZATION

The following table sets forth our cash and capitalization as of December 31, 2025, on:

●	an actual basis; and

●	as adjusted basis to reflect our receipt of approximately $45.5 million in net proceeds from our sale of 4,347,828 common shares in this offering at an assumed initial public offering price of $11.50 per share, being the midpoint of the estimated price range on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The as-adjusted information below is illustrative only, and our capitalization following the closing of this offering will be adjusted based on the actual terms of this offering determined at the time of pricing as well as our actual expenses. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing elsewhere in this prospectus. The following table sets forth our capitalization assuming the sale of 4,347,828 common shares offered for sale by us at the assumed offering price of $11.50 per share.

	As of December 31, 2025
	Actual (1)	As Adjusted (Offering)
Cash and cash equivalents	$10,554,948	$56,054,968
Common shares, no par value, unlimited shares authorized; 24,143,500 issued and outstanding at December 31, 2025; issued and outstanding as adjusted for offering	$64,080,293	$109,580,313
Additional paid-in capital	$7,972,394	$7,972,394

Accumulated deficit	$(24,064,450)	$(24,064,450)
Total shareholders’ equity	$47,988,237	$93,488,257
Non-current liabilities	$222,693	$222,693
Total capitalization	$47,765,544	$93,265,564

(1)	Data is derived from our audited financial statements for the period ended December 31, 2025.

DILUTION

Investors purchasing common shares in this offering will experience immediate and substantial dilution in the as adjusted net tangible book value of their common shares. Dilution in as adjusted net tangible book value represents the difference between the public offering price per share and the as adjusted net tangible book value per common share immediately after the offering.

The historical net tangible book value of our common shares as of December 31, 2025 was approximately $47.98 million or $1.99 per share based on 24,143,500 common shares issued and outstanding on December 31, 2025. Historical net tangible book value per common share represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of common shares outstanding as of that date.

After giving effect to the sale of 4,347,828 common shares and in this offering at the assumed offering price of $11.50 per common share, which is the midpoint of the estimated price range as set forth on the cover page to this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $93.48 million, or $3.26 per common share. The offering price may not be the final price of the offering and will be adjusted based on the actual initial public offering price and other terms of our initial public offering determined at pricing. This amount represents an immediate increase in net tangible book value of $1.27 per common share to our existing shareholders and an immediate dilution in net tangible book value of approximately $8.24 per common share to new investors purchasing our common shares in this offering. We determine dilution by subtracting the net tangible book value per common share after the offering from the amount of cash that a new investor paid for a common share.

The following table illustrates this dilution on a per common share basis:

Offering price per common share	$11.50
Net tangible book value per common shares as of December 31, 2025	$1.99
Increase in net tangible book value per common share attributable to Investors	$1.27
As adjusted net tangible book value per common share after the offering	$3.26
Dilution per common share to new investors	$8.24

Each $1.00 increase or decrease in the assumed public offering price of $11.50 per common share would increase or decrease our as adjusted net tangible book value after this offering by approximately $4.35 million, or approximately $0.15 per common share, and increase or decrease the dilution per common share to new investors by approximately $0.85 per common share, assuming that the number of common shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering.

An increase or decrease of 100,000 in the number of common shares offered by us would increase or decrease our as adjusted net tangible book value after this offering by approximately $1.15 million, or $0.03 per common share, and increase or decrease the dilution per share to new investors by approximately $0.04 per common share, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

If the underwriters were to fully exercise the underwriter’s over-allotment option in full to purchase 652,174 additional common shares, our as adjusted net tangible book value would be approximately $100.46 million or $3.43 per share. This represents an increase in as adjusted net tangible book value of $1.44 per share to our existing investors and an immediate dilution of $8.07 per share to new investors.

The following table summarizes, on a as adjusted basis as of December 31, 2025, after giving effect to this offering, the total number of common shares purchased from us, the total cash consideration paid to us, or to be paid, and the average price per share paid, or to be paid, by new investors purchasing shares in this offering, at an assumed public offering price of $11.50 per share, before deducting the estimated underwriting discounts and commissions:

	Shares Purchased		Total Consideration		Average Price Per Share Percent
	Number	Percent	Amount	Percent
Existing stockholders	24,143,500	85%	$72,052,687	59%	$2.98
New investors	4,347,828	15%	$50,000,022	41%	$11.50
Total	28,491,328	100%	$122,052,709	100%	$4.26

If the underwriters were to fully exercise the underwriter’s over-allotment option in full to purchase additional common shares, the percentage of common shares held by existing investors would be 82%, and the percentage of our common shares held by new investors would be 17%.

Except to the extent adjusted in the pro forma amounts stated above, the foregoing tables and calculations under “Capitalization” and “Dilution” exclude:

●	397,049 common shares issuable upon exercise of warrants as of December 31, 2025, at a weighted average exercise price of $4.77 per share;

●	1,607,500 common shares issuable upon exercise of outstanding options as of December 31, 2025, at a weighted average exercise price of $3.11 per share, of which 1,534,167 were vested as of such date;

●	133,135 common shares issuable upon settlement of outstanding restricted stock units;

●	1,400,000 common shares issuable upon exercise of an outstanding performance warrant at $3.10 per share; and

●	674,915 common shares reserved for future issuance under our stock option plan as of December 31, 2025, plus any future increases in the number of common shares reserved for issuance under our stock option plan pursuant to evergreen provisions.

To the extent that outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

This discussion should be read in conjunction with the audited consolidated financial statements for the years ended December 31, 2025 and 2024, and related notes thereto which have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from management’s expectations. Factors that could cause such differences are discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors.” We are not undertaking any obligation to update any forward-looking statements or other statements we may make in the following discussion or elsewhere in this document even though these statements may be affected by events or circumstances occurring after the forward-looking statements or other statements were made. Therefore, no reader of this document should rely on these statements being current as of any time other than the time at which this document is declared effective by the SEC.

Our Business

We were incorporated under the name Blackjack Silver Corp. pursuant to the Business Corporations Act (Ontario) on August 31, 2020. The Company changed its name to Silver Bow Mining Corp. pursuant to a certificate of amendment effective February 18, 2025. On May 27, 2025, we continued into British Columbia under the provisions of the BCBCA. The Company’s registered office is located at 1200-750 West Pender St, Vancouver, British Columbia, V6C 2T8, and its corporate headquarters is located at 1401 Idaho Street, Butte, Montana 59701.

We are focused on the exploration of mineral property interests including silver, zinc, gold, lead, and copper targets in Montana. Our land holdings are located in Silver Bow County, Montana. Our current properties include the Rainbow Block, the Marget Ann Block, the Goldsmith Block, the Great Republic Block, the Travona Block, and the Emma Block. Collectively, we refer to these properties as the “Butte Project”.

As of December 31, 2025, we are in the exploration stage and have not commenced commercial production or established Mineral Reserves.

Selected Financial Information

	December 31, 2025	December 31, 2024
Financial Position	$	$
Cash	10,554,948	255,630
Working Capital Surplus (Deficiency)	9,470,294	(4,263,668)
Mineral Properties	38,261,379	37,254,528
Total Assets	49,723,155	38,573,865

Results of Operations

Year ended December 31, 2025 compared to year ended December 31, 2024

The following financial data are derived from, and should be read in conjunction with, our audited annual consolidated financial statements for the years ended December 31, 2025 and 2024.

A summary of our operating results for the years ended December 31, 2025 and 2024 are as follows:

	Year Ended December 31			Change
	2025		2024	Amount	Percentage
	$		$	$
Operating expenses
Exploration costs		688,292	255,283	433,009	167%
Depreciation		36,366	29,620	6,746	23%
Salaries and wages		2,245,298	1,806,923	438,375	24%
General and administrative		445,792	157,698	288,094	183%
Management and advisory fees		5,262,268	2,045,320	3,216,948	157%
Professional fees		1,547,614	513,955	1,033,659	201%
Operating lease expenses		104,444	297,863	(193,419)	-65%
Total operating loss		10,330,074	5,106,662	5,223,412	102%
Non-operating (income) expense
Sub-lease (income)		(51,952)	(149,177)	(97,225)	-65%
Foreign exchange (gain) loss		76,216	(96,628)	(172,844)	-179%
Interest (income)		(28,873)	(27,474)	1,399	5%
Interest expense		32,642	32,734	92	1%
Other (income) expense		15,832	(57,478)	(73,310)	-128%
Non-operating (income) expense		43,865	(298,023)	(341,888)	-115%
Net loss		10,373,939	4,808,639	5,565,300	116%

The following is an analysis of our operations for the years ended December 31, 2025 and 2024. Significant items contributing to the loss incurred during such period were as follows:

●	Exploration costs of $688,292 and $255,283 in 2025 and 2024, respectively, increased $433,009 due to increased exploration activities on the Company’s mineral properties.

●

Salaries and wages of $2,245,298 and $1,806,923 in 2025 and 2024, respectively, increased due to an increase in the number of employees and the development of the organizational structure as operations ramp up.

●	General and administrative costs of $445,792 and $157,698 in 2025 and 2024, respectively, increased $288,094 due to increases in business activity and preparation for a planned listing on the NYSE American and initial public offering.

●	Management and advisory fees totaling $5,262,268 and $2,045,320 for 2025 and 2024, respectively, increased $3,216,948. This primarily reflects the change in management compensation from consulting-based management to salaried management during 2025 and the fair value of stock options and other equity-based awards granted to officers, directors, and employees as the Company onboarded new management and implemented its equity compensation programs. Total stock-based compensation in 2025 was $5,303,960 compared to $1,509,464 in 2024, primarily impacting “Management and advisory fees.”

●	Professional fees increased $1,033,659 over the prior year, primarily due to increased legal and consulting fees in connection with our planned listing on the NYSE American and initial public offering.

●	Operating lease expenses decreased in 2025 due to the cancellation of our office lease in Ontario, Canada in June of 2025. Sub-lease income decreased year-over-year accordingly.

●	Foreign exchange loss of $76,216 in 2025 versus a gain in 2024 of $96,628 is due to the impact of foreign exchange rates on fewer Canadian dollar transactions in 2025.

Management Outlook and Trends

The overall increase in net loss of $10,373,939 is primarily attributable to the non-cash stock-based compensation expense, which management views as a one-time cost associated with establishing appropriate equity incentive programs for employees, officers, and directors.

Management expects the cost structure to evolve significantly in 2026 and 2027 with:

• Increased Exploration Spending: Substantial increases in exploration expenditures as we commence underground access and drilling on the Rainbow Block

• Higher Professional Fees: Continued elevated professional fees through the pre-IPO process and initial public company compliance

• Stable Personnel Costs: Salaries and benefits expected to remain elevated as the Company maintains its expanded team to support growth initiatives

The Company believes this investment in personnel and exploration activities positions it well for value creation through systematic exploration and potential resource development at its material properties.

Mineral Properties

In accordance with U.S. GAAP, expenditures relating to the acquisition of mineral rights are capitalized as incurred, while exploration and pre-extraction expenditures are expensed as incurred until such time as the Company exits the exploration stage by establishing proven or probable reserves. Expenditures relating to exploration activities, such as drill programs to establish mineralized materials, are expensed as incurred. Expenditures related to pre-extraction activities, such as construction of early infrastructure, are also expensed as incurred until reserves are established for that project, after which development expenditures are capitalized.

As of December 31, 2025, the Company held patented mineral and surface rights in Montana, USA. These mineral and surface rights were acquired through asset acquisitions referred to in Notes 3 and 4 of the financial statements. The Company is required to make annual property tax payments of approximately $13,000 to maintain these properties.

In February 2025, the Company closed a purchase from a third party for certain patented mining claims known as the Goldsmith Block, for a purchase price of $1,006,851.

On January 23, 2026, the Company acquired approximately 805 acres of surface lands and approximately 846 acres of mineral rights on property contiguous with the Goldsmith Block, referred to as the “Great Republic” block. The purchase was structured with an initial $500,000 down payment upon execution, followed by three annual $500,000 installments plus 3% annual accrued interest in January 2027, 2028 and 2029, concluding with a final balloon payment of $2,500,000 plus any remaining accrued interest by January 23, 2030.

As of December 31, 2025 and December 31, 2024, the activity of these mineral rights and properties was as follows:

Amount
Balance, December 31, 2023	$27,430,669
Additions during the year	$9,823,859
Divestiture during the year	—
Balance, December 31, 2024	$37,254,528
Additions during the period	$1,006,851
Divestiture during the period	—
Balance, December 31, 2025	$38,261,379

Project Locations and Status

●	The Butte Project, located in Silver Bow County, Montana, consists of the Rainbow Block, Emma Block, Great Republic Block, Travona Block, Goldsmith Block, and Marget Ann Block. This project is currently in the exploration stage. At December 31, 2025 the Company has capitalized $38,261,379 in mineral rights and property. At December 31, 2024, the Company had capitalized $37,254,528 in mineral rights and property for this project. These properties are held as patented mineral and surface rights, consisting of approximately 4,193 acres of mineral rights, and approximately 1,410 acres of surface rights.

●	The Butte Project is valued at its acquisition cost, as the mineral and surface rights are privately owned.

Exploration costs associated with our mineral properties for the twelve months ended December 31, 2025 and December 31, 2024 were $688,292 and $255,283, respectively. The increase in 2025 is due to more activity around permitting, sampling and preparation for drilling, while most of the activity in 2024 involved developing technical reports.

Related Party Transactions

Related parties include the Board of Directors, Officers and their immediate family members, as well as enterprises controlled by these individuals.

The Company incurred the following charges with directors and officers for the years ended December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
	($)	($)
Stock-based compensation – Officers and Directors	5,149,718	1,089,240

Officer and Director stock-based compensation in 2025 was primarily for C. Travis Naugle ($3,393,822), Phil Nickerson ($151,584), David McMullin ($379,560), Quinton Hennigh ($379,560), Steve Durbin ($442,820) and Andy Holloway ($126,520).

Officer and Director stock-based compensation in 2024 was for David McMullin ($83,055), Quinton Hennigh ($100,853), C. Travis Naugle ($237,299), James Mcintosh ($101,190), David Richards ($83,055), Carl Hansen ($357,300) and Julio DiGirolamo ($126,488). During the year ended December 31, 2023, the then CEO advanced $225,578 to the Company. This amount was repaid in 2024.

Financial Position, Liquidity and Capital Resources

A summary and discussion of our cash inflows and outflows for the years ended December 31, 2025 and 2024 are as follows:

	Year ended December 31		Increase/(Decrease)
	2025	2024	Amount
	$	$	$
Cash Flows Provided by (Used In):
Operating Activities	(4,690,492)	(2,725,056)	(1,965,436)
Investment Activities	(1,197,045)	(4,288,169)	3,091,124
Financing Activities	16,186,855	5,678,085	10,508,770
Net Increase (Decrease) in Cash	10,299,318	(1,335,140)	11,634,458

From January through November 2025, we completed private placements raising a total of $5,428,136 through the issuance of common shares and warrants. In particular, in October and November we closed private placements pursuant to the issuance of common shares and warrants, raising a total of $3,502,319.

There were also several warrant exercises during 2025 that raised a total of $11,508,719 as follows:

●	In February 2025, we issued 1,012,621 common shares pursuant to warrant exercises at a price of $3.50 per share, raising $3,544,177.

●	On August 11 and 18, 2025, the Company issued 100,000 common shares pursuant to warrant exercises, raising $600,000 at a price of $6.00 per share.

●	In September and October 2025, we issued 253,895 common shares pursuant to warrant exercises at a price of $6.00 per share, raising $1,523,367.

●	In December 2025, we issued 1,822,560 common shares pursuant to warrant exercises at prices ranging from $2.50 to $4.20 per share, raising $5,841,175.

Cash Resources and Going Concern

We have no revenue generating operations from which we can internally generate funds. To date, our ongoing operations have been financed by the sale of our equity securities by way of private placements. We believe that we will be able to secure additional private placements and public financings in the future, although we cannot predict the size or pricing of any such financings. This situation is unlikely to change until such time as we can develop a bankable feasibility study on one of our projects. When acquiring an interest in mineral properties through purchase or option, we will sometimes issue common shares to the vendor or optionee of the property as partial or full consideration for the property interest in order to conserve our cash. If adequate financing is not available or cannot be obtained on a timely basis, we may be required to delay, reduce the scope of, or eliminate one or more of its exploration programs. The above factors represent material uncertainties that cast substantial doubt on our ability to continue as a going concern.

The Company considers available cash, cash equivalents, and any short-term investments to be its primary measure of liquidity. Our cash liquidity position as of December 31, 2025, comprising cash and cash equivalents of $10,554,948 reflected a net increase of $10,299,318 (December 31, 2024 – $255,630). At December 31, 2025, we had working capital of $9,470,294 compared to $(4,263,668) at December 31, 2024. Our continuing operations are dependent upon obtaining necessary financing to meet our commitments as they come due and to finance future exploration and development of mineral interests, secure and maintain good, marketable title to properties and upon future profitable production.

We anticipate that the proceeds of this offering will fund our capital requirements for the next 24 months. See, “Use of Proceeds.” We expect that we will operate at a loss for the foreseeable future and believe the current cash and cash equivalents will be sufficient for it to maintain our currently held properties, and fund our currently anticipated general and administrative costs. In any event, we will be required to raise additional funds, again through public or private equity financings in the future in order to continue in business. Should such financing not be available in that time-frame, we will be required to reduce our activities.

Despite our success to date in raising capital to fund our operations, there is significant uncertainty that we will be able to secure any additional financing in the current or future equity markets. See “Risk Factors”. Failure to obtain additional financing could have a material adverse effect on our financial condition and results of operation and could cast uncertainty on our ability to continue as a going concern. The quantity of funds to be raised and the terms of any proposed equity financing that may be undertaken will be negotiated by management as opportunities to raise funds arise. Specific plans related to the use of proceeds will be devised once financing has been completed and management knows what funds will be available for these purposes.

Mineral Property Obligations

We hold our property rights via patented mining claims, which have no material maintenance requirements outside of local property tax assessments, which we estimate to be approximately $13,000 per year. Our exploration license, issued by the Montana Department of Environmental Quality, requires a reclamation bond of $225,788, and we estimate the reclamation liability to be $214,000.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Significant Accounting Policies

A summary of our significant accounting policies is presented in Note 2 of the financial statements. The financial statements and notes are representations of our management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles under US GAAP and have been consistently applied in the preparation of financial statements.

Basis of Presentation and Consolidation

The accompanying audited annual consolidated financial statements have been prepared in accordance with US GAAP.

The accompanying audited annual consolidated financial statements have been prepared on an accrual basis, and are based on historical costs, except for financial instruments measured at fair value.

Basis of Consolidation

The accompanying audited annual consolidated financial statements include our accounts from January 1, 2024 until December 31, 2025. All significant intercompany accounts and transactions between us and our subsidiary have been eliminated upon consolidation.

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on previously reported net loss or accumulated deficit.

Use of Estimates

The preparation of financial statements in accordance with US GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of our financial position and results of operations.

Segments

We are engaged in the exploration of our mineral properties and have determined that we operate in one operating and reportable segment. Operating segments are defined as components of an entity where discrete financial information is evaluated regularly by the chief operating decision maker (“CODM”). This determination is based on the manner in which the CODM, identified as the Chief Executive Officer, makes operating decisions, allocates resources and assesses financial performance.

All activities are related to the exploration of mineral properties, and we have not commenced commercial operations or generated revenues to date. Internal reporting and decision-making are performed, and all financial results are reviewed on a consolidated basis by the CODM, without differentiation by individual exploration property. The single segment constitutes all the consolidated entity, and the accompanying consolidated financial statements and the notes to the accompanying consolidated financial statements are representative of such amounts.

Financial Instruments

We classify our financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”), or at amortized cost. We determine the classification of financial assets at initial recognition. The classification of debt instruments is driven by our business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition we can make an irrevocable election (on an instrument-by-instrument basis) to designate them as FVTOCI. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives).

An ‘expected credit loss’ impairment model applies which requires a loss allowance to be recognized based on expected credit losses. The estimated present value of future cash flows associated with the asset is determined and an impairment loss is recognized for the difference between this amount and the carrying amount as follows: the carrying amount of the asset is reduced to estimated present value of the future cash flows associated with the asset, discounted at the financial asset’s original effective interest rate, either directly or through the use of an allowance account and the resulting loss is recognized in profit or loss for the period. In a subsequent period, if the amount of the impairment loss related to financial assets measured at amortized cost decreases, the previously recognized impairment loss is reversed through profit or loss to the extent that the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not been recognized.

Foreign Currency

Transactions in currencies other than the functional currency are recorded at the rate of exchange prevailing on the dates of transactions. Monetary assets and liabilities that are denominated in foreign currencies are translated at the rates prevailing at each reporting date. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are retranslated to the functional currency at the exchange rate at the date the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated. Foreign currency translation differences are recognized in profit or loss, except for differences on the retranslation of available-for-sale instruments, which are recognized in other comprehensive loss.

Mineral Property Interests

Expenditures on mineral exploration or evaluation incurred in respect of a property before the acquisition of a license to explore are expensed as incurred, to general exploration. Costs incurred to acquire the legal right to explore a mineral property are capitalized as tangible assets. All other exploration costs are expensed as incurred until we have established proven and probable reserves. Mineral property acquisition costs are included in exploration and evaluation and include any cash consideration and advance royalties paid, and the fair market value of shares issued, if any, on the acquisition of the mineral property interest. Properties acquired under option agreements, whereby payments are made at our sole discretion, are recorded in the accounts when the payments are made.

Once proven and probable reserves are established and an economic feasibility plan exists, the property moves into the “development stage.” Costs incurred in this stage to prepare the property for production are capitalized. To date, none of our properties have progressed to the development stage due to their early stage of exploration.

Exploration expenditures relate to the initial search for deposits with economic potential and to detailed assessments of deposits or other projects that have been identified as having economic potential. All capitalized exploration and evaluation expenditures are monitored for indications of impairment. Where a potential impairment is indicated, assessments are performed for each area of interest, as described in Impairment of non-current assets, below. Once an economically viable reserve has been determined for an area and the decision to proceed with development has been approved, exploration and evaluation assets attributable to that area are first tested for impairment and then reclassified to property, plant and equipment.

Although we have taken steps to verify title to mineral properties in which we have an interest, these procedures do not guarantee our title. Such properties may be subject to prior agreements, easements, covenants, interests or transfers, or title may be affected by undetected defects.

Property and Equipment

Property and equipment are measured at cost, less accumulated depreciation and impairment loss (if any). Useful lives are based on the Company’s estimate at the date of acquisition and are depreciated straight-line as follows for each class of assets:

Category	Range
Furniture and equipment	5 years
Computer hardware and software	3 to 5 years
Vehicles	5 years

We charge expenditures for maintenance and repairs to operations when incurred. When an asset is sold, we recognize a gain (loss) in the Consolidated Statements of Operations based upon the proceeds received on the sale less the net carrying value of the asset.

Property, plant and equipment are reviewed for impairment whenever facts and circumstances indicate that the carrying amount of an asset group may not be recoverable. An impairment loss is recognized if expected future undiscounted cash flows over the estimated remaining service life of the related asset group are less than the asset group’s carrying value.

Impairment of Long-lived Assets

The Company evaluates its long-lived assets, including mineral interests, mine development assets, and property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets or asset groups may not be recoverable. Asset groups are defined as the lowest level of identifiable cash flows that are largely independent of other assets, which for the Company generally relate to individual mining properties or integrated mining operations.

Mineral rights and properties and mining properties are monitored for impairment based on factors such as natural resources prices, government regulations, our continued right to explore the area, exploration reports, assays, technical reports, drill results and the Company’s continued plans to fund exploration and development programs on the property. If indicators of impairment are present, the Company first compares the carrying amount of the asset group to the sum of the undiscounted future cash flows expected to result from its use and eventual disposition. If the undiscounted cash flows are less than the carrying amount, an impairment loss is measured as the excess of the carrying amount over the asset group’s fair value, which is determined using valuation techniques consistent with ASC 820, including market, cost, and income approaches. Impairment losses are recognized as part of operating losses in the consolidated statements of loss and comprehensive loss.

Impairment losses for long-lived assets held and used are recognized in the period identified and are not reversed in subsequent periods. Assets classified as held for sale are measured at the lower of carrying amount or fair value less cost to sell in accordance with ASC 360.

There were no indicators of impairment for long-lived assets as of December 31, 2025 or 2024.

Asset Acquisitions

We perform a screen test as required under U.S. GAAP to determine whether a transaction should be accounted for as an asset acquisition versus a business combination. If substantially all of the fair value of gross assets acquired is concentrated in a single identifiable asset (or a group of similar identifiable assets), the assets acquired would not represent a business and is accounted for as an asset acquisition.

In addition, when an acquisition does not meet the definition of a business combination as the acquired entity does not have an input and a substantive process that together significantly contribute to the ability to create outputs, we also account for the acquisition as an asset acquisition.

In an asset acquisition, any direct acquisition-related transaction costs are capitalized as part of the purchase consideration. There is no goodwill recorded, with any excess purchase price being allocated on a pro-rata basis to the acquired assets based on their relative fair values.

Stock-based Compensation

We use our common stock for various forms of stock-based compensation arrangements entered into with directors, officers, employees and consultants. Stock-based compensation arrangements are accounted for at fair value on the date of grant. For awards with graded vesting, the fair value of each grant is measured separately and recognized over its respective vesting period. The total amount recognized as expense is adjusted to reflect the number of instruments which ultimately vest. We recognize forfeitures as they occur.

For stock options and warrants, we estimate the fair value at the grant date by using the Black-Scholes option-pricing model and provides for expense recognition over the service period, if any, of the stock option or warrant. Our estimates may be impacted by certain variables including, but not limited to, historical peer group stock price volatility and employee stock option exercise behavior. For restricted stock units (RSUs), the fair value is based on the valuation of the common share on the date of grant based primarily on our recent financings.

Assumptions and estimates utilized in the fair value models include expected stock price volatilities and related indices, the interest rate, and the probability of awards expected to vest.

Critical Accounting Estimates

The preparation of our consolidated financial statements in conformity with U.S. GAAP requires management to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, and contingent liabilities at the date of the financial statements, as well as reported amounts of income and expenses during the reporting period. Estimates and assumptions are continuously evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. However, actual outcomes may differ from these estimates.

Judgments, estimates, and assumptions where there is a significant risk of material adjustments to assets and liabilities in future accounting periods are outlined below:

●	Intangible Assets: We have determined that intangible asset costs incurred, which were capitalized, have future economic benefits and will be recoverable. Management uses several criteria in its assessments of economic recoverability and probability of future economic benefits, including anticipated cash flows and estimated economic life. The amortization expense related to intangible assets is determined using estimates of the useful life of the intangible asset.
●	Functional Currency: The functional currency for us and our subsidiaries is the currency of the primary economic environment in which the entity operates. Determining the functional currency involves judgment to determine the primary economic environment. We reassess the functional currency of our entities if there is a change in events and conditions that affect the primary economic environment. We have determined that our functional currency is the United States dollar.
●	Fair Value of Financial Instruments: The evaluation of the fair value of financial instruments, including warrants and options to purchase common shares, requires judgment in selecting the appropriate methodologies and models, as well as evaluating ranges of assumptions and financial inputs to calculate estimates of fair value.
●	Going Concern: These consolidated financial statements have been prepared on a going concern basis, which assumes that we will continue to operate for the foreseeable future and will be able to realize our assets and discharge our liabilities in the normal course of operations. In assessing whether this assumption is appropriate, management considers all available information about the future, which is at least, but not limited to, 12 months from the end of the reporting period. This assessment is based on planned actions that may or may not occur due to various factors, including our own resources and external market conditions.

BUSINESS

Business Objectives and Operations

We were incorporated under the name Blackjack Silver Corp. pursuant to the Business Corporations Act (Ontario) on August 31, 2020. We changed our name to Silver Bow Mining Corp. pursuant to a certificate of amendment effective February 18, 2025. On May 27, 2025, we continued into British Columbia under the provisions of the BCBCA. We are domiciled in British Columbia, Canada and maintain a head office in Butte, Montana. We have no maximum authorized share capital and no par value. We have no maximum authorized share capital and our common shares have no par value.

We are a minerals exploration company focused on silver, zinc, gold, lead, and copper targets in Montana. We own approximately 4,193 acres  in patented mineral claims in Silver Bow County, Montana, USA. Our primary mineral claim property is called the “Rainbow Block”, which is composed of approximately 878 acres of mineral rights, benefiting from over 100 years of exploration, mining, and metallurgical data. Our business currently depends primarily on the Rainbow Block, which is our only material property under active exploration and development. Our current operational focus and near-term exploration plans center on the Rainbow Block. In addition to Rainbow Block, we have approximately 3,315 acres of mineral rights in Silver Bow County, represented by the Marget Ann Block, the Goldsmith Block, the Great Republic Block, the Travona Block and the Emma Block.

We are an exploration stage company, with no history of operations, mining or refining mineral products. There is no assurance that the Rainbow Block will be successfully placed into production, produce minerals in commercial quantities or otherwise generate operating earnings. Our business plan is to continue exploration of the Rainbow Block to move towards completion of a feasibility study, at which point we will make a production determination, if economically and legally viable.

Property Block	Mineral Rights	Surface Rights	Status
Rainbow Block	878 acres	215 acres	Mineral Resource Estimate complete above water table
Marget Ann Block	360 acres	113 acres	Exploration stage
Goldsmith Block	328 acres	277 acres	Exploration stage
Great Republic Block	846 acres	805 acres	Exploration stage
Travona Block	428 acres	—	Exploration stage
Emma Block	1,353	—	Exploration stage
Total District Holdings	4,193 acres	1,410 acres

This is our initial public offering, and no public market currently exists for our common shares. The offering price may not reflect the market price of our common shares after this offering. Our common shares are not listed for trading on any exchange or automated quotation system.

We have submitted an application for listing our common shares for trading on the NYSE American. We anticipate that our common shares will be traded on the NYSE American; however, there can be no assurance that such an application for trading will be approved. If we do not meet all of the NYSE American’s initial listing criteria or our application for listing is not otherwise accepted, we will not complete this offering.

For further information about our properties, see the section entitled “Description of Property”.

General Corporate Information

Our principal executive offices are located at 1401 Idaho Street, Butte, Montana 59701 and our telephone number is (406) 718-7593. Our website is www.silverbowmining.com. The information on our website is not incorporated by reference into this prospectus.

Organizational Structure

Silver Bow Mining Corp. has four wholly-owned subsidiaries, SBM Properties LLC, a Montana limited liability company, SBM Montana LLC, a Delaware limited liability company, Ferry Lane Limited, a British Virgin Islands company and Ferry Lane Management LLC, a Wyoming limited liability company.

Corporate History

We are advancing the historic silver-zinc vein systems in Butte, Montana, a district with over a century of mining heritage. Since 2022, our focus has been the Rainbow Block, an 878-acre property in North Butte and Walkerville with rich mineralization potential. The property was previously operated by Anaconda Company (“Anaconda”) and contains several significant vein structures including the Rainbow, State, Chief Joseph, and Lexington Veins.

Our exploration strategy targets mineralized zones above the current water table, where we have identified potentially substantial untapped mineralization of silver, zinc, gold, lead and other metals. We’ve completed comprehensive digital modelling of the extensive underground workings that are part of the region’s mining complex with its estimated 10,000 miles of historic tunnels. This modelling integrates historical data with modern exploration techniques to guide our exploration plans.

In 2024, we commissioned an independent technical report for the Rainbow Block to determine a mineral resource estimate covering 42 distinct veins identified to date. The report was prepared pursuant to S-K 1300 and is entitled “Technical Report Summary, Rainbow Block, Butte Mining District, Silver Bow County, Montana, USA” with an effective date of December 31, 2024 and an issue date of May 27, 2025, updated February 3, 2026 (the “Rainbow Block Technical Report”) This assessment, completed by Dahrouge Geological Consulting in compliance with S-K 1300, established an initial Inferred Mineral Resource of 11.48 million tons grading 14.8 opt (507.4 grams / tonne) Ag-Eq, containing metal of 170.0 million ounces Ag-Eq. We continue to expand our understanding of this Mineral Resource through ongoing exploration while developing plans for environmentally responsible extraction methods in this historically significant mining district.

Markets

Markets Overview

The Rainbow Block has historically produced significant quantities of silver, zinc, gold, lead, and copper throughout its operating history. The polymetallic nature of our deposits provides exposure to both precious and base metals markets, including zinc, which the U.S. Government has designated as a Critical Mineral essential for economic and national security. This diversification offers potential resilience against individual metal price fluctuations.

After market analysis explores the performance of silver, copper, zinc, and gold (as well as lead as a potential byproduct), all of which have been historically mined by previous owners of the Rainbow Block.

Management expects mining within the United States to show growth in the next few years, particularly in metals present within the Rainbow Block. Further exploration of the property will be key to the development of the Rainbow Block and determining what potential resources and reserves will be present on these claims.

Commodity Price Projections

The following information was reviewed and reported on, between the dates of November 6th 2024 and March 18 2026. Any information which may have been published after these dates may not be captured in this prospectus. Analysis of these metals includes statements from current market analysts as a possible interpretation of a current market opinion which may give perspective for the logistics of furthering the exploration of the Rainbow Block claims. No information here should be taken as a forward-looking statement.

Silver

The Rainbow Block hosts significant silver mineralization, predominantly as native silver, electrum and primary and secondary silver sulfides within the veins of the intermediate and peripheral zones. Historical mining by Anaconda Company (a successor company to a number of historical companies with the “Anaconda” name from the 1880s through 1977 that operated in the Butte project area, including the Rainbow Block) focused primarily on the copper-rich central zone, leaving substantial silver-rich veins in the intermediate and peripheral areas that were less developed. These veins, documented in Anaconda Company’s 1978 Ore Reserves and Resources report, extend to great depths and represent a significant exploration target. The Peripheral Zone, which contains the highest silver grades, encompasses approximately 70% of the Rainbow Block claims currently controlled by us.

Silver exhibits greater price volatility than base metals like copper and zinc, driven by its dual role in industrial applications and as an investment asset sensitive to economic cycles and sentiment (ING Think, Volatility remains set to drive silver, December 8, 2025; Wikipedia, Silver as an investment, November 30, 2025).

During the 2020 pandemic market disruption, silver prices peaked at approximately $29 per ounce in August, nearing levels not seen since 2013 (Exchange-Rates.org, Silver Price History United States 2020; Silver Institute, Global Pandemic Fueled Renewed Investor Interest in Silver in 2020, April 22, 2021). Since then, IMF monthly average silver prices rose from $25.20/oz in 2021 and $21.80/oz in 2022 to $23.40/oz in 2023 and $31.30/oz in Q4 2024, before accelerating through 2025 to a quarterly average of $31.90/oz in Q1 2025, $33.60/oz in Q2 2025, $37.90/oz in Q3 2025, and $42.50/oz in August 2025 (IMF, Primary Commodity Prices, Table 3, https://www.imf.org/en/research/commodity-prices). On an annual average basis, silver reached $40.34 per ounce in 2025, up 42.0% from $28.41 in 2024, with prices rising 144% over the course of the year - the strongest annual performance of all precious metals tracked (Monex Precious Metals / CPM Group, Silver Price Outlook, January 2026, https://www.monex.com/silver-price-outlook-february-2026/). The IMF-reported monthly average silver price for January 2026 was $91.21 per ounce - the highest monthly average on IMF record - before correcting in February 2026 as speculative positioning unwound following a period of extraordinary price volatility (IMF, Primary Commodity Prices, https://www.imf.org/en/research/commodity-prices).

Unlike gold, which is predominantly investment-driven, silver derives over 50% of its annual consumption from industrial uses, including for electronics and electrical contacts, photovoltaic cells for solar energy, medical devices with antimicrobial properties, automotive sensors and electrical systems, and specialized optical equipment (Silver Institute, Factors that Determine the Silver Price, February 2024). This dual nature amplifies silver’s price sensitivity and positions it favorably amid growth in green technologies and electronics.

Figure: Silver Commodity Price January 31, 2014 to February 28, 2026 (IMF Primary Commodity Prices,
https://www.imf.org/en/research/commodity-prices, 2026)

During 2025, Silver outperformed all other precious metals (covered in the Monex report), driven by surging industrial demand - particularly from solar energy and electronics, alongside strong investor inflows (Monex Precious Metals, Silver Price Outlook, February 2026, https://www.monex.com/silver-price-outlook-february-2026/; CNBC, Silver hits new all-time highs as precious metal surges again, January 26, 2026, https://www.cnbc.com/2026/01/26/silver-price-surge-rally-gold-all-time-high-aiprecious-metal.html).

Supply constraints bolster higher silver prices, with global mine production showing modest declines or stagnation in recent years while demand surges; secondary supply from recycling provides partial balance but remains insufficient to offset primary production shortfalls ((U.S. Geological Survey, Mineral Commodity Summaries 2025 – Silver, January 2025, revised March 2025, https://pubs.usgs.gov/periodicals/mcs2025/mcs2025-silver.pdf).

Silver market outlook indicates supply elasticity remains low - with years likely required before meaningful new silver supply can reach the market (Silver Institute and Metals Focus, Global Silver Investment to Remain Strong in 2026 Against the Backdrop of a Sixth Consecutive Annual Market Deficit, February 2026, https://silverinstitute.org/global-silver-investment-to-remain-strong-in-2026-against-the-backdrop-of-a-sixth-

consecutive-annual-market-deficit/; CME Group, Precious Metals Outlook 2026, https://www.cmegroup.com/ articles/2026/precious-metals-outlook-2026-market-dynamics-following-a-record-breaking-year.html). It is management’s belief that the Rainbow Block’s significant silver mineralization, documented but largely unmined by previous operators, positions Rainbow Block to potentially help address market supply constraints while benefiting from favorable price conditions.

Zinc

Historical production from the Butte district totals approximately 2.2 million tonnes of zinc, primarily extracted as a by-product of copper and silver mining, underscoring its significant abundance despite secondary status (U.S. Geological Survey, Mineral Commodity Summaries 2025, https://pubs.usgs.gov/periodicals/mcs2025/mcs2025.pdf).

Zinc’s primary application is in galvanizing steel, where it forms a protective coating that extends material lifespan with minimal environmental impact through corrosion resistance (Crossroads Galvanizing, Why is Zinc Used in Galvanizing and not Copper?, November 4, 2020). Management believes that demand is closely linked to industrialization, urban development, infrastructure projects, automotive production, electronics, and green energy technologies including solar panels, wind turbines, and emerging zinc-ion batteries.

IMF Primary Commodity Price data show zinc averaged $3,002.80/t in 2021, rising to $3,484.90/t in 2022 before falling to $2,653.00/t in 2023 as construction activity softened. Prices partially recovered to a quarterly average of $3,047.90/t in Q4 2024, before softening to $2,636.20/t in Q2 2025 and recovering to approximately $2,790/t in Q3 2025 (IMF, Primary Commodity Prices, Table 3, https://www.imf.org/en/research/commodity-prices). The 2025 LME annual average zinc price was $3,218/t, with a slight increase expected in H1 2026 due to ongoing regional disparities before prices are projected to decline as global surpluses grow into 2026–27 (Fastmarkets, What Will 2026 Bring for Base Metals Prices?, January 26, 2026, https://www.fastmarkets.com/insights/what-will-2026-bring-for-base-metals-prices/).

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Figure: Zinc Commodity Price January 1, 2014 to February 28, 2026 (IMF Primary Commodity Prices,
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China’s stimulus measures targeting the property sector are expected to drive modest demand recovery for galvanized steel (and thereby also zinc), though the ILZSG projects global refined zinc demand to increase by 1% to 13.86 million MT in 2026, while projecting a zinc market surplus of 85,000 MT in 2025 growing to 271,000 MT in 2026 as mine and smelter expansions outpace tepid demand growth (Investing News Network, Zinc Price Forecast: Top Trends for Zinc in 2026, January 2, 2026, https://investingnews.com/daily/resource-investing/base-metals-investing/zinc-investing/zinc-forecast/).

Near-term zinc price strength has been supported by tight LME inventories - which fell from 230,325 MT at the start of 2025 to just 33,825 MT by November 1, 2025 - but zinc's recyclability and substitutability by alternatives like aluminum continue to moderate long term demand growth, while China's surplus in zinc production contrasts with a shortfall in the rest of the world, creating diverging price dynamics (Fastmarkets, What Will 2026 Bring for Base Metals Prices?, January 26, 2026, https://www.fastmarkets.com/insights/what-will-2026-bring-for-base-metals-prices/; Investing News Network, Zinc Price Forecast: Top Trends for Zinc in 2026, January 2, 2026, https://investingnews.com/daily/resource-investing/base-metals-investing/zinc-investing/zinc-forecast/). Morgan Stanley revised its 2026 zinc price forecast in December 2025 to a yearly average of $2,900/t, citing LME inventory recovery as China exports more zinc and continued mine supply growth pointing to modest downside for zinc prices in 2026 (Reuters via IndexBox, Morgan Stanley 2026 Base Metals Outlook, December 17, 2025, https://www.indexbox.io/blog/morgan-stanley-revises-2026-base-metals-forecasts-sees-copper-deficit/)

Lead

Production of lead on the Rainbow Block was historically much lower than zinc, coming in at only 427,400 tonnes total during all past production operations. However, it is still worth noting that a lead concentrate will likely be considered in future processing studies.

The lead market has been dominated by the battery and automotive industries, with over 80% of total lead consumption going to producing lead-acid batteries used in motorized vehicles, storage of energy generated by photovoltaic cells and wind turbines, and backup power supply (Fortune Business Insights, Lead Market Size, Share & Industry Analysis, By Application (Ammunition, Batteries, Construction, Electronics, Marine, Plumbing, and Others), and Regional Forecast, 2025-2032, 2025).

In recent years, hesitancy to use lead has increased due to its high toxicity and polluting nature. In the past, the metal has shown regularly fluctuating high and low values which management believes is related to demand in the battery industry, with some influence from industrial expansion.

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Figure: Lead Commodity Price January 1, 2014 to February 28, 2026 (IMF Primary Commodity Prices, https://www.imf.org/en/research/commodity-prices, 2026)

IMF Primary Commodity Price data show lead averaged $2,200.40/t in 2021 and $2,136.20/t in 2023, before declining to a quarterly average of $2,003.10/t in Q4 2024 and approximately $1,947–$1,969/t throughout Q1–Q3 2025 (IMF, Primary Commodity Prices, Table 3, https://www.imf.org/en/research/commodity-prices). LME lead prices started 2025 at $1,921/t, reached a high of $2,090/t in March 2025, and Morgan Stanley forecasts a 2026 average of just over $2,000/t (Investing News Network, Lead Price Forecast: Top Trends for Lead in 2026, January 14, 2026, https://investingnews.com/lead-forecast/; Reuters Morgan Stanley Revises 2026 Price Forecast for Base Metals, December 16, 2025, (Reuters via IndexBox, Morgan Stanley 2026 Base Metals Outlook, December 17, 2025, https://www.indexbox.io/blog/morgan-stanley-revises-2026-base-metals-forecasts-sees-copper-deficit/).

Following a period of oversupply in 2016–2017, global lead supply and demand have largely returned to balance. The ILZSG projects global demand for refined lead to increase by 0.9% to 13.37 million MT in 2026, while a market surplus is expected to grow to 102,000 MT in 2026. Lead treatment charges have remained under intense pressure due to tight concentrate availability, putting continued pressure on smelter profitability, with lead-acid batteries set to see increasing demand from data centres and 5G applications as backup power systems, providing modest upside to demand (Investing News Network, Lead Price Forecast: Top Trends for Lead in 2026, January 14, 2026, https://investingnews.com/lead-forecast/;Fastmarkets, What Will 2026 Bring for Base Metals Prices?, January 26, 2026, https://www.fastmarkets.com/insights/what-will-2026-bring-for-base-metals-prices/).

Gold

While gold is not a main commodity of the Rainbow Block, we believe there is a significant amount of gold present in the Rainbow Block. Historical gold production in the Rainbow Block district totaled 2.92 million ounces. However, this production figure may not represent the full gold potential of Rainbow Block, as Anaconda did not routinely include gold in its regular assaying program. Gold assays were typically performed only when visible gold was noted or in specific areas known to carry higher gold values. This limited sampling approach was economically rational at the time, given that gold prices were fixed at $20 per ounce until 1934, and then at $35 per ounce until 1971.

With gold having reached an all-time high of $5,595 per ounce on January 29, 2026, and trading in the range of approximately $4,719 – $5,165 per ounce through February 2026, zones that were historically uneconomic or untested for gold may potentially represent significant value ((Monex Precious Metals / CPM Group, Gold Price Outlook, February 2026, https://www.monex.com/gold-price-outlook-february-2026/; IMF, Primary Commodity Prices, https://www.imf.org/en/research/commodity-prices).

Modern exploration, with comprehensive multi- element analyses, will be required to fully evaluate the gold potential across our properties. However, it is our belief that some of the vein-hosted, peripheral mineralization present at the deposit may have the potential for high-grade gold occurrences. This potential remains largely untested, as historical sampling practices focused primarily on silver, zinc, copper, and lead. Modern exploration, with comprehensive multi-element analyses, will be required to fully evaluate the gold potential across Rainbow Block.

Figure: Gold Commodity Price January 31, 2014 to February 28, 2026 (IMF Primary Commodity Prices, https://www.imf.org/en/research/commodity-prices, 2026)

Gold surged approximately 65% across 2025, driven by record central bank purchasing, strong investor inflows, a weakening U.S. dollar, falling real yields, and persistent geopolitical uncertainty. A Reuters poll of 30 analysts and traders places the median 2026 gold price forecast at $4,746.50 per troy ounce - the highest annual consensus in Reuters polling history dating back to 2012 (Finance Magnates, Gold Price Prediction 2026: How High Can Gold Really Go?, February 18, 2026, https://www.financemagnates.com/trending/gold-price-prediction-2026-how-high-can-gold-really-go/).

Competitive Conditions

The mining business is competitive in all phases of exploration, development and production. We compete with a number of other exploration and mining companies in the search for and acquisition of, mineral properties, many of whom have greater financial resources. As a result of this competition, we may be unable to acquire attractive mineral properties in the future on terms we consider acceptable. We also compete for financing with other resource companies, many of whom have greater financial resources and/or more advanced properties. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable to us.

Our ability to acquire properties largely depends on our success in exploring and developing our present properties and on our ability to select, acquire and bring to production suitable properties or prospects for mineral exploration and development. We may compete with other exploration and mining companies for the procurement of equipment and for the availability of skilled labor. Factors beyond our control may affect the marketability of minerals mined or discovered by us. See “Risk Factors” in this prospectus.

Raw Materials

We use critical components such as water, electrical power, and propane/natural gas in our business, all of which are readily available in Butte.

Employees and Contractors

As of April 17, 2026, we have engaged six contractors and twelve employees. Our contractors all serves us part-time. These contractors provide management, technical, administrative, accounting and legal services to us. We believe the contractors are an efficient use of our resources, providing us greater flexibility in our cost structure as we commence exploration programs. However, there are risks associated with our planned reliance upon third parties for substantial parts of our activities.

Seasonality

The mining business is subject to mineral price and investment climate cycles. The marketability of minerals is also affected by worldwide economic and demand cycles. In recent years, the significant demand for minerals in some countries has driven increased commodity process. It is difficult to assess if the current commodity prices are long-term trends, and there is uncertainty as to the recovery, or otherwise, of the world economy. If global conditions weaken and commodity prices decline as a consequence, a continuing period of lower prices could significantly affect the economic potential of the Rainbow Block and the other properties.

Artificial Intelligence

We use proprietary artificial intelligence technology to review and analyze our extensive database of drilling and exploration results on our properties and prioritize and plan our exploration activities. We use this technology to assist us in making more informed decisions on exploration methods, drilling plans and locations and other exploration activities. We use the technology as a tool only and it is only one factor considered by management in determining the Company’s exploration plans on its properties, along with the experience and judgment of the management team, the assessment of the Company’s consultants and the practical nature of our drilling programs and cost efficiency.

Government Regulation

The exploration and development of a mining prospect is subject to regulation by a number of federal and state government authorities. These include the United States Environmental Protection Agency (“EPA”), the United States Bureau of Land Management (“BLM”), and the United States Forest Service as well as the various state environmental protection agencies. The regulations address many environmental issues relating to air, soil and water contamination and apply to many mining related activities including exploration, mine construction, mineral extraction, ore milling, water use, waste disposal and use of toxic substances. In addition, we are subject to regulations relating to labor standards, occupational health and safety, mine safety, general land use, export of minerals and taxation. Many of the regulations require permits or licenses to be obtained and the filing of “Notices to Conduct Mineral Exploration Activities” (Notice level permit) and Plans of Operations, the absence of which or inability to obtain will adversely affect the ability for us to conduct our exploration, development and operation activities. The failure to comply with the regulations and terms of permits and licenses may result in fines or other penalties or in revocation of a permit or license or loss of a prospect.

If our future mine wastes, if any, were treated as hazardous waste or such wastes resulted in operations being designated as a “Superfund” site under CERCLA (“Superfund”) for cleanup, material expenditures would be required for the construction of additional waste disposal facilities or for other remediation expenditures. Under CERCLA and its comparable state law, CECRA, any present owner or operator of a Superfund site or an owner or operator at the time of its contamination generally may be held liable and may be forced to undertake remedial cleanup action or to pay for the government’s cleanup efforts. Such owner or operator may also be liable to governmental entities for the cost of damages to natural resources, which may be substantial. Additional regulations or requirements may also be imposed upon our future tailings and waste disposal, if any, in Montana under the CWA and state law counterparts. We have reviewed and considered current federal legislation relating to climate change and we do not believe it to have a material effect on our operations. Additional regulation or requirements under any of these laws and regulations could have a materially adverse effect upon our results of operations.

Montana

Mining activities on patented lands in Montana are primarily regulated by the Montana Department of Environmental Quality (DEQ) under the Metal Mine Reclamation Act and associated administrative rules. While patented mining claims constitute private property with secure mineral rights, all mining operations remain subject to comprehensive state environmental regulations regardless of surface ownership status.

The DEQ administers several key permits relevant to mining operations on patented lands:

Exploration License: Required for all exploration activities that physically disturb the surface. The license application must include detailed maps, proposed exploration methods, and reclamation plans. Exploration activities typically require posting a reclamation bond based on the extent of planned disturbance. Exploration licenses are issued for one year and must be renewed annually until reclamation is completed and approved.

Operating Permit: Required for mining operations exceeding 5 acres of surface disturbance or removing more than 36,500 tons of material annually. The operating permit application process requires detailed environmental baseline studies, operating plans, and comprehensive reclamation planning. The DEQ conducts an environmental review under the Montana Environmental Policy Act, which may require preparation of an Environmental Assessment (EA) or Environmental Impact Statement (EIS) depending on the potential impacts.

Water Quality Permits: Mining operations affecting water resources require Montana Pollutant Discharge Elimination System permits for any discharges to surface waters, and may require groundwater permits depending on potential impacts to aquifers.

Air Quality Permits: Required for operations that may generate significant air emissions, including dust from mining activities or emissions from processing facilities.

The DEQ coordinates with other state agencies including the Department of Natural Resources and Conservation for water rights, and may consult with the Montana State Historic Preservation Office regarding cultural resources impacts. For operations that may affect state-listed threatened or endangered species, coordination with Montana Fish, Wildlife & Parks may be required.

Mining operations on patented lands adjacent to public lands may also trigger additional review by federal agencies if there are potential impacts to federal resources, even though BLM or Forest Service permits would not be required for activities confined to patented claims.

All mining operations in Montana, regardless of land status, must comply with state-specific reclamation standards, which typically require contemporaneous reclamation, post-closure water quality protection measures, and financial assurance mechanisms adequate to complete reclamation if the operator fails to do so.

Environmental Regulation

Our exploration and development activities, as well as any current or future operations, are subject to extensive governmental regulations for the protection of the environment, including regulations relating to air and water quality, mine reclamation, solid and hazardous waste handling and disposal and the promotion of occupational health and safety, which may adversely affect us or require us to expend significant funds in order to comply with such regulations. There is also a risk that environmental and other laws and regulations may become more onerous, making it more costly for us to remain in compliance with such laws and regulations, which could result in the incurrence of additional costs and operational delays or the failure of our business.

All phases of our operations in Montana will be subject to extensive federal and state environmental regulation, including:

●	The CERCLA;

●	The RCRA;

●	The CAA;

●	The NEPA;

●	The CWA;

●	The SDWA;

●	The MSHA;

●	The ESA;

●	The NHPA;

●	The CERCA;

●	The MMRA;

●	The MEPA;

●	The MWQA;

●	The CAAM; and

●	Workers Compensation Laws.

These environmental regulations require us to obtain various operating approvals and licenses and also impose standards and controls relating to exploration, development and production activities. Montana state statutes and regulations also establish reclamation and financial assurance requirements for mining operations and require that mining projects in Montana obtain a reclamation permit. Mining projects are required to prepare a reclamation plan and provide financial assurance to ensure that the reclamation plan is implemented upon completion of operations. Compliance with federal and state regulations could result in delays in beginning or expanding operations, incurring additional costs for cleanup of hazardous substances, payment of penalties for discharge of pollutants, and post-mining reclamation and bonding, all of which could have an adverse impact on Silver Bow Mining’s financial performance and results of operations. See “Risk Factors”. We maintain, and anticipate continuing to maintain, a policy of operating our business in compliance with all environmental laws and regulations.

LEGAL PROCEEDINGS

From time to time, we or our subsidiaries have and may in the future become involved in ordinary routine litigation incidental to the business, to which we or any of our subsidiaries are a party, or of which any of our property is the subject. However, as of the date of this prospectus, we are not involved in any material pending legal or governmental proceedings.

DESCRIPTION OF PROPERTY

Summary

Our primary Property is the Rainbow Block in Silver Bow County, Montana, and it is the focus of our exploration efforts.

Figure 1: Rainbow Block - Location Map

Qualified Person

The disclosure in this prospectus of scientific and technical information regarding exploration results for the Rainbow Block has been reviewed and approved by Jacob Anderson, who is a qualified person under S-K 1300. Mr. Anderson is a licensed Certified Professional Geologist under the association of the American Institute of Professional Geologists.

The Rainbow Block

Technical Report Summary

The Rainbow Block Technical Report (as defined above) was prepared pursuant to S-K 1300 and has an effective date of December 31, 2024 and an issue date of May 27, 2025, updated February 3, 2026 (the “Rainbow Block Technical Report”).

The Rainbow Block Technical Report was prepared by Dahrouge Geological Consulting, a QP firm, in compliance with S-K 1300. The following disclosure is taken from parts of the Rainbow Block Technical Report or summarizes sections contained therein and has been prepared in accordance with the requirements of S-K 1300.

Property Description

The Rainbow Block, which consists of 129 patented mining claims totaling approximately 878 acres, located within Sections 6 and 7, Township 3N, Range 7W, and Sections 1, 11 and 12, Township 3N, Range 8W, in the Butte Mining District, Silver Bow County, Montana, USA.

380000
5100000
N
Helena
Idaho
Rainbow Block
Mineral Tenure Map
Legend
Rainbow Claim Block
Miles
0 0.1 0.2 0.4 0.6 0.8 1 1.2
Client: Silver Bow Mining Corp.
Consultant:
Coordinate System: NAD83
UTM Zone 12N
Storm Vw
Oro Fino Gulch Rd
Walkerville
Silver Bow Creek
N Main St
W Granite St
Butte
W Galena St
W Platinum St
S Main St
E Iron St
E 2nd St
115
W Iron St
Old US Highway 10
Centennial Ave
Casey St
Elm St
Greeley
George St
Florence Ave
Carolina Ave
Stuart Ave
Cobban St
Farragut Ave
A St
St Ann St
Williamsburg
Ottawa St
Yale Ave

Figure 2: Rainbow Block Mineral Tenure Map

Location

The Rainbow Block is located in the Butte Mining District, Silver Bow County, Montana, USA. This block of claims is located in the northern part of Butte and within a portion of Walkerville. In the north central part of the Rainbow Block is the historic Alice Pit, and directly southeast of the block is the historic Berkeley Pit. Montana Resources LLP (“Montana Resources”) operates the active mine at the Continental Pit, producing copper and molybdenum concentrates east of the Rainbow Block.

Significant Minerals

The Rainbow Block contains silver, gold, lead and zinc. Management believes the Rainbow Block may also contain critical minerals including copper, manganese, germanium, indium, and gallium. These minerals are important to our exploration and development plans and represent key targets for potential extraction. We desire to explore and develop these minerals, which are subject to various risks including exploration uncertainties, market demand fluctuations, and regulatory factors. Further assay work is required by the Company to substantiate the presence and quantity of these critical metals on the Rainbow Block.

Project Stage

The Rainbow Block is an exploration stage project. There are no known mineral reserves on the Rainbow Block at this time. There has been insufficient exploration on the Rainbow Block to estimate a mineral reserve. It is uncertain if further exploration will result in the estimation of a mineral reserve. Historical exploration has been conducted on the property. We currently consider this location material to our operations. Our business plan is to continue exploration of the Rainbow Block to move towards completion of a feasibility study, at which point we will make a production determination, if economically and legally viable.

Accessibility, Local Resources and Infrastructure

Silver Bow County, located in southwestern Montana, is home to the unified government of Butte-Silver Bow, formed in 1977 when the city of Butte consolidated with Silver Bow County. As of the 2020 census, the county has a population of 35,133 residents, making Butte-Silver Bow the fifth-largest population center in Montana, covering 718 square miles.

Rainbow Block benefits from excellent transportation infrastructure. The Rainbow Block site is located just 2 miles from the intersection of two major interstate highways: Interstate 90, which runs east-west, and Interstate 15, which runs north-south. This strategic location provides efficient road access for both personnel and equipment.

Within the boundaries of Butte-Silver Bow lies Walkerville, a self-administered incorporated town considered a suburb of Butte. As of the 2020 census, Walkerville had a population of 637 residents.

Rail access is provided by two major lines that service the area. The Port of Montana railyard, situated 7 miles west of Butte, offers comprehensive logistics support including transload operations, distribution services, warehousing, and storage facilities. Both Union Pacific Railroad and BNSF Railway serve the Port, providing direct connections to West Coast shipping terminals. This rail service extends to within 1.5 miles of the Rainbow Block in Butte.

Air access is facilitated by Bert Mooney Airport on the southeast edge of Butte. The airport features modern terminal facilities and maintains regular domestic flight service through both Delta and United Airlines. The combination of highway, rail, and air transportation infrastructure positions the Rainbow Block advantageously for future development activities

The local business community provides comprehensive support services for mining operations. Industrial services include welding, metal fabrication, and machine shops. Equipment support is readily available through rental companies, parts suppliers, and heavy equipment contractors. Professional and technical services such as drilling contractors, engineering and environmental firms maintain local offices. The consumable products sector supported by vendors of mine and office materials, industrial parts, petroleum products, and explosives.

Butte hosts several institutions critical to mining sector development. Montana Technological University offers programs in geological, mining, environmental, metallurgical, and other engineering disciplines. The city is also home to the Montana Bureau of Mines and Geology and the Center for Advanced Materials Processing.

While Butte provides most essential services locally, additional support is available in nearby cities. Bozeman lies 90 miles to the east, Helena 65 miles to the north, and Missoula 120 miles to the west.

Rainbow Block benefits from proximity to significant power generation facilities. The Basin Creek natural gas power plant, with 54 MW capacity, is located 9 miles south of the site, and the Dave Gates natural gas power plant, 204 MW capacity, is situated 24 miles to the west.

The Rainbow Block features established infrastructure including a network of paved and unpaved roads, high-voltage power distribution systems, and water service infrastructure. Historical mine workings throughout the property could potentially be used for future development, including ventilation pathways, hoisting systems, and emergency egress routes.

The local workforce is well-experienced in open-pit operations, though underground mining expertise is currently limited. However, recruitment opportunities exist within a 4-hour drive along Interstate 90 east or west of Butte, where several major underground operations maintain experienced workforces.

This infrastructure foundation, combined with local technical expertise and educational resources, positions the Rainbow Block favorably for potential future development.

Ownership

We hold the mineral interests in the Rainbow Block, which consists of 129 patented mining claims located within Sections 6 and 7, Township 3N, Range 7W, and Sections 1, 11 and 12, Township 3N, Range 8W. In many cases the surface interests have been severed from the mineral interests. The mineral rights on certain claims are subject to a reservation by ACRO of the oil, gas and associated hydrocarbons. The Company does not consider these reservations to be material to its planned operations.

Title to the mineral rights for the Rainbow Block are held primarily through Ferry Lane Limited, a wholly-owned subsidiary of ours, with some mineral rights being held through SBM Properties LLC. Certain of the mineral rights not material to the mineral resource estimate or the Company’s planned exploration have fractional ownership interests which are held by third parties

Geology, Mineralization and Deposit

The Butte porphyry copper-molybdenum deposit is hosted within the Late Cretaceous Butte Quartz Monzonite (BQM), which is part of the Boulder Batholith in Silver Bow County, Montana. The BQM classifies as a biotite-hornblende granite, dated at approximately 76.5 million years ago.

The Boulder Batholith comprises the Butte Granite and various satellite plutons emplaced into older Mesoproterozoic to Mesozoic sedimentary units and possibly coeval Elkhorn Mountains Volcanics. The batholith is elongated NNE–SSW, bounded by the Lewis and Clark Line to the north and a major East–West fault to the south that delineates the transition to Archean basement. Magmatism in the region is attributed to the subduction of the Farallon Plate, initially producing Elkhorn Volcanics and followed by emplacement of multiple intrusive phases ranging from mafic to felsic. Mineralization at Butte is hosted entirely within the BQM and associated quartz porphyry dikes. These dikes, characterized by orthoclase phenocrysts and quartz eyes, predate the Pre-Main Stage porphyry Cu-Mo mineralization.

Two stages of mineralization occurred in this deposit; the earlier “Pre-Main Stage” mineralization is currently being mined at the adjacent Montana Resources’ Continental Open Pit Mine. The later “Main Stage” mineralization created wide mineralized veins that have historically been mined both underground and open pit methods. These polymetallic veins are rich in copper, zinc, manganese, lead, silver, and gold bearing minerals. The vein systems were accessed through the thousands of miles of historical underground workings.

Main Stage mineralization in the Butte Mining District is concentrically zoned with copper-dominated veins located closest to the Anaconda porphyry core (Central Zone). These veins transition to copper-zinc veins within the Intermediate Zone and then to silver-zinc-lead-manganese-gold dominated veins in the Peripheral Zone.

Our mineral claims cover a significant portion of the Peripheral Zone and part of the Intermediate zone mineralization and include some of the most persistent vein systems in the Butte Mining District.

Faulting throughout the Butte Mining District occurred in conjunction with and after vein formation as veins often display varying degrees of syn- and post-mineralization shearing and faulting. Vein offset due to faulting are generally minimal and usually do not significantly impact vein continuity.

Exploration History

The Butte Mining District is a well-known mining district, historically mined economically for an extensive period. Mining operations within the Rainbow Block generated extensive channel sample data and drill hole information some of which has been utilized for the compilation of the vein geological models and the estimation of the mineral resource.

New Butte Mining commenced a drilling program in late 1987, drilling a total of 33 reverse circulation drillholes from December 1987 through January 1988, for a total of 4,734 ft drilled. The Reverse Circulation Drilling was focused on the Rainbow vein system. A diamond drill coring program commenced at the end of 1987 and continued through 1990, with holes collared from both surface and underground stations. Surface drilling concluded in January 1989 after completing 46 drillholes totaling 21,687 ft. Surface drilling targeted multiple veins, including the Lexington, State, Chief Joseph, Grey Rock and Rainbow. Drillholes ranged from -45° to -80° in dip, at various azimuths. Underground drilling commenced in June 1988 and continued through June 1990. Forty-four underground diamond drill core holes were completed at dips of -70° to 30° and with varying azimuths, for a total of 10,969 ft. Underground drilling targeted the Missoula, the Lexington Horsetails and the Chief Joseph and Grey Rock veins.

The most recent mineral resource estimate available that in part included the Rainbow Block was completed by the Anaconda Mining Company in 1978 following ARCO’s acquisition. Anaconda recommended “extraction by present day mining technology: open pit mining, large scale block cave mining, highly mechanized bulk underground mining, and selective underground mining employing proven Butte mining practices” (Miller, 1978).

Historical production in the Butte Mining District dating from 1881 resulted in levels of production to make it one of the top silver, zinc, and copper producers in the world.

Permitting and Licensing

The State of Montana requires an Exploration License for all exploration activities on Rainbow Block. The application must include detailed surface maps and proposed prospecting activity including exploration methods. A reclamation and re-vegetation bond must be posted before the license is issued. The license is renewed annually and remains active until a full bond release is granted following a formal reclamation inspection by the Department of Environmental Quality. Annual renewals require documentation of completed work and planned activities for the upcoming year.

Licenses and permits in place are the Exploration License, Stormwater Pollution Prevention Plan, Butte-Silver Bow County Business License. These are currently renewed annually and are currently valid.

Permit / License	Reference No.	Issued By	Date Granted	Validity
Exploration License	000857	DEQ	10/08/2021	Annual
Stormwater Pollution Prevention Plan (SWPPP)	109160	DEQ	09/18/2021	Annual
Butte-Silver Bow County Business License	3497	BSB	01/11/2021	Annual

We obtained an Exploration License from the DEQ for the Rainbow Block in 2021. Under Montana’s Metal Mine Reclamation Act, exploration licenses are valid for one year from the date of issuance and require annual renewal. An amendment application has been submitted by the Company for review by the DEQ, with approval anticipated in 2026.

We hold Exploration License No. 000857 issued by the Montana Department of Environmental Quality (DEQ) in October 2021. The current license authorizes:

●	Surface Drilling Program:
○	Up to 10 diamond drill pads
○	35 diamond drill holes
○	Up to 1500 feet below surface
○	Total drilling of 29,300 ft
○	Associated surface disturbance and access

Underground Rehabilitation:

●	Rehabilitation of the Chief Joseph portal and decline
●	Repair of underground workings
●	Installation of required ground support
●	Extraction of up to 10,000 tons of mineralized material for testing purposes only
●	Ventilation system upgrades

We are submitting an amendment application to the DEQ to expand the scope of permitted activities to include:

●	Development of a new exploration decline

●	Additional underground exploration drill stations

●	Associated surface support infrastructure

Surface Rights

We own approximately 215 acres of private surface lands in the Rainbow Block which may be utilized for development of the Rainbow Block, with remaining portions of Rainbow Block’s surface rights being owned by third parties. Some of the surface rights related to areas zoned for use that are not compatible with mineral exploration.

Water Rights

We do not currently own any water rights. All historic water rights were either abandoned or deeded to third parties. Water needed for exploration activities is available for purchase from Butte-Silver Bow Water Utility Division at an existing onsite hydrant. We may eventually secure additional water rights for project development purposes.

Government Mining Taxes, Levies and Royalties

We have granted a NSR of 2% from all products (including precious metals, copper, zinc, lead, manganese, molybdenum, rare earth elements, and other metallic products) produced and sold from certain of our mineral properties, including the  Rainbow Block. We have the exclusive right to buy out the full NSR for $7,500,000, with this price remaining fixed until 2035, after which it will be adjusted based on published inflation rates. There are no other known third-party royalties, payments, or other agreements or encumbrances.

Environmental Liabilities

The Rainbow Block is situated within the Silver Bow Creek/Butte Area Superfund site, which is governed by two key consent decrees; The Butte Priority Soils Operable Unit (BPSOU) Consent Decree (2020) and The Butte Mine Flooding Operable Unit (BMFOU) Consent Decree (2002).

Under the BMFOU Consent Decree, Montana Resources LLP treats contaminated groundwater before it enters Silver Bow Creek. This treatment obligation is part of the broader environmental management framework for the Butte Mining District.

Environmental indemnification for a substantial portion of the Property is governed by the ARCO Indemnification Agreement. The ARCO Indemnification Agreement describes ARCO's Indemnification to Ferry Lane Limited and Ferry Lane's Indemnification to ARCO.

This ARCO Indemnification Agreement forms part of a comprehensive settlement addressing environmental cleanup and remediation requirements at the Silver Bow Creek/Butte Area National Priorities List (NPL) Site. The settlement was negotiated under CERCLA.

Drilling

Drilling has occurred on the Property starting in 1959 with a diamond drilling program by the Anaconda Company. A RC program was implemented by Anaconda in 1981. New Butte Mining completed both underground and surface diamond core drilling campaigns from 1987 through 1990.

Eight diamond drill holes totaling 4,780.5 ft were completed by the Company, from October 2021 to January 2022, to confirm historical high-grade intercepts, provide infill data, and determine the extent of vein systems.

Core recovery from all eight BJS21 holes averaged 89%.

Our drilling results from the 2021-2022 program that targeted the Rainbow-Alice and Lexington-Missoula veins reveal several notable intervals. These intercept intervals include 43.5 feet in the Rainbow-Alice vein in hole BJS21-03, averaging 3.60 Ag opt 1.7% lead and 2.6% zinc from 410.5 to 454.0 feet, with a 1.4-foot interval yielding 13.27 opt silver and 36.5 opt Ag-Eq from 445.5 to 446.9 feet. Other significant intercepts include 46 feet in Rainbow-Alice hole BJS21-23, which averaged 2.32 Ag opt and 8.5 opt Ag-Eq from 419.0 to 465.0 feet, and a Lexington-Missoula hole BJS21-31, which intersected 7.1 feet averaging 4.31 Ag opt and 10.8 opt Ag-Eq from 309.5 to 316.6 feet. These intervals display variable yet noteworthy gold, silver, and base metal contents, especially in higher-grade zones with significant Ag-Eq values.

See full results in Table 1.

Table 1: Significant Drill Intersections Our 2021 – 2022 drilling program and historical drill programs by Anaconda and New Butte Mining.

Vein Intercept	Hole ID	Dip	Azimuth	From	To	Interval	Au	Ag	Pb	Zn	Ag Eq
		(deg)	(deg)	(ft)	(ft)	(ft)	(opt)	(opt)	(%)	(%)	(opt)
Rainbow-Alice	BJS21-03	-60	160	410.5	454.0	43.5	0.014	3.60	1.7	2.6	8.3
	including			445.5	446.9	1.4	0.045	13.27	10.1	13.1	36.5
Rainbow-Alice	BJS21-23	-40	0	419.0	465.0	46.0	0.010	2.32	2.1	4.6	8.5
	including			425.0	430.0	5.0	0.015	5.51	3.4	9.2	16.6
Badger-State	BJS21-24	-60	180	225.5	238.5	13.0	0.012	4.34	0.2	1.2	6.4
	including			230.0	235.0	5.0	0.019	7.20	0.3	0.9	9.8
Rainbow-Alice	BJS21-25	-45	350	19.0	33.5	14.5	0.027	5.31	1.1	1.5	9.9
Rainbow-Alice	BJS21-26	-60	180	97	110.0	13.0	0.017	3.03	3.2	4.2	10.7
	including			97.0	102.0	5.0	0.009	2.10	5.5	6.2	12.7
Lexington-Missoula	BJS21-31	-50	325	309.5	316.6	7.1	0.022	4.31	0.8	5.4	10.8
	including			311.5	315.2	3.7	0.041	8.20	1.3	10.0	20.0
Edith May	391-301	-90	0	40	50	10.0	58.3	0.149	42.8	0.3	0.37
Goldsmith Splay	3C_DDHSE	-39	156	68	71	3.0	22.0	0.046	17.2	0.2	0.05
Rainbow-Alice	3C_DDHSE	-39	156	176	182.5	6.5	53.1	0.192	27.3	2.7	4.4
Skyrme	NBM88-12	-45	200	344	347	3.0	33.0	0.043	19.2	1.9	7.8
Chief Joseph	NBM88-3	-60	200	593	596	3.0	39.3	0.123	16.8	3.1	7.6
Chief Joseph	NBM88-4C	-55	175	786	791	5.0	60.2	0.233	24.8	2.1	10.1
Chief Joseph	NBM88-7	-45	187	345	349	4.0	83.4	0.222	50.6	4.1	7.3
Lexington-Missoula	NBM88-U19	-12	0	174	185	11.0	223.8	1.308	82.9	2.4	8.0
High Ore	NBM89-1	-30	354	256.1	259.4	3.3	57.9	0.287	22.2	3.2	4.5
Wild Bill	NBM89-2	-35	355	268.5	274.7	6.2	45.7	0.164	8.6	5.2	16.2
State	NBM90-U3	0.4	4	305	313	8.0	39.5	0.090	13.1	2.5	14.9

Sampling, Analysis and Data Verification17

Anaconda Copper Mining Channel Sampling

Channel sampling carried out by Anaconda Copper Mining during the mining process was meticulously documented and described. Sampling was conducted to control mining operations, estimate ore reserves, differentiate ore from waste, determine grade and quantity of material, reduce waste and determine shipping grade. Each sample was examined to ensure it accurately represents the material’s grade and composition. All mineralized faces and sides must be sampled, excluding those parallel to the structure to obtain a representative sample. Samples were taken horizontally at breast height, regardless of vein dip, while noting the true width. Geologists took caution to sample veins with varying hardness to not take too much softer material and not enough harder wall rock.

These samples were assayed for copper, lead, zinc and/or silver using the following procedures. A copper vein containing zinc or vice versa was assayed for both metals. Copper only stopes were only measured for copper unless noticeable zinc or silver were noticed in average or greater quantities. The same process was completed for zinc. However, when zinc appeared in low grade quantities and more silver or lead were reported to be in economic quantities lead and silver would be assayed for as well. All development samples were sampled for silver unless the sampling geologist indicates otherwise. Geologists were encouraged to make a grade estimate while sampling and compare them to the assay results. This helped to identify any assaying issues so the area could be resampled and ran again.

A rigorous chain of custody system was implemented to maintain sample integrity throughout the sampling process. All sampling data, including diamond drill holes, vein and waste descriptions, and supplementary geological observations, was consolidated through the senior sampler. Each sample bag was systematically tagged with critical tracking information: date, shift, working place number, number of cars sampled, and car size classification. To ensure accountability, sample tags were submitted to the timekeeper before the conclusion of each shift, and strict protocols required all samples to be transported out of the mine by shift end.

Historic Drill Core Re-Sampling

Historical core drilled by New Butte Mining from 1988 to 1990, housed in the Badger Hoist House, was selectively resampled by us. The approach and purpose of this undertaking was to verify assays of vein intervals originally sampled by New Butte Mining, sample wall rock adjacent to veins and sample previously unsampled veins along with adjacent mineralized wall rock. The approach to sampling historical drill core was tailored to both the size of drill core and the fraction of drill core remaining (whole, half, or quarter).

Sampling of historical drill core was carried out in two phases: 1) a vein interval resampling program and 2) a comprehensive sampling program. During the re-sampling program, which took place during summer and fall of 2021, previously sampled vein intercepts were resampled to provide confirmation of existing assay data.

Drill Core Sampling

Sample intervals were determined by geologists during the logging process, with intervals generally centered between structural, mineralization and or alteration contacts. Samples were typically no more than 5 feet. Where drill core was to be sampled, reference lines were drawn along the core axis to ensure a representative splitting of a vein or disseminated mineralization. Cut lines were drawn to bisect masses or pods of mineralization or vein apexes, so minerals were relatively evenly distributed throughout each half of split core. Orange flagging tape was used to demarcate sample intervals and sample tags were stapled to the core boxes. These tags contain the sample ID, drill hole number and sample intervals. The drill core was subsequently photographed and then sampled. Halving of the drill core was accomplished using a hydraulic splitter, with half of the split core bagged and secured for shipment to the laboratory, and the other half retained in the core boxes for future reference. The drill core splitter was thoroughly cleaned with brushes, compressed air and vacuuming between samples.

Laboratory Analysis

All channel samples collected by Anaconda were sent and processed at an onsite laboratory for analysis. In subsequent drilling programs conducted by us and New Butte Mining, samples were sent to independent certified laboratories. The following section discusses our history of the laboratories utilized throughout the 2021 - 2022 period.

We employed the services of SGS Minerals (“SGS”) in Burnaby, BC for the initial historical resampling and for the first shipment of samples from the 2021 drilling program. The shipment of historical samples contained 177 drill core and QC samples and shipped on July 6, 2021. The second shipment to SGS, transported on November 9, 2021 consisted of samples from drill holes BJS21-23, BJS21-24 and BJS21-26, and a range of QC samples.

SGS was utilized as our primary assay laboratory from July 7, 2021 to December 3, 2021, at which time the decision was made to switch to American Analytical Services Inc. (“AAS”).

We transitioned to using the laboratory services of AAS in Osburn, Idaho for the next batch of samples from the 2021 drilling project, and for the continuation of re-sampling and gap infill sampling of the historical drill core. The first batch of continued historical drill core gap and re-sampling (BJS_123021-F&AA) was shipped to AAS on December 30, 2021, and contained 46 samples of historical drill core and QC samples. Batch BJS_011422-F&AA, consisting of 132 samples from drill holes BJS21-25, BJS21-01 and BJS21-03, and various QC samples, was sent to AAS on January 10, 2022. Umpire samples (five pulp samples) from SGS batch BBM21-14653 were also sent to AAS for check assaying. A third batch, containing 263 historical drill core and QC samples, were sent to AAS, but not processed. We later chose to utilize AAS for umpire/duplicate sample analysis of SGS and Paragon lab results and, therefore, has not reported any AAS data in our assay database.

Following the decision to transition from AAS to Paragon, we requested all pulp samples and coarse rejects from AAS (batches BJS_123021-F&AA and BJS_011422-F&AA), and the third batch of unprocessed historical samples, be sent to Paragon for analysis. The third batch of 50 historical drill core and QC samples were also sent directly from us to Paragon for analysis. A batch consisting of four coarse reject samples and a single CRM from SGS batch BBM21-14653 were sent to Paragon for umpire duplicate analysis.

We utilized ALS as another umpire laboratory, and for wax-impregnated bulk density analysis.

Security

Throughout our 2021 - 2022 drilling campaign, drill core was picked up from the drill sites at a minimum of once per shift and always picked up by our staff prior to a drill crew leaving for the day or commencing days off. Prior to drill core logging and sampling, all drill core was securely housed by us inside the Missoula Mine Yard, which houses both our office and drill core processing facilities. Drill core samples taken from select intervals were placed in heavy weight canvas sample bags and stored in a plastic-lined wood shipping crate inside the building. The storage and logging premises remained locked overnight and are surrounded by a barbed wire fence with lockable gate.

Samples were subsequently sent by us to the assay labs.  Samples were shipped with the ground freight transportation companies Manitoulin Transportation when shipping samples to SGS in Canada and Old Dominion Freight Line Inc., when shipping samples within the United States to Paragon and, ALS in Nevada and AAS in Osburn, Idaho.

Quality Assurance and Quality Control

We commenced drilling at the Rainbow Block in 2021 and, from this time, implemented a QA/QC program that included the routine insertion of CRMs and blanks into the sample stream sent for geochemical analysis. This includes all samples from the 2021 drilling program, the historical resampling program, and the umpire assaying carried out on the 2021 drill core.

Commencing in 2021, we implemented protocol for QC sample insertion, whereby CRMs were inserted every 20 samples utilizing six CRMs from Canadian Resource Laboratories of Langley, BC (“CRL”). Two types of blanks were used as part of QC protocol. These barren samples included Virginia City Gneiss and the BQM wall rock. Blanks were inserted at a rate of one every 20 samples.

Field duplicates were not taken during the 2021 to- 2022 program. However, duplicate pulp samples from a primary lab were sent for check assaying at an umpire lab.

We currently monitor laboratory assay performance of all CRM and blank material as results are received. Deviations greater than ±3 standard deviations from the expected certified mean value of each CRM are followed up with the lab in a timely manner and samples are re-assayed as required.

Using the Companies QA/QC protocols, historical core drilled by New Butte Mining from 1988 to 1990 was selectively resampled by the Company in 2021. The approach and purpose of this undertaking was to verify assays of vein intervals originally sampled by New Butte Mining, sample wall rock adjacent to veins and sample previously unsampled veins along with adjacent mineralized wall rock.

Validation of historic channel samples from Anaconda Copper Mining was conducted by Rangefront Mining Services together with Silver Bow Mining Geologists. As part of the validation, the channel samples were combined with the drill hole database and interrogates as part of the geological model wireframe construction.

In 2021, verification of the Rainbow Block drillhole assay database, was conducted for gold, silver, copper, lead and zinc by comparison of the database entries with assay certificates, provided directly to the Qualified Person of the Technical Report.

Mineral Resources

We engaged Dahrouge Geological Consulting to prepare an initial assessment of the Mineral Resource for the Rainbow Block from the database collated from drilling program and historical underground channel sampling. The channel sampling was digitized by our geologists from historical channel mapping and sampling, combined with the drill hole database. Our geologists used the channel sampling and the historical drilling to produce the geological wireframe models of the veins.

Dahrouge Geological Consulting utilized the wireframe boundaries to domain the combined drill-hole and channel sampling database into the veins and compiled an estimate for individual metals within each vein. The metals estimated were Silver (Ag), Gold (Au), Lead (Pb) and Zinc (Zn), with the main result of the estimate being a calculated Ag-Eq (Ag-Eq) reported for the Mineral Resources of the Rainbow Block. The Ag-Eq estimate was calculated per block based on the individual metal estimates within each block. The Mineral Resource was reported by accumulating these results within the block model volume.

The complexity of the estimate is aligned within the well constrained Geological wireframe model of the veins. The estimated metal contents were estimated within the hard boundaries modelled by Rangefront Mining Services and our geologists, and the results followed their guidance.

The effective date of this Mineral Resource estimate is December 31, 2024.

The results for the Rainbow Block estimation have been classified as Inferred Mineral Resources. The results of the Ag-Eq estimate is based on 4 metal variables. The classification of the combined estimates have been classified as inferred, as all of the metal variables could not be classified with equal confidence based on their sampling and estimation method within the constrained geological model.

According to §229.1300 (Item 1300) Definitions, an Inferred Mineral Resource is defined as that part of a Mineral Resource for which quantity and grade, or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is only sufficient to establish that geological grade or quality continuity are more likely than not.

An inferred mineral resource has the lowest level of geological confidence, preventing the application of the modifying factors in a manner useful for evaluation of economic viability, an inferred mineral resource may not be considered when assessing the economic viability of a mining project and may not be converted to a mineral reserve.

The Mineral Resource estimate was constrained within the geological modelling of veins, the topographic surface and the basement limit aligned with the water table, all within the Rainbow Block areal limits. The Mineral Resource estimate has considered the break-even cut-off grade of 4 opt for Ag-Eq. Assumptions of metal price and recovery, mining costs and processing costs have been utilized for the Ag-Eq cut-off grade calculation. No further cost analysis and infrastructure limitations have been considered.

A recovery factor of 90% was applied to when calculating the 4 opt Ag-Eq cut-off grade.

Rainbow Block Silver Equivalent Mineral Resource Estimate as of December 31, 2024.

The following tables show our estimates of Mineral Resources as defined in S-K 1300 as of December 31, 2024 for our Rainbow Block calculated on an in-situ basis. We have not estimated Mineral Resources or Mineral Reserves on our other properties.

	Vein	Silver Equivalent (Ag-Eq)
	M ton	M oz	oz per ton	g/tonne
Inferred	11.48	170.0	14.8	507.4
	11.48	170.0	14.8	507.4

Ag-Eq Calculation Commodity Prices
Metal	Unit	Price (US$)
Au_opt	oz	$2,500
Ag_opt	oz	$25.00
Zn_pct	lb	$1.31
Pb_pct	lb	$0.90

Average individual metal grades and contained metal for the individual metals included in the Ag-Eq calculation within the Ag-Eq Mineral Resource for the Rainbow Block are shown in the table below using a cut-off grade of 4 opt Ag-Eq. Cut-off grades for individual metals have not been applied in determining average grade and contained metal.

Average Grade by Metal and Contained Metal in the Ag-Eq Mineral Resource Statement as of December 31, 2024 for the Rainbow Block

Average Grade by Metal and Contained Metal in the Ag-Eq Mineral Resource
Vein Material	Ag (Silver)		Au (Gold)		Pb (Lead)		Zn (Zinc)
Tons (M)	Ounces	(opt)	Ounces	(opt)	lbs (M)%		lbs (M)%
11.48	49,155,194	4.28	553,549	0.05	287	1.25	1,053	4.59

Northwest Project

In the 1940s and 1950s, Anaconda considered the Northwest Project, a strategic initiative centered on the construction of the Ryan Shaft on the Goldsmith Block, designed to support a planned hoisting capacity of up to 14,000 tons per day. The Ryan Shaft was engineered to reach a depth of approximately 4,300 feet, enabling the hoisting of mined material from within the mineral resource estimate on the Rainbow Block, from ore bodies located below the water table on the Rainbow Block, and from additional mining areas across the northwest and central portions of the Butte Mining District. Although the headframe was erected and shaft sinking commenced, development was discontinued in 1959 following the long-term miners' strike that precipitated the cessation of large-scale underground zinc mining operations, and the Northwest Project was never reactivated. The Company currently retains some of Anaconda’s original Northwest Project business plans in its records.

Planned Work

In 2026 the Company plans to initiate a 35,000 ft surface drill program from permitted drill pads on its private lands in the Rainbow Block. With this drill program, the Company has planned 20 to 25 core drill holes targeting gaps in, and extensions of, the current mineral resource.

Also in 2026, the Company plans to reopen and rehabilitate the existing underground excavation known as the Chief Joseph decline on the Rainbow Block. This existing decline will be used to extend underground workings and for future underground exploration drilling to further define the Rainbow Block resources.

The Company will continue reviewing exploration potential across our other claim blocks, including the Goldsmith Block, and may conduct surface sampling programs. Additionally, we will leverage machine learning language models to systematically analyze digitized historical mining documents, helping to identify high-priority exploration targets.

The exploration budget for the planned work for 2026 is an aggregate total of $21 million, as follows:

●	$2.5 million for surface exploration drilling

●	$6 million for underground exploration drilling

●	$12 million for underground rehabilitation work

●	$250 thousand for metallurgical test work

●	$250 thousand for permitting environmental baseline studies

MANAGEMENT

The following table provides information regarding our executive officers and directors as of April 17, 2026:

Name	Age	Position(s)	Start Date
Executive Officers:
C. Travis Naugle	49	Chairman, President and Chief Executive Officer	May 2024
Wade Black	51	Chief Financial Officer	February 2025
Peter Burroughs	56	Chief Accounting Officer	November 2025
Kevin Shiell	68	Chief Operating Officer	February 2026
Phillip Nickerson	41	Vice President of Exploration	April 2025
Ruth Chun	46	Corporate Secretary	January 2025
Douglas Stiles	53	Vice President of Regulatory and External Affairs	February 2026

Non-Employee Directors:
Quinton Hennigh, M.Sc./Ph.D.	59	Director	February 2023
David McMullin	55	Director	July 2023
Steve Durbin	47	Director	January 2025
Andy Holloway	58	Director	January 2025

The following is a biographical summary of the experience of our executive officers, other senior management and directors. There are no family relationships among any of our executive officers, other senior management or directors.

Executive Officers

C. Travis Naugle, Chief Executive Officer and Chairman, 49

Mr. Naugle is a mining executive with over 25 years of experience in developing copper, zinc, silver, gold and other strategic metals projects vital to global industry and technology advancement. With deep expertise in critical minerals development, he has successfully championed resource development while forging crucial international partnerships across North America, Russia, and Eurasia.

A licensed Professional Engineer in the State of Montana, Travis holds an MBA from the University of Chicago Booth School of Business, a bachelor’s degree in mining engineering from Montana Tech, and is a Qualified Person in Mine Valuation & Finance.

Mr. Naugle has been CEO of Silver Bow Mining since May 2024 and our Chairman since January 2025. Since 2021, Mr. Naugle has acted as Chairman and CEO of Falcon Butte Minerals Corp. Since 2022, Mr. Naugle has been a director of Lion Copper and Gold Corp. (OTC:LCGMF) since 2021 and acted as its CEO between May 2021 to May 2024. Since 2019, Mr. Naugle has acted as managing partner of Redhill Global, a boutique advisory firm. Mr. Naugle was CEO of Falcon Copper Corp. from 2022 through July 2025 and has been a director since 2022 and Executive Chairman since July 2025.

Wade Black, Chief Financial Officer, 51

Mr. Black, has a career spanning 31 years on Wall Street, starting at Brimberg & Co. in 1994. He co-founded Leeb Brokerage Services, Inc. (1998-2003) as its Chief Financial Officer and co-founded Scarsdale Equities LLC (2005-2020) as Chief Operating Officer. He served on boards of mining companies including U.S. Silver Corporation from 2009-2011 and was recently a Principal at R.F. Lafferty & Co. Inc. from 2020-2025. He holds a BA in Economics and Philosophy from Columbia University, 1999 and an MBA from Columbia University, 2005. Mr. Black has been with the Company since February 2025. Mr. Black has served as Interim Chief Financial Officer of Falcon Copper Corp. since December 22, 2025.

Peter Burroughs, Chief Accounting Officer, 56

Mr. Burroughs is an experienced finance professional with more than 30 years of work in corporate finance and accounting across the mining, industrial, and construction materials sectors. From 2019 through 2025, he served as Vice President, Finance at Martin Marietta Materials, Inc., the largest U.S.-based aggregates mining and heavy construction materials company. Mr. Burroughs was formerly the Chief Financial Officer of Falcon Copper Corp. through November of 2025. Before that he spent 15 years with Caterpillar Inc., where he held various financial leadership roles in the U.S., Brazil and Singapore. He began his career with Deloitte & Touch where he worked in the U.S. and Geneva, Switzerland. Mr. Burroughs holds an MS in Accounting from Appalachian State University and is a Certified Public Accountant. He also serves on the Board of Directors of Transitions Lifecare, a nonprofit hospice organization in Raleigh, North Carolina.

Phillip Nickerson, Vice President of Exploration, 41

Dr. Phillip Nickerson is an economic geologist with extensive experience in base and precious metals exploration in the United States. Raised in Wyoming, Phil went on to study economic geology and the University of Arizona and has published influential papers on the copper deposits of the Southwestern United States. Beginning in 2012, Phil served as a Senior Geologist at EMX Royalty Corp before joining Rio Tinto in 2019 as a Principal Geologist focused on copper exploration in North America and technical geologic support for Rio Tinto’s Nuton venture. Immediately prior to joining us, Phil held the position Exploration Manager – USA at Rio Tinto. Mr. Nickerson has served as Vice President of Exploration for Falcon Copper Corp. since April 2025. Mr. Nickerson holds a B.S. degree in Geology and Geophysics from the University of Wyoming, M.S. and Ph.D. degrees in Geoscience from the University of Arizona and is a Past-President of the Wyoming Geological Association.

Ruth Chun, Corporate Secretary, 46

Ms. Chun is an experienced lawyer, executive and independent director admitted to practice law in Ontario, New York, and Namibia. Ms. Chun has brought her strategic and solutions-focused approach to mergers and acquisitions, financings, go public transactions, commercial agreements, and governance matters in various industries including mining, renewable energy, and consumer packaged goods. For over 20 years she has also served as a board member for a diverse range of public and private companies and charities, including as past chair of Rio Tinto’s Rössing Uranium pension fund and SAVIS of Halton. A trusted advisor to start-ups and large organizations alike, Ruth has established a reputation as a practical problem-solver and known for her reasoned approach to complex issues. She is the founder of Chun Law Professional Corporation, (2019 to present) which specializes in corporate commercial and securities law, and was a partner at Africa’s largest law firm (ENS Africa Namibia). She holds an honours BA from Trinity College, Toronto an MA from the University of Toronto, a JD from Queens University of Canada and holds the ICD.D designation (Valedictorian, Institute of Corporate Directors).

Kevin Shiell, Chief Operating Officer, 68

Mr. Shiell serves as our Chief Operating Officer. Mr. Shiell is a mining executive with substantial experience in underground mine development and operations in North America. He has led multidisciplinary teams responsible for production planning, operational budgeting, safety compliance, contractor management and capital project execution.

Prior to joining the Company in February 2026, Mr. Shiell served as Mine Manager at I-80 Gold Corp from August 2025 through April 2026, overseeing an underground exploration and development project and related heap leach operations. From October 2024 to July 2025, he served as Vice President of Operations at Americas Gold and Silver Corporation, where he led operational improvements at a deep underground silver mine. Mr. Shiell was President and CEO of Gold Road Mining Corp from December 2021 to November 2024. Earlier in his career, Mr. Shiell held senior operational roles with Hecla Mining Company, including as Vice President and General Manager of Hecla Nevada from 2018 to 2021, overseeing multi-asset mining operations. Mr. Shiell held progressively senior roles at Stillwater Mining Company in Montana from 1999 to 2014, culminating as Vice President of Mine Operations, where he oversaw the Stillwater and East Boulder mines with combined production exceeding 520,000 ounces annually and managed substantial operating and capital budgets. He also led major Montana-based expansion projects, long-range mine planning, and labor negotiations, following earlier roles managing both operations and advancing through technical and supervisory positions.

Mr. Shiell has extensive experience overseeing health, safety and environmental compliance, including MSHA requirements, and implementing operational best practices in underground mining environments. He has served as a director of Idaho Strategic Resources, Inc. since 2017 and currently serves on its Audit, Compensation and Nominating Committees.

Douglas Stiles, Vice President of Regulatory and External Affairs, 52

Mr. Stiles serves as our Vice President of Regulatory and External Affairs. Mr. Stiles has extensive experience in environmental permitting, regulatory compliance, and government relations in the mining sector in the United States. He has worked closely with federal and state regulatory agencies, including the U.S. Environmental Protection Agency and state environmental departments, on complex permitting and remediation matters affecting mining operations. Prior to joining us in February 2026, Mr. Stiles held senior roles focused on environmental management, regulatory affairs and stakeholder engagement within the natural resources industry, including concurrent service as Vice President of Sustainability & Environment with Lion Copper and Gold Corp since 2024. From July 2015 to January 2024, Mr. Stiles served as Director of Environmental Operations for Hecla Mining Company and General Manager for Hecla Montana, a wholly owned subsidiary of Hecla Mining Company from July 2015 to January 2024. Mr. Stiles brings significant expertise in Superfund matters, mine permitting, water rights, and public and community engagement in Montana and the broader western United States. Mr. Stiles holds a degree in Environmental Engineering from Montana Technological University and an MBA from Washington State University's Carson College of Business.

Non-Employee Directors

Quinton Hennigh, M.Sc./Ph.D., Director, 59

Dr. Hennigh is an economic geologist with 25+ years of experience at companies including Homestake Mining, Newcrest Mining, and Newmont Mining. His discoveries include the 5-million-oz Springpole gold deposit. Currently Chairman and President of Novo Resources (which he helped found in 2010), adviser to Eskay Mining and Lion One Metals, and, since 2020, has been CEO of San Cristobal Mining Inc. San Cristobal Mining focuses on sustainable practices and technology for minimal environmental impact while extracting gold, copper, and rare earth elements. He is a director of Barksdale Resources Corp, Condor Resources Inc, Electric Metals (USA) Ltd, Eskay Mining Corp, Irving Resources Inc, Novo Resources Corp and Westward Gold Inc. Mr. Hennigh was formerly a director of Crescat Capital. Dr. Hennigh holds a B.S. from the University of Missouri and M.Sc./Ph.D. from Colorado School of Mines. He is a P.Geo member of the Society of Economic Geologists and the Mining and Metallurgical Society of America.

David McMullin, Director, 55

Mr. McMullin is a senior executive with over 30 years of experience in various sectors, including mining, banking, retail, and leadership training. He has a proven track record in organizational improvement, employee development, and project management. David has held key management roles in multiple mining and resource companies. He is also a board member of several philanthropic entities and companies. Since 2019, Mr. McMullin has been a director and CEO of JEX Technologies Corporation and President and CEO of Black Icon LLC. From 2018 to 2024, Mr. McMullin was vice-president at Altair Resources Inc. and Chief Procurement Officer at NewGenRNG from 2019 to 2023.

Steve Durbin, Director, 47

Mr. Durbin has built his career in financial services with extensive cross-industry investment experience. He founded Quail Bend Capital Partners, a boutique private equity firm, in 2010, where he is President and oversees investments including four mining sector portfolio companies. Mr. Durbin is also Co-Founder and Chief Executive Officer of RYT.io Limited (dba RYTchain). His previous roles include Senior Managing Director at The Watley Group, Principal at Red Mountain Capital Partners (activist hedge fund), and positions at Oak Hill Capital Partners and JP Morgan. Steve holds an AB in Economics from Harvard and serves on the boards of SaveDaily Holdings Corp, Electric Metals (where he also serves on the audit committee), and us.

Andy Holloway, Director, 58

Mr. Holloway is a mining professional with 35+ years of experience, including 20+ in ownership roles. As a metallurgical engineer, he specializes in plant operations, design, and project management for base and precious metals globally. He is a director of Sasquatch Resources Corp., has served on the Halyard/Micon Group Board from 2022 to January 2026 and was previously project manager & vice-president metallurgy at Foran Mining Corp. from 2018 to 2021 and was vice-president engineering at Blue Coast Research from 2014 until 2021. Throughout his career he has held leadership positions at multiple firms, co-founded a Toronto engineering consultancy, and has worked extensively across Africa, Asia, and the Americas.

Significant Employees

John Marjerison, Project Manager, 56

As the Project Manager for our Butte Project, Mr. Marjerison is responsible for overseeing and coordinating various critical functions, including Health and Safety, Permitting, Engineering and Design, Land and Mineral Title Management, Budgeting, Vendor and Contractor Management, and Administrative Operations.

Involvement in Certain Legal Proceedings

Corporate Cease Trade Orders

To our knowledge, no director or executive officer of us is, as of the date hereof, or was within ten years before the date hereof, a director, chief executive officer or chief financial officer of any company (including us), that:

(a)	was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Bankruptcies and Other Proceedings

To our knowledge, except as set forth below, no director or executive officer of us, or a shareholder holding a sufficient number of our securities to affect materially the control of us:

(a)	is, as of the date hereof, or has been within the ten years before the date hereof, a director or executive officer of any company (including us) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold our assets; or

(b)	has, within the ten years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

Mr. McMullin was Chief Executive Officer of CS Mining LLC when it filed for Chapter 11 bankruptcy (Case No. 16-24818) in the U.S. Bankruptcy Court for the District of Utah in June 2016. The bankruptcy proceedings concluded in 2017 with Lippo China Resources Limited acquiring substantially all of the assets of CS Mining LLC out of bankruptcy.

Ms. Chun was previously a director of SLANG Worldwide Inc., which made a voluntary assignment in bankruptcy in 2024, during the period in which she served as a director. The bankruptcy proceedings remain ongoing.

Penalties or Sanctions

Except as described above under “Bankruptcies and Other Proceedings”, to our knowledge, no director or executive officer of us, nor any shareholder holding sufficient of our securities to materially affect control of us has been subject to (a) any legal proceeding or other event described in Item 401(f) of Regulation S-K during the past ten years; (b) any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (c) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Family Relationships Disclosure

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Ethical Business Conduct

The Board monitors our ethical conduct and ensures that we comply with the applicable legal and regulatory requirements of relevant securities commissions and stock exchanges. We have a Code of Business Conduct and Ethics for our officers, employees, and members of the Board. Each of which can be found on our website at www.silverbowmining.com.

In general, the Board has found that the fiduciary duties placed on individual directors by our governing corporate legislation and the common law, as well as the restrictions placed by applicable corporate legislation on the individual director’s participation in decisions of the Board in which the director has an interest, have been sufficient to ensure that the Board operates independently of management and in our best interests.

Complaints Procedures

We have also adopted specific procedures to receive complaints and submissions relating to accounting matters (the “Whistleblower Policy”), which outline complaint procedures for financial concerns and other corporate issues. Under the Whistleblower Policy, complaints and submissions can be made regarding accounting, internal accounting controls or auditing matters or issues of concern regarding accounting or auditing matters to their direct supervisor, the Chief Financial Officer or any other executive officer of the Company with whom they feel comfortable speaking. If the employee does not feel comfortable reporting with the executive structure of the Company, complaints can also be made directly to the Chair of the Audit Committee. The Whistleblower Policy also provides for confidential and anonymous reporting through a third-party service provider.

Excluding complaints or submissions made directly pursuant to the procedures above under the Whistleblower Policy, regarding financial, accounting or auditing matters, the Board does not formally monitor compliance with the Code of Conduct and Business Ethics. Management is responsible for reporting to the Corporate Governance and Nominations Committee when they become aware of any breaches or alleged breaches of the Code of Conduct and Business Ethics and complaints made by suppliers or employees against us or any director, employee or officer. In the event of a violation of the Code of Conduct and Business Ethics, the applicable committee of the Board will investigate the breach or alleged breach and, if appropriate, recommend corrective disciplinary action, including, if warranted, termination of employment. In the event that a breach or alleged breach relates to financial, accounting or auditing issues, the Audit Committee will have responsibility to investigate the matter.

At the date of this prospectus, there has been no conduct by a director or executive officer that constitutes a departure from the Codes and the Complaints Officer has received no complaints under the Whistleblower Policy.

Nomination of Directors

The Board does not have a formal process for identifying new candidates for Board nomination. When required, the Board collaborates with management to identify potential candidates to consider their suitability for membership on the Board.

Director Independence

The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the listing rules of the NYSE American set forth in the NYSE American Company Guide. Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the NYSE American Company Guide, and all directors who sit on our Audit Committee, Nominating Committee and Compensation Committee must also be independent directors.

The NYSE American definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, an employee of us or our subsidiaries and has not received certain payments from, or engaged in various types of business dealings with us. In addition, as further required by the NYSE American, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to us and our management.

As a result, the Board has affirmatively determined that each of Quinton Hennigh, Steve Durbin, David McMullin, and Andy Holloway are independent in accordance with the NYSE American listing rules. The Board has also affirmatively determined that all members of our Audit Committee, Nominating Committee and Compensation Committee are independent directors.

Committees of the Board

Our Board has an audit committee, a compensation committee and a corporate governance and nominating committee, each of which, pursuant to its respective charter, will have the composition and responsibilities described below upon the completion of this offering. Following the completion of this offering, copies of the charters for each committee will be available on the investor relations portion of our website. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our audit committee is composed Steve Durbin, David McMullin and Quinton Hennigh. Mr. Durbin is the Chair of our audit committee. Each of the members of our audit committee meet the independence requirements under the NYSE American and SEC rules. All are considered to be “independent” as that term is defined in applicable securities legislation. Each member of our audit committee is financially literate. In addition, our Board has determined that Mr Durbin is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not, however, impose on him or her any supplemental duties, obligations, or liabilities beyond those that are generally applicable to the other members of our audit committee and Board.

The primary function of the audit committee is to assist the Board in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by our senior management to regulatory authorities and shareholders, our systems of internal controls regarding finance and accounting, and our auditing, accounting and financial reporting processes. Consistent with this function, the audit committee will encourage continuous improvement of, and should foster adherence to, our policies, procedures and practices at all levels.

The audit committee’s primary duties and responsibilities are to:

●	serve as an independent and objective party to oversee our accounting and financial reporting processes and internal control system;

●	review our financial statements and management’s discussion and analysis;

●	oversee the audit of our financial statements;

●	oversee our compliance with legal and regulatory requirements as they relate to accounting and financial controls and anti-corruption and bribery issues;

●	oversee, review and appraise the independence and the performance of our external auditors; and

●	provide an open avenue of communication among our auditors, senior management and the Board.

Compensation Committee

Our compensation committee is composed of Quinton Hennigh, Andy Holloway and David McMullin. Quinton Hennigh is the chair of our compensation committee. The members of our compensation committee meet the independence requirements under the NYSE American and SEC rules. Each member of this committee is also a “non - employee director” within the meaning of Rule 16b-3 under the Exchange Act.

The compensation committee has been established by our Board to carry out the responsibilities delegated by the Board relating to the review and determination of a compensation plan that is both motivational and competitive for executive officers and other members of senior management (collectively “Executive Management”) so that it will attract, hold and inspire performance of Executive Management of a quality and nature that will enhance our reputation, operational success and growth. The compensation committee will assist the Board in fulfilling its responsibilities relating to human resources and compensation issues.

Corporate Governance and Nominating Committee

The Board has established a Corporate Governance and Nominating Committee that is comprised entirely of independent directors; this committee is charged with the responsibility of identifying new candidates for Board nomination, among other things. The current members of the Corporate Governance and Nominating Committee are: Quinton Hennigh, David McMullin, Steve Durbin.

The main purpose of the governance and nominating committee is to provide a focus on governance that will enhance our performance, to assess and make recommendations regarding the Board’s effectiveness and to establish and lead the process for identifying, recruiting, appointing, re-appointing and providing ongoing development for directors.

While a formal process has not yet been developed, it is expected that Board candidates will be identified through industry contacts and search firms.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board.

EXECUTIVE COMPENSATION

Overview

The following discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation policies and practices that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933. This section provides an overview of the compensation awarded to, earned by, or paid to each individual who served as our principal executive officer during fiscal years 2024 and 2025, and our next two most highly compensated executive officers in respect of their service to our company for fiscal years 2024 and 2025. We refer to these individuals as our “NEOs”.

Summary Compensation Table

Name and principal position (a)	Year (b)	Salary ($) (c)	Stock awards ($)(1) (e)	Option awards ($)(2) (f)	Total compensation ($)
C. Travis Naugle, CEO	2025	551,250	3,715,646(3)	442,820(4)	4,709,716
	2024	157,500	—	237,300(5)	394,800
Carl Hansen, former CEO, former President	2025	—	—	—	—
	2024	107,310	120,000(6)	237,300(7)	464,610
Wade Black, CFO	2025	170,000		152,399(8)	322,399
	2024	—	—	—	—
Phillip Nickerson, VP Exploration	2025	101,154	—	151,584(9)	252,738
	2024	—	—	—	—
(1)	The amounts in this column represent the dollar amounts for the aggregate grant-date fair value of RSUs granted pursuant to the Stock Option Plan, computed in accordance with FASB ASC Topic 718. See Note 9 to the Company’s audited annual financial statements for the years ended December 31, 2025 and 2024 for further details on the calculation and underlying assumptions used in calculating the grant-date fair value of RSUs.
(2)	The amounts in this column represent the dollar amounts for the aggregate grant-date fair value of Options granted pursuant to the Stock Option Plan, computed in accordance with FASB ASC Topic 718. See Note 9 to the Company’s audited annual financial statements for the years ended December 31, 2025 and 2024 for further details on the calculation and underlying assumptions used in calculating the grant-date fair value of Options.
(3)	Consists of 1,400,000 performance warrants issued in January 2025 with an exercise price of $3.10 per share, which vest upon meeting certain performance metrics. The performance metrics are as follows: (1) 400,000 to vest upon completion of a mineral resource estimate compliant with SK 1300, (2) 200,000 upon purchase of Goldsmith Claim Block, (3) 400,000 upon resolution of Lane F Holdings option for cash or shares, (4) 200,000 upon a public listing before December 31, 2026 and (5) 200,000 upon completion of a preliminary economic assessment on the Rainbow Block before December 31, 2026. Performance conditions 1-3 have been satisfied and those warrants have vested.

(4)	Consists of 175,000 stock options granted March 3, 2025, expiring March 3, 2030, with an exercise price of $3.10 per share, which vested immediately upon the date of grant.
(5)	Consists of 100,000 stock options granted April 18, 2024, expiring April 18, 2029, with an exercise price of $3.00. The stock options vested immediately upon the date of grant.
(6)	Consists of 40,000 RSUs issued April 18, 2024. The RSUs vested on April 18, 2024.
(7)	Consists of 100,000 stock options granted April 18, 2024, expiring April 18, 2029, with an exercise price of $3.00. The stock options vested immediately upon the date of grant.

(8)	Consists of 50,000 stock options granted February 1, 2025, expiring February 1, 2030, with an exercise price of $3.10. The stock options vested one-third immediately upon the date of the grant, and will further vest one third one each one year anniversary of the grant. Additionally, 10,000 stock options were granted March 3, 2025, expiring March 3, 2030, which vested immediately upon the date of the grant.

(9)	Consists of 60,000 stock options granted April 14, 2025, expiring April 14, 2030, with an exercise price of $3.10. The stock options vested immediately upon the date of grant.

Executive Employment Agreements

The following are descriptions of the employment agreements with our NEOs and current executive officers. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our NEOs and current executive officers, please see “Non-Employee Director Compensation—Termination and Change of Control Benefits” below.

C. Travis Naugle

We entered into an executive employment agreement with C. Travis Naugle, our Chief Executive Officer, and Butte Blackjack Operating, LLC (subsequently renamed SBM Montana LLC) on May 1, 2024 (the “Naugle Agreement”). The Naugle Agreement provides for a term expiring on May 1, 2029. Mr. Naugle is entitled to an annualized gross base salary of $252,000 with the potential to receive an annual performance bonus each fiscal year. The performance bonus may range from 75% to 150% of Mr. Naugle’s base salary, based on performance metrics established and evaluated by the Board on an annual basis. Mr. Naugle received 100,000 fully vested restricted stock units as of April 1, 2025 and 14,681 restricted stock units which vest upon a liquidity event. Mr. Naugle also received 1,400,000 performance warrants in January 2025 which vest upon meeting certain performance metrics. The Board may also grant Mr. Naugle an annual discretionary bonus based on metrics determined by the Board. Mr. Naugle is also eligible to receive performance warrants pursuant to a performance warrant agreement in the following situations: (a) upon the Company completing this offering, (b) upon completion of planned surface drilling, (c) upon an updated resource estimate within the first year of his employment, (d) at the start of underground development, and (e) if there is an economic study.

Wade Black

We entered into an executive employment agreement with Wade Black, our Chief Financial Officer, and Butte Blackjack Operating, LLC (subsequently renamed SBM Montana LLC) on February 1, 2025 (the “Black Agreement”), as amended November 1, 2025. The Black Agreement, as amended, provides for a term expiring on February 1, 2028. Mr. Black is entitled to an annualized gross base salary of $160,000 with the potential to receive an annual performance bonus each fiscal year of up to 50% of Mr. Black’s base salary, paid in cash, options, or a combination thereof. The amount of the performance bonus will be based on performance metrics established and evaluated by the CEO on an annual basis. Mr. Black also received 50,000 stock options expiring on February 1, 2030, one third of which vested upon grant, one third of which will vest on the one-year anniversary of grant and the remaining one third of which will vest on the second year anniversary of grant.

Peter Burroughs

We entered into an executive employment agreement with Peter Burroughs, our Chief Accounting Officer, and SBM Montana LLC on November 1, 2025 (the “Burroughs Agreement”). The Burroughs Agreement provides for a term expiring on November 1, 2028. Mr. Burroughs is entitled to an annualized gross base salary of $125,000 with the potential to receive an annual performance bonus each fiscal year of up to 25% of Mr. Burroughs’s base salary, paid in cash, options, or a combination thereof. The amount of the performance bonus will be based on performance metrics established and evaluated by the CEO on an annual basis. Mr. Burroughs also received 30,000 stock options, one third of which vested upon grant, one third of which will vest on the one-year anniversary of grant and the remaining one third of which will vest on the second year anniversary of grant.

Phillip Nickerson

The Company entered into an executive employment agreement with Phillip Nickerson, our Vice President of Exploration, and SBM Montana LLC on April 14, 2025 (the “Nickerson Agreement”). The Nickerson Agreement provides for a term expiring on April 14, 2028. Mr. Nickerson is entitled to an annualized gross base salary of $150,000 with the potential to receive an annual performance bonus each fiscal year up to 50% of Mr. Nickerson’s base salary, paid in cash, options, or a combination thereof. The amount of the performance bonus will be based on performance metrics established and evaluated by the CEO on an annual basis. Mr. Nickerson also received 60,000 stock options which vested upon the date of grant.

Kevin Shiell

The Company entered into an executive employment agreement with Kevin Shiell, our Chief Operating Officer, and SBM Montana LLC on February 17, 2026 (the “Shiell Agreement”). The Shiell Agreement provides for a term expiring on February 17, 2029. Mr. Shiell is entitled to an annualized gross base salary of $250,000 with the potential to receive an annual performance bonus each fiscal year up to 50% of Mr. Shiell’s base salary, paid in cash, options, or a combination thereof. The amount of the performance bonus will be based on performance metrics established and evaluated, upon recommendation of the CEO, by the Board on an annual basis. Subject to approval of the Board, Mr. Shiell will also received 60,000 stock options which vest one-third on first anniversay and one-third on each subsequent anniversary, subject to continued service, 10,000 restricted stock units which shall have deferred vesting and shall vest only upon the successful rehabilition of the Chief Joseph Decline and 3,500 restricted stock units which shall have deferred vesting and shall vest on the date that is six months following completion of an initial public offering. The Shiell Agreement also provides that the Company will provide Mr. Shiell with use of a company apartment and company vehicle in Butte, Montana for use in connection with Mr. Shiell’s executive duties.

Douglas Stiles

The Company entered into an executive employment agreement with Douglas Stiles, our Vice President of Regulatory and External Affairs, and SBM Montana LLC on February 17, 2026 (the “Stiles Agreement”). The Stiles Agreement provides for a term expiring on February 17, 2029. Mr. Stiles is entitled to an annualized gross base salary of $120,000 with the potential to receive an annual performance bonus each fiscal year, paid in cash, options, or a combination thereof. The amount of the performance bonus will be based on performance metrics established and evaluated by the Board on an annual basis. Subject to approval of the Board, Mr. Stiles will also received 36,000 stock options which vest one-third on first anniversay and one-third on each subsequent anniversary, subject to continued service. The Stiles Agreement also provides for a one-time signing bonus to Mr. Stiles in the amount of $5,000.

Carl Hansen

Carl Hansen, through Swansea Holding Inc. (“Swansea”), was contracted to provide services of President and Chief Executive Officer from January 1, 2023, through May 2024 and the services of President from May 2024 through January 28, 2025. Under the terms thereof, Swansea received C$150,000 + 13% HST paid on February 28, 2025, in respect of wages due for 2024. Additionally, Swansea received a one-time cash termination payment of $150,000 + 13% HST, paid on April 29, 2025. We entered into an advisory agreement (the “Advisory Agreement”) with Mr. Hansen as of April 25, 2025, which will expire on December 31, 2027, during which will pay Mr. Hansen an hourly rate of C$250. Mr. Hansen received 40,000 fully vested restricted stock units as of April 18, 2024. Mr. Hansen also received 100,000 stock options expiring April 18, 2029, which vested immediately upon grant.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards held by our NEOs as of December 31, 2025.

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
C. Travis Naugle(3)	100,000			3.00	4/18/2029	30,650
C. Travis Naugle	175,000			3.10	3/3/2030
Carl Hansen	100,000			3.00	4/18/2029
Wade Black	50,000		33,333(1)	3.10	2/1/2030
Wade Black	10,000			3.10	3/3/2030
Phillip Nickerson	60,000			3.10	4/14/2030

(1)	16,667 vests on February 1, 2026 and 16,666 vests of February 1, 2027.
(2)	30,650 vests on (i) a change in control of the Company, (ii) a sale of a majority of the Company's assets, or (iii) the Mr. Naugle’s departure from the Board.
(3)	Mr. Naugle has an aggregate of 305,650 option awards and stock options as of December 31,2025.

NON-EMPLOYEE DIRECTOR COMPENSATION

Director compensation is limited strictly to non-employee directors. Our director compensation philosophy is as follows:

●	To provide a compensation level that will attract exceptionally experienced and skilled candidates and encourage them to play an active role in our strategic development;

●	To compensate for work on the Board and work on the committees of the Board; and

●	To provide stock-based compensation to align director compensation with increases in long-term shareholder value.

The following table sets forth the total compensation for our non-employee directors for the fiscal year ended December 31, 2025.

					Non-equity incentive plan compensation ($)
Name	Fees earned ($)	Share- based awards ($)	Option-based awards ($)(1)		Annual incentive plans	Long- term incentive plans	Pension value ($)	All other compensation ($)	Total compensation ($)
David McMullin	nil	74,757(2)	379,560	(6)					454,317
Quinton Hennigh, M.Sc./Ph.D.	nil	74,757(3)	379,560	(7)					454,317
Steve Durbin	nil	95,690(4)	442,820	(8)					538,510
Andy Holloway	nil	74,757(5)	126,520	(9)					201,277

(1)	The amounts in this column represent the dollar amounts for the aggregate grant-date fair value of Options granted pursuant to the Stock Option Plan, computed in accordance with FASB ASC Topic 718.

(2)	Consists of 5,734 RSUs granted March 3, 2025, 8,064 RSUs granted June 30, 2025, 8,064 RSUs granted September 30, 2025, and 2,083 RSUs granted December 31, 2025 totaling 23,945 option awards and stock awards. The RSUs have not yet vested.

(3)	Consists of 5,734 RSUs granted March 3, 2025, 8,064 RSUs granted June 30, 2025, 8,064 RSUs granted September 30, 2025, and 2,083 RSUs granted December 31, 2025 totaling 23,945 option awards and stock awards. The RSUs have not yet vested.

(4)	Consists of 7,340 RSUs granted March 3, 2025, 10,322 RSUs granted June 30, 2025, 10,322 RSUs granted September 30, 2025, and 2,666 RSUs granted December 31, 2025 totaling 30,650 option awards and stock awards. The RSUs have not yet vested.

(5)	Consists of 5,734 RSUs granted March 3, 2025, 8,064 RSUs granted June 30, 2025, 8,064 RSUs granted September 30, 2025, and 2,083 RSUs granted December 31, 2025 totaling 23,945 option awards and stock awards. The RSUs have not yet vested.

(6)	Consists of 150,000 Options to purchase common shares expiring March 3, 2030, with an exercise price of $3.10. The stock options vested immediately upon the date of grant.

(7)	Consists of 150,000 Options to purchase common shares expiring March 3, 2030, with an exercise price of $3.10. The stock options vested immediately upon the date of grant.

(8)	Consists of 175,000 Options to purchase common shares expiring March 3, 2030, with an exercise price of $3.10. The stock options vested immediately upon the date of grant.

(9)	Consists of 50,000 Options to purchase common shares expiring March 3, 2030, with an exercise price of $3.10. The stock options vested immediately upon the date of grant.

Pension and Other Retirement Benefits

We do not have a defined benefit plan, a deferred contribution plan, a deferred compensation plan or a pension plan.

Termination and Change of Control Benefits

Chief Executive Officer

Pursuant to the Naugle Agreement:

Change of Control

In the event we complete a Change of Control (as defined below), during his employment or within six months of his separation from employment, we must pay Mr. Naugle a Change of Control Payment equal to three times his annualized base salary. Additionally, upon the Change of Control, any unvested stock options or grants under our compensation plans will immediately vest.

Termination For Cause or Without Good Reason

If Mr. Naugle’s employment is terminated by us with Cause or if Mr. Naugle resigns without Good Reason, he will be entitled to receive: (a) any accrued but unpaid base salary and accrued but unused paid time off which shall be paid on the date of such termination; (b) any earned but unpaid bonus with respect to any completed calendar year immediately preceding the date of such termination; and (c) reimbursement for unreimbursed business expenses properly incurred by Mr. Naugle.

Termination without Cause or Resignation with Good Reason

If Mr. Naugle’s employment is terminated by us without Cause or if Mr. Naugle resigns with Good Reason, we will provide him the following severance benefits (collectively, the “Severance Benefits”): (a) a paid lump-sum severance pay in a gross amount, before applicable withholdings, equal to twelve (12) months of his ending base salary, which shall be paid within three (3) weeks following the date of his termination of employment; (b) an amount equal to his accrued, but unused, paid time off; (c) if, after his employment with us ends, he continues his ending health, dental, and vision coverage for himself and his family (whether pursuant to applicable COBRA/continuation laws or otherwise) we will pay on his behalf or reimburse him for the premiums for such coverage for a period of twelve (12) months; (d) all unvested stock options and restricted stock units granted to Mr. Naugle shall immediately vest and become exercisable as of the date of termination; and (e) we shall reimburse him for any unreimbursed business expenses properly incurred by Mr. Naugle prior to the date of termination, subject to our expense reimbursement policies and procedures. We shall take all necessary actions to ensure that stock options remain exercisable for the entire original period set forth in the applicable grant agreement, notwithstanding the termination of his employment.

Chief Financial Officer

Pursuant to the Black Agreement:

Change of Control

In the event we complete a Change of Control (as defined below), during his employment or within six months of his separation from employment, we must pay Mr. Black a Change of Control Payment equal to two times his annualized base salary. Additionally, upon the Change of Control, any unvested stock options or grants under our compensation plans will immediately vest.

Termination For Cause or Without Good Reason

If Mr. Black’s employment is terminated by us with Cause or if Mr. Black resigns without Good Reason, he shall be entitled to receive: (a) any accrued but unpaid base salary and accrued but unused paid time off which shall be paid on the date of such termination; (b) any earned but unpaid bonus with respect to any completed calendar year immediately preceding the date of such termination; and (c) reimbursement for unreimbursed business expenses properly incurred by Mr. Black.

Termination without Cause or Resignation with Good Reason

If Mr. Black’s employment is terminated by us without Cause or if Mr. Black resigns with Good Reason, we shall provide him the following severance benefits (collectively, the “Severance Benefits”): (a) a paid lump-sum severance pay in a gross amount, before applicable withholdings, equal to twelve (12) months of his ending base salary, which shall be paid within three (3) weeks following the date of his termination of employment; (b) pro-rated bonus for the current year; (c) if, after his employment with us ends, he continues his ending health, dental, and vision coverage for himself and his family (whether pursuant to applicable COBRA/continuation laws or otherwise) we will pay on his behalf or reimburse him for the premiums for such coverage for a period of twelve (12) months; (d) all unvested stock options and restricted stock units granted to Mr. Black shall immediately vest and become exercisable as of the date of termination; and we shall reimburse him for any unreimbursed business expenses properly incurred by Mr. Black prior to the date of termination, subject to our expense reimbursement policies and procedures.

Chief Operating Officer

Pursuant to the Shiell Agreement:

Change of Control

In the event we complete a Change of Control (as defined below), during his employment or within six months of his separation from employment, we must pay Mr. Shiell a Change of Control Payment equal to two times his annualized base salary. Additionally, upon the Change of Control, any unvested stock options or grants under our compensation plans will immediately vest.

Termination For Cause or Without Good Reason

If Mr. Shiell’s employment is terminated by us with Cause or if Mr. Shiell resigns without Good Reason, he shall be entitled to receive: (a) any accrued but unpaid base salary and accrued but unused paid time off which shall be paid on the date of such termination; (b) any earned but unpaid bonus with respect to any completed calendar year immediately preceding the date of such termination; and (c) reimbursement for unreimbursed business expenses properly incurred by Mr. Shiell.

Termination without Cause or Resignation with Good Reason

If Mr. Shiell’s employment is terminated by us without Cause or if Mr. Shiell resigns with Good Reason, we shall provide him the following severance benefits (collectively, the “Severance Benefits”): (a) a paid lump-sum severance pay in a gross amount, before applicable withholdings, equal to twelve (12) months of his ending base salary, which shall be paid within three (3) weeks following the date of his termination of employment; (b) pro-rated bonus for the current year; (c) if, after his employment with us ends, he continues his ending health, dental, and vision coverage for himself and his family (whether pursuant to applicable COBRA/continuation laws or otherwise) we will pay on his behalf or reimburse him for the premiums for such coverage for a period of twelve (12) months; (d) all unvested stock options and restricted stock units granted to Mr. Shiell shall immediately vest and become exercisable as of the date of termination; and (e) we shall reimburse him for any unreimbursed business expenses properly incurred by Mr. Shiell prior to the date of termination, subject to our expense reimbursement policies and procedures.

Chief Accounting Officer

Pursuant to the Burroughs Agreement:

Termination For Cause or Without Good Reason

If Mr. Burroughs’s employment is terminated by us with Cause or if Mr. Burroughs resigns without Good Reason, he will be entitled to receive: (a) any accrued but unpaid base salary and accrued but unused paid time off which shall be paid on the date of such termination; (b) any earned but unpaid bonus with respect to any completed calendar year immediately preceding the date of such termination; and (c) reimbursement for unreimbursed business expenses properly incurred by Mr. Burroughs.

Termination without Cause or Resignation with Good Reason

If Mr. Burroughs’s employment is terminated by us without Cause or if Mr. Burroughs resigns with Good Reason, we will provide him the following severance benefits (collectively, the “Severance Benefits”): (a) a paid lump-sum severance pay in a gross amount, before applicable withholdings, equal to twelve (12) months of his ending base salary, which shall be paid within three (3) weeks following the date of his termination of employment; (b) pro-rated bonus for the current year; (c) all unvested stock options granted to Mr. Burroughs shall immediately vest and become exercisable as of the date of termination; and (d) the Company shall reimburse Mr. Burroughs for any unreimbursed business expenses properly incurred by Mr. Burroughs prior to the date of termination, subject to the Company's expense reimbursement policies and procedures.

Vice President of Exploration Agreement

Pursuant to the Nickerson Agreement:

Change of Control

In the event we complete a Change of Control (as defined below), during his employment or within six months of his separation from employment, we must pay Mr. Nickerson a Change of Control Payment equal to two times his annualized base salary. Additionally, upon the Change of Control, any unvested stock options or grants under our compensation plans will immediately vest.

Termination For Cause or Without Good Reason

If Mr. Nickerson’s employment is terminated by us with Cause or if Mr. Nickerson resigns without Good Reason, he shall be entitled to receive: (a) any accrued but unpaid base salary and accrued but unused paid time off which shall be paid on the date of such termination; (b) any earned but unpaid bonus with respect to any completed calendar year immediately preceding the date of such termination; and (c) reimbursement for unreimbursed business expenses properly incurred by Mr. Nickerson.

Termination without Cause or Resignation with Good Reason

If Mr. Nickerson’s employment is terminated by us without Cause or if Mr. Nickerson resigns with Good Reason, we shall provide him the following severance benefits (collectively, the “Severance Benefits”): (a) a paid lump-sum severance pay in a gross amount, before applicable withholdings, equal to twelve (12) months of his ending base salary, which shall be paid within three (3) weeks following the date of his termination of employment; (b) pro-rated bonus for the current year; (c) if, after his employment with us ends, he continues his ending health, dental, and vision coverage for himself and his family (whether pursuant to applicable COBRA/continuation laws or otherwise) we will pay on his behalf or reimburse him for the premiums for such coverage for a period of twelve (12) months; (d) all unvested stock options and restricted stock units granted to Mr. Nickerson shall immediately vest and become exercisable as of the date of termination; and (e) we shall reimburse him for any unreimbursed business expenses properly incurred by Mr. Nickerson prior to the date of termination, subject to our expense reimbursement policies and procedures.

Vice President of Regulatory and External Affairs

Pursuant to the Stiles Agreement:

Termination For Cause or Without Good Reason

If Mr. Stiles’ employment is terminated by us with Cause or if Mr. Stiles resigns without Good Reason, he shall be entitled to receive: (a) any accrued but unpaid base salary and accrued but unused paid time off which shall be paid on the date of such termination; (b) any earned but unpaid bonus with respect to any completed calendar year immediately preceding the date of such termination; and (c) reimbursement for unreimbursed business expenses properly incurred by Mr. Stiles.

Termination without Cause or Resignation with Good Reason

If Mr. Stiles’ employment is terminated by us without Cause or if Mr. Stiles resigns with Good Reason, we shall provide him the following severance benefits (collectively, the “Severance Benefits”): (a) a paid lump-sum severance pay in a gross amount, before applicable withholdings, equal to six (6) months of his ending base salary, which shall be paid within three (3) weeks following the date of his termination of employment; and (b) we shall reimburse him for any unreimbursed business expenses properly incurred by Mr. Stiles prior to the date of termination, subject to our expense reimbursement policies and procedures.

For purposes of the summary of the termination and change of control benefits described above:

“Change of Control” will be deemed to have occurred if any of the following occurs:(a) a combination (or a plan of arrangement in connection with any of the foregoing), other than solely involving us and any one or more of our affiliates, with respect to which all or substantially all of the persons who were the beneficial owners of the common shares and other securities of us immediately prior to such consolidation, reorganization, amalgamation, merger, acquisition, business combination or plan of arrangement do not, following the completion of such consolidation, reorganization, amalgamation, merger, acquisition, business combination or plan of arrangement, beneficially own, directly or indirectly, more than 50% of the resulting voting rights (on a fully-diluted basis) of us or our successor; (b) the sale, transfer, or other disposition of more than 50% interest in the Butte Project to a person other than an affiliate of us; (c) a resolution is adopted to wind-up, dissolve or liquidate us; (d) The acquisition by any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, of beneficial ownership of more than 50% of the voting power of our outstanding securities; (e) a change in the composition of the Board, which occurs at a single meeting of the shareholders of us or upon the execution of a shareholders’ resolution, such that individuals who are members of the Board immediately prior to such meeting or resolution cease to constitute a majority of the Board, without the Board, as constituted immediately prior to such meeting or resolution, having approved of such change.

“Cause” means the occurrence of any of the following: (a) Executive’s material breach of this Agreement that is not cured by Executive, or is not capable of being cured by Executive, within thirty (30) days after we, by way of resolution adopted by an affirmative vote of the Board, deliver written notice of such Cause to Executive; or (b) intentional conduct by Executive which is demonstrably injurious to us that is not cured by Executive, or is not capable of being cured by Executive, within thirty (30) days after we deliver written notice of such Cause to Executive; or (c) fraud, misappropriation or embezzlement by Executive; or (d) Executive’s conviction of a felony crime or a crime of moral turpitude; or (e) Executive’s death; or (f) Executive’s inability, due to physical or mental incapacity, to perform the essential functions of Executive’s position with or without reasonable accommodation, for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred eighty (180) consecutive days.

“Good Reason” means the occurrence of any of the following without Executive’s express written consent: (a) a reduction in Executive’s Base Salary without the Executive’s written consent; (b) a material breach of this Agreement by us; (c) our failure to obtain an agreement from any successor to us to assume and agree to perform this Agreement in the same manner and to the same extent that we would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; or (d) a diminution or other adverse change in Executive’s title, authority, duties, or responsibilities in connection with out business (other than temporarily while Executive is physically or mentally incapacitated or as required by applicable law).

Policy Regarding Grant of Certain Equity Awards

We do not have a formal policy regarding the grant of certain equity awards close in time to the release of material nonpublic information. Our Board acting through the Compensation Committee considers equity grants on an annual basis and intermittently on an as needed basis to address to hires or other circumstances that may necessitate an equity grant. There is no a set schedule pursuant to which equity grants are made. The Board and the Compensation Committee do take into account whether we are preparing to release material nonpublic information when determining when it is appropriate to make equity grants with the goal of preventing the appearance of impropriety in relation to the timing of such grants in relation to the release of material nonpublic information. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except compensation arrangements for our directors and executive officers and as set forth below, which are described elsewhere in this prospectus, there have been no related party transactions in our two most recently completed financial years that required disclosure under any applicable Canadian or U.S. securities laws.

On December 16, 2025, we settled $109,499 in a loan held by Mr. Travis Naugle through the issuance of 43,799 common shares and 21,899 warrants exercisable at $4.00 per share for a period of two years.

Policies and Procedures for Transactions with Related Persons

We have adopted a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common shares and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common shares, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

PRINCIPAL STOCKHOLDERS

The table below sets forth information known to us regarding the beneficial ownership of our common shares as of April 17, 2026 for:

●	each person we believe beneficially holds more than 5% of our outstanding common shares;
●	each of our directors and NEOs; and
●	all our directors and executive officers as a group.

The number of common shares beneficially owned by a person includes shares subject to options held by that person that are currently exercisable or that become exercisable within 60 days of April 17, 2026. Percentage calculations assume, for each person and group, that all common shares that may be acquired by such person or group pursuant to options currently exercisable or that become exercisable within 60 days of April 17, 2026 are outstanding for the purpose of computing the percentage of common shares owned by such person or group. However, such unissued common shares described above are not deemed to be outstanding for calculating the percentage of common shares owned by any other person.

Except as otherwise indicated, the persons in the table below have sole voting and investment power with respect to all common shares shown as beneficially owned by them, subject to community property laws where applicable. We do not know of any arrangement, the operation of which may at a subsequent date result in a change in control of us.

Ownership by Management

The following table sets forth certain information regarding beneficial ownership, control or direction, directly or indirectly, of the common shares, as of April 17, 2026, by (i) each of the Corporation’s executive officers and directors individually; and (ii) our executive officers and directors, as a group.

Name and Position(1)	Common Shares Beneficially Owned	Percentage of Class (2)
C. Travis Naugle: Chief Executive Officer	1,434,442(3)	5.9%
Wade Black: Chief Financial Officer	67,833(4)	*
Peter Burroughs: Chief Accounting Officer	10,000(5)	*
Phillip Nickerson: Vice President of Exploration	82,000(6)	*
Ruth Chun: Corporate Secretary	10,000(7)	*
Kevin Shiell: Chief Operating Officer	0	0%
Douglas Stiles: Vice President of Regulatory and External Affairs	0	0%
Steve Durbin: Director	1,375,944(8)	5.7%
David McMullin: Director	256,394(9)	1.1%
Andy Holloway: Director	50,000(10)	*
Quinton Hennigh: Director	382,192(11)	1.6%
All executive officers and directors as a group (7 persons)	3,668,805	14%

*	Represents less than 1% of the outstanding Common Shares.

(1)	The address of each of the persons listed is c/o Silver Bow Mining Corp., 1401 Idaho Street, Butte Montana 59702.

(2)	In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable percentage of ownership for each person is based on 24,318,500 common shares outstanding as of April 17, 2026.

(3)

Includes 143,799 common shares, 21,889 warrants to purchase common shares, 275,000 common shares issuable upon exercise of vested stock options and 1,000,000 common shares issuable upon exercise of performance warrants to vest within 60 days of April 17, 2026. Does not include 33,020 unvested RSUs or 400,000 unvested performance warrants.

(4)	Includes 24,500 common shares and 43,333 common shares issuable upon exercise of vested stock options. Does not include 16,667 unvested stock options.

(5)	Includes 10,000 common shares issuable upon exercise of vested stock options. Does not include 20,000 common shares issuable upon exercise of unvested stock options.

(6)	Includes 22,000 common shares and 60,000 vested stock options exercisable for common shares.

(7)	Includes 10,000 common shares issuable upon exercise of vested stock options.
(8)	Includes 355,591 common shares and 175,000 common shares issuable upon exercise of vested stock options. Does not include 33,020 unvested restricted stock units. Includes 845,353 common shares held by Quail Bend Mineral Partners LLC. Mr. Durbin as the manager of Quail Bend Mineral Partners LLC exercises voting and dispositive power of the common shares, but does not have a direct pecuniary interest in the common shares.
(9)	Includes 106,394 common shares, and 150,000 common shares issuable upon exercise of vested stock options. Does not include 25,796 unvested restricted stock units.
(10)	Includes 50,000 common shares issuable upon exercise of vested stock options. Does not include 25,796 unvested restricted stock units.
(11)	Includes 189,691 common shares and 192,500 vested stock options exercisable to acquire common shares. Does not include 25,796 unvested restricted stock units.

Ownership by Principal Shareholders

The following table sets forth certain information regarding the ownership of the common shares as of April 17, 2026 by each shareholder known to the Corporation to beneficially own or control or direct, directly or indirectly, more than five percent of the outstanding Common Shares based on such person’s most recently available Schedule 13G filed with the SEC.

Name and Address	Common Shares Beneficially Owned(1)	Percentage of Class(1)
2176423 Ontario Ltd. B1 Level, 1 First Canadian Place, Toronto, ON M5X 1H3	1,308,690(2)	5.4%
Bruce Reid 56 Humber Trail, Toronto, ON M6S 4C1	1,256,868	5.2%
Crescat Portfolio Management LLC 44 Cook Street, Denver, Colorado 80206	2,391,786(3)	9.9%
Concept Capital Management Ltd. Trust Company Complex, Ajeltake Road. Ajeltake Island, Majurao MH96960 Marshall Islands	1,682,944(4)	7.0%

(1)	In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable percentage of ownership of each Shareholder is based on 24,318,500 common shares outstanding as of April 17, 2026.

(2)	Shares are held by BMO Nesbitt Burns ITF 2176423 Ontario Ltd. Eric Sprott the President of 2176423 Ontario Ltd. exercises voting and dispositive control over the common shares.

(3)	Includes an aggregate of 2,391,786 common shares held by entities managed by Crescat Portfolio Management LLC (“Crescat”) and referred to as the “Crescat Funds” which consist of Crescat Global Macro Master Fund Ltd (740,647 common shares ) Crescat Institutional Commodity Master Fund Ltd (81,572 common shares), Crescat Institutional Macro Master Fund (59,067 common shares), Crescat Long/Short Master Fund Ltd. (135,153 common shares) and Crescat Precious Metals Master Fund Ltd. (1,375,347 common shares). Kevin Smith as the manager of Crescat Portfolio Management LLC exercise voting and dispositive control over the common shares.

(4)	Includes 1,682,944 common shares. Bernd Hoegel the director of Concept Capital Management Ltd. exercises voting and dispositive control over the common shares.

DESCRIPTION OF SECURITIES

We are authorized to issue an unlimited number of common shares, no par value. As of April 17, 2026, 24,318,500 common shares were issued and outstanding.

Common Shares

Holders of common shares are entitled to one vote for each common share on all matters submitted to a shareholder vote. Holders of common shares do not have cumulative voting rights. Therefore, holders of a majority of the common shares voting for the election of directors can elect all of the directors. A single holder of the common shares of the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of holders of common shares. A vote by two-thirds of the votes cast on a resolution are required to effectuate certain special resolutions at our annual general meeting. Holders of the common shares have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common shares. There are no provisions for sinking or purchase funds, for permitting or restricting the issuance of additional securities and any other material restrictions, and for requiring a holder of common shares to contribute additional capital.

Holders of common shares are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding common share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any outstanding at such time, having preference over the common shares.

Certain Takeover Bid Requirements

Unless such offer constitutes an exempt transaction, an offer made by a person to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and those of persons or companies acting jointly with the offeror), would constitute 20% or more of the outstanding shares, would be subject to the take-over provisions of Canadian securities laws. The foregoing is a limited and general summary of certain aspects of applicable securities law in the provinces and territories of Canada, all in effect as of the date hereof.

In addition to the take-over bid requirements noted above, the acquisition of shares may trigger the application of additional statutory regimes including amongst others, the Investment Canada Act and the Competition Act.

This summary is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding securities law in the provinces and territories of Canada.

Advance Notice for Nomination of Directors

Under our Articles, advance notice is required in relation to the nomination of directors at any annual or special meeting of our shareholders. Under these procedures, nominations of persons for election to the Board may be made: (a) by or at the direction of the Board or an authorized officer of the Company; (b) by one or more shareholders pursuant to a “proposal” made in accordance with the provisions of the BCBCA, or a requisition by one or more of the shareholders made in accordance with the provisions of the BCBCA; or by any person (a “Nominating Shareholder”) who at the close of business on the date of the giving of the notice provided for below and at the close of business on the record date for notice of such meeting, is a registered or beneficial holder of one or more shares carrying the right to vote at such meeting, and who complies with the timing and notice procedures set forth below in this by-law.

In addition to any other requirements under applicable law, the Articles and any other by -law of the Corporation, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given notice thereof that is both timely and in proper written form.

To be timely, a Nominating Shareholder’s notice to the secretary of the Company must be made: (a) in the case of an annual meeting of shareholders, not fewer than 30 days nor more than 65 days prior to the date of the annual meeting of shareholders (but in any event, not prior to the he date the public announcement of an annual shareholder meeting or special shareholder meeting (which is not also an annual shareholder meeting), as applicable, is made (the “Notice Date”); provided, however, that in the event such meeting is called for a date that is fewer than 50 days after the Notice Date, notice by the Nominating Shareholder must be made not later than the close of business on the 10th day following the Notice Date; or (b) in the case of a special meeting of shareholders (which is not also an annual shareholder meeting) called for the purpose of electing directors (whether or not also called for other purposes), not later than the close of business on the 15th day following the Notice Date.

To be in proper written form, a Nominating Shareholder’s notice to the secretary of the Company must set forth: (a) as to each person whom the Nominating Shareholder proposes to nominate for election as a director: (i) the name, age, citizenship, business address and residential address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares in the capital of the Company which are controlled or directed or which are owned beneficially, directly or indirectly, or of record by the person as of the record date for notice of the meeting of shareholders (if such date shall have occurred) and as of the date of such notice; and (iv) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the BCBCA and applicable securities laws; and (b) as to the Nominating Shareholder: (i) the class or series and number of shares in the capital of the Company which are controlled or directed or which are owned beneficially, directly or indirectly, or of record by the Nominating Shareholder as of the record date for notice of the meeting of shareholders (if such date shall have occurred) and as of the date of such notice; (ii) full particulars regarding any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company; (iii) full particulars of any derivatives, hedges or other economic or voting interests (including short positions) relating to the Nominating Shareholder’s interest in shares in the capital of the Company; and (iv) any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the BCBCA and applicable securities laws.

Recent Sales of Unregistered Equity Securities

Set forth below are recent sales of unregistered securities:

On January 12, 2022, we entered into subscription agreements with certain beneficial purchasers for 277,200 units consisting of one common share and one common share purchase warrant for a price of $5.00 per unit. Each warrant entitled the holder to acquire one common share at a price of $7.50 with an expiration of January 31, 2025. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act. Subsequently, we repriced these warrants to an exercise price of $3.50 per common share and extended them to February 15, 2025.

From January through February 2022, we closed 3 tranches of a unit offering for an aggregate of 810,000 units for a total purchase price of $4,050,000. Each unit was priced at $5.00 and consisted of one common share and one common share purchase warrant, each warrant exercisable at $7.50 for two years. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

On August 5, 2022, we entered into subscription agreements with certain beneficial purchasers for 2,000 units consisting of one common share and one common share purchase warrant for a price of $5.00 per unit. Each warrant entitled the holder to acquire one common share at a price of $7.50 with an expiration of August 5, 2024. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

On April 19, 2023, we issued 127,500 common shares to an investor in consideration of the investor’s efforts in negotiating a promissory note transaction. The securities were issued pursuant to Section 4(a)(2) of the U.S. Securities Act.

On August 29, 2023, we entered into a Securities Exchange Agreement with ISLV Partners, LLC (“ISLV”) whereby we issued 5,044,136 common shares to ISLV and 3,521,511 warrants to purchase common shares as described below:

Number	Exercise Currency	Exercise Price	Expiry Date
9,602	C$	$2.50	September 10, 2023
640,144	US$	$2.50	October 26, 2023
245,847	US$	$5.00	December 4, 2025
657,549	US$	$5.00	December 16, 2025
256,650	US$	$5.00	December 30, 2025
519,762	US$	$5.00	January 28, 2026
370,803	US$	$5.00	February 21, 2026
9,628	US$	$5.00	February 24, 2026
86,419	US$	$5.00	March 24, 2026
88,660	US$	$5.00	March 23, 2026
107,367	US$	$5.00	March 29, 2026
57,613	US$	$5.00	August 3, 2026
221,810	US$	$7.50	January 12, 2024
120,027	US$	$7.50	February 15, 2024
128,029	US$	$7.50	March 15, 2024
1,600	US$	$7.50	August 5, 2024
3,521,511

From August through November 2023, we entered into subscription agreements with certain beneficial purchasers for 327,500 units consisting of one common share and one common share purchase warrant for a price of $4.00 per unit. Each warrant entitled the holder to acquire one common share at a price of $6.00 for a term of two years. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

On October 11, 2023, we issued 56,395 common shares and 56,395 warrants to purchase common shares with an exercise price of $6.00 per share as settlement of amounts owing to our then-CEO, valued at $4.00 per share. The securities were issued pursuant to Section 4(a)(2) of the U.S. Securities Act

On December 5, 2023, we issued 1,425,812 common shares pursuant to warrant exercises by certain warrant holders at a price of $2.50 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

On December 29, 2023, we issued 15,000 common shares and 7,500 common share purchase warrants with an exercise price of $6.00 with an expiry date of December 29, 2025. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act

In March 2024, we entered into subscription agreements with certain beneficial purchasers for 530,000 units consisting of one common share and one-half (1/2) common share purchase warrant for a price of $2.50 per unit. Each warrant entitled the holder to acquire one common share at a price of $4.00 with a term of two years. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

In March 2024, we entered into subscription agreements with certain beneficial purchasers for 22,222 units consisting of one common share and one-half (1/2) common share purchase warrant for a price of $4.50 per unit. Each warrant entitled the holder to acquire one common share at a price of $6.00 with a term of two years. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

In April 2024, we issued 85,000 restricted share units to employees of the Company, which vested immediately. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

In April 2024, we closed a financing, raising $2,768,650 by issuing 1,107,460 common shares and 553,730 common share purchase warrants with an exercise price of $4.00 with an expiry date of April 28, 2026. In connection with this financing, the Company issued 52,286 compensation warrants with an exercise price of $2.50 with an expiry date of April 29, 2026. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

In April 2024, we closed a financing, raising $402,300 by issuing 89,400 common shares and 44,700 common share purchase warrants with an exercise price of $6.00 with an expiry date of May 1, 2026. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

From December 2024 through January 2025, we entered into subscription agreements with certain beneficial purchasers for 114,000 common shares at a price of $2.50 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

From December 2024 through March 2025, we entered into subscription agreements with certain beneficial purchasers for 475,078 units for a price of $4.50 per unit. Each unit consisted of one of our common shares and one-half (1/2) common share purchase warrant. Each warrant entitled the holder to acquire one common share at a price of $6.00 with a term of two years. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

In January 2025, we issued 1,400,000 performance warrants to our chief executive officer pursuant to his executive employment agreement. The vesting of these warrants is subject to several performance milestones. The warrants are exercisable into common shares at $3.10 per share and expire January 27, 2035. The securities were issued pursuant to Section 4(a)(2) of the U.S. Securities Act.

In February 2025, we granted 50,000 options to our chief financial officer pursuant to his executive employment agreement. The options have an exercise price of $3.10 per share and expire on February 1, 2030. The securities were issued pursuant to Section 4(a)(2) of the U.S. Securities Act.

In February 2025, we issued 1,012,621 shares pursuant to warrant exercises by certain warrant holders at a price of $3.50 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

In February 1, 2025, we granted 100,000 restricted stock units to our chief executive officer and in April 2025, we issued 100,000 shares pursuant to the settlement of such restricted stock units granted under our Long Term Incentive Plan to our Chief Executive Officer. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

In March 2025, we granted 750,000 options to directors, officers, and employees. The options have an exercise price of $3.10 per share and expire on March 3, 2030. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

In March 2025, we granted 31,882 restricted stock units to our directors. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

In April 14, 2025, we granted 60,000 options to our vice president of exploration. The options have an exercise price of $3.10 per share and expire on April 14, 2030. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

On June 30, 2025, we issued 44,838 RSUs to our directors. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

On July 1, 2025, we issued 503,333 common shares pursuant to the Asset Purchase and Release Agreement with Lane F Holdings, LLC. The securities were issued pursuant to Section 4(a)(2) of the U.S. Securities Act.

In August 2025, we issued 100,000 common shares pursuant to warrant exercises by certain warrant holders at a price of $6.00 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

In September 2025, we issued 87,500 common shares pursuant to warrant exercises by certain warrant holders at a price of $6.00 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

On September 30, 2025, we issued 44,838 RSUs to our directors. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

In October 2025, we issued 166,395 common shares pursuant to warrant exercises by certain warrant holders at a price of $6.00 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

On October 31, 2025, we closed a private placement of units of the Company, pursuant to which we issued (i) 29,560 units at $4.00 per unit, consisting of 29,560 common shares and 29,560 warrants exercisable for common shares at $6.00 per share for a period of two years following the date of issuance, (ii) 394,846 units at $2.50 per unit, consisting of 394,846 common shares and 197,423 warrants exercisable for common shares at $4.00 per share for a period of two years following the date of issuance, and (iii) 11,691 units at $4.50 per unit, consisting of 11,691 common shares and 5,845 warrants exercisable for common shares at $6.00 per shares for a period of two years following the date of issuance. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act and Rule 903 of Regulation S.

On November 1, 2025, we granted 82,500 options to directors, officers, and employees. The options have an exercise price of $5.00 per share and expire on November 1, 2030. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

On November 7, 2025, we closed a private placement of units of the Company, pursuant to which we issued (i) 159,357 units at $4.00 per unit, consisting of 159,357 common shares and 159,357 warrants exercisable for common shares at $6.00 per share for a period of two years following the date of issuance, (ii) 610,990 units at $2.50 per unit, consisting of 610,990 common shares and 305,495 warrants exercisable for common shares at $4.00 per share for a period of two years following the date of issuance, and (iii) 39,879 units at $4.50 per unit, consisting of 39,879 common shares and 19,940 warrants exercisable for common shares at $6.00 per shares for a period of two years following the date of issuance. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act and Rule 903 of Regulation S.

In December 2025, we issued 1,822,560 common shares pursuant to warrant exercises by certain warrant holders at prices ranging from $2.50 to $4.20 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

In November and December 2025, we issued 3,290,017 common shares pursuant to warrants exercises by certain warrant holders on a cashless exercise basis. The securities were issued pursuant to Section 3(a)(9) of the U.S. Securities Act.

In December 2025, we issued 218,998 common shares and 109,497 warrants exercisable at $4.00 per share for a period of two years pursuant to the conversion of outstanding loan amounts held by certain investors. The securities were issued pursuant to Section 3(a)(9) of the U.S. Securities Act.

On December 31, 2025, we issued 11,581 RSUs to our directors. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

In January 2026, we issued 4,000 common shares pursuant to a warrant exercise by a warrant holder at a price of $5.00 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

In February 2026, we issued 8,000 common shares pursuant to a warrant exercise by a warrant holder at a price of $5.00 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

In March 2026, we issued 163,000 common shares pursuant to warrant exercises by warrant holders at prices of $4,00 per share and $5.00 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

On March 31, 2026, we issued 10,293 restricted stock units to our directors. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Odyssey Trust Company with its principal office at United Kingdom Building, 350 – 409 Granville Street, Vancouver BC V6C 1T2, Canada.

Holders

As of April 17, 2026, we had 274 registered holders of our common shares.

Upon completion of this offering, assuming the stated amount of shares of common shares offered in this offering are sold, there will be 28,666,328 shares of our common shares outstanding.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides details of compensation plans under which our equity securities are authorized for issuance as of December 31, 2025. A description of the significant terms of each of our equity compensation plans follows the table below:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,740,635	(1)	$3.11	674,915
Equity compensation plans not approved by security holders	1,400,000		$3.10	—
Total	3,140,635		$3.11	674,915

(1) Consists of 1,607,500 common shares issuable upon exercise of outstanding options with a weighted-average with a weighted-average exercise price of $3.11 and 133,135 unvested RSUs.

Stock Option Plans and Other Incentive Plans

We have adopted a Long-Term Incentive Plan, effective March 7, 2022 (the “LTIP”). The LTIP authorizes our Board, or a committee established by our Board (the “Committee”), to issue a variety of equity-based awards that provide different types of incentives to be granted to executives, employees, and consultants, including an incentive share purchase option granted pursuant to the LTIP entitling the a holder an option to purchase common shares (an “Option”), and rights awarded to holders to receive a payment in common shares (a “Restricted Share Unit” or

“RSU”). The LTIP facilitates the granting of Options representing the right to receive a number of common shares set determined by the Board, or Committee, (and in the case of RSUs, one common share) in accordance with the terms of the LTIP. The following summary of the material terms of the LTIP does not purport to be complete and is qualified in its entirety by reference to the LTIP. All capitalized terms not defined herein shall have the meaning set forth in the LTIP.

As of the date of this prospectus, there are 1,607,500 Options outstanding and 143,428 RSUs outstanding.

Eligible Participants. Options and RSUs may be granted to (i) our (or our Subsidiary’s) directors or officers (“Executives”), (ii) an individual (a) who works full-time or part-time for us or any Subsidiary and such other individual as may, from time to time, be permitted by applicable Regulatory Rules to be granted Options or RSUs as an employee or as an equivalent thereto; or (b) who works for us or any Subsidiary either full-time or on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by us or any Subsidiary over the details and methods of work as our employee or an employee of any Subsidiary, but for whom income tax deductions are not made at source (an “Employee”), or (iii) an individual that: (a) is engaged to provide, on an ongoing bona fide basis, consulting, technical, management or other services to us or any Subsidiary other than services provided in relation to a “distribution” (as that term is described in the Securities Act); (b) provides the services under a written contract between us or any Subsidiary and the individual or a Consultant Entity; (c) in our reasonable opinion, spends or will spend a significant amount of time and attention on the affairs and business of us or any Subsidiary; and (d) has a relationship with us or any Subsidiary that enables the individual to be knowledgeable about our business and affairs or is otherwise permitted by applicable Regulatory Rules to be granted Options as a consultant or as an equivalent thereof (a “Consultant”).

Number of Shares Reserved. The maximum number of common shares reserved for issuance under the LTIP will be 10% of our total issued and outstanding common shares. The maximum number of options to be granted to any one holder under the LTIP within any one-year period shall be 5% of our total issued and outstanding common shares or such other number as may be approved by a recognized exchange and our shareholders from time to time. The maximum number of options to be granted to any consultant under the LTIP within any one-year period shall be 2% of our total issued and outstanding common shares. The maximum number of options which may be granted within any one-year period to employees or consultants engaged in investor relations activities must not exceed 2% of our total issued and outstanding common shares. The total number of common shares issuable pursuant to RSUs under the LTIP shall not exceed 5.0% of our total issued and outstanding common shares.

Exercise Price. The exercise price of an Option shall be determined by the Board, or Committee, and shall not be less than the market value of our common shares on the date of the grant (the “Grant Date”). The market value of our common shares shall be determined as follows:

a.	for each organized trading facility on which the common shares are listed, the closing trading price of the common shares on the day immediately preceding the Grant Date, and may be less than this price if it is within the discounts permitted;

b.	if the common shares are listed on more than one organized trading facility, as determined in accordance with subparagraph (a) above for the primary organized trading facility on which the common shares are listed, as determined by the Board or Committee, subject to any adjustments as may be required to secure all necessary approvals;

c.	if the common shares are listed on one or more organized trading facilities but have not traded during the ten trading days immediately preceding the Grant Date, then, subject to any adjustments as may be required to secure all necessary approvals, such value as is determined by the Board or Committee; and

d.	if the common shares are not listed on any organized trading facility, subject to any adjustments as may be required to secure all necessary approvals, such value as is determined by the Board or Committee to be the fair value of the common shares, taking into consideration all factors that the Board or Committee deems appropriate, including, without limitation, recent sale and offer prices of the common shares in private transactions negotiated at arm’s length.

Term. An Option shall be exercisable during a period established by the Board or Committee, which shall commence on the date of the grant.

Vesting. The LTIP provides that the Board or Committee must determine the vesting schedule for an option. The Board or Committee may elect at any time, to accelerate the vesting schedule of the Options. All RSUs will vest and become payable by the issuance of the common shares at the end of the Restriction Period if all applicable restrictions have lapsed, as such restrictions may be specified in the Award Agreement.

Termination.

With respect to RSUs:

a.	In the case of Employees or Consultants, employment is terminated for cause, or consulting contract, terminated as a result of the Consultant’s breach, all RSUs granted under the LTIP will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect.
b.	In the case of Employees or Consultants, an employment or consulting contract is terminated without cause, by voluntary termination or due to Retirement, all RSUs granted under the LTIP that have not vested will, unless the otherwise provided, and subject to the provisions of the LTIP, immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect, provided, that any RSUs granted prior to the termination without cause, voluntary termination or retirement, had vested will accrue in accordance with Section 8.9 of the LTIP.
c.	Upon termination of employment or upon termination of a Consultant’s contract, eligibility to receive further RSU grants under the LTIP shall cease.
d.	In the event that the holder ceases to hold the position of Executive, Employee or Consultant for which the RSU was originally granted, but comes to hold a different position as an Executive, Employee or Consultant prior to the expiry of the RSU, the Board or Committee may, in its sole discretion, choose to permit the RSU to stay in place.

With respect to Options and subject to such other terms or conditions that may be attached to Options granted under the LTIP, a holder may exercise an Option in whole or in part at any time and from time to time during the Exercise Period. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of the Expiry Time on the Expiry Date. The Expiry Date of an Option shall be the earlier of the date so fixed by the Board or Committee at the time the Option is granted as set out in the Option Certificate and the date established, if applicable, in paragraphs (a) or (b) below or sections 6.2, 6.3, 6.4, or 12.4 of the LTIP:

a.	Ceasing to Hold Office - In the event that the holder holds his or her Option as an Executive and ceases to hold such position other than by reason of death or Disability, the Expiry Date of the Option shall be, unless otherwise determined by the Board or Committee and expressly provided for in the Option Certificate, the 90th day following the date the holder ceases to hold such position unless the holder ceases to hold such position as a result of:
1.	ceasing to meet the qualifications set forth in our corporate legislation;
2.	a special resolution having been passed by our shareholders removing the holder as a director of us or any subsidiary; or
3.	an order made by any Regulatory Authority having jurisdiction to so order;

in which case the Expiry Date shall be the date the holder ceases to hold such position, and in no event shall the Expiry Date of the Option shall be later than the first anniversary of the date the holder ceases to hold such position; OR

b.	Ceasing to be Employed or Engaged - In the event that the holder holds his or her Option as an Employee or Consultant and such holder ceases to hold such position other than by reason of death or Disability, the Expiry Date of the Option shall be, unless otherwise determined by the Board or Committee and expressly provided for in the Option Certificate, the 90th day following the date the holder ceases to hold such position, unless the holder ceases to hold such position as a result of:
1.	termination for cause;
2.	resigning their position; or

3.	an order made by any Regulatory Authority having jurisdiction to so order;

in which case the Expiry Date shall be the date the holder ceases to hold such position, and in no event shall the Expiry Date of the Option shall be later than the first anniversary of the date the holder ceases to hold such position.

In the event that the Holder ceases to hold the position of Executive, Employee or Consultant for which the Option was originally granted, but comes to hold a different position as an Executive, Employee or Consultant prior to the expiry of the Option, the Board or Committee may, in its sole discretion, choose to permit the Option to stay in place for that Holder with such Option then to be treated as being held by that Option Holder in his or her new position and such will not be considered to be an amendment to the Option in question requiring the consent of the Option Holder under section 10.2 of the LTIP. Notwithstanding anything else contained herein, in no case will an Option be exercisable later than the Expiry Date of the Option.

Exercise. An Option or RSU may be exercised only by the holder or the Personal Representative of any holder. A Holder may exercise an Option or RSU in whole or in part at any time and from time to time during the Exercise Period up to the Expiry Time on the Expiry Date by delivering to the Administrator the required Exercise Notice, and if applicable, the applicable Option Certificate and a certified cheque or bank draft payable to us in an amount equal to the aggregate Exercise Price of the Shares then being purchased pursuant to the exercise of the Option. Notwithstanding anything else contained herein, Options and RSUs may not be exercised during Black-Out unless the Committee determines otherwise.

Exchange Controls

There are no governmental laws, decrees or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of our securities, other than Canadian withholding tax. See “Certain Canadian Federal Income Tax Considerations for U.S. Residents” below.

Material Canadian Federal Income Tax Consideration for U.S. Residents

For a detailed discussion of Canadian federal income tax considerations for U.S. Residents, please see “Material Canadian Federal Income Tax Considerations for U.S. Residents” beginning on page 120 below. U.S. Resident Holders of our Common Shares are urged to consult their own tax advisors regarding the tax consequences of the offering.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated              , 2026, between us and Cantor Fitzgerald & Co., as the representative of the underwriters named below, we have agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from us, the number of common shares shown opposite its name below:

Underwriters	Number of Common Shares
Cantor Fitzgerald & Co.
Research Capital USA Inc.
Joseph Gunnar & Co., LLC
Roth Capital Partners, LLC
R. F. Lafferty & Co., Inc.
Total

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and the approval of certain legal matters by their counsel. The underwriting agreement provides for a firm commitment underwriting. The underwriters have advised us that they proposes to offer the common shares to the public at the initial public offering price set forth on the cover page of this prospectus.

The underwriters are offering the common shares subject to its acceptance of the common shares from us. The underwriters reserve the right to withdraw, cancel or modify offers to the public, and to reject orders in whole or in part. In addition, the underwriters have advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

We have agreed to indemnify the underwriters and certain of their affiliates and controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

This offering is being made concurrently in the United States and in each of the provinces and territories in Canada, other than Quebec. The underwriters are not registered as investment dealers in any Canadian jurisdiction and, accordingly, will only sell the common shares in connection with this offering in the United States, and will not, directly or indirectly, sell or solicit offers to purchase any common shares in Canada. Cantor Fitzgerald Canada Corporation and Research Capital Corporation will act as agent of Cantor Fitzgerald & Co. and Research Capital USA Inc., respectively, for sales of the common shares, if any, in Canada. Neither Cantor Fitzgerald Canada Corporation nor Research Capital Corporation are a broker-dealer registered with the SEC and, therefore, may not make any sales of the common shares in the United States or to U.S. persons. Cantor Fitzgerald Canada Corporation is an affiliate of Cantor Fitzgerald & Co. and Research Capital Corporation is an affiliate of Research Capital USA Inc.

Subject to applicable law, the underwriters, or such other registered dealers or other entities outside the United States and Canada that are affiliates of the underwriters as may be designated by the underwriters, may offer our common shares outside of the United States and Canada. In Canada, the common shares are to be taken up by Cantor Fitzgerald Canada Corporation and Research Capital Corporation, if at all, on or before a date not later than 42 days after the date of the Canadian Prospectus.

Option to Purchase Additional Common Shares

We have granted to the underwriter an option, exercisable for a period of 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 652,174 additional common shares from us at the initial public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions.

Discounts and Commissions and Expenses

The underwriters have advised us that they proposes to offer our common shares to the public at the initial public offering price set forth on the cover page of this prospectus, and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $              per common share. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $                per common share to certain brokers and dealers.

The following table shows the public offering price, the underwriting discounts and commissions that we will pay to the underwriters, and the proceeds to us, before expenses, in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional common shares.

	Per Common Share		Total
	No Exercise of Option to Purchase Additional Common Shares	Full Exercise of Option to Purchase Additional Common Shares	No Exercise of Option to Purchase Additional Common Shares	Full Exercise of Option to Purchase Additional Common Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions(1)	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

(1)	The underwriting discounts and commissions reflected in this table do not include the reimbursement by us of certain expenses as described below.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $1,000,000. This includes our agreement to reimburse the underwriters up to $185,000 for certain of their out-of-pocket expenses reasonably incurred in connection with this offering, inclusive of the reasonable and documented fees of its legal counsels, which reimbursed fees are deemed by FINRA to be underwriting compensation for this offering.

Determination of Offering Price and Warrant Exercise Price

Prior to this offering, there has been no U.S. public market for our common shares. The initial public offering price per common share was negotiated between us and the underwriters based on, among other things, our history and prospects, the stage of development of our business, our strategic plans for the future, an assessment of our management team and its experience in the mining industry, our capital structure, general conditions of the securities markets at the time of this offering, and other factors that we and the underwriters deemed relevant.

Right of First Refusal

Subject to certain conditions, we have agreed to grant Cantor Fitzgerald & Co. the right to act as (i) a lead managing underwriter, initial purchaser and/or placement agent for any financing by or on behalf of the Company involving for any financing involving the debt, equity or equity-linked securities of the Company (including any offering of asset-backed securities or convertible notes or any secondary offering of any of the foregoing), (ii) lead sales agent for any “at-the-market” offering of the Company’s common equity securities, and (iii) exclusive financial advisor to the Company in the event of any potential acquisition, disposition or other extraordinary corporate transaction (other than this initial public offering) involving the Company or any of its assets, securities or businesses, whether by way of a purchase, acquisition, disposition or sale of securities or assets (or leasing or licensing thereof), merger, reverse merger, consolidation, reorganization or otherwise. Pursuant to FINRA Rule 5110(g)(6)(A), this right of first refusal shall not have a duration of more than three (3) years from the commencement of sales of this offering or the termination of the agreement between us and Cantor Fitzgerald & Co. Pursuant to FINRA Rule 5110, such right is deemed to be underwriting compensation for this offering, the value of which will be 1% of the proceeds from this offering.

Subject to certain conditions, we have agreed to grant Research Capital Corporation, the Canadian affiliate of Research Capital USA, Inc., the right to act as (i) a co-lead managing underwriter, initial purchaser and/or placement agent for any financing by or on behalf of the Company involving for any financing involving the debt, equity or equity-linked securities of the Company (including any offering of asset-backed securities or convertible notes or any secondary offering of any of the foregoing), (ii) lead sales agent for any “at-the-market” offering of the Company’s common equity securities, and (iii) co-financial advisor to the Company in the event of any potential acquisition, disposition or other extraordinary corporate transaction (other than this initial public offering) involving the Company or any of its assets, securities or businesses, whether by way of a purchase, acquisition, disposition or sale of securities or assets (or leasing or licensing thereof), merger, reverse merger, consolidation, reorganization or otherwise. This right of first refusal shall not have a duration of more than 18 months from the commencement of sales of this offering. Pursuant to FINRA Rule 5110, such right is deemed to be underwriting compensation for this offering, the value of which will be 1% of the proceeds from this offering.

No Sales of Similar Securities

We, each of our directors and executives, and each of our other shareholders that hold in the aggregate at least 60% of our outstanding common shares immediately prior to this offering, have agreed, subject to certain specified exceptions, not to, (i) for a period of 180 days following the date of this prospectus in the case of our directors and executives, and our other shareholders that hold in the aggregate at least 60% of our outstanding common shares immediately prior to this offering, and (ii) for a period of 180 days following the date of this prospectus in the case of our Company, directly or indirectly:

●	offer, sell, contract or grant any option to sell (including any short sale), issue (in the case of our Company), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of, any common shares, options or warrants to acquire common shares, or securities exchangeable or exercisable for or convertible into common shares currently or hereafter owned either of record or beneficially;
●

enter into any swap, hedge or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of common shares, or securities exchangeable or exercisable for or convertible into common shares; or

●	publicly announce an intention to do any of the foregoing, without the prior written consent of the representative.

In addition, we and each such person subject to the foregoing lock-up restrictions (which we refer to as a “Locked-up Person”) agreed that, without the prior written consent of the representative, we or such other Locked-up Person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any common shares or any security exercisable or exchangeable for or convertible into common shares.

The restrictions in the immediately preceding paragraphs do not apply in certain circumstances, including:

(a)	in the case of our directors and executives, and our other shareholders that hold in the aggregate at least 60% of our outstanding common shares immediately prior to this offering, subject to certain exceptions:
●	transfers in connection with bona fide gifts or bona fide estate planning purposes;
●	transfers to immediate family members, related trusts or legal entities;
●	transfers to any fund or other entity controlling or controlled by such Locked-up Person or by his, her or its affiliate;
●	if such Locked-up Person is a corporation, partnership, limited liability company, trust or other business entity, transfers to another legal entity that is an affiliate of such Locked-up Person or as a distribution to general or limited partners or stockholders or other equity holders of such Locked-up Person;
●	if such Locked-up Person is a trust, transfers to beneficiaries of such trust;

●	transfers by operation of law, including pursuant to a qualified domestic order or in connection with a divorce settlement, divorce decree or separation agreement;
●	transfers by will or intestate succession upon the death of such Locked-up Person;
●	transfers of any common shares acquired in the open market after the closing of this offering;
●	exercises of outstanding options or settlements of equity awards pursuant to our long term incentive plan or other similar plans;
●	exercises, vestings or settlements of options, deferred share units, warrants or other rights to purchase or acquire any common shares;
●	transfers in connection with bona fide third-party tender offers, mergers, consolidations, or other similar transactions that are approved by our board of directors, offered to all our shareholders, and involve a change of control in our Company; and
●	the establishment of, but not sales under, Rule 10b5-1 trading plans; and
(b)	in the case of our Company, in connection with:

●	certain issuances of our common shares or related securities in connection with our long term incentive plan or other similar plans;
●	issuances of our common shares upon the exercise of warrants outstanding as of the date of this prospectus;
●	issuances of up to 10% of our common shares outstanding as of immediately following the completion of this offering in connection with certain acquisitions, joint ventures, and similar strategic transactions by our Company; and
●	the filing of any Registration Statements on Form S-8.

The representative may, in its sole discretion and at any time or from time to time before the end of the (i) 180-day period in the case of our directors and executives, and our other shareholders that hold in the aggregate at least 60% of our outstanding common shares immediately prior to this offering, and (ii) 180-day period in the case of our Company, release all or any portion of the securities subject to lock-up agreements.

Market Making, Stabilization and Other Transactions

The underwriters may make a market in our common shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time in its sole discretion without notice. Accordingly, no assurance can be given as to the liquidity of the trading market for our subordinate voting, that you will be able to sell any of the common shares held by you at a particular time, or that the prices that you receive when you sell will be favorable.

The underwriters have advised us that they may engage, pursuant to Regulation M under the Exchange Act, in short sale transactions, stabilizing transactions, syndicate covering transactions, or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our common shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve “covered” short sales, which are sales made in an amount not greater than the underwriters’ option to purchase additional common shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional common shares or purchasing common shares s in the open market. In determining the source of common shares to close out the covered short position, the underwriters will consider, among other things, the price of our common shares available for purchase in the open market as compared to the price at which it may purchase our common shares through the option to purchase additional common shares.

A stabilizing bid is a bid for the purchase of common shares on behalf of an underwriter for the purpose of fixing or maintaining the price of the common shares. A syndicate covering transaction is the bid for, or the purchase of, common shares on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting an underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. The underwriters are not obligated to engage in any of these activities and, if commenced, may end any of these activities at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on web sites or through online services maintained by the underwriters, selling group members (if any), or their respective affiliates. The underwriters may agree with us to allocate a specific number of common shares sold as part of the common shares for sale to online brokerage account holders. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other web sites maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of their customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance, and securities lending. The underwriters and certain of their affiliates have performed, and may in the future perform, from time to time, various investment banking and financial advisory services for us and our affiliates, for which the underwriters and their affiliates received or will receive customary fees and expenses.

A managing director of one of our underwriters, Cantor Fitzgerald & Co., beneficially owns 10,000 of our common shares, which were purchased from us in an arm’s length private placement in 2024. Research Capital USA Inc., one of our underwriters, beneficially owns 42,950 of our common shares, which were acquired pursuant to the exercise of a broker warrant acquired in 2024. Two managing directors of Research Capital USA Inc. collectively beneficially own 60,000 of our common shares, all of which were either purchased in an arm’s length private placements or from third-parties in January and May 2025 or received upon exercise of warrants issued in such private placement.

30,000 of the common shares purchased by the managing directors of Research Capital USA Inc. from a third party have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). Such common shares may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days from the commencement of sales of the offering, except as provided in FINRA Rule 5110(e)(2).

In addition, in the ordinary course of their respective businesses, the underwriters and their affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities or instruments.

Notice to Investors

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which any such an offer or solicitation is not authorized, (ii) in which any person making any such offer or solicitation is not qualified to do so, or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the securities or possession or distribution of this prospectus or any other offering or publicity material relating to the securities in any country or jurisdiction (other than the United States and Canada) where any such action for that purpose is required. Accordingly, the underwriters have undertaken that they will not, directly or indirectly, offer or sell any securities or have in its possession, distribute or publish any prospectus, form of application, advertisement, or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations, and that all offers and sales of securities by it will be made on the same terms.

Australia

This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Australia’s Corporations Act 2001 (Cth) (the “Corporations Act”) of Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this document in Australia:

You confirm and warrant that you are either:

●	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
●	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or
●	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this document for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area (each a “Member State”), no securities have been offered or will be offered pursuant to the offer described herein in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Member State at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.

The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase, or subscribe for, any securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

In Member States, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (“Qualified Investors”). This document must not be acted on or relied on in any Member State by persons who are not Qualified Investors. Any investment or investment activity to which this document relates is available in any Member State only to Qualified Investors and will be engaged in only with such persons.

France

The securities are being issued and sold outside the Republic of France and that, in connection with their initial distribution, the underwriters have not offered or sold and will not offer or sell, directly or indirectly, any securities to the public in the Republic of France, and that they has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to the securities, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated October 1, 1998.

Germany

Each person who is in possession of this prospectus is aware that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the “Act”) of the Federal Republic of Germany has been or will be published with respect to the securities. In particular, the underwriters have represented that they have not engaged and have agreed that they will not engage in a public offering (offentliches Angebot) within the meaning of the Act with respect to any of the securities otherwise then in accordance with the Act and all other applicable legal and regulatory requirements.

Hong Kong

WARNING - The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

No securities have been, may be or will be offered or sold in Hong Kong, by means of any document, other than to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been issued or may be issued or will be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

This document has not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, this document may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this document and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offer described herein to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the UK Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”),

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the United Kingdom who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.

The issuer and the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation who are also: (i) persons who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) persons falling within Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA and the Order must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Cayman Islands

No offer or invitation, whether directly or indirectly, to subscribe for securities may be made to the public in the Cayman Islands.

British Virgin Islands

The securities are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of us. The securities may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (BVI Companies), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

SHARES ELIGIBLE FOR FUTURE SALE

Our common shares are not listed for trading on any exchange or automated quotation system. We have submitted an application to list our common shares for trading on the NYSE American. We anticipate that our common shares will be listed for trading on the NYSE American; however, there can be no assurance that such an application for listing will be approved.

Future sales of our common shares in the public market, including common shares issued upon exercise of outstanding options or warrants, or the availability of such common shares for sale in the public market, could adversely affect the trading price of our common shares. Certain shares of common shares that are issued and outstanding are “restricted securities” under Rule 144 and certain shares of common shares are subject to lock up agreements.

Sales of our common shares in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the trading price of our common shares at such time and our ability to raise equity capital in the future. Although we intend to apply to list our common shares for trading on the NYSE American and anticipate that they will be accepted for trading on the NYSE American, we cannot assure you that there will be an active public market for our common shares.

Based on the number of our common shares outstanding as of April 17, 2026 and assuming the sale of 4,347,828 common shares upon the closing of this offering we will have outstanding an aggregate of 28,666,328 common shares.

All of the common shares sold in this offering by us will be freely tradable, except that any common shares purchased in this offering by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, generally may be sold in the public market only in compliance with Rule 144 under the Securities Act.

Unrestricted Future Sales of Common Shares

In the future, we may offer and sell common shares (or we have in the past) pursuant to exemptions from registration under the Securities Act, such as under Section 4(a)(2) of the Securities Act, Regulation D or Rule 701, which will be deemed restricted securities. Shares of common shares that are deemed “restricted securities” as that term is defined in Rule 144 under the Securities Act will be eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 under the Securities Act, which are summarized below.

In accordance with the foregoing, and subject to Rule 144 and Rule 701 or escrow restrictions, common shares will be available for sale in the public market as follows:

Date	Number of Shares
On the date of this prospectus	8,640,857
Between 90 and 180 days after the date of this prospectus	3,413,454
At various times beginning more than 180 days after the date of this prospectus	28,666,328

Rule 144

Affiliate Resales of Restricted Securities

In general, under Rule 144 under the Securities Act, as in effect on the effective date of the registration statement of which this prospectus is a part, a person who is one of our affiliates and has beneficially owned shares of our common shares for at least six months would be entitled to sell in “broker’s transactions” or certain “riskless principal transactions” or to market makers, a number of common shares within any three-month period, beginning on the date 90 days after the date of this prospectus, that does not exceed the greater of:

●	1.0% of the number of common shares of common shares then outstanding, which will equal approximately common shares immediately after the closing of this offering; or

●	the average weekly trading volume of our common shares on the NYSE American during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates or persons selling common shares on behalf of our affiliates are also subject to a certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, if the number of common shares being sold under Rule 144 by an affiliate during any three-month period exceeds 5,000 common shares or has an aggregate sale price in excess of $50,000, the seller must file a notice on Form 144 with the Commission concurrently with either the placing of a sale order with the broker or the execution of a sale directly with a market maker.

Non-Affiliate Resales of Restricted Securities

In general, under Rule 144 under the Securities Act, as in effect on the date of this prospectus, a person who is not an affiliate of ours at the time of sale, and has not been an affiliate at any time during the three months preceding a sale, and who has beneficially owned the common shares proposed to be sold for at least six months but less than a year, including the holding period of any prior owner other than an affiliate, is entitled to sell the common shares beginning on the 91st day after we have become subject to the reporting requirements of the Exchange Act without complying with the manner of sale, volume limitation or notice provisions of Rule 144, and will be subject only to the current public information requirements of Rule 144. If such person has beneficially owned the common shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such common shares under Rule 144(b)(1) without regard to any Rule 144 restrictions, including the public company requirement and the current public information requirement.

Rule 701

Any of our employees, officers, directors, consultants or advisors who purchased shares under a written compensatory stock or option plan or other written contract may be entitled to sell such common shares in reliance upon exemptions from registration. Rule 701 permits affiliates to sell their Rule 701 common shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell these common shares in reliance on Rule 144 without complying with the holding period, public information, volume limitation or notice provisions of Rule 144. All holders of Rule 701 common shares are required to wait until 90 days after we have become subject to the reporting requirements of the Exchange Act before selling those common shares.

MATERIAL Canadian Federal Income Tax Considerations FOR U.S. RESIDENTS

The following generally summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Tax Convention (1980) (the “Convention”) to the holding and disposition of common shares of the Company.

Comment is restricted to holders of common shares of the Company each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention, (i) is resident solely in the United States for tax purposes, (ii) is a “qualifying person” under and entitled to the benefits of the Convention, (iii) holds all common shares of the Company as capital property, (iv) deals at arm’s length with and is not affiliated with the Company, (v) does not and is not deemed to use or hold any common shares of the Company in a business carried on in Canada, (vi) is not an insurer that carries on business in Canada and elsewhere, (vii) is not an “authorized foreign bank” (as defined in the Canadian Tax Act), and (viii) has not entered into a “derivative forward agreement” (as defined in the Canadian Tax Act) with respect to the common shares of the Company (each such holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for United States federal income tax purposes (including limited liability companies) may not in all circumstances be entitled to the benefits of the Convention. Members of or holders of an interest in such an entity that holds common shares of the Company should consult their own tax advisers regarding the extent, if any, to which the benefits of the Convention will apply to the entity in respect of its common shares of the Company.

Generally, a U.S. Resident Holder’s common shares of the Company will be considered to be capital property of such holder provided that such holder is not a trader or dealer in securities, did not acquire, hold, or dispose of the common shares of the Company in one or more transactions considered to be an adventure or concern in the nature of trade, and does not hold the common shares of the Company in the course of carrying on a business.

This summary is based on the current provisions of the Canadian Tax Act and the Convention in effect as of the date prior to the date hereof, all specific proposals to amend the Canadian Tax Act and the Convention publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative policy or assessing practice, whether by way of judicial, legislative, or governmental decision or action, although no assurance can be given in these respects. This summary is not exhaustive of all possible Canadian federal income tax considerations. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial, or foreign tax considerations, which may differ materially from those set out herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed to be legal or tax advice to any particular U.S. Resident Holder. The tax consequences of holding and disposing of common shares of the Company will vary according to the U.S. Resident Holder’s particular circumstances. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

A U.S. Resident Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a common share of the Company unless the common share is “taxable Canadian property” of the U.S. Resident Holder for the purposes of the Canadian Tax Act at the time of disposition and the U.S. Resident Holder is not entitled to an exemption under the Convention. In addition, capital losses arising on a disposition or deemed disposition of a common share of the Company will not be recognized under the Canadian Tax Act, unless the common share constitutes “taxable Canadian property” (as defined in the Canadian Tax Act) at the time of disposition and the U.S. Resident Holder is not entitled to relief under the Convention.

Generally, a U.S. Resident Holder’s common shares of the Company will not constitute “taxable Canadian property” of such holder at a particular time at which the common shares are listed on a “designated stock exchange” (which currently includes the NYSE American) unless, at any time during the 60-month period that ends at the particular time, both of the following conditions are concurrently met:

i.	25% or more of the issued shares of any class of the capital stock of the Company were owned by or belonged to one or any combination of:

a.	the U.S. Resident Holder;

b.	persons with whom the U.S. Resident Holder did not deal at arm’s length;

c.	partnerships in which the U.S. Resident Holder or a person referred to in clause (b) holds a membership interest directly or indirectly through one or more partnerships; and

ii.	more than 50% of the fair market value of the common shares of the Company was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of, or interests in any of the foregoing, whether or not the property exists.

Notwithstanding the foregoing, common shares of the Company may also be deemed to be “taxable Canadian property” in certain circumstances set out in the Canadian Tax Act.

A U.S. Resident Holder to whom the Company pays or credits or is deemed to pay or credit a dividend on such holder’s common shares of the Company will be subject to Canadian withholding tax, and the Company will be required to withhold the tax from the dividend and remit it to the CRA for the holder’s account. The rate of withholding tax under the Canadian Tax Act is 25% of the gross amount of the dividend, but should generally be reduced under the Convention to 15% (or, if the U.S. Resident Holder is a company which is the beneficial owner of at least 10% of the voting stock of the Company, 5%) of the gross amount of the dividend. For this purpose, a company that is a resident of the United States for purposes of the Canadian Tax Act and the Convention and is entitled to the benefits of the Convention shall be considered to own the voting stock of the Company owned by an entity that is considered fiscally transparent under the laws of the United States and that is not a resident of Canada, in proportion to such company’s ownership interest in that entity.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of our common shares. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from or relating to the acquisition, ownership, and disposition of common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal net investment income tax, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of common shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

This summary is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated thereunder, published rulings of the IRS, published administrative positions of the IRS, the Convention, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of common shares that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of common shares that is not a U.S. Holder or is a partnership. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition of common shares. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership, and disposition of common shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to special tax accounting rules; (i) are partnerships and other pass-through entities (and investors in such partnerships and entities); (j) are S corporations (and shareholders or investors in such S corporations); (k) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares; (l) are U.S. expatriates, former citizens, or former long-term residents of the U.S.; or (m) hold common shares in connection with a trade or business, permanent establishment, or fixed base outside the U.S. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such partnership and the partners (or owners) of such partnership generally will depend on the activities of the partnership and the status of such partners (or owners). This summary does not address the tax consequences to any such partnership or partner (or owner). Partners (or owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of common shares.

Passive Foreign Investment Company Rules

Our PFIC Status

If we were to constitute a “passive foreign investment company” within the meaning of Section 1297(a) of the Code (a “PFIC”) for any year during a U.S. Holder’s holding period, then certain different and potentially adverse rules will affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of common shares. We believe that we were classified as a PFIC for our most recently completed tax year, and based on current business plans and financial expectations, believe that we may be a PFIC for our current tax year and for the foreseeable future. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by us (or any of our subsidiaries) concerning our (or their) PFIC status. Each U.S. Holder should consult its own tax advisor regarding the PFIC status of us and each of our subsidiaries.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations or other IRS guidance may require. A failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

We generally will be a PFIC if, for a tax year, (a) 75% or more of our gross income is passive income (the “ PFIC income test”), or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all (85% or more) of a foreign corporation’s commodities are stock in trade of such foreign corporation or other property of a kind which would properly be included in inventory of such foreign corporation, or property held by such foreign corporation primarily for sale to customers in the ordinary course of business and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and the PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by us from certain “related persons” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of the stock of any of our subsidiaries that is also a PFIC, (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions”, as described below, on the stock of a Subsidiary PFIC, and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by us, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of common shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of common shares are made.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC for any tax year during which a U.S. Holder owns common shares, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership, and disposition of common shares will depend on whether such U.S. Holder makes an election to treat us and each Subsidiary PFIC, if any, as a “qualified electing fund”, or “QEF”, under Section 1295 of the Code (a “QEF Election”), or makes a mark-to-market election under Section 1296 of the Code with respect to the common shares (a “Mark-to-Market Election”). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder”.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to, (a) any gain recognized on the sale or other taxable disposition of common shares, and (b) any “excess distribution” received on the common shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the common shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of common shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on common shares, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective common shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income. The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest”, which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds common shares, we will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such common shares were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which its holding period of its common shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its common shares. A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of, (a) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (i) net long-term capital gain over (ii) net short-term capital loss, and “ordinary earnings” are the excess of (x) “earnings and profits” over (y) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest”, which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to us generally, (a) may receive a tax-free distribution from us to the extent that such distribution represents our “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election, and (b) will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares.

U.S. Holders should be aware that we are not committing to supply U.S. Holders with information that such U.S. Holders require to report under the QEF rules, in the event that the Company is a PFIC and a U.S. Holder wishes to make a QEF Election. If we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a QEF Election.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election if the common shares are marketable stock. The common shares generally will be “marketable stock” if the common shares are regularly traded on, (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the U.S. Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that, (i) such foreign exchange has trading volume, listing, financial disclosure, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced, and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If the common shares are traded on such a qualified exchange or other market, the common shares generally will be “regularly traded” for any calendar year during which the common shares are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. U.S. Holders should consult their own tax advisors regarding the marketable stock rules.

A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such common shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the common shares or such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the common shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (i) the fair market value of the common shares, as of the close of such tax year over (ii) such U.S. Holder’s tax basis in such common shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the common shares, over (ii) the fair market value of such common shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of common shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (i) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (ii) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the common shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that would impact certain consequences of the application of the PFIC regime to U.S. Holders. Among other consequences, and subject to certain exceptions, such proposed Treasury Regulations would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of common shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which such common shares are transferred.

If finalized in their current form, the proposed Treasury Regulations applicable to PFICs would be effective for transactions occurring on or after April 1, 1992. Because the proposed Treasury Regulations have not yet been adopted in final form, they are not currently effective, and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury Regulations, taxpayers may apply reasonable interpretations of the Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury Regulations to be reasonable interpretations of those Code provisions. The PFIC rules are complex, and the implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which, when promulgated, may have retroactive effect. U.S. Holders should consult their own tax advisors about the potential applicability of the proposed Treasury Regulations.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such common shares.

In addition, a U.S. Holder who acquires common shares from a decedent will not receive a “step up” in tax basis of such common shares to fair market value unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules (including the applicability and advisability of a QEF Election and Mark-to-Market Election) and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares.

Ownership and Disposition of Common Shares

The following discussion is subject in its entirety to the rules described above under the heading “Passive Foreign Investment Company Rules”.

Distributions on Common Shares

Subject to the PFIC rules discussed above, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to our common shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated "earnings and profits" of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated "earnings and profits" of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in our common shares and thereafter as gain from the sale or exchange of such common shares. See "Sale or Other Taxable Disposition of Common Shares" below. However, the Company may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to our common shares will constitute ordinary dividend income. Dividends received on common shares generally will not be eligible for the "dividends received deduction". Subject to applicable limitations and provided the Company is eligible for the benefits of the Convention or the common shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders may be eligible for the preferential tax rates applicable to long-term capital gains for dividends, but will not be eligible for reduced income tax rates, and instead will be taxable at ordinary income tax rates, if the Company is a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of any cash plus the fair market value of any property received and such U.S. Holder’s adjusted tax basis in such common shares sold or otherwise disposed of. Subject to the PFIC rules discussed above, gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the common shares have been held for more than one year.

Preferential tax rates apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of common shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt or, if applicable, the date of settlement if the common shares are traded on an established securities market (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the common shares will be treated as foreign source income, and generally will be treated as “passive category income” or “general category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of common shares generally will be U.S. source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Convention may elect to treat such gain or loss as

Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for non-U.S. withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, common shares will generally be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder, (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

CHANGE IN PUBLIC COMPANY ACCOUNTING FIRM

On January 8, 2026, PKF Antares Professional Corporation was dismissed as the Company’s independent registered public accounting firm (based on the determination of the Audit Committee made on November 10, 2025 to replace PKF Antares Professional Corporation following their review of September 30, 2025 financial statements). The dismissal of PKF Antares Professional Corporation was not the result of any disagreement with the Company on any matter of accounting principles, practices, financial statement disclosure, or auditing scope or procedures.

The reports of PKF Antares Professional Corporation on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and December 31, 2023 did contain a modification regarding uncertainty of the ability of the Company to continue as a going concern but did not contain any other adverse opinion or a disclaimer of opinion, and were not otherwise qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2024 and December 31, 2023 and through January 8, 2026, there have been no "disagreements" (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with PKF Antares Professional Corporation on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PKF Antares Professional Corporation would have caused PKF Antares Professional Corporation to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2024 and December 31, 2023 and through January 8, 2026, there have been no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided PKF Antares Professional Corporation with a copy of the disclosure it is making herein and requested that PKF Antares Professional Corporation furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the "SEC"), stating whether or not PKF Antares Professional Corporation agrees with the statements related to them made by the Company in this prospectus. PKF Antares Professional Corporation’s letter to the SEC is filed as Exhibit 16.1 to the Registration Statement on Form S-1 of which this prospectus forms a part.

On January 8, 2026, upon approval of the Audit Committee given on November 10, 2025, the Company engaged Assure CPA, LLC, a nationally recognized, independent registered public accounting firm licensed to practice in the United States, to serve as its independent registered public accounting firm.

During the Company’s two most recently completed fiscal years and through January 8, 2026, neither the Company nor anyone on behalf of the Company consulted with Assure CPA, LLC regarding: (a) the application of accounting principles to a specified transaction, either completed or proposed; or (b) the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Assure CPA, LLC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (c) any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

LEGAL MATTERS

The validity of the issuance of the common shares offered by this prospectus will be passed upon for us by Morton Law LLP. Certain legal matters in connection with the offering will be passed upon for us by Dorsey & Whitney LLP and certain legal matters in connection with the offering will be passed upon for the underwriter by Katten Muchin Rosenman LLP, Chicago, Illinois.

EXPERTS

Our consolidated financial statements for the year ended December 31, 2025 have been included in this document and in the registration statement in reliance upon the report of  Assure CPA, LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the fiscal year ended December 31, 2025 consolidated financial statements contain an explanatory paragraph that states that our incurred recurring losses and negative cash flows and accumulated deficit raises substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Our consolidated financial statements for the year ended December 31, 2024 have been included in this document and in the registration statement in reliance upon the report of  PKF Antares Professional Corporation, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the fiscal year ended December 31, 2024 consolidated financial statements contain an explanatory paragraph that states that our incurred recurring losses and negative cash flows and accumulated deficit raises substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The disclosure in this prospectus of scientific and technical information taken from or summarized from the Rainbow Block Technical Report was prepared by Dahrouge Geological Consulting, a QP firm. Dahrouge Geological Consulting is independent of the Company and does not have any financial interests in the Company or this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common shares offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common shares, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

On the closing of this offering, we will be subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC.

SILVER BOW MINING CORP.

(Expressed in U.S. Dollars)

December 31, 2025

SILVER BOW MINING CORP.

Annual Audited Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the stockholders and the board of directors of Silver Bow Mining Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Silver Bow Mining Corp. (“the Company”) as of December 31, 2025, and the related consolidated statement of operations, changes in stockholders’ equity and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited working capital and an accumulated deficit. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Assure CPA, LLC

We have served as the Company’s auditor since January of 2026.

Spokane, Washington

March 6, 2026

Report of Independent Registered Public Accounting Firm

To the board of directors and shareholders of Sliver Bow Mining Corp. (formerly Blackjack Silver Corp.):

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Sliver Bow Mining Corp. and its subsidiaries (the ‘Company’) as of December 31, 2024, and the related consolidated statement of operations, consolidated changes in shareholder’s equity, and consolidated statement of cash flows for the year ended December 31, 2024, and the related notes (collectively referred to as, the ‘consolidated financial statements'). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses from operations since inception, negative cash flows from operating activities and has net current liabilities as of December 31, 2024. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit of the consolidated financial statements included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provide a reasonable basis for our opinion.

Other Matter — Reclassification of Prior-Period Presentation

As discussed in Note 2 to the consolidated financial statements, certain amounts in the consolidated financial statements as of and for the year ended December 31, 2024, have been reclassified to conform with the presentation used for the year ended December 31, 2025. Our opinion is not modified with respect to this matter. These reclassifications did not affect total assets, total liabilities, shareholders’ equity, or net loss previously reported for the year ended December 31, 2024.

PKF Antares is a member of PKF Global, the network of member firms of PKF International Limited, each of which is a separate and independent legal entity and does not accept any responsibility or liability for the actions or inactions of any individual member or correspondent firm(s).

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current year audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Accounting for the Acquisition of Mineral and Surface Rights (refer Notes 3 and 5)	Audit procedures

As discussed in Note 3 and 5 of the consolidated financial statements for the year ended December 31, 2024, the Company acquired a portfolio of mineral rights and surface rights for a cumulative amount of $37,254,528. Management was required to determine whether each acquisition should be accounted for as an asset acquisition or a business combination in accordance with ASC 805, Business Combinations. This determination involved significant management judgment, particularly in evaluating whether the acquired set of activities and assets constituted a business.

In addition, the Company issued equity instruments (common shares and warrants) as consideration for the acquisitions. Management determined the fair value of these instruments using valuation techniques involving significant estimates and assumptions, including market comparable, and share volatility. The accounting classification impacted on the recognition and measurement of acquired assets, the treatment of transaction costs, and related disclosures.

We identified the accounting for these acquisitions as a critical audit matter due to the complexity of applying the guidance in ASC 805, the significant judgment involved in the classification as a business combination or asset acquisition, the valuation of the consideration transferred, and the material impact of these judgments on the Company’s consolidated financial statements and related disclosures.

Our primary audit procedures related to the Company’s accounting for the acquisitions included the following:

●  Obtained and reviewed the acquisition agreements and supporting documentation to evaluate whether the transactions met the definition of a business combination or an asset acquisition under ASC 805.

●     Obtained an understanding of, and evaluated, the design and implementation of internal controls over the acquisition of mineral and surface rights, including controls related to management’s review and approval processes. Evaluated management’s analysis and rationale supporting the classification of the transactions as asset acquisitions, including the application of the screen test and other relevant criteria.

●     Assessed the reasonableness of the valuation methodologies used by management to determine the fair value of the equity instruments issued as consideration.

●     Tested key assumptions used in the valuation models, such as share price volatility, discount rate, and comparable market data.

●   Reviewed the related disclosures in the consolidated financial statements for consistency with the results of management’s accounting analysis and applicable accounting standards.

Auditor Tenure

We have served as the Company’s auditor since 2025.

Professional Corporation
Calgary, Canada	Chartered Professional Accountants

September 16, 2025, except for Note 2 and 14(a), as to which the date is March 6, 2026

PKF Antares Professional Corporation Chartered Professional Accountants

Suite 700, 602 12 Avenue SW, Calgary, Canada T2R 1J3

T: +1 403 375 9955, www.pkfantares.com

PKF Antares is a member of PKF Global, the network of member firms of PKF International Limited, each of which is a separate and independent legal entity and does not accept any responsibility or liability for the actions or inactions of any individual member or correspondent firm(s).

SILVER BOW MINING CORP.

Consolidated Balance sheets

	December 31, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$10,554,948	$255,630
Prepaid expenses	177,075	89,652
Other current assets	250,496	74,605
	10,982,519	419,887
Non-current Assets
Restricted cash – reclamation deposit	225,788	225,788
Property and equipment	253,469	99,641
Mineral properties	38,261,379	37,254,528
Right-of-use asset	—	574,021
Total Assets	$49,723,155	$38,573,865

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$1,512,225	$886,070
Acquisition settlement obligation	—	3,065,000
Convertible loan	—	516,339
Lease liabilities	—	216,146
	1,512,225	4,683,555
Non-current Liabilities
Environmental remediation reserve	222,693	213,139
Long-term lease liabilities	—	368,305
Total Liabilities	1,734,918	5,264,999

Commitments and Contingencies - note 7

Stockholders’ Equity
Common shares, no par value, unlimited shares authorized; 24,143,500 outstanding (2024 – 15,134,010)	64,080,293	35,179,387
Additional paid-in capital	7,972,394	11,819,990
Accumulated deficit	(24,064,450)	(13,690,511)
Total Stockholders’ Equity	47,988,237	33,308,866
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$49,723,155	$38,573,865

The accompanying notes are an integral part of these consolidated financial statements (the “Consolidated Financial Statements”).

SILVER BOW MINING CORP.

Consolidated Statements of Operations

For the years ended December 31, 2025 and 2024

	2025	2024
Operating expenses
Exploration costs	$688,292	$255,283
Depreciation	36,366	29,620
Salaries and wages	2,245,298	1,806,923
General and administrative	445,792	157,698
Management & advisory fees	5,262,268	2,045,320
Professional fees	1,547,614	513,955
Operating lease expenses	104,444	297,863

Operating loss	$10,330,074	$5,106,662

Non-operating (income) expense
Sub-lease (income)	(51,952)	(149,177)
Foreign exchange (gain) loss	76,216	(96,628)
Interest (income)	(28,873)	(27,474)
Interest expense	32,642	32,734
Other (income) expense	15,832	(57,478)
Non-operating (income) expense	43,865	(298,023)

Net loss	$10,373,939	$4,808,639
Deemed dividend on warrant modification	$14,261,015	—
Net loss attributable to common stockholders	$24,634,954	—
Net loss per share, basic and diluted	$1.45	$0.33
Weighted average shares, basic and diluted	17,004,250	14,477,637

The accompanying notes are an integral part of these Consolidated Financial Statements.

SILVER BOW MINING CORP.

Consolidated Statements of Changes in Stockholders’ Equity

For the years ended December 31, 2025 and 2024

	Number of shares	Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total
Balance at December 31, 2023	13,172,594	$30,376,674	$9,951,493	($8,881,872)	$31,446,295

Issuance of common shares, net of costs	1,876,416	4,211,724	—	—	4,211,724
Issuance of warrants	—	—	950,022	—	950,022
Extension and repricing of warrants	—	335,989	(335,989)	—	—
Restricted stock units and stock-based compensation	85,000	255,000	1,254,464	—	1,509,464
Net loss for the year	—	—	—	(4,808,639)	(4,808,639)

Balance at December 31, 2024	15,134,010	$35,179,387	$11,819,990	($13,690,511)	$33,308,866

Issuance of common shares, net of costs	1,708,066	4,098,341	—		4,098,341
issuance of warrants	—	—	1,329,795	—	1,329,795
Warrant exercises, cashless	3,290,017	6,775,915	(6,775,915)	—	—
Warrant exercises	3,189,076	15,025,695	(3,516,976)	—	11,508,719
Issuance of common shares – acquisition settlement	503,333	2,265,000	—	—	2,265,000
Restricted stock units	100,000	310,000	(310,000)	—	—
Conversion of convertible loan and accrued interest	218,998	425,955	121,540	—	547,495
Warrant modification			14,261,015		14,261,015
Deemed dividend on warrant modification	—	—	(14,261,015)	—	(14,261,015)
Stock-based compensation	—		5,303,960		5,303,960
Net loss for the year	—	—	—	(10,373,939)	(10,373,939)

Balance at December 31, 2025	24,143,500	$64,080,293	$7,972,394	($24,064,450)	$47,988,237

The accompanying notes are an integral part of these Consolidated Financial Statements.

SILVER BOW MINING CORP.

Consolidated Statements of Cash Flows

For the years ended December 31, 2025 and 2024

	2025	2024
CASH PROVIDED BY (USED IN):
OPERATING ACTIVITIES

Net loss for the year	($10,373,939)	($4,808,639)
Adjustments to reconcile net loss to cash used in operating activities:
Stock-based compensation	5,303,960	1,509,464
Depreciation	36,366	29,620
Deferred lease asset	—	5,952

Changes in operating assets and liabilities:
Prepaid expenses	(87,422)	67,908
Accounts payable and accrued liabilities	607,310	514,785
Net change in operating lease assets and liabilities	(10,430)	(27,116)
Other assets	(166,337)	(17,030)
Net cash flows used in operating activities	(4,690,492)	(2,725,056)

INVESTING ACTIVITIES

Acquisition of mineral rights – Ferry Lane	—	(4,258,859)
Acquisition of mineral rights – Goldsmith Block	(1,006,851)	—
Acquisition of Property and equipment	(190,194)	(29,310)
Net cash flows used in investing activities	(1,197,045)	(4,288,169)

FINANCING ACTIVITIES
Proceeds from the issuance of shares and warrants, net of costs	5,428,136	5,161,746
Proceeds from the exercise of warrants	11,508,719
Proceeds of issuance of convertible loan	—	516,339
Acquisition settlement payment – Ferry Lane	(750,000)	—
Net cash flows provided by financing activities	16,186,855	5,678,085
Net increase (decrease) in cash and restricted cash	10,299,318	(1,335,140)
Cash and restricted cash, beginning of year	481,418	1,816,558
Cash and restricted cash, end of year	$10,780,736	$481,418

Supplemental disclosure of non-Cash investing and financing transactions

a)	In 2024, the Company entered into a settlement agreement with Lane F Holdings LLC, resulting in the recognition of a settlement liability on the December 31, 2024 of $3,065,000, payable in cash or shares at the option of Ferry Lane Limited. See note 3 for further details.

b)	On April 30, 2025, as part of the Ferry Lane Limited acquisition, Lane F elected to receive shares of 503,333, which were issued on July 1, 2025, valued at $2,265,000, and cash of $750,000. See note 3 for further details.

c)	In December 2025, convertible loans and accrued interest of $547,495 was converted into 218,998 common shares. See note 10 for further details.

d)	In November and December 2025, the Company issued 3,290,017 common shares pursuant to warrant exercises by certain warrant holders on a cashless basis. These resulted in an increase in Common Shares and a corresponding decrease in Additional Paid-in Capital of $6,775,915. Additionally, the excess fair value attributable to the modified warrant instruments exercised compared to their fair value immediately prior to the modification was $14,261,015 and is reflected as a “Deemed dividend on warrant modification” as an adjustment to net loss to arrive at net loss attributable to common stockholders. See note 8 for further details.

SILVER BOW MINING CORP. (formerly BLACKJACK SILVER CORP.)
Notes to the Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

Expressed in United States dollars unless otherwise indicated

1.	Nature of Operations and Going Concern

Silver Bow Mining Corp. (the “Company” or “Silver Bow”) was incorporated on August 31, 2020 under the laws of the province of Ontario, Canada, under the name Blackjack Silver Corp. On February 18, 2025, the Company’s name was changed to Silver Bow Mining Corp., and on May 27, 2025 continued its incorporation to the province of British Columbia. The Company’s registered office is located at 1200-750 West Pender Street, Vancouver, BC V6C 2T8, and its corporate headquarters is located at 1401 Idaho Street, Butte, Montana 59701.

The Company is engaged in the acquisition, exploration, and development of mineral resource properties in Butte, Montana, USA. The Company’s primary business objective is to identify and evaluate prospective properties with the potential for future extraction and commercialization.

As of December 31, 2025, the Company is in the exploration stage and has not commenced commercial production or established mineral reserves.

The Company acquires its mineral properties through leases and ownership of patented mining claims and capitalizes acquisition costs related to the properties. The Company's continued existence depends on discovering economically recoverable mineral reserves and obtaining the necessary funding to advance these properties.

These Consolidated Financial Statements are prepared on a going concern basis, which contemplates that the Company will be able to meet its commitments, continue operations and realize its assets and discharge its liabilities in the normal course of business for at least twelve months from the date of issuance of these Financial Statements. During the year ended December 31, 2025, the Company incurred a loss of $10,373,939 (2024 - $4,808,639) and has an accumulated deficit of $24,064,450 (December 31, 2024 - $13,690,511). As of December 31, 2025, the Company had cash, cash equivalents and restricted cash of $10,780,736 (December 31, 2024 - $481,418), and a working capital surplus of $9,470,294 (December 31, 2024 deficiency – $4,263,668).

The Company has no source of revenue and has specific requirements to maintain its mineral property interests and meet its obligations as they come due. The Company has raised funds in the past through debt, equity and strategic investors, and continues to have further opportunities to raise capital, including a potential public listing on the NYSE American and initial public offering. Despite this, there is no assurance that such financing will be available. If adequate financing is not available or cannot be obtained on a timely basis, the Company may be required to delay, reduce the scope of, or eliminate one or more of its exploration programs, or relinquish its rights under the existing option and acquisition agreements. The above factors represent material uncertainties that cast substantial doubt on the Company's ability to continue as a going concern.

If not prepared on a going concern basis, adjustments would be necessary to the carrying values of assets, liabilities and the consolidated balance sheet classifications used. Such adjustments could be material.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

These Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are presented in United States dollars, unless otherwise indicated. The preparation of the Company’s Consolidated Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and contingent liabilities at the date of the Consolidated Financial Statements, as well as reported amounts of income and expenses during the reporting period. Estimates and assumptions are continuously evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. However, actual outcomes may differ from these estimates

The Consolidated Financial Statements include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated on consolidation.

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on previously reported net loss or accumulated deficit.

Principles of Consolidation

These Consolidated Financial Statements include the accounts of the Company and following wholly owned subsidiaries:

Entity name	Organized in	With Effect From
SBM Montana LLC (formerly known as Butte Blackjack Operating, LLC)	Delaware, USA	August 29, 2023
Ferry Lane Limited	British Virgin Islands	March 21, 2024
Ferry Lane Management LLC	Wyoming, USA	May 24, 2024
SBM Properties LLC	Montana, USA	February 13, 2025

The Company consolidates entities over which it has a controlling financial interest, generally through ownership of a majority of the voting interests.

Segments

The Company is engaged in the exploration of its mineral properties and has determined that it operates in one operating and reportable segment. Operating segments are defined as components of an entity where discrete financial information is evaluated regularly by the chief operating decision maker (“CODM”). This determination is based on the manner in which the CODM, identified as the Chief Executive Officer, makes operating decisions, allocates resources and assesses financial performance.

All activities are related to the exploration of mineral properties, and the Company has not commenced commercial operations or generated revenues to date. Internal reporting and decision-making are performed, and all financial results are reviewed on a consolidated basis by the CODM, without differentiation by individual exploration property. The single segment constitutes all of the consolidated entity, and the accompanying Consolidated Financial Statements and the notes to the accompanying Consolidated Financial Statements are representative of such amounts.

Mineral Properties

The Company has not established proven or probable reserves, as defined by industry standards, through the completion of a “final” or “bankable” feasibility study for any of its projects. As a result, the Company remains in the exploration stage and will continue to be classified as such until proven or probable reserves have been established.

In accordance with U.S. GAAP, expenditures relating to the acquisition of mineral rights are capitalized as incurred, while exploration expenditures are expensed as incurred until such time as the Company exits the exploration stage by establishing proven or probable reserves. Expenditures relating to exploration activities, such as drill programs to establish mineralized materials, are expensed as incurred. Expenditures related to pre-development stage activities, such as construction of early infrastructure, are also expensed as incurred until reserves are established for that project, after which development expenditures are capitalized.

Asset Acquisitions

The Company performs a screen test as required under U.S. GAAP to determine whether a transaction should be accounted for as an asset acquisition versus a business combination. If substantially all of the fair value of gross assets acquired is concentrated in a single identifiable asset (or a group of similar identifiable assets), the assets acquired would not represent a business and is accounted for as an asset acquisition.

In addition, when an acquisition does not meet the definition of a business combination as the acquired entity does not have an input and a substantive process that together significantly contribute to the ability to create outputs, we also account for the acquisition as an asset acquisition.

In an asset acquisition, any direct acquisition-related transaction costs are capitalized as part of the purchase consideration. There is no goodwill recorded, with any excess purchase price being allocated on a pro-rata basis to the acquired assets based on their relative fair values.

Foreign Currency

These Consolidated Financial Statements are presented in U.S. dollars, unless otherwise specified. The functional currency of Silver Bow Mining Corp. is the U.S. dollar. The functional currency of the Company’s subsidiaries is the U.S. dollar, based on the currency of the primary economic environment in which these subsidiaries operate.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents consist of cash on deposit and highly liquid investments, including money market funds, with original maturities of three months or less. Money market funds are measured at fair value and classified as Level 1 within the fair value hierarchy. Restricted cash is excluded from cash and cash equivalents and is included in non-current assets. The Company’s restricted cash relates to collateralization of its environmental reclamation obligations with an unrelated third party, also known as performance bonds. These funds are not available for the payment of general corporate obligations.

Investments

The Company accounts for investments over which it exerts significant influence but does not control through majority ownership using the equity method of accounting. Under the equity method, the Company’s investment is initially recognized at cost in the Consolidated Balance Sheets and subsequently increased or decreased to recognize the Company’s share of incomes and losses of the investee.

Property and Equipment

Property and equipment are measured at cost, less accumulated depreciation and impairment loss (if any). Useful lives are based on the Company’s estimate at the date of acquisition and are depreciated straight-line as follows for each class of assets:

Category	Range
Furniture and equipment	5 years
Computer hardware and software	3 to 5 years
Vehicles	5 years

We charge expenditures for maintenance and repairs to operations when incurred. When an asset is sold, we recognize a gain (loss) in the Consolidated Statements of Operations based upon the proceeds received on the sale less the net carrying value of the asset.

Property, plant and equipment are reviewed for impairment whenever facts and circumstances indicate that the carrying amount of an asset group may not be recoverable. An impairment loss is recognized if expected future undiscounted cash flows over the estimated remaining service life of the related asset group are less than the asset group’s carrying value.

Impairment of Long-lived Assets

The Company reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Mineral rights and properties and mining properties are monitored for impairment based on factors such as natural resources prices, government regulations, our continued right to explore the area, exploration reports, assays, technical reports, drill results and the Company’s continued plans to fund exploration and development programs on the property.

Recoverability is measured by comparing the undiscounted future net cash flows to the net book value. When the net book value exceeds future net undiscounted cash flows, the fair value is compared to the net book value and an impairment loss is measured and recorded based on the excess of the net book value over fair value. Fair value for mineral rights and properties prior to extraction is based on a combined approach of a discounted cash flow analysis and a market approach. Any impairment losses would be recognized as part of operating losses in the consolidated statements of operations.

There were no indicators of impairment for long-lived assets as of December 31, 2025 or 2024.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recorded for temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases, as well as for losses carried forward. Deferred income tax assets and liabilities are measured using enacted tax rates that are expected to apply when the temporary differences reverse. The effect of a change in tax rates on deferred income tax assets and liabilities is recognized in operations in the period in which the change is enacted.

The Company records a valuation allowance to reduce deferred income tax assets to the amount that is considered more likely than not to be realized. When the Company determines that it is not probable that some or all of the deferred tax assets will be realized, the valuation allowance is adjusted, with the corresponding impact recognized in income tax expense in the period such determination is made.

The Company recognizes a tax benefit when it is more-likely-than-not, based on the technical merits, that a tax position would be sustained upon examination by a taxing authority. The amount to be recognized is measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.

Asset Retirement Obligations (AROs)

Various federal and state mining laws and regulations require companies to reclaim surface areas and restore environmental conditions, including water quality, following the completion of mining activities. If incurred, the Company would recognize the present value of any future environmental reclamation costs as an asset retirement obligation in the period in which an obligation is incurred, typically when the asset is acquired, constructed, developed, or placed into service. A corresponding ARO asset would be capitalized as part of the carrying amount of the related long-lived assets and depreciated over the asset’s remaining useful life.

Estimated environmental reclamation costs include decommissioning and removal of plant and equipment and site remediation costs. The obligation is estimated based on current costs, which are escalated using an inflation rate and discounted using a credit-adjusted risk-free rate at inception. The obligation is accreted over time to its future estimated settlement value, with accretion expense recognized as part of exploration costs within operating costs. Actual costs incurred to settle the obligations are charged against the liability when incurred.

The Company currently has not recognized any AROs.

Stock-based Compensation

The Company uses its common shares for various forms of stock-based compensation arrangements entered into with directors, officers, employees and consultants. Stock-based compensation arrangements are accounted for at fair value on the date of grant. For awards with graded vesting, the fair value of each grant is measured separately and recognized over its respective vesting period. The total amount recognized as expense is adjusted to reflect the number of instruments which ultimately vest. The Company recognizes forfeitures as they occur.

For stock options and warrants, the Company estimates the fair value at the grant date by using the Black-Scholes option-pricing model and provides for expense recognition over the service period, if any, of the stock option or warrant. The Company’s estimates may be impacted by certain variables including, but not limited to, historical peer group stock price volatility and employee stock option exercise behavior. For restricted stock units (RSUs), the fair value is based on the valuation of the common share on the date of grant based primarily on recent Company financings.

Assumptions and estimates utilized in the fair value models include expected stock price volatilities and related indices, the interest rate, and the probability of awards expected to vest.

Financial Instruments

Financial assets and liabilities are recognized when the Company becomes a party to the contractual provisions of the instrument. The Company measures certain financial instruments at fair value on a recurring basis, defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Company categorizes its fair value measurements using a three-level hierarchy:

●	Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities
●	Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly
●	Level 3: Unobservable inputs for the asset or liability, based on the Company’s own assumptions.

The classification of a financial instrument within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Financial liabilities are measured at amortized costs unless they are elected to be or required to be measured at fair value through profit and loss.

The Company's cash and cash equivalents are carried on the balance sheet at cost due to their short-term nature. Restricted cash is carried on the balance sheet at cost with any subsequent interest income recognized in other income on the Consolidated Statement of Operations. Convertible debentures are classified as financial liabilities at amortized cost and all approximate fair value due to their short-term nature.

Earnings/(loss) per Share

Basic earnings or loss per share is computed by dividing the net loss attributable to common stockholders by the weighted average number of shares outstanding during the reporting period. Diluted loss per share is computed similar to basic loss per share except that the weighted average shares outstanding are increased to include additional shares for the assumed exercise of stock options, warrants and restricted stock units, if dilutive. The Company’s potential dilutive shares include outstanding share purchase options, warrants and Restricted Stock Units (RSUs). Potentially dilutive shares as of December 31, 2025 and December 31, 2024 were as follows:

	December 31, 2025	December 31, 2024
Stock options	1,067,500	665,000
Warrants	397,049	7,949,531
Convertible loan – shares	—	206,535
Convertible loan – warrants	—	103,267
Performance warrants	1,400,000	—
Restricted stock units	133,135	—
Total dilutive shares	2,997,684	8,924,333

All potentially dilutive shares were excluded from the calculation of diluted loss per share as their exercise and conversion would be anti-dilutive.

Related Party Transactions

Parties are considered related if one party has the ability, directly or indirectly, to control or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered related if they are subject to common control. Related parties may include individuals or corporate entities. A transaction is considered a related party transaction when there is a transfer of resources or obligations between related parties, regardless of whether a price is charged.

Contingencies

Contingencies are assessed on an ongoing basis to evaluate the appropriateness of any liabilities and related disclosures. A liability is recognized when it is probable that a loss has been incurred and the amount can be reasonably estimated. Once established, the carrying amount of a contingent liability is adjusted upon the occurrence of a recognizable event or when changes in facts and circumstances affect the previous assumptions regarding the likelihood or amount of loss. If recovery of a loss contingency is probable through insurance or other third-party arrangements, a corresponding asset is recognized. Legal costs are expensed as incurred. If legal costs are expected to be reimbursed, a receivable is recorded when recovery is probable.

Lease Accounting

The Company recognizes leases as assets and liabilities on the balance sheet for the rights and obligations created by all leases with terms of more than 12 months. The right of use asset (ROU) and lease liability are recorded on the Consolidated Balance Sheets at the present value of the future lease payments over the lease term at commencement date. The Company determines the present value of lease payments based on the Company’s estimated incremental borrowing rate based on the term of the lease. For leases with a term of twelve months or less, the Company has made an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities.

Recently Issued Accounting Standards

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2024-04, Debt—Debt with Conversion and Other Options (Subtopic 470-20) – Induced Conversions of Convertible Debt Instruments, or ASU 2024-04. The guidance in ASU 2024-04 clarifies the requirements related to accounting for the settlement of a debt instrument as an induced conversion when changes are made to conversion features as part of an offer to settle the instrument. This ASU is effective for annual periods beginning after December 15, 2025, with early adoption permitted. The amendments may be applied either (1) prospectively to any settlements of convertible debt instruments that occur after the effective date of this ASU or (2) retrospectively to all prior periods presented in the financial statements, with a cumulative adjustment-effect adjustment to equity. The Company is currently evaluating the impact of adopting this ASU on its Consolidated Financial Statements and disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (DISE), which requires public entities to disaggregate any relevant expense caption presented on the face of the income statement within continuing operations into the following required natural expense categories, as applicable: (1) purchases of inventory, (2) employee compensation, (3) depreciation, (4) intangible asset amortization, and (5) depreciation, depletion and amortization recognized as part of oil- and gas-producing activities or other depletion expenses. These disclosures must be made in a tabular format in the footnotes to the financial statements. The new standard does not change the requirements for the presentation of expenses on the face of the statement of earnings. The ASU is effective prospectively for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027, and early adoption and retrospective application are permitted. The ASU will impact the Company's expense disclosures beginning with the financial statements included in the 2027 Annual Report on Form 10-K but will have no impact on its results of operations, cash flows or financial condition.

On December 8, 2025, the FASB issued ASU 2025-11 Interim Reporting which is intended to improve the navigability of the guidance in ASC 270 and clarify when it applies. Under the amendments, an entity is subject to ASC 270 if it provides “interim financial statements and notes in accordance with GAAP.” The ASU also addresses the form and content of such financial statements, adds lists to ASC 270 of the interim disclosures required by all other Codification topics, and establishes a principle under which an entity must “disclose events since the end of the last annual reporting period that have a material impact on the entity. The amendments in this Update are effective for interim reporting periods within annual reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of adopting this ASU on its Consolidated Financial Statements and disclosures.

On December 17, 2025, the FASB issued ASU 2025-12, Codification Improvements to address suggestions received from stakeholders on the FASB Accounting Standards Codification® and to make other incremental improvements to generally accepted accounting principles (GAAP). This evergreen project facilitates Codification updates for a broad range of Topics arising from technical corrections, the unintended application of the Codification, clarifications, and other minor improvements. The resulting amendments are collectively referred to as Codification improvements. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. The amendments in this Update are effective for all entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods. The Company is currently evaluating the impact of adopting this ASU on its Consolidated Financial Statements and disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. Among other things, the ASU requires that public business entities on an annual basis (1) disclose specific categories in the income tax rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than five percent of the amount computed by multiplying pretax income (or loss) by the applicable statutory income tax rate). In addition, the ASU requires information pertaining to taxes paid (net of refunds received) to be disaggregated for federal, state, and foreign taxes and further disaggregated for specific jurisdictions to the extent the related amounts are equal to or greater than five percent of total income taxes paid (net of refunds received). For public business entities, the ASU is effective for annual periods beginning after December 15, 2024. The Company adopted ASU 2023-09 on January 1, 2025. The ASU is not expected to have a material impact on the Company’s financial position or results of operations.

3.	Acquisitions

Ferry Lane Limited (“FL”)

In September 2023, the Company entered into a Definitive Agreement (the “FL Acquisition Agreement”), amended November 15, 2023 and January 15, 2024, for the acquisition of all of the outstanding shares of FL, a British Virgin Islands (“BVI”) corporation. At December 31, 2023, the Company had advanced $2,500,000 towards the total purchase price of $6,000,000. On March 21, 2024, the Company paid $3,500,000 to complete the acquisition.

Subsequent to the FL acquisition, several disagreements and legal actions arose in relation to the acquisition. To settle these claims, the Company entered into an Asset Purchase and Release Agreement with Lane F Holdings LLC (“Lane F”) (the “Lane F Agreement”) on September 19, 2024 for consideration of $3,065,000. As a result, all pending litigation and arbitration actions were dismissed.

Total consideration for the acquisitions of FL and the Lane F agreement amounted to $9,823,859 which consisted of cash payments of $6,000,000 as consideration for the FL Acquisition Agreement, a promissory note of $3,065,000 for the Lane F settlement and $758,859 of transaction costs, which was paid in July 2024. For the Lane F settlement, $50,000 was agreed to be paid in cash as a reimbursement of costs incurred by Lane F and the remaining $3,015,000 is payable in cash or shares at the option of Lane F.

On April 30, 2025, Lane F elected to receive $750,000 in cash and the remaining balance in shares to be issued valued at $4.50 per share. Of the $750,000 in cash, $250,000 was paid on April 30, 2025. Total shares of 503,333, valued at $2,265,000, were issued on July 1, 2025 and final payment of the cash component of the $500,000, including accrued interest of $12,491, was made on July 14, 2025.

As the acquisition of Ferry Lane did not qualify as a business combination under FASB ASC Topic 805, Business Combinations, it was accounted for as an asset acquisition. The purchase price was allocated based on the estimated fair value of the acquired assets and liabilities as follows:

Consideration	Amount ($)
Cash	$6,000,000
Lane F promissory note	3,065,000
Transaction costs	758,859
Total consideration – Mineral Properties	$9,823,859

In February 2025, the Company closed a purchase from a third party for certain patented mining claims known as the Goldsmith Block, for a purchase price of $1,006,851. See note 5 for further details.

4.	Property and Equipment, net

Property and equipment consist of the following:

	As of December 31,
	2025	2024
Computers, fixtures and office equipment	$158,591	$132,188
Vehicles	174,274	39,233
Software	75,728	46,978
Total property and equipment	408,592	218,399
Less: Accumulated depreciation	(155,124)	(118,758)
Total property and equipment (net)	$253,469	$99,641

Aggregate depreciation expense for the years ended December 31, 2025, and 2024 was $36,366 and $29,620, respectively, and is included in the depreciation expense in the Consolidated Statements of Operations.

5.	Mineral Properties

As of December 31, 2024, the Company held patented mineral and surface rights in Montana, USA. These mineral and surface rights were acquired through asset acquisitions referred to in Note 3. To maintain these properties, the Company incurred approximately $17,000 and $13,000 in property tax costs in 2024 and 2025, respectively.

As of December 31, 2024, the Butte Project, located in Silver Bow County, Montana, consisted of the Rainbow Block, Emma Block, Travona Block, and Marget Ann Block. This project is currently in the exploration stage. The Marget Ann Block adjoins the Rainbow Block to the north, and the Travona and Emma claims lie approximately one mile south of the Rainbow Block. As of December 31, 2024 and 2025, the Company has capitalized $37,254,528 in mineral rights and property for this project.

In February 2025, the Company closed a purchase from a third party for certain patented mining claims known as the “Goldsmith Block”, for a purchase price of $1,006,851. The Goldsmith Block adjoins the Rainbow Block to the northwest.

As of December 31, 2025 and 2024, the activity of these mineral rights and properties was as follows:

Amount
Balance, December 31, 2023	$27,430,669
Additions during the year	$9,823,859
Balance, December 31, 2024	$37,254,528
Additions during the year	$1,006,851
Balance, December 31, 2025	$38,261,379

6.	Environmental remediation reserve and reclamation bond

The Company’s environmental remediation reserve consists of estimated environmental remediation obligations, which include decommissioning and removal of plant and equipment and site remediation costs. This obligation is a result of an application for an exploration license by SBM Montana LLC, granted in October 2021. The Company estimated this reserve at inception and updates it periodically for changes in estimated incurred remediation costs.

As required by the Montana Department of Environmental Quality, the Company was required to provide a bond for reclamation related to the exploration license. The Company paid $225,788 in 2023, which is held on deposit by the Montana Department of Environmental Quality, and is classified as restricted cash as part of non-current assets on the Consolidated Balance Sheets.

The remediation reserve and reclamation bond balances are as follows:

As of December 31,	2025	2024
	($)	($)
Environmental remediation reserve	222,693	213,139
Restricted cash - reclamation deposit	225,788	225,788

7.	Commitments and Contingencies

Other than routine litigation incidental to our business, or as described below, the Company is not currently a party to any material pending legal proceedings that management believes would be likely to have a material adverse effect on our financial position, results of operations, or cash flows.

To acquire certain mineral property interest (see note 3), the Company must make annual property tax payments of approximately $13,000 to maintain the properties.

The Company had an operating lease for office space in Toronto, Ontario that was terminated in May, 2025. See note 11 for disclosures about future environmental remediation and operating lease obligations.

As part of the FL acquisition (see Note 3), the Company granted Land F a 2% Net Smelter Returns royalty (the “NSR Royalty”) on certain of our mineral properties, including the Rainbow Block. The NSR Royalty can be bought out in its entirety until September 19, 2034 for a fixed price of $7,500,000. Thereafter, beginning on January 1, 2035, the price is adjusted annually to inflation based on the percentage change in the Consumer Price Index for All Urban Consumers for the West Region, as published by the U.S. Bureau of Labor Statistics. The buy-out right has no expiration date.

8.	Stockholders’ Equity

The authorized common shares of the Company consists of an unlimited number of common shares without par value. The Company issues common shares, stock options, warrants and RSUs related to financing transactions and performance compensation (see note 9 for further details). All proceeds received for the issuance of common shares are attributed to common shares on the Company’s consolidated balance sheets.

2024 Financings – common shares and warrants

On March 22, 2024, the Company closed a financing, raising $175,000 by issuing 70,000 common shares and 350,000 common share purchase warrants with an exercise price of $4.00 with an expiry date of March 20, 2026.

On March 28, 2024, the Company closed a financing, raising $1,150,000 by issuing 460,000 common shares and 2,300,000 common share purchase warrants with an exercise price of $4.00 with an expiry date of March 20, 2026.

On March 28, 2024, the Company closed a financing, raising $100,000 by issuing 22,222 common shares and 11,111 common share purchase warrants with an exercise price of $6.00 with an expiry date of March 28, 2026.

On April 23, 2024, the Company closed a financing, raising $2,768,650 by issuing 1,107,460 common shares and 553,730 common share purchase warrants with an exercise price of $4.00 with an expiry date of April 28, 2026. In connection with this financing, the Company issued 52,286 compensation warrants with an exercise price of $2.50 with an expiry date of April 29, 2026.

On April 30, 2024, the Company closed a financing, raising $402,300 by issuing 89,400 common shares and 44,700 common share purchase warrants with an exercise price of $6.00 with an expiry date of May 1, 2026.

On December 31, 2024, the Company closed a financing, raising $210,000 by issuing 84,000 common shares.

On December 31, 2024, the Company closed a financing, raising $195,000 by issuing 43,333 common shares and 21,667 common share purchase warrants with an exercise price of $6.00 with an expiry date of December 31, 2026.

2024 RSUs

On April 18, 2024, the Company issued 85,000 restricted share units (“RSUs”) to officers, directors and employees of the Company. The RSUs vested immediately and were distributed.

2025 Financings – common shares and warrants

On January 6, 2025, the Company closed a financing, raising $101,250 by issuing 22,500 common shares and 11,250 common share purchase warrants with an exercise price of $6.00 with an expiry date of January 6, 2027.

On January 14, 2025, the Company closed a financing, raising $75,000 (funds received in December 2024) by issuing 30,000 common shares.

On January 22, 2025, the Company closed a financing, raising $90,000 by issuing 20,000 common shares and 10,000 common share purchase warrants with an exercise price of $6.00 with an expiry date of January 22, 2027.

On February 10, 2025, the Company closed a financing, raising $136,500 by issuing 30,333 common shares and 15,167 common share purchase warrants with an exercise price of $6.00 with an expiry date of February 10, 2027.

On February 20, 2025, the Company closed a financing, raising $671,568 net of issuance costs by issuing 152,800 common shares and 76,400 common share purchase warrants with an exercise price of $6.00 with an expiry date of February 20, 2027.

On March 10, 2025, the Company closed a financing, raising $927,000 net of issue cost by issuing 206,110 common shares and 103,056 common share purchase warrants with an exercise price of $6.00 with an expiry date of March 10, 2027.

On October 31, 2025, we closed a private placement of units of the Company, pursuant to which we issued (i) 29,560 units at $4.00 per unit, consisting of 29,560 common shares and 29,560 warrants exercisable for common shares at $6.00 per share for a period of two years following the date of issuance, (ii) 394,846 units at $2.50 per unit, consisting of 394,846 common shares and 197,423 warrants exercisable for common shares at $4.00 per share for a period of two years following the date of issuance, and (iii) 11,691 units at $4.50 per unit, consisting of 11,691 common shares and 5,845 warrants exercisable for common shares at $6.00 per shares for a period of two years following the date of issuance. Total raised was $1,157,962.

On November 7, 2025, we closed a private placement of units of the Company, pursuant to which we issued (i) 159,357 units at $4.00 per unit, consisting of 159,357 common shares and 159,357 warrants exercisable for common shares at $6.00 per share for a period of two years following the date of issuance, (ii) 610,990 units at $2.50 per unit, consisting of 610,990 common shares and 305,495 warrants exercisable for common shares at $4.00 per share for a period of two years following the date of issuance, and (iii) 39,879 units at $4.50 per unit, consisting of 39,879 common shares and 19,940 warrants exercisable for common shares at $6.00 per shares for a period of two years following the date of issuance. Total raised was $2,344,356.

2025 Performance Warrants

On January 27, 2025, the Company issued 1,400,000 Performance Warrants to our chief executive officer pursuant to his executive employment agreement. The vesting of these warrants is subject to several performance milestones. The warrants are exercisable into common shares at $3.10 per share and expire January 27, 2035. As of December 31, 2025, 1,000,000 had vested.

2025 Stock Options

On February 1, 2025, the Company granted 50,000 options to our chief financial officer pursuant to his executive employment agreement. The options have an exercise price of $3.10 per share and expire on February 1, 2030.

On March 3, 2025, the Company granted 750,000 options to directors, officers, and employees. The options have an exercise price of $3.10 per share and expire on March 3, 2030.

On April 14, 2025, the Company granted 60,000 options to our vice president of exploration. The options have an exercise price of $3.10 per share and expire on April 14, 2030.

On November 1, 2025, the Company granted 82,500 options to directors, officers, and employees. The options have an exercise price of $5.00 per share and expire on November 1, 2030.

2025 RSUs

On February 1, 2025, the Company granted 100,000 RSUs to our chief executive officer. These RSUs were subsequently distributed on April 1, 2025.

On March 31, 2025, the Company granted 31,882 RSUs to our directors.

On June 30, 2025, the Company issued 44,838 RSUs to our directors.

On September 30, 2025, the Company issued 44,838 RSUs to our directors.

On December 31, 2025, the Company issued 11,581 RSUs to our directors.

2025 Warrant exercises

On February 14, 2025, the Company issued 1,012,621 common shares pursuant to warrant exercises, raising $3,544,177 at a price of $3.50 per share.

On August 11 and 18, 2025, the Company issued 100,000 common shares pursuant to warrant exercises, raising $600,000 at a price of $6.00 per share.

On September 18, 2025, the Company issued 87,500 common shares pursuant to warrant exercises raising $525,000 at a price of $6.00 per share.

In October 2025, the Company issued 166,395 common shares pursuant to warrant exercises by certain warrant holders at a price of $6.00 per share raising $998,367.

In December 2025, the Company issued 1,822,560 common shares pursuant to warrant exercises by certain warrant holders at prices ranging from $2.50 to $4.20 per share. Total raised was $5,841,175.

2025 Other Equity Transactions

On April 30, 2025, as part of the FL acquisition, Lane F elected to receive shares of 503,333, which were issued on July 1, 2025. See note 3 for further details.

On December 16, 2025, the Company issued 218,998 common shares for $2.50 per share and 109,497 warrants exercisable at $4.00 per share for a period of two years pursuant to the conversion of an outstanding convertible loan and accrued interest of $547,495 held by certain investors. See notes 10 and 12 for further details.

2025 cashless warrant exercise

In November and December 2025, the Company issued 3,290,017 common shares pursuant to warrant exercises by certain warrant holders on a cashless basis. These warrants were originally issued as part of equity financings, and the choice to exercise on a cashless basis was voluntary for the warrant holder. 5,069,758 warrants were exercised in this process. The excess fair value attributable to the exercised warrants compared to their fair value immediately prior to the modification was $14,261,015 and is reflected as a “Deemed dividend on warrant modification.” This deemed dividend does not impact Net loss but is included in the calculation of Net loss per share attributable to common stockholders.

As part of the regular warrant exercises in December, 80,000 warrants were exercised for $400,000 incorrectly. This administrative error was discovered after year-end and subsequently corrected, resulting in the reversal of original 80,000 exercise and issuance of 51,428 common shares as part of the cashless exercises. The warrant and cashless warrant exercises include these corrections with the $400,000 cash received recognized as a liability as part of accounts payable and accrued liabilities on the Consolidated Balance Sheets as of December 31, 2025.

See the subsequent event (note 14) for details on stock issuances after December 31, 2025.

9.	Stock-Based Compensation

The Company adopted a Long-Term Incentive Plan (the “LTIP”) under which it is authorized to grant stock options and RSUs to officers, directors, employees, and consultants, enabling them to acquire common shares of the Company. The purpose of the LTIP is to attract, retain and motivate performance. The LTIP is administered by the Board of Directors which determines the terms pursuant to which any awards are granted. The number of shares reserved for issuance under the LTIP cannot exceed 10% of the outstanding common shares at the time of the grant. The options granted have a maximum term of five years and vest as determined by the Board of Directors.

The Company also issues warrants related to external financing and officer performance.

Total compensation expense recognized for stock-based compensation for the year ended December 31, 2025 and 2024 were as follows:

	As of December 31,
	2025	2024
Management & Advisory fees	$5,149,718	$1,089,099
Salaries & wages	75,912	420,365
Professional fees	78,326	—
Total stock-based compensation	$5,303,960	$1,509,464

Stock Options

A summary of stock option activity within the Company’s LTIP plan for the years ended December 31, 2024 and 2025 is as follows:

	Number of Stock Options Outstanding	Weighted Average Exercise Price ($)	Weighted Average Contractual Life (Years)
Balance, December 31, 2023	300,000	2.50	3.20
Granted	530,000	3.00	—
Expired/ Forfeited	(165,000)	2.50	—
Balance, December 31, 2024	665,000	2.80	3.90
Granted	942,500	3.27	—
Expired/ Forfeited	—	—	—
Balance, December 31, 2025	1,607,500	3.11	3.68
Exercisable. December 31, 2025	1,534,167	3.07	3.64

During the years ended December 31, 2025 and 2024, the Company’s total stock-based compensation for stock options was $2,352,959 and $1,254,660, respectively. As of December 31, 2025, 1,534,167 outstanding options have vested. For the 73,333 unvested stock options, vesting is primarily over 2 years, with a potential impact of $192,792.

On April 18, 2024, the Company issued 500,000 incentive stock options to officers, directors, consultants, and employees of the Company. The incentive stock options vested immediately, have a five-year term, and an exercise price of $3.00. The underlying weighted average assumptions used in the estimation of fair value in the Black-Scholes valuation model are as follows: risk free rate of 4.65%; expected life of five years; expected volatility of 136%; and estimated fair value of $2.70.

On November 18, 2024, the Company issued 30,000 incentive stock options to an employee of the Company. The incentive stock options vested immediately, have a five-year term, and an exercise price of $3.00. The underlying weighted average assumptions used in the estimation of fair value in the Black-Scholes valuation model are as follows: risk free rate of 4.28%; expected life of five years; expected volatility of 124%; and estimated fair value of $2.70.

For the following stock options issued during 2025, the underlying weighted average assumptions used in the estimation of fair value in the Black-Scholes valuation model are as follows: risk free rate of 3.72% - 4.53%; expected life of five years; and expected volatility of 141-168%.

On February 1, 2025, the Company granted 50,000 options to our chief financial officer pursuant to his executive employment agreement. The options have an exercise price of $3.10 per share; fair value of $3.10 per share; expire on February 1, 2030; vesting 1/3 on grant, 1/3 after the first year, and 1/3 after the second year.

On March 3, 2025, the Company granted 750,000 options to directors, officers, and employees. The options have an exercise price of $3.10 per share; fair value of $3.10 per share; expire on March 3, 2030; vest immediately.

On April 14, 2025, the Company granted 60,000 options to our vice president of exploration. The options have an exercise price of $3.10 per share; fair value of $3.10 per share; expire on April 14, 2030; vest immediately.

On November 1, 2025, the Company granted 82,500 options to directors, officers, and employees. The options have an exercise price of $5.00 per share; fair value of $5.00 per share; expire on November 1, 2030; vesting 45,833 immediately, 23,333 after the first year, 13,334 after the second year.

Restricted Stock Units

The Company provides equity compensation in the form of RSUs to certain eligible employees. For the following RSUs issued in 2024 and 2025, the deemed fair values were between $3.00 and $6.00.

On April 18, 2024, the Company issued 85,000 RSUs to officers, directors and employees of the Company. The RSUs vested immediately and were exercised.

On February 1, 2025, the Company granted 100,000 RSUs to our chief executive officer. These RSUs were subsequently exercised on April 1, 2025.

The Company issued 31,882 RSUs on March 31, 2025 and 44,836 RSUs on each of June 30 and September 30, 2025 to our directors. Additionally, on December 31, 2025, the Company issued 11,581 RSUs to our directors with the same vesting requirements. These RSUs vest only if there has been a change of control, the sale of a majority of the Company’s assets, or if a director leaves the Board of Directors. As such, no stock-based compensation has been recognized in 2025 for these RSUs. If vested, the potential stock-based compensation impact would be approximately $450,000.

During the years ended December 31, 2025 and 2024, the Company’s total stock-based compensation for RSUs was $270,000 and $255,000, respectively.

Warrants

A summary of the Company’s warrant activity related to financing events for the years ended December 31, 2025 and 2024 are as follows:

	Number	Weighted Average exercise price
Balance, December 31, 2023	7,004,636	$5.40
Issued	948,495	4.10
Exercised	—	—
Expired	(3,600)	7.50
Balance, December 31, 2024	7,949,531	4.70
Issued	1,043,076	4.83
Exercised	(8,258,834)	5.19
Expired	(336,724)	5.41
Balance, December 31, 2025	397,049	4.87

In addition to the warrants noted above, on January 27, 2025, the Company issued 1,400,000 Performance Warrants to our chief executive officer pursuant to his executive employment agreement. The vesting of these warrants is subject to several performance milestones, including the completion of the Lane F acquisition (see note 3), purchase of the Goldsmith Block (see note 5) and completion of a public offering. As of December 31, 2025, 1,000,000 of the warrants have vested. The warrants are exercisable into common shares at $3.10 per share; fair value of $2.70; expire January 27, 2035. The potential impact of the unvested warrants was $1,072,400.

For warrants issued during 2025, the underlying weighted average assumptions used in the estimation of fair value in the Black-Scholes valuation model are as follows: risk free rate of 3.48% - 5.04%; expected life of 2 years; and expected volatility of 125% - 141%. For the performance warrants issued on January 27, 2025, the Company used a risk free rate of 4.55%; expected life of 10 years; and expected volatility of 167%.

During the years ended December 31, 2025, the Company’s total stock-based compensation for warrants was $2,681,001. There was no stock-based compensation expense for warrants during 2024.

10.	Convertible loan

On February 2, 2024, the Company entered into a Convertible Loan Agreement with several parties, including the then-current CEO, whereby it borrowed $500,000, bearing interest at 6.5% per annum, convertible into common shares at the option of the lenders at a conversion price of $4.50  per share, subject to adjustment. In December 2025, the outstanding loan including accrued interest of $547,495 was converted into 218,998 of common shares at $2.50 per share and 109,497 warrants exercisable at $4.00 per share for a period of two years.

11.	Operating Leases

The Company had an operating lease for office space in Toronto, Ontario through June 30, 2027. This lease met the definition of an operating lease. The Company used a discount rate of 12.86% for computation of the right-of-use asset and lease liability. As part of this lease, the Company had sublet some of its office space to other parties, which is recognized as sub-lease income on the Consolidated Statements of Operations. Sub-lease income from the Company’s leases consists of a fixed monthly rent that escalates annually throughout the lease term and the tenants are generally responsible for all property-related expenses, including taxes and insurance, while maintenance is the responsibility of the Company and included in the computed lease rate.

These leases include a fixed base rent and do not contain any variable components. In the event of a lease and non-lease component scenario, the practical expedient would be utilized whereby the lease and non-lease components would be treated as a single amount for calculation purposes.

On May 20, 2025, the Company received notice of the termination of its lease of office space in Toronto, Ontario, pursuant to the liquidation proceedings of its landlord, Hudson’s Bay Company, ULC, in the Ontario Superior Court of Justice. The Company has vacated the premises and has no further obligations under its commercial lease. Pursuant to the cancellation of the primary lease, the Company’s sub-leases were also cancelled.

Operating lease expense for the years ended December 31, 2025 and 2024 was $104,444 and $297,863, respectively. Total sub-lease income for the year ended December 31, 2025 and 2024 was $51,952 and $149,177, respectively.

12.	Related Party Transactions

Related parties include the Board of Directors, Officers and their immediate family members, as well as enterprises controlled by these individuals. The Company incurred the following charges with directors and/or officers of the Company and/or companies controlled by them for the years ended December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
	($)	($)
Stock-based compensation – Officers and Directors	5,149,718	1,089,240
Annual performance bonus	730,000	252,000

On February 2, 2024, the Company entered into a Convertible Loan Agreement with several parties, including the then-current CEO, whereby it borrowed $500,000, bearing interest at 6.5% per annum, convertible into common shares at the option of the lenders at a conversion price of $4.50  per share, subject to adjustment. In December 2025, the outstanding loan balance plus accrued interest of $547,495 was converted into 218,998 of common shares and $2.50 per share and 109,497 warrants exercisable at $4.00 per share.

13.	Income Taxes

No benefit (provision) has been recognized for the years ended December 31, 2025 and 2024. The United States and Canada components of net loss for the years ended December 31, 2025 and 2024 are as follows:

	December 31, 2025	December 31, 2024
United States	6,025,759	1,242,063
Canada	4,348,180	3,566,576
	10,373,939	4,808,639

The benefit(provision) for income taxes reported differs from the amount computed by applying the applicable income tax rate to the loss before the tax provision due to the following:

	December 31, 2025		December 31, 2024
	(2,178,527)	21%	(1,274,289)	27%
	(61,112)	1%	—
Difference in foreign tax rates	3,338	0%	—
Change in state and federal tax rate	(1,002,308)	10%	—
Deferred tax adjustment	—		—
Change in valuation allowance	1,909,811	-18%	1,362,727	-29%
Non-deductible(taxable) items:
Share-based compensation	1,381,175	-13%
Equity finance cost	(18,342)	0%	(478)	0%
Other	(34,035)	0%	(87,960)	2%
Income tax provision(benefit)	(0)	(0)	(0)	(0)

The significant components of the company’s deferred tax assets are as follows:

	December 31, 2025	December 31, 2024
	2,212,971	1,646,310
Net operating loss carryforward - Canada	1,339,724	—
Share issue costs	1,245	24,368
Capital asset	32,576	—
Lease Liability	(3,599)	2,427
Deferred tax asset (liability)	3,582,917	1,673,106
Less: valuation allowance not recognized	(3,582,917)	(1,673,106)
Net deferred tax assets	—	—

The company records a valuation allowance if, based on the weight of all available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2025 and 2024, the company has determined that a full valuation allowance is necessary against its net deferred tax assets based on the weight of all available evidence. The change in the valuation allowance for the years ended December 31, 2025 and 2024 are as follows:

	December 31, 2025	December 31, 2024
	(1,673,106)	(377,159)
Valuation allowance movement recognized in continuing operations	(1,932,934)	(1,332,315)
Valuation allowance movement recognized in equity	23,123	36,368
Valuation allowance on deferred tax assets, end of year	(3,582,917)	(1,673,106)

As of December 31, 2025, the Company has US loss carry forward of approximately $10,537,000, with no expiration but which is subject to an 80% limitation upon utilization. The company has state net operating loss carryforwards of approximately $10,537,000 that expire in 2030 through 2035 and Canadian Loss carryforward of approximately $4,961,000 that will fully expire in 2040 through 2045 available to reduce future years' income for tax purpose. The deferred tax asset table above reflects the tax-effected balances of the Company's net operating loss carry forwards using a 21% rate for US based carry forwards and 27% rate for Canada Based carry forward.

In 2025 and 2024, the company evaluated its tax positions for years which remain subject to examination by major tax jurisdictions and as a result concluded no adjustment was necessary. The company files income tax returns in the US and Canada federal jurisdiction, the state of Montana Jurisdiction, and the province of British Columbia jurisdiction. The company had no unrecognized tax benefits as of December 31, 2025 and 2024. US tax returns for the years 2023 to 2024 and Canadian tax return for the years 2020 to 2024 remain subject to examination but there are currently no ongoing exams in any taxing jurisdiction. Tax returns may remain open with respect to net operating loss carryforwards that are utilized in a later years, as tax attributes from the mentioned taxation years can be adjusted during an audit of a later year.

14.	Subsequent Events
a)	Equity transactions

In January 2026, the Company issued 4,000 common shares pursuant to a warrant exercise by a warrant holder at a price of $5.00 per share.

In February 2026, the Company issued 8,000 common shares pursuant to a warrant exercise by a warrant holder at a price of $5.00 per share.

On January 16, 2026, the Company completed a reverse stock split of our common shares with a stock split ratio of 1-for-10 (“Reverse Stock Split”). The Reverse Stock Split is intended to allow us to meet the minimum share price requirement of the NYSE American. Except otherwise indicated, all references to our common shares, share data, per share data and related information depict the effect of the Reverse Stock Split as if it had occurred at the beginning of the earliest period presented. The Reverse Stock Split combined each ten shares of our outstanding common shares into one common share, without any change in the par value per share which will remain no par value, and the Reverse Stock Split correspondingly adjusted, among other things, the number of common shares issuable upon exercise of outstanding options, restricted stock units and warrants and the exercise price of such options, restricted stock units and warrants and shares issuable upon conversion of preferred stock and other convertible securities. No fractional shares will be issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole share.

b)	Purchase of Mineral rights - Great Republic Block

On January 23, 2026 the Company acquired approximately 805 acres of surface lands and approximately 846 acres of mineral rights on property contiguous with the Goldsmith Block, referred to as the “Great Republic” block. The purchase was structured with an initial $500,000 down payment upon execution, followed by three annual $500,000 installments plus 3% annual accrued interest in January 2027, 2028 and 2029, concluding with a final balloon payment of $2,500,000 plus any remaining accrued interest by January 23, 2030.

[ADDITIONAL CANADIAN PAGE]

A copy of this third amended and restated preliminary base PREP prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada, other than Québec, but has not yet become final for the purpose of the sale of securities. Information contained in this third amended and restated preliminary base PREP prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the final prospectus is obtained from the securities regulatory authorities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This preliminary prospectus constitutes a public offering of these securities only in those jurisdictions where they may be legally offered for sale and only by persons permitted to sell such securities.

This prospectus has been filed under procedures of each of the provinces and territories of Canada (other than Québec) that permit certain information about these securities to be determined after the prospectus has become final and that permit the omission of that information from this prospectus. The procedures require the delivery to purchasers of a supplemented PREP prospectus containing the omitted information within a specified period of time after agreeing to purchase any of these securities. All of the information contained in the supplemented PREP prospectus that is not contained in this base PREP prospectus will be incorporated by reference into this base PREP prospectus as of the date of the supplemented PREP prospectus.

Silver Bow Mining Corp. has filed a Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission, under the United States Securities Act of 1933, as amended, with respect to these securities.

THIRD AMENDED AND RESTATED PRELIMINARY BASE PREP PROSPECTUS

(amending and restating the preliminary base PREP prospectus dated February 6, 2026, as amended and restated by the first amended and restated preliminary base PREP prospectus dated March 6, 2026 and the second amended and restated preliminary base PREP prospectus dated March 23, 2026)

Initial Public Offering	April 21, 2026

Silver Bow Mining Corp.

US$

4,347,828 Common Shares

This preliminary prospectus (the “Canadian Prospectus”) of Silver Bow Mining Corp. (the “Company”, “Silver Bow”, “we” or “our”), qualifies the distribution (the “Offering”) of up to 4,347,828 common shares, with no par value (the “Common Shares”) based on an assumed offering price of US$11.50 per Common Share (the “Offering Price”), being the midpoint of the estimated price range, and an assumed total initial public offering of US$50,000,022. Prior to this Offering, there has been no public market for our Common Shares. It is currently estimated that the initial public offering price for our Common Shares will be between US$10.00 and US$13.00 per share.

See “Description of the Securities Being Distributed” and “Plan of Distribution” herein for additional information on the securities being qualified by this Canadian Prospectus.

Unless otherwise specified, all monetary amounts in this Canadian Prospectus, including the Offering Price listed above, are in U.S. dollars.

We are offering the Common Shares for sale concurrently in Canada under the terms of this Canadian Prospectus and in the United States under the terms of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the United States Securities Act of

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1933, as amended. The Registration Statement contains a form of U.S. preliminary prospectus (the “U.S. Prospectus”), a copy of which is attached to, forms part of and is incorporated into, this Canadian Prospectus.

The Common Shares are being offered in Canada under this Canadian Prospectus by Research Capital Corporation and Cantor Fitzgerald Canada Corporation and Research Capital Corporation (the “Canadian Underwriters”) and in the United States by Cantor Fitzgerald & Co.; Research Capital USA Inc.; Joseph Gunnar & Co, LLC; Roth Capital Partners, LLC; and R.F. Lafferty & Co. (the “U.S. Underwriters” and together with the Canadian Underwriters, the “Underwriters”). The U.S. Underwriters will not be distributing the Securities in Canada. The Common Shares will be issued in accordance with the terms of the underwriting agreement dated , 2026 among the Company and Cantor Fitzgerald & Co., as representative of the Underwriters named therein (the “Underwriting Agreement”).

The Offering Price was determined following arm’s length negotiations between the Company and the Underwriters.

The risk factors outlined in this Canadian Prospectus or incorporated by reference should be carefully reviewed and considered. See “RISK FACTORS” in the U.S. Prospectus.

There is currently no market through which the Common Shares may be sold and purchasers may not be able to resell securities purchased under this Canadian Prospectus. This may affect the pricing of the securities of the Company on the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. See “RISK FACTORS” in the U.S. Prospectus.

We have applied to list our Common Shares on the NYSE American LLC (“NYSE American”) under the trading symbol “SBMT”. We anticipate that our common shares will be trading on the NYSE American; however, there can be no assurance that such an application for trading will be approved. If we do not meet all of the NYSE American’s initial listing criteria or our application for listing is not otherwise accepted, we will not complete this Offering. Investing in our Common Shares involves a high degree of risk. See “RISK FACTORS” in the U.S. Prospectus.

Price: US$ per Common Share

	Price to the Public	Underwriting Discounts and Commissions(2)	Net Proceeds to the Company(2)
Per Common Share(1)	US$	US$	US$
Total(3)	US$	US$	US$(3)

Notes:

(1)	The price per Common Share was determined by negotiations between the Company and the Underwriters.
(2)	Pursuant to the Underwriting Agreement, the Underwriters will receive underwriting discounts and commissions equal to 7.0% of the gross proceeds of the Offering (including any gross proceeds of the Over Allotment Option). See “UNDERWRITING” in the U.S. Prospectus for a description of compensation payable to the Underwriters and other fees payable in connection with this Offering.
(3)	Assumes no exercise of the Over-Allotment Option. After deducting the underwriting discounts and commissions, but before deducting expenses of the Offering which are estimated to be US$ and will be paid from the proceeds of the Offering. See “Plan of Distribution”.
(4)	The Company has granted to the Underwriters an option (the “Over-Allotment Option”), exercisable in whole or in part in the sole discretion of the Underwriters at any time and from time to time until the date which is 30 days following the Closing Date (as defined below), to purchase up to an additional 652,174 common shares (“Additional Shares”) from us to cover over-allotments, if any, at the Offering Price (US$

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per Common Share), less the underwriting discounts and commissions. If the Underwriters exercise the Over-Allotment Option in full, the total underwriting discounts and commissions payable by us will be US$, and the total proceeds to us, before expenses, will be US$. The Underwriters can exercise this option in whole or in part at any time and from time to time within 30 days after the date of this Canadian Prospectus. This Canadian Prospectus also qualifies the grant of the Over-Allotment Option and the distribution of the Additional Shares upon exercise of the Over-Allotment Option. Any purchaser who acquires Additional Shares forming part of the over-allotment position of the Underwriters pursuant to the Over-Allotment Option acquires such securities under this Canadian Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases. See “Plan of Distribution”.

Unless the context otherwise requires, when used in this Canadian Prospectus, all references to the “Offering” include the exercise of the Over-Allotment Option, all references to “Common Shares” include the Additional Shares.

Subscriptions for the Common Shares will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. Closing is expected to take place on or about, 2026 or such other date as may be agreed between the Company and the Underwriters (the “Closing Date”). In any event, the Common Shares are to be taken up by the Underwriters, if at all, on or before a date not later than 42 days after the date of receipt for the final prospectus. See “Plan of Distribution”.

Subject to certain exceptions, registration of the Common Shares and transfers thereof held through the CDS Clearing and Depository Services Inc. (“CDS”), or its nominee will be made electronically through the non-certificated inventory (“NCI”) system of CDS. Common Shares registered in the name of CDS or its nominee will be deposited electronically with CDS on an NCI basis on the Closing Date. A purchaser of Common Shares in Canada (subject to certain exceptions) will receive only a customer confirmation from the registered dealer who is a CDS participant (a “CDS Participant”) through which the Common Shares are purchased. CDS will record the CDS Participants who holds Common Shares on behalf of purchasers who have purchased Common Shares in accordance with the book-based system.

The following table sets forth the number of Additional Shares issuable under the Over-Allotment Option in connection with the Offering:

Underwriters’ Position	Maximum Number of Available Securities(1)	Exercise Period	Exercise Price or Acquisition Price
Over-Allotment Option	Up to 652,174 Additional Shares	Up to 30 days from the Closing Date	US$ per Additional Share

Notes:

(1)	Assuming the exercise in full of the Over-Allotment Option.

The Canadian Underwriters, as principal, conditionally offer the Common Shares, subject to prior sale, if, as and when issued by us and accepted by the Underwriters in accordance with the conditions contained in the Underwriting Agreement referred to under “UNDERWRITING” in the U.S. Prospectus, and subject to the approval of certain legal matters for the Company by Dorsey & Whitney LLP, with respect to U.S. law, and Morton Law LLP, with respect to Canadian law, and for the Underwriters by Katten Muchin Rosenman LLP, with respect to U.S. law, and Bennett Jones LLP, with respect to Canadian law.

Subject to applicable laws in connection with the Offering, the Underwriters may engage in activities that stabilize, maintain or otherwise affect the price of the Common Shares during and after the closing of the Offering. Such transactions, if commenced, may be discontinued at any time. See “UNDERWRITING” in the U.S. Prospectus.

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The Offering is subject to the terms of the Underwriting Agreement which provides for the obligations of the Underwriters to pay for and accept delivery of the full number of Common Shares offered by this Canadian Prospectus, subject to prior sale. However, the Underwriters are not required to take or pay for the Additional Shares covered by the Over-Allotment Option.

Certain directors and officers of the Company reside outside of Canada. The following directors and/or officers reside outside of Canada: C. Travis Naugle, Wade Black, Peter Burroughs, Phillip Nickerson, Quinton Hennigh, David McMullin, Steve Durbin, Douglas Stiles and Kevin Shiell. Each of such directors and officers have appointed Morton Law LLP located at 1200 – 750 West Pender St., Vancouver, British Columbia V6C 2T8 as his agent for the service of process in Canada.

In addition, Jacob Anderson, B.Sc., CPG MAusIMM, a “qualified person”, referred to under the heading “Technical Information” in this Canadian Prospectus, hereby appoints Morton Law LLP located at 1200 – 750 West Pender St., Vancouver, British Columbia V6C 2T8 as his agent for the service of process in Canada.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or who resides outside of Canada, even if the party has appointed an agent for service of process.

The Company’s head office is located at 1401 Idaho Street, Butte, Montana 59701, United States, and its registered office is located at 1200 – 750 West Pender St., Vancouver, British Columbia, V6C 2T8.

This Canadian Prospectus does not contain all the information set forth in the Registration Statement and its exhibits. With respect to the statements in this Canadian Prospectus about the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement, please refer, in each instance, to the copy of such contract, agreement or document filed as an exhibit to the Registration Statement, and each such statement is qualified in all respects by reference to the document to which it refers.

Prospective purchasers should rely only on the information contained in this Canadian Prospectus and the accompanying U.S. Prospectus and should not rely on any part of either prospectus to the exclusion of any other part. Neither the Company nor any of the Underwriters has authorized anyone to provide purchasers with additional or different information. Neither the Company nor any of the Underwriters is offering to sell securities in any jurisdiction where such offer or sale is not permitted. The information contained in this Canadian Prospectus is accurate only as of the date of this Canadian Prospectus, regardless of the time of delivery of this Canadian Prospectus or any sale of the securities qualified thereunder.

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TABLE OF CONTENTS

CURRENCY PRESENTATION	2

Use of proceeds	2

Description of the securities being distributed	4

History of the COMPANY	5

consolidated capitalization	5

PRIOR SALES	6

Trading Price and Volume	8

Options to purchase securities	8

pRINCIPAL SECURITYHOLDERS	9

indebtedness of directors and executive officers	9

Audit committees and corporate governance	9

Plan of distribution	10

Interests of Management and Others in Material Transactions	11

auditor, TRANSFER AGENT AND REGISTRAR	12

MATERIAL CONTRACTS	12

INTERESTS OF EXPERTS	13

Eligibility For Investment	13

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	14

MARKETING MATERIALS	17

Technical information	17

CONTINUOUS DISCLOSURE	18

Promoter	18

LEGAL PROCEEDINGS AND REGULATORY ACTIONS	18

NOTICE TO INVESTORS	18

statutory rights of withdrawal and rescission	19

U.S. PROSPECTUS	20

SCHEDULE “A”	21

Audit Committee charter	21

CERTIFICATE of the Company	26

CERTIFICATE OF THE CANADIAN Underwriters	27

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CURRENCY PRESENTATION

This Canadian Prospectus contains references to United States dollars and Canadian dollars. United States dollars are referred to as “United States dollars” or “US$”. Canadian dollars are referred to as “Canadian dollars” or “C$”.

The high, low, and average rates for Canadian dollars in terms of the United States dollar for each of the periods indicated, as reported by the Bank of Canada, were as follows:

	December 31, 2025	December 31, 2024	December 31, 2023
High	C$1.4603	C$1.4416	C$1.3875
Low	C$1.3558	C$1.3316	C$1.3128
Average	C$1.3978	C$1.3698	C$1.3497

On April 20, 2026, the daily exchange rate for one United States dollar expressed in Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = C$1.3660 (or C$1.00 = US$0.7321).

Use of proceeds

For a description of the Company’s use of proceeds from the Offering, see “USE OF PROCEEDS” in the U.S. Prospectus.

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Business Objectives and Milestones

For a description of the Company’s business objectives and milestones, see “USE OF PROCEEDS - BUSINESS OBJECTIVES AND MILESTONES” in the U.S. Prospectus.

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Description of the securities being distributed

The Offering consists of up to 4,347,828 Common Shares (excluding exercise of the Over-Allotment Option). The Common Shares will be issued at the Offering Price.

Common Shares

For a description of the material attributes and characteristics of the Common Shares issued pursuant to the Offering, see “DESCRIPTION OF SECURITIES – COMMON SHARES” in the U.S. Prospectus.

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History of the COMPANY

We were incorporated under the name Blackjack Silver Corp. pursuant to the Business Corporations Act (Ontario) on August 31, 2020. We changed our name to Silver Bow Mining Corp. pursuant to a certificate of amendment effective February 18, 2025. On May 27, 2025, we continued into British Columbia under the provisions of the BCBCA. We maintain a head office in Butte, Montana. We have no maximum authorized share capital and no par value.

We are a minerals exploration company focused on silver, zinc, gold, lead, and copper targets in Montana. We own approximately 4,193 acres in patented mineral claims in Silver Bow County, Montana, USA. Our primary mineral claim property is called the “Rainbow Block”, which is composed of approximately 878 acres of mineral rights, benefiting from over 100 years of exploration, mining, and metallurgical data. Our business currently depends primarily on the Rainbow Block, which is our only material property under active exploration and development. Our current operational focus and near-term exploration plans center on the Rainbow Block. In addition to Rainbow Block, we have approximately 3,315 acres of mineral rights in Silver Bow County, represented by the Marget Ann Block, the Goldsmith Block, the Great Republic Block, the Travona Block and the Emma Block.

We are an exploration stage company, with no history of operations, mining or refining mineral products. There is no assurance that the Rainbow Block will be successfully placed into production, produce minerals in commercial quantities or otherwise generate operating earnings. Our business plan is to continue exploration of the Rainbow Block to move towards completion of a feasibility study, at which point we will make a production determination, if economically and legally viable.

We are advancing the historic silver-zinc vein systems in Butte, Montana, a district with over a century of mining heritage. Since 2022, our focus has been the Rainbow Block, an 878-acre property in North Butte and Walkerville with rich mineralization potential. The property was previously operated by Anaconda Company (“Anaconda”) and contains several significant vein structures including the Rainbow, State, Chief Joseph, and Lexington Veins.

Our exploration strategy targets mineralized zones above the current water table, where we have identified potentially substantial untapped mineralization of silver, zinc, gold, lead and other metals. We have completed comprehensive digital modelling of the extensive underground workings that are part of the region’s mining complex with its estimated 10,000 miles of historic tunnels. This modelling integrates historical data with modern exploration techniques to guide our exploration plans.

For additional information regarding the history and development of the Company over the last two completed fiscal years, and technical information regarding the Rainbow Block, see “BUSINESS” and “PROPERTY” in the U.S. Prospectus.

consolidated capitalization

Other than as described under the heading “Prior Sales” below, there have been no material changes to the Company’s share capitalization since December 31, 2025, being the period end date of the Company’s most recent annual audited consolidated financial statements, which are attached to the U.S. Prospectus (the “Annual Financial Statements”).

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The following table sets forth the capitalization of the Company as at December 31, 2025, as at the dates indicated and adjusted to give effect to the completion of the Offering. The table should be read in conjunction with the Annual Financial Statements and accompanying annual management’s discussion and analysis.

	As at December 31, 2025 before giving effect to the Offering(1)	Outstanding as at the date of this Canadian Prospectus	Outstanding after giving effect to the Offering(1)(2)(3)
Common Shares	24,318,500	24,318,500	28,666,328
Warrants	171,228(4)	171,228	171,228
Performance Warrants	1,400,000(5)	1,400,000	1,400,000
Options	1,607,500(6)	1,607,500	1,607,500
RSUs	133,135	143,428	143,428

Notes:

(1)	The figures presented in this table reflect a reverse stock split completed on January 16, 2026, pursuant to which the Company completed a 1-for-10 reverse stock split. For additional information regarding the reverse stock split, see “REVERSE STOCK SPLIT” in the U.S. Prospectus.
(2)	Assuming no exercise of the Over-Allotment Option. See “Plan of Distribution”.
(3)	In the event the Over-Allotment Option is exercised in full a further 652,174 Additional Shares will be issued.
(4)	Warrants are exercisable to acquire Common Shares at prices ranging from US$4.00 to US$6.00 per share and expire between March 20, 2026 and December 16, 2027.
(5)	Performance Warrants are exercisable to acquire Common Shares at US$3.10 per share and expire on January 27, 2035.
(6)	Stock options are exercisable to acquire Common Shares at prices ranging from US$2.50 to US$5.00 per share and expire between March 7, 2027 and November 1, 2030.

PRIOR SALES

During the 12 months preceding the date of this Canadian Prospectus, the Company issued the following Common Shares and securities convertible or exchangeable for Common Shares.

Date of issue or grant	Type of Securities	Number of Securities(7)	Issue or Exercise Price of Security(7)	Description of Transaction
March 31, 2026	Restricted Stock Units	10,293	US$6.00	Grant
March 26, 2026	Common Shares	163,000	Between US$4.00 and US$5.00	Warrant exercises
February 23, 2026	Common Shares	8,000	US$5.00	Warrant exercises
January 28, 2026	Common Shares	4,000	US$5.00	Warrant exercises
December 31, 2025	Restricted Stock Units	11,581	US$12.00	Grant
December 30, 2025	Common Shares	1,972,318	Between US$2.50 and US$4.20(1)	Warrant exercises
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December 16, 2025	Common Shares	780,480	US$3.496	Warrant exercises
December 16, 2025	Units(2)	218,998	US$2.50	Loan conversion
December 8, 2025	Common Shares	1,042,080	US$3.28	Warrant exercises
November 21, 2025	Common Shares	1,317,700	US$5.00(3)	Warrant exercises
November 7, 2025	Units(4)	39,878	US$4.50	Private placement
November 7, 2025	Units(5)	610,989	US$2.50	Private placement
November 7, 2025	Units(6)	159,356	US$4.00	Private placement
November 1, 2025	Stock Options	82,500	US$5.00	Grant
October 31, 2025	Units(4)	11,690	US$4.50	Private placement
October 31, 2025	Units(5)	394,845	US$2.50	Private placement
October 31, 2025	Units(6)	29,560	US$4.00	Private placement
October 31, 2025	Common Shares	22,500	US$6.00	Warrant Exercises
October 15, 2025	Common Shares	143,894	US$6.00	Warrant Exercises
September 30, 2025	Restricted Stock Units	41,836	US$3.10	Grant
September 9, 2025	Common Shares	87,500	US$6.00	Warrant Exercises
August 15, 2025	Common Shares	100,000	US$6.00	Warrant Exercises
July 1, 2025	Common Shares	503,333	US$4.50	Debt settlement
June 30, 2025	Restricted Stock Units	41,836	US$3.10	Grant

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Notes:

(1)	The figures presented in this table reflect a reverse stock split completed on January 16, 2026, pursuant to which the Company completed a 1-for-10 reverse stock split. For additional information regarding the reverse stock split, see “REVERSE STOCK SPLIT” in the U.S. Prospectus.
(2)	Cashless exercises.
(3)	Units consisting of one common share and one half warrant to purchase a common share at US$4.00 per share, expiring two years from the date of issuance.
(4)	Units consisting of one common share and one half warrant to purchase a common share at US$6.00 per share, expiring two years from the date of issuance.
(5)	Units consisting of one common share and one half warrant to purchase a common share at US$4.00 per share, expiring two years from the date of issuance.
(6)	Units consisting of one common share and one full warrant to purchase a common share at US$6.00 per share, expiring two years from the date of issuance.

Trading Price and Volume

The Company has applied to list the Common Shares on the NYSE American. The Common Shares are not currently listed for trading on any stock exchange.

Options to purchase securities

The following summarizes certain information regarding options and warrants to purchase common shares of the Company as at the date hereof:

Category of Holder	Holders	Number Of Options/Warrants Held(1)	Exercise Price(1)	Expiry
Company Executive Officers & Former Executive Officers	8	2,725,353	US$2.50-US$6.00	March 7, 2027-January 27, 2035
Company Directors	6
Company Employees	2	110,740	US$2.50-US$6.00	March 7, 2027- April 18, 2029
Subsidiary Employees	9	187,500	US$2.50-US$5.00	March 7, 2027- November 1, 2030
Company Consultants	2	17,500	US$5.00	November 1, 2030

Notes:

(1)	The figures presented in this table reflect a reverse stock split completed on January 16, 2026, pursuant to which the Company completed a 1-for-10 reverse stock split. For additional information regarding the reverse stock split, see “REVERSE STOCK SPLIT” in the U.S. Prospectus.

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pRINCIPAL SECURITYHOLDERS

To the knowledge of the directors and officers of the Company, as of the date of this Canadian Prospectus, the Company does not have any persons who beneficially own, or exercise control or direction over, directly or indirectly, Common Shares carrying more than 10% of the votes attached to Common Shares. See “PRINCIPAL STOCKHOLDERS” in the U.S. Prospectus for a list of persons who beneficially own, or exercise control or direction over, directly or indirectly, Common Shares carrying more than 5% of the votes attached to Common Shares.

indebtedness of directors and executive officers

None of the directors, executive officers, employees of the Company or associates or affiliates of such persons, or any of its subsidiaries, is, as at the date of this Canadian Prospectus, or has been at any time during the most recently completed financial year, indebted to the Company or any of its subsidiaries.

Audit committees and corporate governance

For a description of the Company’s Board and committees of the Board, see “MANAGEMENT” in the U.S. Prospectus. The following disclosure is provided in this Canadian Prospectus to supplement the matters described under the section entitled “MANAGEMENT” in the U.S. Prospectus.

The text of the Audit Committee’s Charter is attached as Schedule “A”.

Audit Committee Information

Pursuant to the provisions of the Business Corporations Act (British Columbia) and NI 52-110 Audit Committees of the Canadian Securities Administrators (“NI 52-110”), the Company is required to have an audit committee (the “Audit Committee”) and to disclose certain information concerning the constitution of its Audit Committee and its relationship with the Company’s independent auditor. The general function of the Audit Committee is to review the overall audit plan and the Company’s system of internal controls, to review the results of the external audit, and to resolve any potential dispute with the Company’s auditor.

Prior to the completion of this Offering, we will be an SEC issuer within the meaning of National Instrument 52-107 – Acceptable Accounting Principles and Auditing Standards (“NI 52-107”) and will be required to comply with the listing rules of the NYSE American with respect to our Audit Committee, including its composition and other requirements. The Board has determined that the Audit Committee also satisfies the independence and financial literacy requirements of NI 52-110.

Composition of the Audit Committee

The Company’s Audit Committee consists of Steve Durbin (independent), David McMullin (independent) and Quinton Hennigh (independent). Mr. Durbin is the Chair of the Audit Committee.

NI 52-110 provides that a member of an audit committee is “independent” if the member has no direct or indirect material relationship with the Company, that could, in the view of the Board, reasonably interfere with the exercise of the member’s independent judgment.

NI 52-110 provides that an individual is “financially literate” if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements. All of the members of the Audit Committee are “financially literate” as that term is

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defined in NI 52-110. Further information on the Audit Committee is set out in the U.S Prospectus under the section entitled: “MANAGEMENT – Audit Committee”.

Reliance on Certain Exemptions

Since the commencement of the Company’s most recently completed financial year, the Company has not relied on the exemptions contained in sections 2.4 (De Minimis Non-Audit Services), subsection 6.1.1(5) (Events Outside Control of Member), subsection 6.1.1(6) (Death, Incapacity or Resignation), or under Part 8 (Exemption) of NI 52-110.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted any specific policies and procedures for the engagement of non-audit services.

External Auditor Service Fees

The aggregate fees billed to the Company for the last two (2) fiscal years noted below by PKF Antares Professional Corporation Chartered Professional Accountants, the Company’s auditor, unless otherwise noted, are as follows:

Financial Year Ending	Audit Fees(1)	Audit Related Fees(2)	Tax Fees(3)	All Other Fees(4)
2024	US$54,215.18	US$5,656.39	US$4,702.66	US$3,643.13
2025	US$247,477.80	-	US$4,949.77	US$634.78

Notes:

(1)	“Audit Fees” include fees necessary to perform the annual audit and quarterly reviews of the Company’s financial statements. Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the financial statements. Audit Fees also include audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.
(2)	“Audit-Related Fees” include services that are traditionally performed by the auditor. These audit-related services include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation. Above Audit Related Fees primarily related to review and audit of the acquisition of the Ferry Lane asset and consolidation matters by Clearhouse LLP related to reviewing financials included in drafted SEC filings.
(3)	“Tax Fees” include fees for all tax services other than those included in “Audit Fees” and “Audit-Related Fees”. This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.
(4)	“All Other Fees” include all other non-audit services provided by KPMG LLP, Front Street Management Inc., and Clearhouse LLP.

Plan of distribution

The following discussion supplements the discussion in the U.S. Prospectus under “UNDERWRITING”.

The securities will be offered in each of the provinces and territories of Canada, except Québec, and subject to applicable law and the Underwriting Agreement, certain jurisdictions outside of Canada, not including the United States. Subject to the terms of the Underwriting Agreement, the Company has agreed to sell to the U.S. Underwriters, and the U.S. Underwriters have agreed, severally and not jointly, to purchase from the Company, an aggregate of 4,347,828 Common Shares at the Offering Price of US$ per Common Share less a concession not in

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excess of US$ per Common Share. The U.S. Underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of US$ per Common Share to certain brokers and dealers.

The Offering Price and certain other terms of the Offering have been determined by arm’s length negotiations between the Company and the Underwriters.

Pursuant to the Underwriting Agreement, the Company has granted to the Underwriters the Over-Allotment Option exercisable in whole or in part in the sole discretion of the Underwriters at any time and from time to time until the date which is 30 days following the Closing Date, to purchase up to 652,174 Additional Shares, at a price equal to the Offering Price less underwriting discounts and commissions, solely to cover over-allotments, if any, and for market stabilization purposes. This Canadian Prospectus also qualifies the grant of the Over-Allotment Option and the distribution of the Additional Shares upon exercise of the Over-Allotment Option. Any purchaser who acquires Additional Shares forming part of the over-allotment position of the Underwriters pursuant to the Over Allotment Option acquires such securities under this Canadian Prospectus, regardless of whether the over-allotment position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

See “UNDERWRITING” in the U.S. Prospectus for a description of compensation payable to the Underwriters and other fees and expenses payable in connection with this Offering.

The Company has applied to list all of its Common Shares on NYSE American under the trading symbol “SBMT”. Listing will be subject to NYSE American approval and the Company fulfilling all listing requirements of the NYSE American.

The Offering is expected to close on or about , 2026, or such other date as may be agreed upon between the Company and the Underwriters.

The Summary of the terms of the Underwriting Agreement herein and in the U.S. Prospectus under “UNDERWRITING” does not purport to be complete, and is qualified in its entirety by reference to the provisions of the Underwriting Agreement, a copy of which has been filed with the securities commissions in Canada and is available on SEDAR+ at www.sedarplus.ca.

Pursuant to the policies of certain Canadian securities regulators, the Underwriters may not, throughout the period of distribution under this Canadian Prospectus, bid for or purchase Common Shares. The foregoing restriction is subject to certain exceptions, including: (a) a bid or purchase permitted under the bylaws and rules of applicable regulatory authorities and stock exchanges, including the Universal Market Integrity Rules for Canadian Marketplaces administered by the Canadian Investment Regulatory Organization, relating to market stabilization and passive market-making activities; (b) a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution; (c) a bid or purchase to cover a short position entered into prior to the distribution; and (d) transactions in compliance with U.S. federal securities laws. Any such trades are permitted only on the condition that the bid or purchase is not engaged in for the purpose of creating actual or apparent active trading in or raising the price of the Common Shares.

Interests of Management and Others in Material Transactions

Other than as may be described in this Canadian Prospectus and the U.S. Prospectus, there are no material interests, direct or indirect, of any of our directors or executive officers, any shareholder that beneficially owns, or controls or directs (directly or indirectly), more than 10% of any class or series of our outstanding voting securities, or any

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associate or affiliate of any of the foregoing persons, in any transaction within the three years before the date hereof that has materially affected or is reasonably expected to materially affect us or any of our subsidiaries.

auditor, TRANSFER AGENT AND REGISTRAR

For the financial year ended December 31, 2025, the Company’s auditors were, and currently are Assure CPA, LLC (“Assure”) located at 7307 N. Division, Suite 222, Spokane, WA, USA 99208. Assure is independent with respect to the Company within the meaning of the Rules of Professionals Conduct of the Chartered Professional Accountants of British Columbia and within the meaning of the Securities Act (British Columbia) and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) (PCAOB).

For the financial year ended December 31, 2024, the Company’s auditors were PKF Antares Professional Chartered Professional Accountants (“PKF”) located at Suite 700, 602 12 Avenue SW, Calgary, Canada T2R 1J3. During the term of their engagement, PKF was independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Alberta.

The Company’s transfer agent and registrar for the Common Shares is Odyssey Trust Company at its offices at United Kingdom Building, 350 – 409 Granville St., Vancouver, British Columbia, V6C 1T2.

MATERIAL CONTRACTS

The following are our only material contracts that will be in effect on the closing of this Offering, other than certain agreements entered into in the ordinary course of business:

1.	Underwriting Agreement between Silver Bow Mining Corp. and Cantor Fitzgerald & Co., as representative of the underwriters named in the Underwriting Agreement dated , 2026.
2.	Asset Purchase and Release Agreement between Blackjack Silver Corp. and Lane F Holdings LLC, dated September 19, 2024.
3.	Net Smelter Returns Royalty Agreement among Blackjack Silver Corp., Ferry Lane Limited, and Lane F Holdings, LLC, dated September 19, 2024.
4.	Asset Purchase and Release Agreement among Blackjack Silver Corp., Butte Blackjack Operating LLC, Ferry Lane Management, LLC, Ferry Lane Limited, New Butte Leasing, LLC, R. Allan Payne, Frank C. Crowley, and Doney Crowley P.C., dated September 19, 2024.
5.	Agreement among Ferry Lane Limited, Arco Environmental Remediation, LLC, and Atlantic Richfield Company, dated July 27, 2004.

Copies of the foregoing documents are available on SEDAR+ at www.sedarplus.ca.

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INTERESTS OF EXPERTS

The following persons or companies whose profession or business gives authority to the report, valuation, statement or opinion made by the person or company are names in this Prospectus as having prepared or certified a report valuation, statement or opinion in this Canadian Prospectus.

Jacob Anderson, B.Sc., CPG MAusIMM, consulting geologist prepared the Technical Report. Mr. Anderson has no interest in the Company, the Company’s securities or its properties.

For the financial year ended December 31, 2025, Assure were the auditors of the Company (the Company's current auditors) and have prepared reports on the consolidated financial statements for such year and, as at the date of this Canadian Prospectus, confirmed that they are independent of the Company within the meaning of the Rules of Professionals Conduct of the Chartered Professional Accountants of British Columbia.

For the financial year ended December 31, 2024, PKF were the auditors of the Company and have prepared reports on the consolidated financial statements for such year and, as at the date of this Canadian Prospectus, confirmed that they are independent of the Company within the meaning of the Rules of Professionals Conduct of the Chartered Professional Accountants of British Columbia.

As at the date of this Canadian Prospectus, the partners and associates of PKF and Assure will not receive a direct or indirect interest in the properties of the Company or of any associate or affiliate of the Company. In addition, except as disclosed herein, no other director, officer, partner or employee of any of the aforementioned companies and partnerships is currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associates or affiliates of the Company.

Certain legal matters in connection with the Offering will be passed upon on behalf of the Company by Morton Law LLP, as to Canadian legal matters, Dorsey & Whitney LLP, as to U.S. legal matters, and Fasken Martineau DuMoulin LLP, with respect to matters of tax law. Certain legal matters in connection with the Offering will be passed upon on behalf of the Underwriters by Bennett Jones LLP, as to Canadian legal matters, and Katten Muchin Rosenman LLP, as to U.S. legal matters.

As at the date of this Canadian Prospectus, the partners and associates of Morton Law LLP, Dorsey & Whitney LLP, Fasken Martineau DuMoulin LLP, Bennett Jones LLP, and Katten Muchin Rosenman LLP, beneficially own, directly or indirectly, in the aggregate less than 1% of the issued and outstanding Common Shares.

Eligibility For Investment

In the opinion of Fasken Martineau DuMoulin LLP, our Canadian tax counsel, based on the current provisions of the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”), on the date of this Offering, the Common Shares, if issued on the date of this Offering, would be “qualified investments” under the Tax Act at a particular time for a trust governed by a registered retirement savings plan (“RRSP”), a registered retirement income fund (“RRIF”), a registered education savings plan (“RESP”), a registered disability savings plan (“RDSP”), a first home savings account (“FHSA”), a tax-free savings account (“TFSA”) (each, a “Defined Plan”) or a deferred profit sharing plan (a “DPSP”), provided that at such time such shares are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the NYSE American) or the Company otherwise qualifies as a “public corporation” other than a “mortgage investment corporation” (each as defined in the Tax Act).

Notwithstanding that the Common Shares may be qualified investments for a trust governed by a Defined Plan, the annuitant under an RRSP or RRIF, the holder of an RDSP, a TFSA or a FHSA or a subscriber of an RESP, as applicable, will be subject to a penalty tax if such Common Shares are “prohibited investments” (as defined in the Tax Act) for the relevant Defined Plan. The Common Shares will generally not be a “prohibited investment” provided that the annuitant under the RRSP or RRIF, the holder of the RDSP, TFSA or FHSA or subscriber of the RESP, as applicable, deals at arm’s length with the Company for purposes of the Tax Act and does not have a

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“significant interest” (as defined in the Tax Act) in the Company. Prospective purchasers who intend to hold the Common Shares in a Defined Plan should consult their own tax advisors regarding whether the Common Shares will be a prohibited investment in their particular circumstances.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Fasken Martineau DuMoulin LLP, our Canadian tax counsel, the following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Tax Act generally applicable to a holder who acquires, as beneficial owner, Common Shares pursuant to the Offering. This summary applies only to a holder who, for the purposes of the Tax Act and at all relevant times: (i) is or is deemed to be a resident of Canada; (ii) deals at arm’s length with the Company and the Underwriters and is not affiliated with the Company or the Underwriters; and (iii) acquires and holds the Common Shares as capital property (a “Resident Holder”).

Generally, the Common Shares will be considered to be capital property to a Resident Holder unless they are held in the course of carrying on a business or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade. A Resident Holder whose Common Shares might not otherwise qualify as capital property may, in certain circumstances, be entitled to make the irrevocable election provided by subsection 39(4) of the Tax Act to have its Common Shares and every other “Canadian security” (as defined in the Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Such Resident Holders should consult their own tax advisors as to whether an election under subsection 39(4) of the Tax Act is available and/or advisable in their particular circumstances.

This summary is not applicable to a Resident Holder: (i) that is a “financial institution” within the meaning of the Tax Act (including for the purposes of the mark-to-market rules in the Tax Act); (ii) that is a “specified financial institution” within the meaning of the Tax Act; (iii) that reports its “Canadian tax results” within the meaning of the Tax Act in a currency other than Canadian currency; (iv) an interest in which is, or for whom the Common Shares would be, a “tax shelter investment” within the meaning of the Tax Act; (v) that enters into or has entered into, with respect to the Common Shares, a “derivative forward agreement”, “synthetic disposition arrangement” or “synthetic equity arrangement” as those terms are defined in the Tax Act; (vi) that is exempt from tax under Part I of the Tax Act; or (vii) that receives dividends on the Common Shares under or as part of a “dividend rental arrangement” as defined in the Tax Act. Such Resident Holders should consult their own tax advisors.

Additional considerations, not discussed herein, may be applicable to a Resident Holder that is a corporation resident in Canada, and is or becomes (or does not deal at arm’s length, for purposes of the Tax Act, with a corporation resident in Canada that is or becomes), as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident person, or group of non-resident persons not dealing with each other at arm’s length, for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Resident Holders should consult their tax advisors with respect to the consequences of acquiring the Common Shares.

This summary does not address the deductibility of interest by a Resident Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of Common Shares.

This summary is based upon: (i) the current provisions of the Tax Act in force as of the date hereof; (ii) all specific proposals (the “Tax Proposals”) to amend the Tax Act that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof; and (iii) counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) made publicly available in writing prior to the date hereof. This summary assumes that all such Tax Proposals will be enacted in the form

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currently proposed but no assurance can be given that they will be enacted in the form proposed or at all. This summary does not otherwise take into account or anticipate any changes in law, administrative policy or assessing practice, whether by legislative, regulatory, administrative, governmental or judicial interpretation, decision or action, nor does it take into account other federal or any provincial or territorial laws of Canada or of any jurisdiction outside of Canada, which may differ from the Canadian federal income tax considerations described herein.

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares must be expressed in Canadian currency. Amounts denominated in another currency must be converted into Canadian currency using the applicable rate of exchange (pursuant to the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA. The amount of dividends required to be included in the income of, and capital gains or capital losses realized by, a Resident Holder may be affected by fluctuations in the Canadian / U.S. dollar exchange rate.

This summary is not exhaustive of all possible Canadian federal income tax considerations of purchasing, holding or disposing of the Common Shares. Moreover, this summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Resident Holder and no representation with respect to the income tax consequences to any particular Resident Holder is made. Accordingly, Resident Holders are urged to consult their own tax advisors about the specific tax consequences to them of acquiring, holding and disposing of Common Shares in their particular circumstances.

Adjusted Cost Base

The adjusted cost base to a Resident Holder of a Common Share will be determined by averaging the cost of such Common Share with the adjusted cost base of all other Common Shares of the Company held by the Resident Holder as capital property immediately before such acquisition.

Taxation of Dividends Received by Resident Holders

A Resident Holder will be required to include in computing its income for a taxation year any taxable dividend received or deemed to be received on a Common Share. In the case of a Resident Holder that is an individual (other than certain trusts), such dividend will be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations. Taxable dividends that are designated by the Company as “eligible dividends” will be subject to an enhanced gross-up and tax credit regime in accordance with the rules in the Tax Act. There may be limitations on the ability of the Company to designate dividends as eligible dividends. In the case of a Resident Holder that is a corporation, the amount of any such taxable dividend that is included in its income for a taxation year will generally be deductible in computing its taxable income for that taxation year. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of a disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” (as defined in the Tax Act) or a “subject corporation” (as defined for the purposes of Part IV of the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) under Part IV of the Tax Act on dividends received or deemed to be received on the Shares to the extent such dividends are deductible in computing taxable income for the year.

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Disposition of Common Shares

A Resident Holder who disposes of or is deemed for the purposes of the Tax Act to have disposed of a Common Share (other than to the Company unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market) will realize a capital gain (or incur a capital loss) equal to the amount by which the proceeds of disposition in respect of the Common Share exceed (or are exceeded by) the aggregate of: (i) the adjusted cost base to the Resident Holder of such Common Share immediately before the disposition; and (ii) any reasonable expenses incurred for the purpose of making the disposition. The adjusted cost base to a Resident Holder of a Common Share acquired pursuant to the Offering will be calculated as set out under the subheading “Adjusted Cost Base” above. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder must be included in the Resident Holder’s income for the taxation year in which the disposition (or deemed disposition) occurs. Subject to and in accordance with the provisions of the Tax Act, one-half of any capital loss (an “allowable capital loss”) incurred by a Resident Holder must generally be deducted from taxable capital gains realized by the Resident Holder in the taxation year in which the disposition (or deemed disposition) occurs. Allowable capital losses in excess of taxable capital gains for the taxation year of disposition (or deemed disposition) generally may be carried back and deducted in the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances provided in the Tax Act.

The amount of any capital loss realized on the disposition or deemed disposition of Common Shares by a Resident Holder that is a corporation may, in certain circumstances, be reduced by the amount of dividends (including deemed dividends) which have been previously received (or deemed to be received) by it on such shares or shares substituted for such shares to the extent and under the circumstances specified by the Tax Act. Similar rules may apply where a Resident Holder that is a corporation is a member of a partnership or beneficiary of a trust that owns such shares or that itself is a member of a partnership or a beneficiary of a trust that owns such shares. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Other Income Taxes

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) or that is at any time in the relevant taxation year a “substantive CCPC” (as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income”, which includes an amount in respect of taxable capital gains. Such Resident Holders are advised to consult their own tax advisors.

Capital gains realized (or deemed to be realized) or taxable dividends received (or deemed to be received) by a Resident Holder who is an individual (other than certain trusts) may give rise to alternative minimum tax under the Tax Act. Such Resident Holders should consult their own tax advisors with respect to the application of alternative minimum tax.

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MARKETING MATERIALS

Before filing the base PREP prospectus in respect of the Offering, we and the Underwriters intend to hold road shows that potential investors in the United States and in each of the provinces and territories of Canada (other than Québec) will be able to attend. We and the Underwriters may provide marketing materials to those potential investors in connection with those road shows.

In doing so, we and the Canadian Underwriters are relying on a provision in applicable Canadian securities legislation that allows issuers in certain U.S. cross-border offerings to not have to file marketing materials relating to those road shows on the SEDAR+ website at www.sedarplus.ca or include or incorporate by reference those marketing materials in the base PREP prospectus. To rely on this exemption, we and the Canadian Underwriters must give contractual rights to Canadian investors in the event the marketing materials contain a misrepresentation.

Accordingly, we and the Canadian Underwriters signing the certificate contained in the base PREP prospectus or the supplemented PREP prospectus have agreed that in the event the marketing materials relating to the road shows described above contain a misrepresentation (as defined in securities legislation in each of the provinces and territories of Canada), a purchaser resident in a province or territory of Canada who was provided with those marketing materials in connection with the road shows and who purchases Common Shares under the supplemented PREP prospectus during the period of distribution shall have, without regard to whether the purchaser relied on the misrepresentation, rights against us and each Canadian Underwriter with respect to the misrepresentation which are equivalent to the rights under the securities legislation of the jurisdiction of Canada where the purchaser is resident, subject to the defences, limitations and other terms of that legislation, as if the misrepresentation was contained in the supplemented PREP prospectus.

However, this contractual right does not apply (i) to the extent that the contents of the marketing materials relating to the road shows have been modified or superseded by a statement in the base PREP prospectus or the supplemented PREP prospectus, and (ii) to any “comparables” (as such term is defined in National Instrument 41-101 — General Prospectus Requirements) in the marketing materials provided in accordance with applicable securities legislation.

TECHNICAL INFORMATION

The scientific and technical disclosure concerning the Company’s material mineral project disclosed in this prospectus has been prepared and presented in accordance with both NI 43-101 and S-K 1300. While the definitions and standards of NI 43-101 and S-K 1300 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported with respect to scientific and technical information on mineral properties, the respective standards embody slightly different approaches and definitions.

Jacob Anderson, B.Sc., CPG MAusIMM, a “qualified person” (as such term is defined in NI 43-101) was responsible for the preparation of the technical report prepared for the Company titled "NI 43-101 Technical Report on the Rainbow Block, Butte Mining District, Silver Bow County, Montana, USA" dated May 27, 2025 and updated February 3, 2026 (with an effective date of December 31, 2024) (the “Technical Report”) in respect of our Rainbow Block Project, located in Montana, USA. (the “Material Project”) and who, unless otherwise stated, reviewed and approved the scientific and technical information derived from the Technical Report in this prospectus regarding the Material Project, is independent of the Company within the meaning of NI 43-101.

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Readers should consult a copy of the Technical Report to obtain further particulars regarding the Material Project. The Technical Report is available for review under the Company’s profile on SEDAR+ at www.sedarplus.ca. The scientific and technical information below is subject to the assumptions, qualifications and procedures set out in the Technical Report filed by the Company and qualified in its entirety with reference to the full text of the Technical Report.

Alternatively, the Technical Report may be inspected at the offices of our Canadian legal counsel, Morton Law LLP, at 1200 – 750 West Pender St., Vancouver, British Columbia, V6C 2T8, during normal business hours during the period of distribution of our Common Shares and for 30 days thereafter.

For the meanings of certain technical terms used in this prospectus, see “GLOSSARY OF MINING TERMS” in the U.S. Prospectus.

CONTINUOUS DISCLOSURE

Following the effectiveness of the Registration Statement and our listing on the NYSE American, we will become subject to the reporting requirements of the United States Securities and Exchange Commission under Sections 13(a) and 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will be filing annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K in order to satisfy our periodic disclosure requirements under the Exchange Act. We intend to comply with applicable Canadian continuous disclosure requirements under National Instrument 51-102 Continuous Disclosure Obligations and other applicable Canadian securities laws, including any provisions available to an SEC Issuer within the meaning of such instrument and other applicable Canadian securities laws, which may result in us filing our annual reports on Form 10-K and quarterly reports on Form 10-Q in Canada to satisfy our Canadian continuous disclosure requirements.

Promoter

No person or company has been, within the two years immediately preceding the date of this prospectus, a promoter of the Company or any of its subsidiaries. Accordingly, no person or company is required to be identified as a promoter of the Company pursuant to applicable securities laws.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

Other than as described in this Canadian Prospectus and the U.S. Prospectus, there are no legal proceedings material to the Company that the Company is or was a party to, or that any of its property is or was the subject of, since the beginning of the Company’s most recently completed financial year. In addition, the Company is not currently aware of any such legal proceedings being contemplated. See “LEGAL PROCEEDINGS” in the U.S. Prospectus.

NOTICE TO INVESTORS

Enforcement of Judgments Against Foreign Persons

Certain directors and officers of the Company reside outside of Canada. The following directors and/or officers reside outside of Canada: C. Travis Naugle, Wade Black, Peter Burroughs, Phillip Nickerson, Quinton Hennigh, David McMullin, Steve Durbin, Douglas Stiles and Kevin Shiell. Each of such directors and officers have appointed Morton Law LLP located at 1200 – 750 West Pender St., Vancouver, British Columbia V6C 2T8 as his or her agent for the service of process in Canada.

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In addition, Jacob Anderson, B.Sc., CPG MAusIMM, a “qualified person”, referred to under the heading “Technical Information” in this Canadian Prospectus, hereby appoints Morton Law LLP located at 1200 – 750 West Pender St., Vancouver, British Columbia V6C 2T8 as his agent for the service of process in Canada.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or who resides outside of Canada, even if the party has appointed an agent for service of process.

Financial Statements

We prepare our financial information in accordance with U.S. generally accepted accounting principles, which differ in certain material respects from Canadian generally accepted accounting principles applicable to publicly accountable enterprises (which are International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). As an issuer that will on filing of the final prospectus be an SEC Issuer (as such term is defined in NI 52-107), we are not required to provide, and have not provided, a reconciliation of our financial statements to IFRS.

statutory rights of withdrawal and rescission

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of this Canadian Prospectus and any amendment. The securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal adviser.

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U.S. PROSPECTUS

(See Attached)

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SCHEDULE “A”

SILVER BOW MINING CORP.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

1.	Mandate

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by the senior management of Silver Bow Mining Corp. (the “Company”) to regulatory authorities and shareholders, the Company’s systems of internal controls regarding finance and accounting, and the Company’s auditing, accounting and financial reporting processes. Consistent with this function, the Committee will encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

●	serve as an independent and objective party to oversee the Company’s accounting and financial reporting processes and internal control system;
●	review the Company’s financial statements and management’s discussion and analysis (“MD&A”);
●	oversee the audit of the Company’s financial statements;
●	oversee the Company’s compliance with legal and regulatory requirements as they relate to accounting and financial controls and anti-corruption and bribery issues;
●	oversee, review and appraise the independence and the performance of the Company’s external auditors; and
●	provide an open avenue of communication among the Company’s auditors, senior management and the Board.

2.	Composition and Operation

The Committee shall be comprised of three or more directors as determined by the Board. Each of these directors shall be “independent” as required by the applicable rules of the Company’s regulators, including Rule 10A-3 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the NYSE American LLC, including Sections 803A and 803B(2) of the NYSE American LLC Company Guide and such other requirements of the NYSE American Company Guide as may become applicable in the future and the rules of any other stock exchanges on which the Company is listed. No member of the Committee is permitted to have participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the past three years.

All members of the Committee shall be, in the determination of the Board, “financially literate”, as that term is defined by Section 803B(2) of the NYSE American LLC Company Guide, as amended from time to time. Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's statement of financial position, statement of loss and comprehensive loss and statement of cash flows. At least one member of the Committee must be “financially sophisticated,” as that term is defined in Section

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803B(2) of the NYSE American LLC Company Guide, and must be an “audit committee financial expert” as defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K of the Exchange Act.

The Committee members shall be appointed by the Board annually and the Board may at any time remove or replace any member of the Committee and may fill any vacancy with another Board member, as required.

The Board shall appoint a chair (the “Chair”) from among the Committee members. If the Chair is not present at any meeting of the Committee, one of the other Committee members present at the meeting shall be chosen by the Committee to preside as the chairperson at the meeting.

The Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its role to foster open communication, the Committee will meet at least annually with the Chief Financial Officer and the external auditors in separate sessions.

A majority of members shall constitute a quorum for meetings of the Committee, present in person or via telephone or via other telecommunication device that permits all persons participating in the meeting to speak and hear one another.

The Committee shall fix its own procedures for meetings, keep records of its proceedings, and report to the Board routinely.

The Committee shall hold in-camera sessions at each meeting, during which the members of the Committee shall meet in the absence of management.

The Committee may act by unanimous written consent of its members. A resolution approved in writing by the members of the Committee shall be valid and effective as if it had been passed at a duly called meeting.

No business may be transacted by the Committee except at a meeting of its members at which a quorum of the Committee is present, or by a unanimous written consent.

Members shall be provided with a minimum of 48 hours’ notice of meetings. The notice period may be waived by a quorum of the Committee.

3.	Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports Review

●	Review this Charter annually, and recommend to the Board any necessary amendments;
●	Review the Code of Business Conduct and Ethics annually, and recommend to the Board any necessary amendments;
●	Review the Communications and Corporate Disclosure Policy annually, and recommend to the Board any necessary amendments;
●	Review and recommend to the Board for approval the audited annual financial statements, with the report of the external auditor, and corresponding MD&A prior to public dissemination and filing with securities regulatory authorities;
●	Review and approve, or recommend to the Board for approval, the quarterly financial statements of the Company and corresponding MD&A prior to public dissemination and filing with securities regulatory authorities;
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●	Review any other financial disclosure documents that contain material financial information about the Company requiring approval by the Board prior to public dissemination and/or filing with any governmental and/or regulatory authority, including, but not limited to press releases, annual reports, annual information forms, and prospectuses or registration statements; and
●	Review the Company’s disclosure in the Management Information Circular including Committee’s composition and responsibilities and how they are discharged.

External Auditors

“External auditor” as used here shall mean any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each such external auditor shall report directly to the Committee. With respect to the external auditor, the Committee shall:

●	Review annually the performance of the external auditors who shall be ultimately accountable to the Board and the Committee as representatives of the shareholders of the Company;
●	Make recommendations to the Board with respect to the compensation of the external auditor, assess whether fees and any other compensation to be paid to the external auditor for audit or non-audit services are appropriate to enable an audit to be conducted and to maintain the independence of the external auditor;
●	Obtain annually, a formal written statement of external auditors setting forth all relationships between the external auditors and the Company, consistent with The Public Company Accounting Oversight Board Rule 3526;
●	Review and discuss with the external auditors any disclosed relationships or services that may impact the objectivity and independence of the external auditors;
●	Take, or recommend that the full Board take, appropriate action to oversee the independence of the external auditors;
●	Recommend to the Board the appointment, retention and replacement of the external auditors nominated annually for shareholder approval;
●	Oversee the work of the external auditor, including the resolution of disagreements between management and the external auditor regarding financial reporting;
●	At each year-end audit meeting, consult with the external auditors, without the presence of management, about the quality of the Company’s accounting principles, internal controls and the completeness and accuracy of the Company’s financial statements;
●	Review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Company;
●	Review with management and the external auditors the audit plan for the year-end financial statements;
●	Review with management and the external auditor any correspondence with securities regulators or other regulatory or government agencies which raise material issues regarding the Company’s financial reporting or accounting policies; and
●	Review and pre-approve all audit and audit-related services and the fees and other compensation related thereto, and any non-audit services, provided by the Company’s external auditors. The pre-approval requirement is waived with respect to the provision of non-audit services if:
o	the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of fees paid by the Company to its external auditors during the fiscal year in which the non-audit services are provided;
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o	such services were not recognized by the Company at the time of the engagement to be non-audit services; and/or
o	such services are promptly brought to the attention of the Committee by the Company and approved: (a) prior to the completion of the audit by the Committee or (b) by the Chair of the Committee, who is a member of the Board, to whom authority has been delegated by the Committee to grant such approvals.

The CFO of the Company shall maintain a record of non-audit services approved by the Audit Committee for each financial year and shall provide a report to the Audit Committee no less frequently than on a quarterly basis.

Financial Reporting Processes

●	In consultation with the external auditors, review with management the integrity of the Company’s financial reporting process, both internal and external;
●	Consider the external auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;
●	Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the external auditors and management;
●	Review significant judgments made by management in the preparation of the financial statements and the view of the external auditors as to appropriateness of such judgments;
●	Following completion of the annual audit, review separately with management and the external auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;
●	Review any significant disagreement among management and the external auditors in connection with the preparation of the financial statements. Where there are significant unsettled issues, the Committee shall ensure that there is an agreed course of action for the resolution of such matters;
●	Review with the external auditors and management the extent to which changes and improvements in financial or accounting practices have been implemented;
●	Establish a procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;
●	Review the certification process;
●	Establish a procedure for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;
●	Carry out a review designed to ensure that an effective “whistle blowing” procedure exists to permit stakeholders to express any concerns regarding accounting, internal controls, auditing matters or financial matters to an appropriately independent individual; and
●	Review any related-party transactions.

Ethical and Legal Compliance and Risk Management

●	Review the integrity of the Chief Executive Officer (“CEO”) and other senior management and ensure that the CEO and other senior management strive to create a culture of integrity throughout the Company;
●	Review the adequacy, appropriateness and effectiveness of the Company’s policies and business practices which impact on the financial integrity of the Company, including those relating to insurance, accounting, information services and systems, financial controls and management reporting; and
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●	In conjunction with any other committee designated by the Board from time to time, review major financial, audit and accounting related risks and the policies, guidelines and mechanisms that management has put in place to govern the process of monitoring, controlling and reporting such risks.

Anti-Bribery and Anti-Corruption

●	Review the principal anti-bribery and anti-corruption risks in the Company’s business activities and provide oversight of appropriate systems to manage such risk as applicable to the Company;
●	Review and monitor the anti-bribery and anti-corruption policies and activities of the Company on behalf of the Board to ensure compliance with applicable laws, legislation and policies as they relate to anti-corruption and anti-bribery issues; and
●	In the event of the occurrence of a corruption or bribery incident, receive and review, without delay, a report from management detailing the nature of the incident. Such report is to be made to the Committee in its entirety, and the Committee will immediately inform the Board at large, which will review the incident and determine the Company’s disclosure obligations, if any.

4.	Authority

The Committee:

●	Has the authority to communicate directly with officers and employees of the Company, its auditors, and legal counsel and to provide such information respecting the Company as it considers necessary or advisable in order to perform its duties and responsibilities.
●	This extends to requiring the external auditor to report directly to the Committee;
●	Has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties and the Committee will set the compensation for such advisors; and
●	Shall be provided appropriate funding from the Company, as determined by the Committee for payment of compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company, to any advisors employed by the Committee, and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall also have such other powers and duties as delegated to it by the Board.

5.	Accountability

The Committee Chair has the responsibility to report to the Board, as requested, on accounting and financial matters relative to the Company.

The Committee shall report its discussions to the Board by maintaining minutes of its meetings and providing an oral report at the next Board meeting.

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CERTIFICATE of the Company

Dated: April 21, 2026

This third amended and restated prospectus, together with the documents and information incorporated by reference, will, as of the date of the supplemented prospectus providing the information permitted to be omitted from this third amended and restated prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered by this third amended and restated prospectus as required under the securities legislation of each of the provinces and territories of Canada, other than Québec.

“C. Travis Naugle”	“Wade Black”
C. Travis Naugle	Wade Black
Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors of the Company

“David McMullin”	“Steven Durbin”
David McMullin	Steven Durbin
Director	Director

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CERTIFICATE OF THE CANADIAN Underwriters

Dated: April 21, 2026

To the best of our knowledge, information and belief, this third amended and restated prospectus, together with the documents and information incorporated by reference, will, as of the date of the supplemented prospectus providing the information permitted to be omitted from this third amended and restated prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered by this third amended and restated prospectus as required under the securities legislation of each of the provinces and territories of Canada, other than Québec.

CANTOR FITZGERALD CANADA CORPORATION	RESEARCH CAPITAL CORPORATION

“Elan Shevel”	“David Greifenberger”
Elan Shevel	David Greifenberger
Chief Compliance Officer	Managing Director, Investment Banking, Head of Mining

C-27

PRELIMINARY PROSPECTUS

Common Shares

, 2026

Until and including ________, 2026 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale of the common shares being registered hereby. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and NYSE American initial listing fee.

SEC registration fee	$7,940
FINRA filing fee	5,000
NYSE American listing fee*	65,000
Printing and engraving expenses*	50,000
Legal fees and expenses*	500,000
Accounting fees and expenses*	100,000
Blue Sky fees and expenses (including legal fees)	0
Transfer agent and registrar fees and expenses*	25,000
Underwriter unallocated expenses*	185,000
Miscellaneous*	25,000
Total	$962,940

*- Estimated

Item 14. Indemnification of directors and officers

We are subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia), or “BCBCA”. Under Section 160 of the BCBCA, we may, subject to Section 163 of the BCBCA:

1.	indemnify an individual who:

●	is or was a director or officer of our company;

●	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request, or

●	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties to which the eligible party is or may be liable; and

2.	after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:
●	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and eligible proceeding.
●	“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.
●	“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.
II-1

Under Section 161 of the BCBCA, and subject to Section 163 of the BCBCA, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA, and subject to Section 163 of the BCBCA, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the BCBCA, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;
●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;
●	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or
●	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the BCBCA, as the case may be, in respect of the proceeding.

Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, on application of our company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

●	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
●	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
●	order the enforcement of, or payment under, an agreement of indemnification entered into by us;
●	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or
●	make any other order the court considers appropriate.
II-2

Section 165 of the BCBCA provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under our articles, and subject to the BCBCA, we must indemnify our directors, officers, former directors and officers or alternate directors and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director, officer and alternate director is deemed to have contracted with our company on the terms of the indemnity contained in our articles.

Under our articles, and subject to the BCBCA, we may agree to indemnify and may indemnify any person (including an eligible party) against eligible penalties and pay expenses incurred in connection with the performance of services by that person for us. We have entered into indemnity agreements with our directors and certain of our officers.

Pursuant to our articles, the failure of an eligible party to comply with the BCBCA or our articles does not, of itself, invalidate any indemnity to which he or she is entitled under our articles.

Under our articles, we may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

●	is or was our director, alternate director, officer, employee or agent;
●	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was our affiliate;
●	at our request, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or
●	at our request, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;
●	against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

In addition, we have entered into an indemnification agreement with each of our directors and our Chief Financial Officer and Corporate Secretary, which requires us to indemnify them.

Item 15. Recent sales of unregistered securities

On January 12, 2022, we entered into subscription agreements with certain beneficial purchasers for 277,200 units consisting of one common share and one common share purchase warrant for a price of $5.00 per unit. Each warrant entitled the holder to acquire one common share at a price of $7.50 with an expiration of January 31, 2025. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act. Subsequently, we repriced these warrants to an exercise price of $3.50 per common share and extended them to February 15, 2025.

From January through February 2022, we closed 3 tranches of a unit offering for an aggregate of 810,000 units for a total purchase price of $4,050,000. Each unit was priced at $5.00 and consisted of one common share and one common share purchase warrant, each warrant exercisable at $7.50 for two years. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

On August 5, 2022, we entered into subscription agreements with certain beneficial purchasers for 2,000 units consisting of one common share and one common share purchase warrant for a price of $5.00 per unit. Each warrant entitled the holder to acquire one common share at a price of $7.50 with an expiration of August 5, 2024. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

II-3

On April 19, 2023, we issued 127,500 common shares to an investor in consideration of the investor’s efforts in negotiating a promissory note transaction. The securities were issued pursuant to Section 4(a)(2) of the U.S. Securities Act.

On August 29, 2023, we entered into a Securities Exchange Agreement with ISLV Partners, LLC (“ISLV”) whereby we issued 5,044,136 common shares to ISLV and 3,521,511 warrants to purchase common shares as described below:

Number	Exercise Currency	Exercise Price	Expiry Date
9.602	C$	$2.50	September 10, 2023
640,144	US$	$2.50	October 26, 2023
245,847	US$	$5.00	December 4, 2025
657,549	US$	$5.00	December 16, 2025
256,650	US$	$5.00	December 30, 2025
519,762	US$	$5.00	January 28, 2026
370,803	US$	$5.00	February 21, 2026
9,628	US$	$5.00	February 24, 2026
86,419	US$	$5.00	March 24, 2026
88,660	US$	$5.00	March 23, 2026
107,367	US$	$5.00	March 29, 2026
57,613	US$	$5.00	August 3, 2026
221,810	US$	$7.50	January 12, 2024
120,027	US$	$7.50	February 15, 2024
128,029	US$	$7.50	March 15, 2024
1,600	US$	$7.50	August 5, 2024
3,521,511

From August through November 2023, we entered into subscription agreements with certain beneficial purchasers for 327,500 units consisting of one common share and one common share purchase warrant for a price of $4.00 per unit. Each warrant entitled the holder to acquire one common share at a price of $6.00 for a term of two years. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

On October 11, 2023, we issued 56,3955 common shares and 56,395 warrants to purchase common shares with an exercise price of $6.00 per share as settlement of amounts owing to our then-CEO, valued at $4.00 per share. The securities were issued pursuant to Section 4(a)(2) of the U.S. Securities Act

On December 5, 2023, we issued 1,425,812 common shares pursuant to warrant exercises by certain warrant holders at a price of $2.50 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

On December 29, 2023, we issued 15,000 common shares and 7,500 common share purchase warrants with an exercise price of $6.00 with an expiry date of December 29, 2025. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act

In March 2024, we entered into subscription agreements with certain beneficial purchasers for 530,000 units consisting of one common share and one-half (1/2) common share purchase warrant for a price of $2.50 per unit. Each warrant entitled the holder to acquire one common share at a price of $4.00 with a term of two years. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

In March 2024, we entered into subscription agreements with certain beneficial purchasers for 22,222 units consisting of one common share and one-half (1/2) common share purchase warrant for a price of $4.50 per unit. Each warrant entitled the holder to acquire one common share at a price of $6.00 with a term of two years. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

II-4

In April 2024, we issued 85,0000 restricted share units to employees of the Company, which vested immediately. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

In April 2024, we closed a financing, raising $2,768,650 by issuing 1,107,460 common shares and 553,730 common share purchase warrants with an exercise price of $4.00 with an expiry date of April 28, 2026. In connection with this financing, the Company issued 52,286 compensation warrants with an exercise price of $2.50 with an expiry date of April 29, 2026. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

In April 2024, we closed a financing, raising $402,300 by issuing 89,400 common shares and 44,700 common share purchase warrants with an exercise price of $6.00 with an expiry date of May 1, 2026. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

From December 2024 through January 2025, we entered into subscription agreements with certain beneficial purchasers for 114,000 common shares at a price of $2.50 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

From December 2024 through March 2025, we entered into subscription agreements with certain beneficial purchasers for 475,078 units for a price of $4.50 per unit. Each unit consisted of one of our common shares and one-half (1/2) common share purchase warrant. Each warrant entitled the holder to acquire one common share at a price of $6.00 with a term of two years. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

In January 2025, we issued 1,400,000 performance warrants to our chief executive officer pursuant to his executive employment agreement. The vesting of these warrants is subject to several performance milestones. The warrants are exercisable into common shares at $3.10 per share and expire January 27, 2035. The securities were issued pursuant to Section 4(a)(2) of the U.S. Securities Act.

In February 2025, we granted 50,000 options to our chief financial officer pursuant to his executive employment agreement. The options have an exercise price of $3.10 per share and expire on February 1, 2030. The securities were issued pursuant to Section 4(a)(2) of the U.S. Securities Act.

In February 2025, we issued 1,012,621 shares pursuant to warrant exercises by certain warrant holders at a price of $3.50 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

In February 1, 2025, we granted 100,000 restricted stock units to our chief executive officer and in April 2025, we issued 100,000 shares pursuant to the settlement of such restricted stock units granted under our Long Term Incentive Plan to our Chief Executive Officer. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

In March 2025, we granted 750,000 options to directors, officers, and employees. The options have an exercise price of $3.10 per share and expire on March 3, 2030. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

In March 2025, we granted 31,882 restricted stock units to our directors. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

In April 14, 2025, we granted 60,000 options to our vice president of exploration. The options have an exercise price of $3.10 per share and expire on April 14, 2030. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

On June 30, 2025, we issued 44,836 RSUs to our directors. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

On July 1, 2025, we issued 503,333 common shares pursuant to the Asset Purchase and Release Agreement with Lane F Holdings, LLC. The securities were issued pursuant to Section 4(a)(2) of the U.S. Securities Act.

II-5

In August 2025, we issued 100,000 common shares pursuant to warrant exercises by certain warrant holders at a price of $6.00 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

In September 2025, we issued 87,500 common shares pursuant to warrant exercises by certain warrant holders at a price of $6.00 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

On September 30, 2025, we issued 44,836 RSUs to our directors. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

In October 2025, we issued 166,395 common shares pursuant to warrant exercises by certain warrant holders at a price of $6.00 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

On October 31, 2025, we closed a private placement of units of the Company, pursuant to which we issued (i) 29,560 units at $4.00 per unit, consisting of 29,560 common shares and 29,560 warrants exercisable for common shares at $6.00 per share for a period of two years following the date of issuance, (ii) 394,846 units at $2.50 per unit, consisting of 394,846 common shares and 197,423 warrants exercisable for common shares at $4.00 per share for a period of two years following the date of issuance, and (iii) 11,691 units at $4.50 per unit, consisting of 11,691 common shares and 5,845 warrants exercisable for common shares at $6.00 per shares for a period of two years following the date of issuance. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act and Rule 903 of Regulation S.

On November 1, 2025, we granted 82,500 options to directors, officers, and employees. The options have an exercise price of $5.00 per share and expire on November 1, 2030. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

On November 7, 2025, we closed a private placement of units of the Company, pursuant to which we issued (i) 159,357 units at $4.00 per unit, consisting of 159,357 common shares and 159,357 warrants exercisable for common shares at $6.00 per share for a period of two years following the date of issuance, (ii) 610,990 units at $2.50 per unit, consisting of 610,990 common shares and 305,495 warrants exercisable for common shares at $4.00 per share for a period of two years following the date of issuance, and (iii) 39,879 units at $4.50 per unit, consisting of 39,879 common shares and 19,940 warrants exercisable for common shares at $6.00 per shares for a period of two years following the date of issuance. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act and Rule 903 of Regulation S.

In December 2025, we issued 1,822,560 common shares pursuant to warrant exercises by certain warrant holders at prices ranging from $2.50 to $4.20 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

In November and December 2025, we issued 3,290,017 common shares pursuant to warrants exercises by certain warrant holders on a cashless exercise basis. The securities were issued pursuant to Section 3(a)(9) of the U.S. Securities Act.

In December 2025, we issued 218,998 common shares and 109,497 warrants exercisable at $4.00 per share for a period of two years pursuant to the conversion of outstanding loan amounts held by certain investors. The securities were issued pursuant to Section 3(a)(9) of the U.S. Securities Act.

On December 31, 2025, we issued 11,581 RSUs to our directors. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

In January 2026, we issued 4,000 common shares pursuant to a warrant exercise by a warrant holder at a price of $5.00 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

In February 2026, we issued 8,000 common shares pursuant to a warrant exercise by a warrant holder at a price of $5.00 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

In March 2026, we issued 163,000 common shares pursuant to warrant exercises by warrant holders at prices of $4,00 per share and $5.00 per share. The securities were issued pursuant to Rule 506 of Regulation D and Section 4(a)(2) of the U.S. Securities Act.

On March 31, 2026, we issued 10,293 restricted stock units to our directors. The securities were issued pursuant to Rule 701 under the U.S. Securities Act.

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Item 16. Exhibits and financial statement schedules

(a)	Exhibits

Exhibit No.	Description of Exhibit

1.1+	Form of Underwriting Agreement
3.1(1)	Notice of Articles
3.2(1)	Articles
4.1(1)	Specimen of Common Share Certificate
4.2(1)	Form of Warrant (December 2024-March 2025)
4.3(1)	Form of Warrant (2023-2024)
4.4(1)	Performance Warrant Agreement with C. Travis Naugle
5.1	Opinion of Morton Law LLP
10.1#(1)	Employment Agreement of Phillip Nickerson, dated April 14, 2025
10.2#(1)	Employment Agreement of Wade Black, dated February 1, 2025
10.3&+(1)	Asset Purchase and Release Agreement, by and between Blackjack Silver Corp. and Lane F Holdings LLC, dated September 19, 2024
10.4&+(1)	Net Smelter Returns Royalty Agreement, by and among Blackjack Silver Corp., Ferry Lane Limited, and Lane F Holdings, LLC, dated September 19, 2024
10.5&+(1)	Asset Purchase and Release Agreement, by and among Blackjack Silver Corp., Butte Blackjack Operating LLC, Ferry Lane Management, LLC, Ferry Lane Limited, New Butte Leasing, LLC, R. Allan Payne, Frank C. Crowley and Doney Crowley P.C., dated September 19, 2024
10.6&+(1)	Agreement, by and among Ferry Lane Limited, Arco Environmental Remediation, LLC and Atlantic Richfield Company, dated July 27, 2004
10.7&+(1)	Convertible Loan Agreement, by and among Blackjack Silver Corp., Swansea Holdings Inc., SBX Consultores Ltda., and Bruce R. Reid, dated February 2, 2024.
10.8(1)	Termination Settlement Letter Agreement, by and between Carl Hansen and Blackjack Silver Corp., dated January 23, 2025
10.9(1)	Resignation Agreement and Mutual Release, by and among Blackjack Silver Corp., Front Street Management Inc. and Julio DiGirolamo, dated August 21, 2024
10.10#(2)	Employment Agreement of C Travis Naugle, dated May 1, 2024
10.11#(3)	Employment Agreement of Peter Burroughs, dated November 1, 2025
10.12#(4)	Employment Agreement of Kevin Shiell, dated February 17, 2026
10.13#(4)	Employment Agreement of Doug Stiles, dated February 17, 2026
16.1(4)	Letter from PKF Antares Professional Corporation dated February 17, 2026
21.1(1)	Subsidiaries

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23.1	Consent of PKF Antares Professional Corporation Chartered Professional Accountants, independent registered public accounting firm
23.2	Consent of Morton Law LLP (included in Exhibit 5.1)
23.3(4)	Consent of Dahrouge
23.4	Consent of Assure CPA, LLC
24.1(1)	Power of Attorney (included on the signature page hereto)
96.1(4)	Technical Report Summary
107	Calculation of Filing Fees Table

(1)	Previously filed and incorporated by reference to the corresponding exhibit as filed in the Registrant’s Registration Statement on Form S-1 as filed with the Commission on January 23, 2026.
(2)	Previously filed and incorporated by reference to the corresponding exhibit as filed in the Registrant’s Registration Statement on Form S-1 as filed with the Commission on January 28, 2026.
(3)	Previously filed and incorporated by reference to the corresponding exhibit as filed in the Registrant’s Registration Statement on Form S-1 as filed with the Commission on February 17, 2026.
(4)	Previously filed and incorporated by reference to the corresponding exhibit as filed in the Registrant’s Registration Statement on Form S-1 as filed with the Commission on March 6, 2026.
&	Certain portions of the exhibit that are not material and would be competitively harmful if publicly disclosed have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Copies of the unredacted exhibit will be furnished to the Commission upon request.
+	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#	Indicates management contract or compensatory plan.

(b)	Financial Statement Schedules

None.

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Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first us.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Fort Collins, Colorado on April 21, 2026.

SILVER BOW MINING CORP.

By:	/s/ C. Travis Naugle
Name: C. Travis Naugle
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and April 21, 2026.

Signature	Title

/s/ C. Travis Naugle	Chief Executive Officer and Chairman
C. Travis Naugle

/s/ Wade Black	Chief Financial Officer
Wade Black

/s/ Peter Burroughs	Chief Accounting Officer
Peter Burroughs

/s/ Steve Durbin*	Director
Steve Durbin

/s/ David McMullin*	Director
David McMullin

/s/ Andy Holloway*	Director
Andy Holloway

/s/ Quinton Hennigh*	Director
Quinton Hennigh, M.Sc./Ph.D.

* By: /s/ C. Travis Naugle
C. Travis Naugle
Attorney-in-Fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in our capacity as the duly authorized representative in the United States, on April 20, 2026.

/s/ C. Travis Naugle
C. Travis Naugle

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